Prospectus Supplement
(to Prospectus Dated May 26, 2006)

$2,223,976,000 (Approximate)
COMM 2006-C7
Commercial Mortgage Pass-Through Certificates
German American Capital Corporation
Bank of America, National Association
General Electric Capital Corporation
CWCapital LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

COMM 2006-C7 Mortgage Trust
Issuing Entity

The COMM 2006-C7 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 156 fixed-rate mortgage loans secured by first liens on 184 commercial, multifamily and manufactured housing community properties. The COMM 2006-C7 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing July 10, 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.’’

Certain characteristics of the certificates offered in this prospectus supplement include:

	Initial Certificate Balance(2)	Approximate Initial Pass-Through Rate		Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)	S&P/Fitch Anticipated Ratings(1)
Class A-1(5)	$90,000,000	5.540%		November 10, 2010	June 10, 2046	AAA/AAA
Class A-2(5)	$107,966,000	5.690%		June 10, 2011	June 10, 2046	AAA/AAA
Class A-3(5)	$40,098,000	5.707	%(7)	April 10, 2013	June 10, 2046	AAA/AAA
Class A-AB(5)	$98,824,000	5.729	%(7)	June 10, 2015	June 10, 2046	AAA/AAA
Class A-4(5)	$1,052,664,000	5.769	%(7)	May 10, 2016	June 10, 2046	AAA/AAA
Class A-1A(5)	$323,552,000	5.758	%(7)	May 10, 2016	June 10, 2046	AAA/AAA
Class A-M	$244,729,000	5.794	%(7)	May 10, 2016	June 10, 2046	AAA/AAA
Class A-J	$189,666,000	5.794	%(7)	June 10, 2016	June 10, 2046	AAA/AAA
Class B	$52,005,000	5.794	%(7)	June 10, 2016	June 10, 2046	AA/AA
Class C	$24,472,000	5.794	%(7)	June 10, 2016	June 10, 2046	AA–/AA–

(Footnotes to table to begin on page S-3)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete.

Any representation to the contrary is a criminal offense. Investing in the certificates offered in this prospectus supplement involves risks. See ‘‘Risk Factors’’ beginning on page S-37 of this prospectus supplement and page 12 of the prospectus.

Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as joint bookrunning managers of the offering, and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-managers of the offering. The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately 100.404% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about June 7, 2006.

Deutsche Bank Securities                                Banc of America Securities LLC

Co-Bookrunning Managers and Co-Lead Managers

JPMorgan	Lehman Brothers	Merrill Lynch & Co.
Co-Manager	Co-Manager	Co-Manager

The date of this Prospectus Supplement is May 26, 2006

COMM 2006-C7

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
3 properties
$21,846,744
0.89% of total
Utah
2 properties
$23,040,973
0.94% of total
Missouri
2 properties
$35,225,000
1.44% of total
Iowa
2 properties
$8,939,203
0.37% of total
North Dakota
2 properties
$16,566,293
0.68% of total
Minnesota
2 properties
$10,897,883
0.45% of total
Wisconsin
5 properties
$83,363,546
3.41% of total
Illinois
9 properties
$123,199,673
5.03% of total
Indiana
4 properties
$68,750,220
2.81% of total
New York
9 properties
$238,116,122
9.73% of total
Oregon
2 properties
$9,170,674
0.37% of total
Michigan
9 properties
$128,634,838
5.26% of total
Pennsylvania
7 properties
$208,982,057
8.54% of total
Massachusetts
3 properties
$33,704,380
1.38% of total
Connecticut
2 properties
$18,855,970
0.77% of total
Ohio
6 properties
$20,096,184
0.82% of total
Nevada
1 property
$131,883,333
5.39% of total
New Jersey
2 properties
$9,662,792
0.39% of total
Northern California
7 properties
$90,742,112
3.71% of total
District of Columbia
1 property
$37,000,000
1.51% of total
Maryland
5 properties
$84,804,656
3.47% of total
California
23 properties
$379,045,038
15.49% of total
Virginia
4 properties
$37,341,859
1.53% of total
Southern California
16 properties
$288,302,926
11.78% of total
North Carolina
16 properties
$121,537,748
4.97% of total
Arizona
5 properties
$101,959,682
4.17% of total
Colorado
6 properties
$119,511,914
4.88% of total
Georgia
11 properties
$79,110,000
3.23% of total
South Carolina
3 properties
$15,231,250
0.62% of total
Kansas
1 property
$3,325,886
0.14% of total
Oklahoma
1 property
$1,545,800
0.06% of total
Louisiana
1 property
$16,468,305
0.67% of total
Alabama
1 property
$2,671,614
0.11% of total
Florida
7 properties
$71,217,812
2.91% of total
Texas
19 properties
$135,957,143
5.56% of total
Arkansas
1 property
$1,579,110
0.06% of total
Mississippi
1 property
$3,600,000
0.15% of total
Tennessee
6 properties
$44,448,650
1.82% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.01% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance
Mortgaged Properties by Property Type
Manufactured Housing 3.21%
Self Storage 2.41%
Land 0.47%
Industrial 6.14%
Mixed Use(1) 8.06%
Retail 33.61%
Hotel 14.02%
Multifamily 14.17%
Office 17.91%

(1) Consists of retail, office, hotel and land components.

Desert Passage, Las Vegas, NV

700 South Flower Street, Los Angeles, CA

macy's

Bon-Ton Department Stores Portfolio, Various

Carson Pirie Scott

YOUNKERS
SIMON
BAY PARK

North Charlotte Office/Flex Portfolio, Various

NORTHWOODS

Granite Run Mall, Media, PA

Fiddler's Green, Greenwood Village, CO

Indianapolis North Marriott, Indianapolis, IN

Marriott
Marriott

Decoration & Design Building, New York, NY

Galleria Corporate Centre, Scottsdale, AZ

GALLERIA CORPORATE CENTRE

Wachovia Tower, Baltimore, MD

WACHOVIA

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement; and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page S-246 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 128 in the prospectus.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (‘‘FSMA’’) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as ‘‘FPO Persons’’); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as ‘‘PCIS Persons’’ and, together with the FPO Persons, the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class S, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Anticipated Ratings S&P/ Fitch(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Percent of Total Certificates	Approximate Credit Support		Description of Pass-Through Rate		Assumed Final Distribution Date(3)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Certificates Offered
A-1(5)	AAA/AAA	$90,000,000	3.68%	30.000	%(6)	Fixed		11/10/10	5.540%	3.00	7/06-11/10
A-2(5)	AAA/AAA	$107,966,000	4.41%	30.000	%(6)	Fixed		6/10/11	5.690%	4.83	11/10-6/11
A-3(5)	AAA/AAA	$40,098,000	1.64%	30.000	%(6)	WAC	(7)	4/10/13	5.707%	6.51	8/12-4/13
A-AB(5)	AAA/AAA	$98,824,000	4.04%	30.000	%(6)	WAC	(7)	6/10/15	5.729%	7.23	6/11-6/15
A-4(5)	AAA/AAA	$1,052,664,000	43.01%	30.000	%(6)	WAC	(7)	5/10/16	5.769%	9.75	6/15-5/16
A-1A(5)	AAA/AAA	$323,552,000	13.22%	30.000	%(6)	WAC	(7)	5/10/16	5.758%	9.02	7/06-5/16
A-M	AAA/AAA	$244,729,000	10.00%	20.000%		WAC	(7)	5/10/16	5.794%	9.93	5/16-5/16
A-J	AAA/AAA	$189,666,000	7.75%	12.250%		WAC	(7)	6/10/16	5.794%	9.98	5/16-6/16
B	AA/AA	$52,005,000	2.13%	10.125%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
C	AA–/AA–	$24,472,000	1.00%	9.125%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
Private Certificates(9)
X(8)	AAA/AAA	$2,447,292,352	N/A	N/A		Variable Interest Only(8)		N/A	0.042%	N/A	N/A
D	A/A	$36,710,000	1.50%	7.625%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
E	A–/A–	$21,414,000	0.88%	6.750%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
F	BBB+/BBB+	$30,591,000	1.25%	5.500%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
G	BBB/BBB	$24,473,000	1.00%	4.500%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
H	BBB–/BBB–	$30,591,000	1.25%	3.250%		WAC	(7)	6/10/16	5.794%	10.01	6/16-6/16
J	BB+/BB+	$12,236,000	0.50%	2.750%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
K	BB/BB	$6,119,000	0.25%	2.500%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
L	BB–/BB–	$9,177,000	0.37%	2.125%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
M	B+/B+	$3,059,000	0.12%	2.000%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
N	B/B	$6,118,000	0.25%	1.750%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
O	B–/B–	$9,178,000	0.38%	1.375%		Fixed	(10)	6/10/16	5.544%	10.01	6/16-6/16
P	NR/NR	$33,650,352	1.38%	0.000%		Fixed	(10)	9/10/18	5.544%	10.21	6/16-9/18

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.

(2)	Approximate; subject to a variance of plus or minus 5%.

(3)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date on June 10, 2046. See ‘‘Yield and Maturity Considerations’’ and ‘‘Ratings’’ in this prospectus supplement.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 130 mortgage loans, representing approximately 86.78% of the outstanding pool balance. Loan Group 2 will consist of 26 mortgage loans, representing approximately 13.22% of the outstanding pool balance. Loan Group 2 will include approximately 85.16% of all the mortgage loans secured by multifamily properties and 35.91% of all mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2 and (ii) the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata.

(6)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.

(7)	The pass-through rate applicable to the Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus 0.0870%, 0.0650%, 0.0250%, or 0.0360%, respectively.
The pass-through rate applicable to the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

(8)	The Class X Certificates will not have a certificate balance. The interest accrual amounts on the Class X Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all of the classes of certificates (other than the Class X, Class S, Class R and Class LR Certificates). The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.042% per annum. The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class S, Class R and Class LR certificates. The Class X certificates were structured assuming that the subordinate companion loans absorb any loss prior to the related mortgage loan.

(9)	Not offered hereby.

(10)	The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate and (ii) the related fixed rate set forth in the table above.

The Class S, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$2,447,292,353
Number of Mortgage Loans	156
Number of Mortgaged Properties	184
Average Mortgage Loan Balance	$15,687,771
Weighted Average Mortgage Rate	5.8213%
Weighted Average Remaining Term to Maturity (in months)(2)	114
Weighted Average Debt Service Coverage Ratio(3)	1.37	x
Weighted Average Loan-to-Value Ratio(3)	70.47%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Calculated with respect to the anticipated repayment date for 7 mortgage loans, representing 2.52% of the outstanding pool balance as of the cut-off date.

(3)	In the case of 1 mortgage loan, representing 5.39% of the outstanding pool balance as of the cut-off date with two companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust. In the case of 12 mortgage loans with an aggregate principal balance as of the cut off date of $204,964,290, representing 8.38% of the outstanding pool balance, 5.43% of the Loan Group 1 balance and 27.70% of the Loan Group 2 balance, in each case, as of the cut off date, the respective debt service coverage ratio and/or the respective loan-to-value ratio for each such mortgage loan was calculated after subtracting out a certain amount, which amount reflects a performance reserve or letter of credit held by the lender, as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definitions of ‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘LTV Ratio at Maturity’’ and ‘‘Debt Service Coverage Ratio.’’ In the case of 1 mortgage loan with an aggregate principal balance as of the cut off date of $14,575,000, representing 0.60% of the outstanding pool balance and 0.69% of the Loan Group 1 balance as of the cut off date, the mortgage loan is recourse to the related sponsor up to a specified amount until the related mortgaged property achieves a specified minimum debt service coverage ratio (and the satisfaction of other conditions), as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definition of ‘‘Debt Service Coverage Ratio.’’ With respect to this mortgage loan, the debt service coverage ratio shown throughout this prospectus supplement reflects the threshold at which the recourse guaranty will be released, not the actual debt service coverage ratio.

 SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement.

Title of Certificates	COMM 2006-C7 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	The issuing entity is COMM 2006-C7 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware Corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement and the prospectus.

Sponsors	German American Capital Corporation, Bank of America, National Association, General Electric Capital Corporation and CWCapital LLC each have acted as the sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor. Bank of America, National Association, a sponsor, a primary servicer and an affiliate of Banc of America Securities LLC, an underwriter. CWCapital LLC, a sponsor, a primary servicer and an affiliate of CWCapital Asset Management LLC, the special servicer, and Cadim TACH inc., the holder of the controlling class. General Electric Capital Corporation, a sponsor. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	43	$813,645,055	33.25%	33.01%	34.81%
Bank of America, National Association	29	$765,751,451	31.29%	32.41%	23.97%
General Electric Capital Corporation	75	$713,718,466	29.16%	28.13%	35.97%
CWCapital LLC(1)	9	$154,177,381	6.30%	6.46%	5.25%

(1)	For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although all of the mortgage loans originated by CWCapital LLC will be sold to the trust by CWCapital Mortgage Securities III LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC. See ‘‘Transaction Parties—The Sponsors—CWCapital LLC’’ for additional information regarding CWCapital LLC.

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller. No party other than German American Capital Corporation, General Electric Capital Corporation, Bank of America, National Association or CWCapital LLC, or their respective affiliates, originated more than 10% of the mortgage loans in the trust fund. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement.

Master Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to all of the mortgage loans (other than the mortgage loan known as the Desert Passage loan, which will initially be master serviced by Bank of America, National Association pursuant to a separate pooling and servicing agreement described under ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—The Desert Passage Loan’’). See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the applicable mortgage loans (other than the Desert Passage loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee fee rate) multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See ‘‘Transaction Parties—The Master Servicer’’ and ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

Midland Loan Services, Inc.’s principal address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Primary Servicers	Bank of America, National Association will serve as primary servicer with respect to certain mortgage loans sold to the depositor by Bank of America, National Association. Bank of America is an affiliate of Banc of America Securities LLC, one of the underwriters. The principal servicing offices of Bank of America, National Association are located at 900 West Trade Street, Suite 650, NCI-026-06-01, Charlotte, North Carolina 28255. See ‘‘Transaction Parties—The Primary Servicers—Bank of America, National Association, as Primary Servicer’’ in this prospectus supplement.

CWCapital LLC will be the primary servicer for all of the mortgage loans originated or acquired by CWCapital LLC that are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital LLC to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. The principal servicing offices of CWCapital LLC are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See ‘‘Transaction Parties—The Primary Servicers —CWCapital LLC, as Primary Servicer’’ in this prospectus supplement.

Special Servicer	CWCapital Asset Management LLC, a Massachusetts limited liability company, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (except with respect to the mortgage loan known as the Desert Passage loan, which will be initially specially serviced by Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement described under ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—The Desert Passage Loan’’). See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing’’ in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. CWCapital Asset Management LLC’s address is 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced mortgage loan, and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a ‘‘corrected mortgage loan’’ (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’ in this prospectus supplement. The party acting as special servicer with respect to the Desert Passage loan will also be entitled to receive similar, though not identical, special servicing fees under the related pooling and servicing agreement. See ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’ in this prospectus supplement.

The depositor anticipates that an affiliate of the special servicer and one of the sponsors will purchase the controlling class and will be the initial controlling class representative.

Trustee	Wells Fargo Bank, N.A., a national banking association. The Trustee’s address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust. The trustee will also have additional duties with respect to tax administration. In addition, (subject to the terms of the pooling and servicing agreement) the trustee will be primarily responsible for back-up advancing and providing certain reports to certificateholders. The fee of the trustee will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to 0.0008% per annum of the stated principal balance of the related mortgage loan. The trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the trust. See ‘‘Transaction Parties—The Trustee’’ in this prospectus supplement.

Affiliates	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, which is one of the sponsors, is an affiliate of Deutsche Bank Securities, Inc., one of the underwriters and the depositor. Bank of America, National Association, which is one of the sponsors and a primary servicer, is an affiliate of Banc of America Securities LLC, an underwriter. CWCapital LLC, which is one of the sponsors and a primary servicer, is an affiliate of CWCapital Asset Management LLC, the special servicer, and Cadim TACH inc., the initial controlling class representative.

The Directing Holder	With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of ‘‘Directing Holder’’ as set forth in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement.

The Controlling Class Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters	Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the sponsors, and of the depositor. Banc of America Securities LLC is an affiliate of Bank of America, National Association, one of the sponsors and a primary servicer. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor in the amounts set forth under the heading ‘‘Method of Distribution’’ in this prospectus supplement, subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, June 1, 2006.

Closing Date	On or about June 7, 2006.

Distribution Date	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in July 2006.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The earlier of:

•	the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and

•	the fourth business day prior to the related distribution date.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following 10 classes of commercial mortgage pass-through certificates:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class B

•	Class C

The trust created by the Depositor will consist of a total of 26 classes, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class D,

Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 156 mortgage loans secured by first liens on 184 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

Class A-1	$90,000,000 principal balance
Class A-2	$107,966,000 principal balance
Class A-3	$40,098,000 principal balance
Class A-AB	$98,824,000 principal balance
Class A-4	$1,052,664,000 principal balance
Class A-1A	$323,552,000 principal balance
Class A-M	$244,729,000 principal balance
Class A-J	$189,666,000 principal balance
Class B	$52,005,000 principal balance
Class C	$24,472,000 principal balance

The certificates that are not offered in this prospectus supplement (other than the Class S, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under ‘‘Executive Summary—The Certificates’’ in this prospectus supplement.

The Class X Certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class X Certificates will be based on the aggregate of the certificate balances of all of the certificates (other than the Class X, Class S, Class R and Class LR Certificates).

See ‘‘Description of the Offered Certificates—General’’ and ’’—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which is set forth below:

•	The pass-through rate applicable to the Class A-1 Certificates will, at all times, equal 5.540%. The pass-through rate applicable to the Class A-2 Certificates will, at all times, equal 5.690%. The pass-through rate applicable to the Class A-3,

Class A-AB, Class A-4, and Class A-1A Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus 0.0870%, 0.0650%, 0.0250%, or 0.0360%, respectively.

•	The pass-through rate applicable to the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

•	The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) the related fixed rate set forth on the table in the Executive Summary on page S-3 of this prospectus supplement.

•	The Class S, Class R and Class LR Certificates will not have pass-through rates. See ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount’’ and ‘‘—Payment Priorities’’ in this prospectus supplement.

•	The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately 0.042% per annum. The pass-through rate applicable to the Class X certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class S, Class R and Class LR certificates.

Assumed Final Distribution Date; Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under ‘‘Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.’’ Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	November 10, 2010
Class A-2	June 10, 2011
Class A-3	April 10, 2013
Class A-AB	June 10, 2015
Class A-4	May 10, 2016
Class A-1A	May 10, 2016
Class A-M	May 10, 2016
Class A-J	June 10, 2016
Class B	June 10, 2016
Class C	June 10, 2016

The ‘‘Rated Final Distribution Date’’ of the offered certificates will be June 10, 2046, the first distribution date after the 36th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, which will have the same senior priority and except that distributions to the Class A-M and Class A-J Certificates will be paid after distributions to the foregoing classes with the Class A-M senior in right of payment to the Class A-J), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, that the Class A-M and then Class A-J Certificates receive distributions in that order only after distributions are made to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups. Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 130 mortgage loans, representing approximately 86.78% of the outstanding pool balance, Loan Group 2 will consist of 26 mortgage loans, representing approximately 13.22% of the outstanding pool balance. Loan Group 2 will include approximately 85.16% of all the mortgage loans secured by multifamily properties and approximately 35.91% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount,’’ ‘‘—Payment Priorities’’ and ‘‘—Distribution of Available Funds’’ in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums; Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Prepayment and Yield Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

Subordination; Allocation of Losses and Certain Expenses	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X Certificates, although mortgage loan losses will reduce the notional balances of the Class X Certificates and, therefore, the amount of interest those classes accrue.)

Class A-1(2), Class A-2(2), Class A-3(2), Class A-AB(1)(2), Class A-4(2), Class A-1A(2) and Class X(3)
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P

(1)	The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 1. See ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement.

(3)	The Class X Certificates are not offered by this prospectus supplement and are not entitled to distributions of principal.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class X, Class S, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls’’ in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);

•	shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

 THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans); and

•	Annex A-2 (Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	156	130	26
Number of Mortgaged Properties	184	156	28
Number of Balloon Mortgage Loans(1)	61	53	8
Number of Hyper-Amortizing Loans	7	7	0
Number of Fully Amortizing Mortgage Loans	0	0	0
Number of Interest-Only Mortgage Loans(2)	6	5	1
Number of Partial Interest-Only Mortgage Loans(3)	89	72	17
Aggregate Principal Balance	$2,447,292,353	$2,123,740,068	$323,552,285
Range of Mortgage Loan Principal Balance
Minimum Mortgage Loan Balance	$825,000	$825,000	$1,579,110
Maximum Mortgage Loan Balance	$131,883,333	$131,883,333	$43,612,290
Average Mortgage Loan Principal Balance	$15,687,771	$16,336,462	$12,444,319
Range of Mortgage Rates
Minimum Mortgage Rate	5.0840%	5.0840%	5.3000%
Maximum Mortgage Rate	6.5700%	6.4940%	6.5700%
Weighted Average Mortgage Rate	5.8213%	5.8310%	5.7575%
Range of Remaining Terms to Maturity
Minimum Remaining Terms(4)	44 months	44 months	57 months
Maximum Remaining Terms(4)	147 months	147 months	120 months
Weighted Average Remaining Terms to Maturity(4)	114 months	114 months	112 months
Range of Remaining Amortization Term
Minimum Remaining Amort Terms(5)	179 months	179 months	299 months
Maximum Remaining Amort Terms(5)	360 months	360 months	360 months
Weighted Average Remaining Amortization Term(5)	352 months	351 months	355 months
Range of Loan-to-Value Ratio
Minimum Loan-to-Value Ratio(6)(7)	12.49%	12.49%	48.30%
Maximum Loan-to-Value Ratio(6)(7)	88.10%	88.10%	79.93%
Weighted Average Loan-to-Value Ratio(6)(7)	70.47%	70.27%	71.76%
Range of Debt Service Coverage Ratio
Minimum Debt Service Coverage Ratio(6)(7)	1.01x	1.01x	1.20x
Maximum Debt Service Coverage Ratio(6)(7)	5.70x	5.70x	1.79x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.37x	1.39x	1.28x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	6 mortgage loans, representing 5.05% of the outstanding pool balance and 4.97% of the Loan Group 1 balance and 5.56% of the Loan Group 2 balance as of the cut-off date, pay interest-only until the maturity date. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the interest payments for the first twelve payment periods.

(3)	The interest-only period for all but 2 of these mortgage loans ranges from 5 to 84 months following the cut-off date; with respect to the Fern Hill Medical Center mortgage loan, the interest-only period is from months 85 through 108 of the loan term and with respect to the Dundee Park mortgage loan, the interest-only period is from months 73 through 84 of the loan term.

(4)	Calculated with respect to the anticipated repayment date for 7 mortgage loans, representing 2.52% of the outstanding pool balance and 2.90% of the outstanding Loan Group 1 balance as of the cut-off date.

(5)	Excludes 6 mortgage loans, each of which pays interest-only until its maturity date.

(6)	In the case of 1 mortgage loan, representing 5.39% of the outstanding pool balance as of the cut off date with two companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust.

(7)	In the case of 12 mortgage loans with an aggregate principal balance as of the cut off date of $204,964,290, representing 8.38% of the outstanding pool balance, 5.43% of the Loan Group 1 balance and 27.70% of the Loan Group 2 balance, in each case, as of the cut off date, the respective debt service coverage ratio and/or the respective loan-to-value ratio for each such mortgage loan was calculated after subtracting out a certain amount, which amount reflects a performance reserve or letter of credit held by the lender, as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definitions of ‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘LTV Ratio at Maturity’’ and ‘‘Debt Service Coverage Ratio.’’ In the case of 1 mortgage loan with an aggregate principal balance as of the cut off date of $14,575,000, representing 0.60% of the outstanding pool balance and 0.69% of the Loan Group 1 balance as of the cut off date, the mortgage loan is recourse to the related sponsor up to a specified amount until the related mortgaged property achieves a specified minimum debt service coverage ratio (and the satisfaction of other conditions), as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definition of ‘‘Debt Service Coverage Ratio.’’ With respect to this mortgage loan, the debt service coverage ratio shown throughout this prospectus supplement reflects the threshold at which the recourse guaranty will be released, not the actual debt service coverage ratio.

B.	Split Loan Structures	The mortgaged properties securing the mortgage loans known as the Desert Passage loan, the Buckeye Portfolio loan and the Valley Forge loan also secure companion loans that are not included in the mortgage pool.

The mortgage loan known as the ‘‘Desert Passage’’ loan, representing 5.39% of the outstanding pool balance and 6.21% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $131,883,333, is secured by a mortgaged property that also secures two other pari passu companion loans that are not included in the trust. The Desert Passage companion loans are pari passu in right of payment with the Desert Passage loan. One of the Desert Passage companion loans, having a cut-off date principal balance of $131,883,334, was deposited into the trust created in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1. The other Desert Passage companion loan, having a cut-off date principal balance of $131,883,333, is currently held by Bank of America, National Association, one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The Desert Passage loan and the Desert Passage companion loans are being serviced and administered by Bank of America, National Association, as master servicer, and by Midland Loan Services, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1. For additional information regarding the Desert Passage loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Desert Passage Loan’’ in this prospectus supplement and ‘‘The Desert Passage Loan’’ in Annex B to this prospectus supplement.

The mortgage loan known as the ‘‘Valley Forge’’ loan, representing, approximately 1.02% of the outstanding pool balance and 1.18% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balances of the Valley Forge loan as of the cut-off date is $25,000,000 and the original balance of the related subordinate companion loan is $4,000,000.

The Valley Forge subordinate companion loan is currently held by GEC Subordinated Holdings LLC, an affiliate of General Electric Capital Corporation.

The holder of the Valley Forge subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Valley Forge B Loan.’’ The pooling and servicing agreement will govern the servicing of the Valley Forge loan and its corresponding subordinate companion loan. For additional information regarding the Valley Forge loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan’’ in this prospectus supplement.

The mortgage loan known as the ‘‘Buckeye Portfolio’’ loan, representing, approximately 0.38% of the outstanding pool balance and 0.44% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balances of the ‘‘Buckeye Portfolio’’ loan as of the cut-off date is $9,341,713 and the original balance of the related subordinate companion loan is $584,000.

The Buckeye Portfolio subordinate companion loan is currently held by CBA Mezzanine Capital Finance, LLC.

The holder of the Buckeye Portfolio subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of The Buckeye Portfolio B Loan.’’ The pooling and servicing agreement will govern the servicing of the Buckeye Portfolio loan and its corresponding subordinate companion loan. For additional information regarding the Buckeye Portfolio loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan’’ in this prospectus supplement.

Each of the mortgage loans described in this section ‘‘—Split Loan Structures’’ has one or more companion loans. None of the companion loans will be included in the mortgage pool.

C.	Nonrecourse	Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D.	Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of 13 mortgaged properties, securing mortgage loans which represent 17.12% of the outstanding pool balance and 18.50% of the Loan Group 1 balance and 8.03% of the Loan Group 2 balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	171	82.88%	81.50%	91.97%
Leasehold Estate	9	10.54	10.92	8.03
Partial Fee/Partial Leasehold Estate	4	6.58	7.58	0.00
Total	184	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

E.	Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Retail	48	$822,605,109	33.61%	38.73%	0.00%
Anchored	35	626,706,855	25.61	29.51	0.00
Unanchored	12	168,898,254	6.90	7.95	0.00
Movie Theater	1	27,000,000	1.10	1.27	0.00
Office	28	438,296,997	17.91	20.64	0.00
Multifamily	31	346,768,426	14.17	2.42	91.27
Hotel	26	343,003,643	14.02	16.15	0.00
Mixed Use	4	197,325,000	8.06	9.29	0.00
Industrial	21	150,306,552	6.14	7.08	0.00
Manufactured Housing	17	78,638,554	3.21	2.37	8.73
Self Storage	8	58,900,071	2.41	2.77	0.00
Land	1	11,448,000	0.47	0.54	0.00
Total	184	$2,447,292,353	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

F.	Property Locations	The tables below show the number of mortgaged properties, aggregate principal balance of the related mortgage loans, and percentage of initial pool balance, Loan Group 1 balance and Loan Group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the outstanding pool balance, (ii) Loan Group 1 balance and (iii) Loan Group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
California	23	$379,045,038	15.49%
New York	9	238,116,122	9.73
Pennsylvania	7	208,982,057	8.54
Texas	19	135,957,143	5.56
Nevada	1	131,883,333	5.39
Other(2)	125	1,353,308,660	55.30
Total	184	$2,447,292,353	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 30 states and the District of Columbia.

Loan Group 1(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
California	19	$327,524,635	15.42%
New York	8	220,116,122	10.36
Pennsylvania	7	208,982,057	9.84
Nevada	1	131,883,333	6.21
Michigan	8	119,461,028	5.63
Other(2)	113	1,115,772,892	52.54
Total	156	$2,123,740,068	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 29 states and the District of Columbia.

Loan Group 2(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
California	4	$51,520,402	15.92%
Texas	3	46,263,000	14.30
Illinois	1	43,612,290	13.48
Georgia	4	42,763,000	13.22
Florida	3	36,297,818	11.22
Other(2)	13	103,095,775	31.86
Total	28	$323,552,285	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 10 states.

See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

G.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Partial Interest-Only Balloon(1)	89	$1,567,475,809	64.05%
Balloon(2)	61	756,196,544	30.90
Interest Only	6	123,620,000	5.05
Total	156	$2,447,292,353	100.00%

(1)	Includes 87 mortgage loans representing approximately 63.30% of the outstanding pool balance, 61.11% of the Loan Group 1 balance and 77.70% of the Loan Group 2 balance as of the cut-off date that pay interest-only for the first 5 to 84 scheduled payments from the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date. Includes 1 mortgage loan representing approximately 0.49% of the outstanding pool balance as of the cut-off date having an interest only period from months 85 through 108 of the loan term and 1 mortgage loan representing approximately 0.25% of the outstanding pool balance as of the cut-off date having an interest-only period from months 73 through 84 of the loan term.

(2)	Does not include interest-only for the loan term or partial interest-only mortgage loans.

H.	Voluntary Prepayment Provisions; Defeasance Loans	As of the cut-off date, all of the mortgage loans (other than the ‘‘Bon-Ton Department Stores Portfolio’’ loan, the ‘‘North Charlotte Office/Flex Portfolio’’ loan (but only with respect to two of the five mortgaged properties) and the ‘‘NL Ventures’’ loan) prohibit voluntary prepayment or defeasance until at least two years after the closing date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement.

147 of the mortgage loans representing 89.54% of the outstanding pool balance, 89.07% of the Loan Group 1 balance and 92.64% of the Loan Group 2 balance as of the cut-off date, permit defeasance following a lock-out period of at least two years from the closing date.

8 of the mortgage loans (including 1 mortgage loan known as the ‘‘Westpark Shopping Center—Ukrops’’ loan representing 0.29% of the outstanding pool balance and 0.33% of the initial loan group 1 balance that permits, at the borrower's option, either defeasance or prepayment with a yield maintenance charge, after a lock-out period of at least two years from the closing date), representing 8.21% of the outstanding pool balance, 8.34% of the Loan Group 1 balance and 7.36% of the Loan Group 2 balance as of the cut-off date, permit, following a lock-out period of at least 23 months from the closing date, prepayment with a yield maintenance charge (which charge, in most cases, is at least 1% of the prepaid amount), but do not permit defeasance.

1 of the mortgage loans, representing 2.25% of the outstanding pool balance and 2.59% of the Loan Group 1 balance as of the cut-off date, permits from and after January 11, 2007, prepayment with a yield maintenance charge with respect to two of the mortgaged properties securing the mortgage loan. The other three mortgaged properties securing the mortgage loan may be defeased, together with the prepayment (subject to a yield maintenance fee) with respect to the other two properties, following a lockout period of at least two years from the closing date. For modeling assumptions and numerical classification purposes, this mortgage loan will be characterized as a yield maintenance loan throughout this prospectus supplement.

Each of the following mortgage loans, representing in the aggregate 6.10% of the outstanding pool balance and 7.02% of the Loan Group 1 balance as of the cut-off date, either currently permit prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) or permit prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) following a lock-out period of less than two years from the closing date as set forth below, but do not permit defeasance:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Closing Date)
Bon-Ton Department Stores Portfolio	$129,670,402	5.30%	23
NL Ventures	$19,495,000	0.80%	0	(1)

(1)	The NL Ventures loan currently permits the prepayment of a portion of the mortgage loan and corresponding release of one of the mortgaged properties securing the mortgage loan, and from and after December 1, 2007, permits the prepayment of a portion of the mortgage loan and corresponding release of six properties securing the mortgage loan, in each case, at a release price at least equal to 120% of the allocated loan amount together with a yield maintenance charge.

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months) during which prepayments may be made without penalty or yield maintenance charge.

All of the mortgage loans that permit voluntary prepayments or defeasances require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

I.	Mortgage Loans with Related Borrowers	Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.83%, 4.78% and 2.57%, respectively, of the outstanding pool balance the three largest of these groups in Loan Group 1 representing 6.71%, 5.51% and 2.96%, respectively, of the Loan Group 1 balance. See Annex A-1 for additional information.

J.	Significant Loans	Ten Largest Mortgage Loans

Property Name	Aggregate Cut-off Date Balance	Percentage	Mortgage Rate		Stated Remaining Term (mos)	DSCR(1)		LTV(1)	LTV at Maturity(1)
Desert Passage	$131,883,333	5.39%	5.4636	%(2)	113	1	.29x	72.60%	65.19%
700 South Flower Plaza	130,000,000	5.31	5.7800%		118	1	.25x	73.45%	68.52%
Bon-Ton Department Stores Portfolio	129,670,402	5.30	6.2125%		118	1	.20x	79.16%	61.92%
Granite Run Mall	122,000,000	4.99	5.8340%		120	1	.19x	78.71%	66.43%
Decoration & Design Building	100,000,000	4.09	5.7850%		119	2	.36x	37.04%	33.27%
Fiddler's Green Center	61,600,000	2.52	5.5190%		119	1	.20x	77.97%	74.86%
North Charlotte Office/Flex Portfolio	55,000,000	2.25	5.8410%		119	1	.20x	79.02%	72.53%
Galleria Corporate Centre	55,000,000	2.25	5.8750%		117	1	.27x	59.41%	54.13%
Wachovia Tower	53,750,000	2.20	5.7820%		119	1	.22x	75.92%	68.32%
Indianapolis North Marriott	52,725,000	2.15	6.2970%		120	1	.45x	75.00%	64.17%
Total/Wtd. Avg.	$891,628,735	36.43%	5.8263%		118	1	.37x	70.82%	62.36%

(1)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement.

(2)	Represents the Mortgage Rate rounded to 4 decimal places.

With respect to each of the above mortgage loans, additional information is set forth on Annex B hereto.

Advances

A.	General	The master servicer is required to advance delinquent monthly mortgage loan payments if the master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the applicable master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to the Desert Passage loan) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The master servicer will also be required to make property advances with respect to the mortgaged properties securing the Buckeye Portfolio loan combination and the Valley Forge loan combination (each of which includes a loan that is included in the trust and one related subordinate companion loan that is not included in the trust).

The servicer under the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 commercial mortgage securitization will be obligated to make property advances with respect to the Desert Passage loan combination (which includes the Desert Passage loan that is included in the trust and the Desert Passage pari passu companion loans which are not included in the trust) in accordance with the terms of the related pooling and servicing agreement.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability. The trustee will be entitled to conclusively rely on the determination of recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

B.	Appraisal Reduction Event	Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property (except with respect to the mortgaged property securing the Desert Passage loan). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the master servicer will not be required to advance interest in the same proportion that the appraisal reduction amount bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

The Desert Passage loan is subject to provisions in the pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Desert Passage loan will proportionately reduce the servicer's or the trustee's, as the case may be, obligation to make principal and interest advances on such mortgage loan.

ADDITIONAL CONSIDERATIONS

See ‘‘Description of the Offered Certificates—Appraisal Reductions’’ in this prospectus supplement.

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding, (ii) the master servicer, or (iii) the special servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X Certificates), excluding the Class S, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class C Certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See ‘‘The Pooling and Servicing Agreement—Optional Termination’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or a mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement.

Certain Federal Income Tax Consequences	Elections will be made to treat portions of the trust as two separate REMICs, known as the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•	Each class of offered certificates will constitute a class of ‘‘regular interests’’ in the Upper-Tier REMIC.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

In addition, the portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued on an anticipated repayment date loan if the interest rate did not increase as a result of the anticipated repayment date loan not paying off on its anticipated repayment date) and the related proceeds in the grantor trust distribution account will be treated as a grantor trust for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied. See ‘‘ERISA Considerations’’ in this prospectus supplement and ‘‘Certain ERISA Considerations’’ in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., the credit ratings indicated below.

	S&P	Fitch
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA	AA
Class C	AA–	AA–

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment	The certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates and (ii) $25,000 with respect to the Class B and Class C Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (‘‘DTC’’) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) or The Euroclear System (‘‘Euroclear’’) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See ‘‘Description of the Offered Certificates—Delivery, Form and Denomination,’’ ’’—Book-Entry Registration’’ and ‘‘—Definitive Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

 RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured or guaranteed by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 13 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the mortgaged property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 37 mortgaged properties, collectively representing 11.78% of the outstanding pool balance (and 13.58% of the Loan Group 1 balance), as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant. For a list of each mortgaged property leased to a single tenant, along with the lease maturity dates with respect to each single tenant, see Annex A-1.

In addition, with respect to the multifamily loan known as the ‘‘Pearl Court/Midway Estates’’ loan, representing 1.06% of the outstanding pool balance and 8.03% of the Loan Group 2 balance, the borrower has leased 100% of the units to the U.S. Navy under a lease that expires prior to the loan maturity date.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness. Certain single tenants have lease expiration dates that are prior to the related loan maturity date. See Annex A-1 for lease expiration dates and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments. Also, certain single tenants may be affiliated with the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately 36.43% of the outstanding pool balance and, approximately 41.98% of the Loan Group 1 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans represents no more than 2.15% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.83%, 4.78% and 2.57%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately 6.71%, 5.51% and 2.96%, respectively, of the Loan Group 1 balance. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class P Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	48 retail properties representing 33.61% of the outstanding pool balance and 38.73% of the Loan Group 1 balance as of the cut-off date;

•	28 office properties representing 17.91% of the outstanding pool balance and 20.64% of the Loan Group 1 balance as of the cut-off date;

•	48 multifamily properties and manufactured housing properties representing 17.38% of the outstanding pool balance, 4.80% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

•	26 hotel properties representing 14.02% of the outstanding pool balance and 16.15% of the Loan Group 1 balance as of the cut-off date;

•	4 mixed use properties representing 8.06% of the outstanding pool balance and 9.29% of the Loan Group 1 balance as of the cut-off date;

•	21 industrial properties representing 6.14% of the outstanding pool balance and 7.08% of the Loan Group 1 balance as of the cut-off date;

•	8 self storage properties representing 2.41% of the outstanding pool balance and 2.77% of the Loan Group 1 balance as of the cut-off date; and

•	1 land property representing 0.47% of the outstanding pool balance and 0.54% of the Loan Group 1 balance as of the cut-off date.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 35 states and the District of Columbia. 23 mortgaged properties, securing mortgage loans representing 15.49% of the outstanding pool balance, are located in California. 9 mortgaged properties, securing mortgage loans representing 9.73% of the outstanding pool balance, are located in New York. 7 mortgaged properties, securing mortgage loans representing 8.54% of the outstanding pool balance as of the cut-off date, are located in Pennsylvania. 19 mortgaged properties, securing mortgage loans representing 5.56% of the outstanding pool balance as of the cut-off date, are located in Texas. 1 mortgaged property, securing one of the mortgage loans representing 5.39% of the outstanding pool balance as of the cut-off date, is located in Nevada. See the table entitled ‘‘Geographic Concentration of Mortgage Loans’’ under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 5.26% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•	acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Office Properties Have Special Risks

28 of the mortgaged properties, which represent security for 17.91% of the outstanding pool balance and 20.64% of the Loan Group 1 balance as of the cut-off date, are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in the general office properties described above. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties Have Special Risks

48 of the mortgaged properties (including 17 manufactured community properties), which represent security for 17.38% of the outstanding pool balance, 4.80% of the Loan Group 1 balance and 100% of the Loan Group 2 balance as of the cut-off date, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state, or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. In addition, certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of the units within the mortgaged properties.There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Manufactured Housing Community Properties Have Special Risks.

17 of the mortgaged properties, which represent security for 3.21% of the outstanding pool balance, 2.37% of the Loan Group 1 balance and 8.73% of the Loan Group 2 balance as of the cut-off date, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Certain of the manufactured housing community mortgaged properties may be recreational vehicle parks. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

Retail Properties Have Special Risks

48 of the mortgaged properties, which represent security for 33.61% of the outstanding pool balance and 38.73% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 35 mortgaged properties, representing security for 25.61% of the outstanding pool balance and 29.51% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 12 mortgaged properties, representing security for 6.90% of the outstanding pool balance and 7.95% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Hotel Properties Have Special Risks

There are 26 hotel properties, securing approximately 14.02% of the outstanding pool balance as of the cut-off date (or approximately 16.15% of the Loan Group 1 balance as of the cut-off date). 7 of such hotel properties are considered full service, securing approximately 6.69% of the outstanding pool balance as of the cut-off date (or approximately 7.71% of the Loan Group 1 balance as of the cut-off date), 19 of such hotel properties, securing approximately 7.33% of the outstanding pool balance as of the cut-off date (or approximately 8.44% of the Loan Group 1 balance as of the cut-off date), are considered limited service.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The hotel properties (other than the hotel property securing the mortgage loan known as ‘‘Meadowood Napa Valley) are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. Some of the hotel properties may have franchise agreements or management agreements that expire before the related loan maturity date The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Industrial Properties Have Special Risks

There are 21 industrial properties, securing approximately 6.14% of the outstanding pool balance and 7.08% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Self Storage Properties Have Special Risks

There are 8 self storage properties, securing approximately 2.41% of the outstanding pool balance and 2.77% of the Loan Group 1 balance, as of the cut-off date.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Properties with Condominium Ownership Have Special Risks

Some of the mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit. 2 mortgage loans, representing 1.84% of the outstanding pool balance and 2.12% of the Loan Group 1 balance are secured by the borrower’s interest in one or more condominium units and the related borrower does not control the condominium board, as described below:

•	The mortgage loan known as ‘‘Astor Place,’’ representing 1.43% of the outstanding pool balance and 1.65% of the Loan Group 1 balance, as of the cut-off date, is secured by the related borrower’s leasehold interest in a commercial condominium unit that is part of a two unit condominium. The commercial unit (the mortgaged property) is leased to two tenants. The residential unit consists of 39 residential cooperative apartments. The condominium bylaws provide that the condominium board will consist of two or three individuals, one designated by the commercial unit owner (the borrower) and the others designated by the residential unit owner. Although the borrower does not control the condominium board, all decisions that impact the common areas require unanimous consent of the members of the condominium board.

•	The mortgage loan known as ‘‘Wells Fargo Financial Center,’’ representing 0.41% of the outstanding pool balance and 0.47% of the Loan Group 1 balance, as of the cut-off date, is secured in part by the related borrower's interest in a condominium consisting of 5 commercial units and 24 residential units. The borrower owns all 5 commercial units and a 59.48% interest in the common elements. The borrower may effect amendments or modifications to the condominium documents without the consent of any other owners of interest in the condominium.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related To Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

The borrower under certain of the mortgage loans has given to one or more tenants at the related mortgaged real property a right of first offer, a right of first refusal or another option to purchase all or a portion of the related mortgaged properties, which must in any event be greater than the outstanding balance of the mortgage loan. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a ‘‘Lead Warning Statement’’ that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(1)    take investigative and/or remedial action;

(2)    carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(3)    monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(4)    obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(5)    obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

(6)    the circumstance or condition has been remediated in all material respects.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 18 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments’’ in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

156 mortgage loans, representing 100% of the outstanding pool balance, are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. 7 of the 156 mortgage loans identified above, representing 8.70% of the outstanding pool balance, or 7.90% of the Loan Group 1 balance and 13.97% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2015 and 137 of the 156 mortgage loans identified above, representing 83.85% of the outstanding pool balance, or 84.90% of the Loan Group 1 balance and 77.02% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2016.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of funds in the credit markets which fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the Desert Passage loan which is being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement. The master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See ‘‘The Pooling and Servicing Agreement—Modifications’’ in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify the Desert Passage loan, because such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the Desert Passage loan, will likely extend the weighted average life of such class of certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the prospectus.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables and equipment financing relating to the mortgaged properties in the ordinary course of business. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a ‘‘single purpose entity’’ under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

With respect to 22 mortgage loans, representing 12.28% of the outstanding pool balance, 12.66% of the Group 1 Loan Balance and 9.78% of the Group 2 Loan Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

•	Wachovia Tower (property owners are tenants-in-common)

•	Towne Center at Brookhill

•	Costco Plaza

•	Westwind Business Park

•	Budco Headquarters

•	Shoreline Village

•	Copper Pointe Apartments

•	Gables Court

•	1375 Mountain Spring Parkway

•	Tri-Cities Professional Center

•	Holiday Inn Select Memphis

•	Residence Inn Memphis

•	Crossroads at Citadel

•	Breckinridge Exchange

•	Grandview Marketplace

•	Countryside Office Park

•	Copperfield Corners

•	Radisson Orlando

•	Eagle Point Office Center I

•	Brendan Way

•	Powell Apartments

•	CVS Oklahoma City

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition, thereby reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Except to the extent set forth in this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions and except to the extent set forth in this paragraph, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a sponsor that filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. For instance with respect to the mortgage loan known as ‘‘Wachovia Tower’’

loan, representing 2.20% of the outstanding pool balance or 2.53% of the Loan Group 1 balance as of the cut-off date, Bankhead Financial Associates LLC, a special purpose vehicle formed by one of the Mortgage Loan sponsors, filed for bankruptcy in 2003 following an operating shortfall that resulted from a large tenant vacating. However, we cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See ‘‘—Property Insurance’’ below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as stabilized’’ values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. ‘‘Rents from real property’’ does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Cross-Collateralization Arrangements

There are 4 groups of cross-collateralized and cross-defaulted mortgage loans representing 2.86% of the outstanding pool balance and 3.30% of the Loan Group 1 balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that;

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender would experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

State Law Limitations Entail Certain Risks

7 mortgage loans, representing 11.13% of the outstanding pool balance, 11.61% of the Loan Group 1 balance and 8.04% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property. There are 4 groups of cross-collateralized and cross-defaulted mortgage loans representing 2.86% of the outstanding pool balance and 3.30% of the Loan Group 1 balance as of the cut-off date.

Some states (including California) have laws prohibiting more than one ‘‘judicial action’’ to enforce a mortgage obligation. Some courts have construed the term ‘‘judicial action’’ broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a ‘‘lender-in-possession’’ or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

9 mortgaged properties, which represent security for 10.54% of the outstanding pool balance, 10.92% of the Loan Group 1 balance and 8.03% of the Loan Group 2 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties,

some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full, particularly where the insurable value of the improvements on the related mortgaged property (and the related recovery) is substantially less than the outstanding balance of the mortgage loan. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration. For instance with respect to the mortgage loan known as the ‘‘700 South Flower’’ loan, representing 5.31% of the outstanding pool balance or 6.12% of the Loan Group 1 balance as of the cut-off date, the height of the subject improvements is deemed legally non-conforming and, in the event of casualty resulting in destruction of 75% of such improvements, the borrower's right to rebuild could be limited by current zoning ordinance requirements, resulting in a diminution of building area by approximately 35%. The loan documents require building law or ordinance insurance, and, if a 75% casualty were to occur, obligate the loan's sponsor to pursue applicable approvals that result in full restoration of the related improvements. In the event full rebuild approvals are not forthcoming after such a casualty, the borrower can pay off loan (without payment of prepayment charges) or the loan becomes full recourse to the loan's sponsor.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. For example, with respect to the mortgage loan secured by the hotel property known as ‘‘Meadowood Napa Valley,’’ representing 1.43% of the outstanding pool balance and 1.65% of the Loan Group 1 balance as of the cut-off date, for the past 15 years, the hotel has been offering all of its 99 hotel rooms for nightly rental and paying occupancy tax on such nightly rentals to the taxing authority. However, the local municipality provided permits for only 69 hotel rooms for overnight accommodations, 12 hotel rooms for weekly accommodations and 16 rooms for monthly accommodations. Two of the rooms, rented on a nightly basis, do not have permits. With respect to this mortgage loan, the occupancy information shown throughout this prospectus supplement is based on the current use of 99 nightly rental hotel rooms. There can be no assurance that the local municipality will not enforce the current zoning requirements or cause the borrower to discontinue renting all 99 hotel rooms on a nightly basis. Certain mortgaged properties may currently have a temporary certificate of occupancy related to construction or renovations at the mortgaged property. Violations may be known to exist at a particular mortgaged property, but the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material that are not subject to reserves or other loan document provisions that adequately address such non-compliance.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

Risks Related to Compliance with Americans With Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Conflicts of Interest

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure and are serviced by the servicer, is as described in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicer nor the special servicer may follow a direction of the directing holder if such direction could cause it to violate the servicing standards. See also ’’Conflicts Between Certificateholders and Holders of Companion Loans’’ in this prospectus supplement. It is expected that Cadim TACH inc. will be the initial controlling class representative and that as such, the initial controlling class representative will be an affiliate of CWCapital LLC, a sponsor and a primary servicer, and CWCapital Asset Management LLC, the special servicer with respect to the mortgage loans sold to the depositor by CWCapital LLC.

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicers or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s, the primary servicers’ or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the primary servicers, the special servicer or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

CWCapital LLC and Bank of America are each one of the mortgage loan sellers, a sponsor and act as the primary servicer with respect to the mortgage loans they originate or acquire. These affiliations could cause conflicts with a servicer’s duties to the trust fund under the pooling and servicing agreement and the related primary servicing agreement. However, the pooling and servicing agreement and the related primary servicing agreement provide that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, the master servicer, primary servicers and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the primary servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the primary servicers or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Conflicts Between Property Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between Certificateholders and Holders of Companion Loans

The Desert Passage Loan

With respect to the Desert Passage loan, representing 5.39% of the outstanding pool balance and 6.21% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures two other pari passu companion loans. The Desert Passage loan and the two pari passu companion loans will be serviced under the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 securitization. However, any decision to be made with respect to the Desert Passage loan (other than removal of the related special servicer) that requires the approval of the directing certificateholder under the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 securitization or otherwise requires approval under the related intercreditor agreement will require the approval of a majority of the noteholders of the Desert Passage loan combination and the controlling class representative will exercise such rights of the trust with respect to the Desert Passage loan; provided, however, that if a majority of the noteholders do not agree, then the holder of the note included in the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 will control such decision. The holder of either pari passu companion loan also has similar voting rights.

No certificateholder may take any action against any holder of the Desert Passage companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the two other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Desert Passage loan represents approximately 33.33% of the aggregate principal balance of the three loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the related pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

The Valley Forge Loan

With respect to the ‘‘Valley Forge’’ loan, representing in the aggregate approximately 1.02% of the outstanding pool balance and 1.18% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Valley Forge loan combination (which includes the Valley Forge loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement

Pursuant to the terms of the related intercreditor agreement, the holder of the Valley Forge subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Valley Forge B Loan.’’

The current holder of the Valley Forge subordinate companion loan is GEC Subordinated Holdings LLC, an affiliate of General Electric Capital Corporation. The holder of the Valley Forge subordinate companion loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the Valley Forge B Loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Valley Forge Loan combination. No certificateholder may take any action against the holder of the Valley Forge subordinate companion loan for having acted solely in its own interest.

The Buckeye Portfolio Loan

With respect to the ‘‘Buckeye Portfolio’’ loan, representing in the aggregate approximately 0.38% of the outstanding pool balance and 0.44% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Buckeye Portfolio loan combination (which includes the Buckeye Portfolio loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Buckeye Portfolio subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Buckeye Portfolio subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Buckeye Portfolio loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Buckeye Portfolio subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Buckeye Portfolio subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See, ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Buckeye Portfolio B Loan’’ in this prospectus supplement

You Will Have Less Control Over The Servicing of the Desert Passage Loan

The Desert Passage loan is secured by a mortgaged property that also secures two other mortgage loans that are not assets of the trust. The Desert Passage loan is serviced and administered by Bank of America, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Midland Loan Services, Inc., the special servicer under such pooling and servicing agreement. This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the Desert Passage loan than you would have if such mortgage loans were being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan’’ in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan noteholder or other party with such option. See ‘‘—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures,’’ ‘‘—Additional Loan Information—Definitions’’ ‘‘—Certain Terms and Conditions of the Mortgage Loans— Performance Escrows and Letters of Credit,’’ ‘‘—Other Financing,’’ and ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See ‘‘—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

As described in this prospectus supplement unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X Certificates. See ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. Losses on the mortgage loans will be allocated to Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and with respect to interest losses only, the Class X Certificates based on their respective entitlements pro rata.

Each class of certificates (other than the Class P, Class S, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of the master servicing fee referred to as the excess servicing strip. If Midland Loan Services, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland Loan Services, Inc. as master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement). There can be no assurance that following any resignation or termination of Midland Loan Services, Inc. as master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders;

Available Information.’’ Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-M and Class A-J Certificates, to the rights of the holders of the foregoing specified classes with the Class A-M Certificates senior in right of payment to the Class A-J Certificates) and the Class X Certificates. See ‘‘Description of the Offered Certificates—Distributions’’ and ‘‘—Subordination’’ in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading ‘‘—Risks Related to the Mortgage Loans.’’ Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The ‘‘Risk Factors’’ section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

 TRANSACTION PARTIES

The Sponsors

German American Capital Corporation

German American Capital Corporation (‘‘GACC’’) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see ‘‘The Sponsor’’ in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under ‘‘The Sponsor—Underwriting Standards.’’

Bank of America, National Association

General.    Bank of America, National Association (‘‘Bank of America’’) is also a sponsor of this securitization transaction. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

Banc of America Commercial Mortgage Inc.’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. Banc of America Commercial Mortgage Inc.’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, Banc of America Commercial Mortgage Inc.’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans in this securitization.

The tables below indicate the size and growth of Bank of America’s commercial mortgage loan origination program. Loans originated by Bank of America have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	Year
Property Type	2002	2003	2004	2005	2006 YTD
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683	$189,125,347
Office	$989,530,644	$2,519,410,500	$4,554,682,199	$4,707,688,429	$382,845,420
Retail	$967,447,740	$1,675,580,125	$2,693,464,540	$3,934,548,928	$886,508,361
Industrial	$95,233,700	$244,734,000	$442,700,000	$383,918,812	$107,198,421
Manufactured Housing	$0	$604,559,638	$827,847,923	$87,612,439	$13,396,420
Self Storage	$17,500,000	$127,118,000	$411,710,000	$294,366,598	$82,774,650
Lodging	$130,000,000	$346,350,000	$2,465,433,338	$4,087,452,198	$1,167,702,912
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087	$2,829,551,531

Bank of America serves as a sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in Banc of America Commercial Mortgage Inc.’s securitization program, in addition to owning all of the Banc of America Commercial Mortgage Inc.’s equity. Banc of America Securities LLC, an underwriter in this transaction, is an affiliate of Bank of America and assists Bank of America and Banc of America Commercial Mortgage Inc.’s in connection with the selection of mortgage loans for various transactions.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

Bank of America’s Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers, (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers and (iii) through other loan originators

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and the principal of any borrower is required to complete a Certificate of Financial Condition which certifies to certain questions regarding it’s prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for Mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property Operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance Policies

•	Borrower Structure/Authority Documents

Underwriting Evaluation.    Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Bank of America Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair / Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    Bank of America generally requires that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation, provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion,

smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports.    Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

•	Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal As-Of Date’’ indicated on Annex A-I to this prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice (UPAP). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

•	Property Condition Assessments. Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Environmental Site Assessment (‘‘ESA’’). ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

•	Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined in accordance with the Uniform Building Code.

Representations and Warranties.    As and to the extent described in this prospectus supplement, Bank of America will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for the certificates.

General Electric Capital Corporation

General.    General Electric Capital Corporation (‘‘GECC’’) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company (‘‘GE’’). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC operates in four of GE’s operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions.

GECC’s services are offered primarily in North America, Europe and Asia. GECC’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 — 1600. At December 31, 2005, GECC employed approximately 77,500.

GE Consumer Finance.    GE Consumer Finance offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Consumer Finance division offers a broad range of financial products, including private-label credit cards; bank cards; Dual Cards™; corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

GE Industrial.    GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE Industrial also finances business equipment for a wide variety of customer applications.

GE Infrastructure.    GE Infrastructure produces, sells finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

GE Commercial Finance.    GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

GE Real Estate

GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly owned by, and GE Real Estate is wholly operated through, GECC.

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of April 1, 2006, GE Real Estate had total assets in excess of approximately $32 billion, including approximately $443 million of United States (‘‘U.S.’’) commercial and multifamily mortgage loans being held for securitization and approximately $10.0 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2005, GE Real Estate had total assets of approximately $30 billion, including approximately $661 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $5.775 billion as of April 1, 2006. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the period ended April 1, 2006.

Approximate Amounts in $Billions	Total U.S. Commercial/Multifamily Loans Originated for Securitization	Total U.S. Non-Securitization Loans/Investments(1) in Commercial/Multifamily Real Estate
Period Ended 4/1/06	0.5	0.9
Year Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9
Year Ended 12/31/03	1.9	2.7

(1)	Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

GE Real Estate’s Securitization Program

GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of April 1, 2006, GE Real Estate originated in aggregate since 1997, approximately $17.6 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.1 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $5.7 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 19 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 12 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse, Bank of America, NA., Merrill Lynch & Co., Inc., JP Morgan Chase and Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse) acted as depositor.

GEMSA Loan Services, L.P. (‘‘GEMSA’’), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on 3, and as a primary servicer on 12, of the 19 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on all of the 12 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

GE Real Estate’s Underwriting Standards

General.    GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis.    All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Inmost cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GE Real Estate’s underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV ratios for each of the indicated property types;

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GE Real Estate often requires borrowers to fund various escrows for taxes and Insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows;

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property Insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

•	Re-tenanting—In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

CWCapital LLC

General.    CWCapital LLC (‘‘CWCapital’’) is a Massachusetts limited liability company, whose principal offices are located in Needham, Massachusetts. CWCapital is an affiliate of

CWCapital Asset Management LLC, which is the special servicer, and Cadim TACH inc., which is anticipated to be the initial majority certificateholder of the controlling class. In addition, CWCapital will act as primary servicer of the mortgage loans originated or acquired by CWCapital.

CWCapital was organized as a limited liability company in the State of Massachusetts in April 2002. CWCapital is a wholly owned subsidiary of CW Financial Services LLC. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

CWCapital and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although all of the mortgage loans originated by CWCapital LLC will be sold to the trust by CWCapital Mortgage Securities III LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, such mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities III LLC will be separately made to the Depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, will be solely against CWCapital LLC.

CWCapital's Securitization Program

CWCapital commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CWCapital has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among four different securitization programs. CWCapital originates commercial mortgage loans primarily for securitization, with the remainder being sold in third party whole loan sales or for inclusion in CDOs. The commercial mortgage loans originated by CWCapital include both fixed rate loans and floating rate loans and both conduit loans and large loans. CWCapital also originates and acquires mezzanine debt which is generally not securitized, and originates first mortgage loans pursuant to programs sponsored by the U.S. Department of Housing and Urban Development and Fannie Mae.

CWCapital has originated in excess of $1.2 billion in commercial mortgage loans that were ultimately included in securitizations since the inception of its commercial mortgage securitization program in 2004, of which approximately $253 million and $598 million were securitized in 2004 and 2005, respectively. In addition, approximately $154,177,381 of commercial mortgage loans are expected to be purchased by the Depositor for inclusion in the Trust.

As a sponsor, CWCapital originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CWCapital works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

CWCapital’s Underwriting Standards

Loan Analysis.    Generally, CWCapital performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CWCapital typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. CWCapital generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CWCapital or a third-party consultant for compliance with program standards.

Debt Service Coverage Ratio and Loan-to-Value Ratio.    Generally, the debt service coverage ratios for mortgage loans originated or acquired by CWCapital will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, CWCapital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for mortgage loans originated or acquired by CWCapital will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, debt service coverage, reserves or other factors. For example, CWCapital may originate a mortgage loan with an loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios and loan-to-value ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio and the loan-to-value ratio disclosed in this prospectus supplement. For specific details on the calculations of the debt service coverage ratios and loan-to-value ratios in this prospectus supplement, see ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions.’’

Environmental Assessments and Insurance.    ‘‘Phase I’’ environmental site assessments or updates of previously conducted assessments are generally performed on all of the properties. ‘‘Phase II’’ environmental site assessments may be performed on some properties. These environmental site assessments are performed for CWCapital or the report is delivered to CWCapital as part of its acquisition or origination of the mortgage loan. With respect to a majority of properties, these environmental assessments are performed during the 12-month period before the applicable cut-off date.

Additionally, all borrowers are generally required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in ‘‘Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition.’’

Property Condition Assessments.    Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.    An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

For information about the values of the mortgaged properties available to the Depositor as of the applicable cut-off date, see Annex A-1 to this prospectus supplement.

Seismic Report.    If the property consists of improvements located in California or in seismic zone 3 or 4, CWCapital may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CWCapital may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, CWCapital will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Hazard, Liability and Other Insurance.    The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Earnouts and Additional Collateral Loans.    Some of CWCapital’s mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the CWCapital mortgage loans, see Annex A to this prospectus supplement.

Escrow Requirements.    Generally, CWCapital requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by CWCapital are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CWCapital with sufficient funds to satisfy all taxes and assessments. CWCapital may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide CWCapital with sufficient funds to pay all insurance premiums. CWCapital may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, CWCapital generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, CWCapital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CWCapital may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CWCapital’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the five years ending December 31, 2005, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $25 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004 and 2005, the Depositor’s securitizations included approximately $3.0 billion and $4.3 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, (iii) to indemnify the Trustee against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on form 10-D and current report on form 8-K and annual report on Form 10-K, including the required certification therein under the

Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Trustee on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be COMM 2006-C7 Mortgage Trust (the ‘‘Trust’’). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth herein under ‘‘The Pooling and Servicing Agreement—Amendments.’’ The Trust administers the mortgage loans through the Trustee, the Master Servicer, the Primary Servicers and Special Servicer. A discussion of the duties of the Trustee, Master Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘Transaction Parties—The Master Servicer,’’ ‘‘Transaction Parties—The Primary Servicers,’’ ‘‘Transaction Parties—The Special Servicer,’’ ‘‘Transaction Parties—The Trustee’’ and ‘‘The Pooling and Servicing Agreement.’’

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the three REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, Master Servicer, Primary Servicers and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans.’’

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the ‘‘Bankruptcy Code’’), unless it can be characterized as a ‘‘business trust’’ for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a ‘‘business trust.’’ The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

(A) If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(B) If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See ‘‘Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership Of Mortgage Loans.’’

The Master Servicer

Midland Loan Services, Inc. (‘‘Midland’’ also referred to herein as, the ‘‘Master Servicer’’) will be the master servicer and in this capacity will be responsible for the master servicing and administration of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, one of the Mortgage Loan Sellers. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the related servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2006, Midland was servicing approximately 17,570 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland’s affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust. Accordingly, assets of Midland’s affiliates may compete with the mortgaged properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

The information set forth in the preceding paragraphs in this section ‘‘—The Master Servicer’’ concerning Midland has been provided by it. Midland makes no representations as to the validity or sufficiency of the Pooling and Servicing agreement (other than as to its being a valid obligation of Midland), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Midland set forth in this section ‘‘Transaction Parties—The Master Servicer’’) or any related documents.

General

The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicer may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Master Servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under ‘‘The Pooling and Servicing Agreement.’’ The manner in which collections on the Mortgage Loans are to be maintained is described herein under ‘‘The Pooling and Servicing Agreement—Accounts.’’ The advance obligations of the Master Servicer are described herein under ‘‘The Pooling and Servicing Agreement—Advances’’ and ‘‘Description of the Offered Certificates—Appraisal Reductions.’’ Certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon Event of Default’’ and ‘‘—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ For a description of the Master Servicer’s compensation see ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.’’

The Primary Servicers

General

Except with respect to certain Mortgage Loans sold to the Depositor by Bank of America and CWCapital, the Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans. The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans. The information set forth in this prospectus supplement concerning the primary servicers has been provided by each primary servicer.

Bank of America, National Association, as Desert Passage Loan Master Servicer and Primary Servicer

Bank of America will serve as master servicer of the Desert Passage mortgage loan under the BACM 2006-1 pooling and servicing agreement. Bank of America will also serve as primary servicer (the ‘‘Bank of America Primary Servicer’’) with respect to certain Mortgage Loans sold to the Depositor by Bank of America. Bank of America is an affiliate of Banc of America Securities LLC, one of the underwriters. The principal servicing offices of Bank of America, National Association are located at 900 West Trade Street, Suite 650, NCI-026-06-01, Charlotte, North Carolina 28255. See ‘‘Transaction Parties—The Sponsors—Bank of America, National Association’’ in this prospectus supplement for more information on Bank of America.

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans:
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167

As of January 31, 2006, Bank of America's portfolio consisted of 9,286 commercial mortgage loans with an unpaid principal balance of approximately $61,624,448,330 of which 4,314 commercial mortgage loans with an unpaid principal balance of approximately $47,653,278,750 were related to commercial mortgage-backed securities.

Bank of America is rated by Fitch and S&P as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as primary servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage tile.

When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed to Bank America’s loan servicing system to provide updated information.

The Primary Servicing Agreement

Under a primary servicing agreement (the ‘‘Bank of America Primary Servicing Agreement’’), Bank of America, as primary servicer with respect to all Mortgage Loans in the Trust that were originated by it, will perform substantially all of the servicing duties of the master servicer described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans, Collection of Payments’’ in this prospectus supplement with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

Payments received by Bank of America as primary servicer with respect to the Mortgage Loans it is primary servicing are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the Trust.

In consideration of the performance of its servicing obligations, the Bank of America Primary Servicer will be paid a servicing fee, which is included in the administrative cost rate for the applicable Mortgage Loans as set forth on Annex A-1. In addition, Bank of America will be entitled to all or a portion of the additional compensation described under ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement with respect to the Bank of America Mortgage Loans.

The Bank of America Primary Servicing Agreement provides that Bank of America may resign from its obligations and duties thereunder at any time with thirty (30) days written notice to the Master Servicer. In addition, unless an event of default under the primary servicing agreement occurs or the Pooling and Servicing Agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Mortgage Loans serviced by Bank of America are repaid, repurchased or liquidated or the related mortgaged properties become REO Properties. Events of default under the Bank of America Primary Servicing Agreement will include, but are not limited to:

•	the occurrence of an event of default by the master servicer under the Pooling and Servicing Agreement which occurs as a direct result of the failure of Bank of America to perform its obligations under the Bank of America Primary Servicing Agreement;

•	the failure of Bank of America, National Association to perform in any material respect its obligations under the Bank of America Primary Servicing Agreement which is not cured within the period set forth in the Bank of America Primary Servicing Agreement;

•	a breach by Bank of America of any representation or warranty contained in the Bank of America Primary Servicing Agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the Bank of America Primary Servicing Agreement;

•	the failure by Bank of America to remit to the Master Servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the Bank of America Primary Servicing Agreement, or the failure by Bank of America to deliver reports to the Master Servicer as required by the Bank of America Primary Servicing Agreement; and

•	certain events of bankruptcy or insolvency involving Bank of America.

Upon the occurrence and continuance of an event of default by Bank of America under the Bank of America Primary Servicing Agreement, the Master Servicer may (but is not required to (other than in connection with the Bank of America Primary Servicer’s failure to deliver certain Exchange Act reports)) terminate the rights and obligations of Bank of America under the Bank of America Primary Servicing Agreement. The Master Servicer is also authorized under the Bank of America Primary Servicing Agreement to waive any event of default under the Bank of America Primary Servicing Agreement. If the Master Servicer terminates the Bank of America Primary Servicer under the Bank of America Primary Servicing Agreement or the parties otherwise agree to terminate the Bank of America Primary Servicing Agreement, the Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

Under the Bank of America Primary Servicing Agreement, Bank of America will indemnify the Master Servicer with respect to any liability or expense incurred as a result of any breach by Bank of America of a representation or warranty made thereunder, any willful misfeasance, bad faith or negligence by Bank of America in the performance of its duties thereunder or by Bank of America’s negligent disregard of obligations and duties thereunder.

The information set forth in the preceding paragraphs in this section ‘‘—The Primary Servicer’’ concerning Bank of America has been provided by it. Bank of America makes no representations as to the validity or sufficiency of the Pooling and Servicing agreement (other than as to its being a valid obligation of Bank of America), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Bank of America set forth in this section ‘‘Transaction Parties — The Primary Servicer’’) or any related documents.

CWCapital LLC, as Primary Servicer

CWCapital will serve as primary servicer (the ‘‘CWCapital Primary Servicer’’ and together with the Bank of America Primary Servicer, each a ‘‘Primary Servicer’’) for all of the Mortgage Loans originated or acquired by CWCapital which are included in the Trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement (the ‘‘CWCapital Primary Servicing Agreement’’) entered into with the Master Servicer. The CWCapital Primary Servicing Agreement will require CWCapital to perform its obligations under the CWCapital Primary Servicing Agreement in a manner which is generally consistent with the Pooling and Servicing Agreement. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See ‘‘Transaction Parties—The Sponsors—CWCapital LLC’’ for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986.    As of December 31, 2005, CWCapital was responsible for servicing approximately 904 commercial and multifamily mortgage loans, totaling approximately $6.27billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans primary serviced by the CWCapital Primary Servicer and the aggregate outstanding principal balances of these loans as of December 31, 2005 and the end of the preceding two calendar years.

Servicing Volumes for CWCapital LLC as Primary Servicer

	December 31, 2003	December 31, 2004	December 31, 2005
Number of Loans Serviced	802	804	904
Aggregate Outstanding Principal Balance ($ in millions)	4,562	4,823	6,272

Servicing Volumes by Asset Type for CWCapital LLC as Primary Servicer

	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	802	$4,561.1	804	$4,822.9	904	$6,272.0
Retail	71	453.6	67	456.2	90	601.7
Office	47	332.6	59	429.6	87	1,142.7
Multifamily	396	2,058.3	395	2,196.0	395	2,533.5
Industrial	17	125.2	16	123.1	30	242.9
Hospitality	36	262.4	38	328.5	41	375.9
Other	235	1,329.4	229	1,289.3	261	1,375.3
Total	802	$4,561.6	804	$4,822.9	904	$6,272.0

*	Aggregate Outstanding Principal Balance

CWCapital is rated by Fitch and S&P as a primary servicer and a master servicer. CWCapital’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS3+	Average
Master Servicer	CMS3	Average

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the CWCapital Primary Servicing Agreement, the CWCapital Primary Servicer with respect to all Mortgage Loans in the Trust that were originated or acquired by CWCapital, will perform substantially all of the servicing duties of the Master Servicer described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans, Collection of Payments’’ in this prospectus supplement with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

Payments received by CWCapital with respect to the Mortgage Loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the Trust.

CWCapital does not have any custodial responsibility with respect to the Mortgage Loans included in the Trust. On occasion, CWCapital as primary servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent CWCapital performs custodial functions as primary servicer, documents will be maintained in its vault.

In consideration of the performance of its servicing obligations, the CWCapital Primary Servicer will be paid a servicing fee, which is included in the administration fee rate for the applicable Mortgage Loans as set forth on Annex A. In addition, CWCapital will be entitled to all or a portion of the additional compensation described under ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ with respect to the CWCapital Mortgage Loans.

The Primary Servicing Agreement

Under the CWCapital Primary Servicing Agreement, CWCapital, as primary servicer with respect to all Mortgage Loans in the Trust that were originated by CWCapital, will perform substantially all of the servicing duties of the Master Servicer described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans, Collection of Payments’’ in this prospectus supplement with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

The CWCapital Primary Servicing Agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In addition, unless an event of default under the CWCapital Primary Servicing Agreement occurs, the CWCapital Primary Servicing Agreement will remain in full force and effect until all of the Mortgage Loans serviced by CWCapital are repaid or liquidated. Events of default under the CWCapital Primary Servicing Agreement will include, but are not limited to:

•	the failure by CWCapital to remit to the Master Servicer amounts required to be remitted under the CWCapital Primary Servicing Agreement, which is not cured within the period set forth in the CWCapital Primary Servicing Agreement,

•	the failure of the CWCapital to perform in any material respect its obligations under the CWCapital Primary Servicing Agreement, which is not cured within the period, if any, set forth in the CWCapital Primary Servicing Agreement,

•	a breach by CWCapital of any representation or warranty contained in the CWCapital Primary Servicing Agreement that materially and adversely affects the interests of the Master Servicer, which is not cured within the period set forth in the CWCapital Primary Servicing Agreement,

•	certain events of bankruptcy or insolvency involving CWCapital, and

•	in the case of Fitch, such Rating Agency cites servicing concerns with CWCapital as a material contributing factor in such Rating Agency’s placement of any Class of Certificates on ‘‘watch status’’ in contemplation of ratings downgrade or withdrawal, in either case, and the circumstances giving rise to such concerns are not remedied to the satisfaction of such Rating Agency and the Master Servicer within 60 days, or

•	CWCapital has been removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal.

Upon the occurrence and continuance of an event of default by CWCapital under the CWCapital Primary Servicing Agreement, the Master Servicer may (but is not required to (other than in connection with CWCapital's failure to deliver certain Exchange Act reports)) terminate the rights and obligations of CWCapital under the CWCapital Primary Servicing Agreement. If the Master Servicer terminates the CWCapital Primary Servicer under the CWCapital Primary Servicing Agreement or the parties otherwise agree to terminate the CWCapital Primary Servicing Agreement, the Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new primary servicer, if any, is appointed.

CWCapital is permitted to assign its rights and duties under the CWCapital Primary Servicing Agreement, subject to the conditions specified in the following paragraph; however,

any such assignment will not relieve CWCapital of any duties or liabilities arising or incurred under the CWCapital Primary Servicing Agreement prior to such assignment.

Any successor primary servicer is required (i) to be appropriately qualified to do business and/or be licensed in all jurisdictions where such qualification and/or licensing is necessary to service the Mortgage Loans, (ii) to either (x) have a commercial mortgage loan servicing capability and financial condition as are satisfactory to the Master Servicer or (y) be then serving as a subservicer or master servicer in good standing for mortgage loans with an aggregate original principal amount in excess of $1,000,000,000, which loans are included in transactions involving commercial mortgage pass-through certificates rated by the Rating Agencies and with a specified minimum net worth and (iii) to be approved by the Master Servicer (which approval must not be unreasonably conditioned or delayed).

Under the CWCapital Primary Servicing Agreement, CWCapital will indemnify the Master Servicer with respect to the willful misfeasance, bad faith or negligence in the performance of its obligations under the CWCapital Primary Servicing Agreement, except to the extent that such loss is caused by the actions of the Master Servicer in violation of the Master Servicer’s duties under the CWCapital Primary Servicing Agreement or the Pooling and Servicing Agreement. The CWCapital Primary Servicing Agreement will provide that the liability of the CWCapital Primary Servicer to the Master Servicer will be subject to limitations that are substantially similar to the limitations described under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, Master Servicer and the Special Servicer.’’

The information set forth in the preceding paragraphs in this section ‘‘—The Primary Servicer’’ concerning CWCapital has been provided by it. CWCapital makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding CWCapital set forth in this section ‘‘Transaction Parties—The Primary Servicer’’) or any related documents.

The Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company will initially be appointed as special servicer (the ‘‘Special Servicer’’) under the pooling and servicing agreement. CWCAM’s primary special servicing office is located at 700 Twelfth Street N.W., Suite 700, Washington D.C. 20005 and it’s telephone number is (888) 880-8958. CWCAM or its affiliates are involved in real estate investment, finance and management business, including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. (‘‘CMAE’’) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Private Certificates. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003, or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then-current face value in excess of $32 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the United States. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P., operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master Servicer or the Trustee. However, CWCAM is an affiliate of CWCapital LLC, a Sponsor under this transaction and an affiliate of Cadim TACH inc., LLC, the anticipated initial holder of certain non-offered Certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Special Servicer may not appoint a sub-servicer after the closing date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the Special Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth herein under ‘‘The Pooling and Servicing Agreement—Modifications’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon an Event of Default’’ and ‘‘Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ For a description of the Special Servicer’s compensation see ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation.’’

The information set forth in this section ‘‘Transaction Parties—The Special Servicer’’ concerning the Special Servicer (other than the two immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special Servicer), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Special Servicer under this section ‘‘Transaction Parties—The Special Servicer’’) or any related documents.

The Trustee

Wells Fargo Bank, National Association (the ‘‘Trustee’’) will act as Trustee under the Pooling and Servicing Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Primary Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the ‘‘Trustee Fee Rate’’), equal to 0.0008% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding distribution date. The Trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the Trust. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described herein under ‘‘The Pooling and Servicing Agreement—Rights Upon Event of Default’’), and (iii) an institution whose long-term senior unsecured debt is rated at least ‘‘A’’ by Fitch and ‘‘A+’’ by S&P and whose short-term unsecured debt is rated at least ‘‘F-1’’ by Fitch and ‘‘A-1’’ by S&P or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, the Trustee was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $230 billion.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the

Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any event of default, the Trustee is required to transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master

Servicer, the Special Servicer and each rating agency. Upon receiving this notice of resignation, the Master Servicer will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

The Trustee will be the REMIC Administrator, as described in the prospectus. See ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the prospectus.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses and indemnities through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Trustee will be the paying agent (in that capacity, the ‘‘Paying Agent’’). In addition, the Trustee will initially serve as registrar (in that capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the ‘‘Authenticating Agent’’). The Trustee will be responsible for paying the fees of each such agent.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Trustee is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs, the preparation of current reports on Form 8-K, the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities since 1995 and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 325 series of commercial mortgage-backed securities, and, as of March 31, 2006, was acting as securities administrator with respect to more than $260 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies on procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement (in such capacity, the ‘‘Custodian’’). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to ensure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of March 31, 2006, Wells Fargo was acting as custodian of more than 3,000 commercial mortgage loan files.

Certain Relationships and Related Transactions

CWCapital LLC, a sponsor, mortgage loan seller and the Primary Servicer with respect to all of the Mortgage Loans that were sold to the Depositor by CWCapital LLC, is an affiliate of CWCapital Asset Management LLC, the Special Servicer and Cadim TACH inc., the holder of the initial controlling class.

German America Capital Corporation and/or its affiliates provided financing to CWCapital in order to fund a portion of the Mortgage Loans sold to the Trust Fund under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date and all amounts owing to German American Capital Corporation and/or its affiliates in connection with such financing arrangements (solely with respect to such Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the Certificates.

Bank of America, National Association, a sponsor, mortgage loan seller, a Primary Servicer with respect to certain of the Mortgage Loans that were sold to the Depositor by Bank of America, National Association and the Master Servicer with respect to the Mortgage Loan known as the Desert Passage loan, is an affiliate of Banc of America Securities LLC, one of the lead underwriters.

 DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the ‘‘Trust Fund’’) to be created by the Depositor will consist of a pool (the ‘‘Mortgage Pool’’) of 156 fixed-rate mortgage loans (each a ‘‘Mortgage Loan,’’ and collectively, the ‘‘Mortgage Loans’’) secured by first liens on 184 commercial and multifamily and manufactured housing community properties (each a ‘‘Mortgaged Property,’’ and collectively, the ‘‘Mortgaged Properties’’). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $2,447,292,353 (the ‘‘Initial Outstanding Pool Balance’’). The principal balances of the Mortgage Loans as of June 1, 2006 (the ‘‘Cut-off Date’’) (each, a ‘‘Cut-off Date Balance’’) will range from $825,000 to $131,883,333 and the average Cut-off Date Balance will be $15,687,771 subject to a variance of plus or minus 5%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of 130 Mortgage Loans, representing 86.78% of the Initial Outstanding Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 26 Mortgage Loans (or 76.06% of the aggregate principal balance of the mortgage loans secured by multifamily properties and manufactured housing community), representing 13.22% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the Desert Passage Loan, the Valley Forge Loan and the Buckeye Portfolio Loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a ‘‘Companion Loan.’’ Each Mortgage Loan together with its related Companion Loans is referred to in this prospectus supplement as a ‘‘Loan Combination.’’ None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a ‘‘Pari Passu Companion Loan.’’ The Desert Passage Loan is sometimes referred to as a ‘‘Non-Serviced Mortgage Loan.’’ Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan. Each subordinate Companion Loan is referred to in this prospectus supplement as a ‘‘B Loan.’’ The Companion Loans related to the Valley Forge Loan and the Buckeye Portfolio Loan are being serviced under the Pooling and Servicing Agreement (except that, prior to or after the curing of a Material Default (defined below), payments with respect to the Buckeye Portfolio Companion Loan may be collected by a separate servicer for such Companion Loan) and each such Companion Loan is sometimes referred to in this prospectus supplement as a ‘‘Serviced Companion Loan’’ and together with the related Mortgage Loan, as a ‘‘Serviced Loan Combination’’).

Each Mortgage Loan is evidenced by one or more promissory notes (each, a ‘‘Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	171	82.88%	81.50%	91.97%
Leasehold Estate	9	10.54	10.92	8.03
Partial Fee/Partial Leasehold Estate	4	6.58	7.58	0.0
Total	184	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, ‘‘Reserve Accounts’’). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 5.39% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or related groups in the pool, which represent, in the aggregate, approximately 36.43% of the Initial Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan or Cross-Collateralized Group	Loan No.	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Applicable Initial Loan Group 1 Balance	Mortgage Rate(2)	Stated Remaining Terms (Mos.)	DSCR(1)	Cut-off Date LTV Ratio(1)	LTV Ratio at Maturity(1)
Desert Passage	1	1	1	$131,883,333	5.39%	6.21%	5.4636%	113	1.29x	72.60%	65.19%
700 South Flower Plaza	2	1	1	130,000,000	5.31	6.12	5.7800%	118	1.25x	73.45%	68.52%
Bon-Ton Department Stores Portfolio	3	1	12	129,670,402	5.30	6.11	6.2125%	118	1.20x	79.16%	61.92%
Granite Run Mall	4	1	1	122,000,000	4.99	5.74	5.8340%	120	1.19x	78.71%	66.43%
Decoration & Design Building	5	1	1	100,000,000	4.09	4.71	5.7850%	119	2.36x	37.04%	33.27%
Fiddler's Green Center	6	1	1	61,600,000	2.52	2.90	5.5190%	119	1.20x	77.97%	74.86%
North Charlotte Office/Flex Portfolio	7	1	5	55,000,000	2.25	2.59	5.8410%	119	1.20x	79.02%	72.53%
Galleria Corporate Centre	8	1	1	55,000,000	2.25	2.59	5.8750%	117	1.27x	59.41%	54.13%
Wachovia Tower	9	1	1	53,750,000	2.20	2.53	5.7820%	119	1.22x	75.92%	68.32%
Indianapolis North Marriott	10	1	1	52,725,000	2.15	2.48	6.2970%	120	1.45x	75.00%	64.17%
Total/Wtd. Ave.				$891,628,735	36.43%	41.98%	5.8263%	118	1.37x	70.82%	62.36%

(1)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement.

(2)	Represents the Mortgage Rate rounded to 4 decimal places.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, Bank of America, GECC and CWCapital pursuant to four separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

GACC.    43 Mortgage Loans, which represent security for 33.25% of the Initial Outstanding Pool Balance, 33.01% of the Initial Loan Group 1 Balance and 34.81% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated by GACC or an affiliate of GACC. See ‘‘Transaction Parties—The Sponsors—German American Capital Corporation’’ in this prospectus supplement.

Bank of America.    29 Mortgage Loans, which represent security for 31.29% of the Initial Outstanding Pool Balance, 32.41% of the Initial Loan Group 1 Balance and 23.97% of the Initial Loan Group 2 Balance, will be sold to the Depositor by Bank of America. All such Mortgage Loans were originated by Bank of America or an affiliate of Bank of America. See ‘‘Transaction Parties—The Sponsors—Bank of America, National Association.’’ in this prospectus supplement.

GECC.    75 Mortgage Loans, which represent security for 29.16% of the Initial Outstanding Pool Balance, 28.13% of the Initial Loan Group 1 Balance and 35.97% of the Initial Loan

Group 2 Balance, will be sold to the Depositor by GECC. All such Mortgage Loans were originated by GECC or an affiliate of GECC. See ‘‘Transaction Parties—The Sponsors—General Electric Capital Corporation’’ in this prospectus supplement.

CWCapital.    9 Mortgage Loans, which represent security for 6.30% of the Initial Outstanding Pool Balance, 6.46% of the Initial Loan Group 1 Balance and 5.25% of the Initial Loan Group 2 Balance, will be sold to the Depositor by CWCapital or an affiliate of CWCapital. All such Mortgage Loans were originated by CWCapital or an affiliate of CWCapital. See ‘‘Transaction Parties—The Sponsors—CWCapital LLC’’ in this prospectus supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	43	$813,645,055	33.25%	33.01%	34.81%
Bank of America, National Association	29	$765,751,451	31.29%	32.41%	23.97%
General Electric Capital Corporation	75	$713,718,466	29.17%	28.13%	35.97%
CWCapital LLC(1)	9	$154,177,381	6.30%	6.46%	5.25%

(1)	For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although all of the mortgage loans originated by CWCapital LLC will be sold to the trust by CWCapital Mortgage Securities III LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC. See ‘‘Transaction Parties—The Sponsors—CWCapital LLC’’ for additional information regarding CWCapital LLC.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of a representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan or substitute another loan for that Mortgage Loan. See ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under ‘‘Transaction Parties—The Sponsors.’’

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.    Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 18-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•	a responsible party, not related to the borrower, has been identified by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•	a ‘‘no further action’’ letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental conditions, see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition’’ in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the sponsor or with respect to environmental matters. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.    The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis.    The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (‘‘MAI’’), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations’’ in this prospectus supplement.

Property, Liability and Other Insurance.    The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Loan Combination), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the ‘‘Federal Register’’ by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Serviced Loan Combination, (2) the maximum amount of insurance required by the terms of the related Mortgage to the extent available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged

Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement.

Split Loan Structures

The Desert Passage Loan

With respect to the Mortgage Loan known as the ‘‘Desert Passage’’ loan (the ‘‘Desert Passage Loan’’), representing approximately 5.39% of the Initial Outstanding Pool Balance and 6.21% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $131,883,333, the related Mortgaged Property also secures two other mortgage loans (the ‘‘Desert Passage Pari Passu Loan A-1’’ and the ‘‘Desert Passage Pari Passu Loan A-3’’ collectively the ‘‘Desert Passage Pari Passu Loans’’ and, together with the Desert Passage Loan, the ‘‘Desert Passage Loan Combination’’). Desert Passage Pari Passu Loan A-1 and Desert Passage Pari Passu Loan A-3 are pari passu in right of payment with the Desert Passage Loan and have a Cut-off Date Balance of $131,883,334 and $131,883,333 respectively. The Desert Passage Loan and the Desert Passage Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Desert Passage Loan is included in the Trust. The Desert Passage Pari Passu Loans are not assets of the Trust.

The Desert Passage Pari Passu Loan A-1 was deposited into the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 commercial mortgage securitization and the Desert Passage Pari Passu Loan A-3 is currently held by Bank of America, National Association.

For the purpose of the information presented in this prospectus supplement with respect to the Desert Passage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Desert Passage Loan Combination.

General.    The Desert Passage Loan Combination is serviced pursuant to the terms of the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1 commercial mortgage securitization (the ‘‘BACM Series 2006-1 Pooling and Servicing Agreement’’) for which Bank of America, National Association is the initial master servicer (in such capacity and any successor thereto, the ‘‘BACM Series 2006-1 Servicer’’) and Midland Loan Services, Inc. is the initial special servicer (in such capacity and any successor thereto, the ‘‘BACM Series 2006-1 Special Servicer’’). However, the Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Desert Passage Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Desert Passage Loan.

Distributions.    The holders of the Desert Passage Loan and the Desert Passage Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Desert Passage Loan Combination and provides, in general, that:

•	the Desert Passage Loan and the Desert Passage Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Desert Passage Loan and the Desert Passage Pari Passu Loans will be applied to the Desert Passage

Loan and the Desert Passage Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the BACM Series 2006-1 Servicer, the BACM Series 2006-1 Special Servicer and the related trustee under the BACM Series 2006-1 Pooling and Servicing Agreement and the Master Servicer and the Trustee under the Pooling and Servicing Agreement) in accordance with the terms of the BACM Series 2006-1 Pooling and Servicing Agreement.

Consultation and Consent.    Any decision to be made with respect to the Desert Passage Loan Combination that requires the approval of the directing certificateholder under the BACM Series 2006-1 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the BACM Series 2006-1 Special Servicer with respect to the Desert Passage Loan Combination and the appointment of a successor special servicer) will require the approval of (i) a majority of the holders of the Desert Passage Pari Passu Loans and (ii) if a majority of such holders do not agree, then the holder of the Desert Passage Pari Passu Loan A-1 will control such decision (the party in clause (i) or (ii) as applicable, the ‘‘Desert Passage Controlling Holder’’). The Controlling Class Representative will exercise the rights of the Trust as the holder of the Desert Passage Loan with respect to any approvals, consents or other rights to be exercised by the Desert Passage Controlling Holder with respect to the Desert Passage Loan Combination.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the BACM Series 2006-1 Special Servicer or the BACM Series 2006-1 Servicer by the Desert Passage Controlling Holder, in no event will the BACM Series 2006-1 Special Servicer or the BACM Series 2006-1 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the BACM Series 2006-1 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the BACM Series 2006-1 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

Sale of Defaulted Mortgage Loan.    Under the BACM Series 2006-1 Pooling and Servicing Agreement, if the Desert Passage Pari Passu Loans are subject to a fair value purchase option, then such Controlling Class Representative will be entitled to purchase the Desert Passage Loan (but not the Desert Passage Pari Passu Loans) from the Trust at the purchase price determined by the BACM Series 2006-1 Special Servicer.

The Valley Forge Loan Combination

With respect to the Mortgage Loan known as the ‘‘Valley Forge Convention Plaza’’ loan (the ‘‘Valley Forge Loan’’), representing in aggregate approximately 1.02% of the Initial Outstanding Pool Balance and 1.18% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Valley Forge B Loan’’ and, together with the related Valley Forge Loan, the ‘‘Valley Forge Loan Combination’’) that is subordinate to the Valley Forge Loan. The Cut-off Date Balance of the Valley Forge Loan is $25,000,000 and the original balance of the Valley Forge B Loan is $4,000,000.

The Valley Forge B Loan has the same maturity date and amortization term as the Valley Forge Loan, but an interest rate of 9.5700% per annum. The Valley Forge Loan is included in the Trust. The Valley Forge B Loan is not an asset of the Trust.

The Valley Forge B Loan is owned by GEC Subordinated Holdings LLC, an affiliate of GECC.

For the purpose of the information presented in this prospectus supplement with respect to the Valley Forge Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Valley Forge Loan, but exclude the Valley Forge B Loan.

Rights of the Holder of the Valley Forge B Loan

General.    The Valley Forge Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Valley Forge Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Valley Forge Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Valley Forge Loan Combination, and (ii) Property Advances with respect to the Valley Forge Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Valley Forge Loan Combination.

Distributions.    The holders of the Valley Forge Loan and the Valley Forge B Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Valley Forge Loan Combination. Pursuant to the terms of that intercreditor agreement:

•	the right of the holder of the Valley Forge Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Valley Forge B Loan,

•	prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Valley Forge Loan Combination (or, if such default has occurred, but the holder of the Valley Forge B Loan has cured such a default), after payment of amounts payable or reimbursable to the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement, the holder of the Valley Forge B Loan will generally be entitled to receive its payments of interest and pro rata share of payments of principal after the holder of the Valley Forge Loan receives its payments of interest and pro rata share of payments of principal and certain unreimbursed costs and expenses, and

•	following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Valley Forge Loan Combination (unless the holder of the Valley Forge B Loan has cured such a default), after payment of all amounts then payable or reimbursable to the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement, the holder of the Valley Forge B Loan will not be entitled to receive payments of principal or interest until the holder of the Valley Forge Loan receives all its accrued interest and outstanding principal in full.

Consultation and Consent.    Any decision to be made with respect to the Valley Forge Loan Combination which requires the approval of the Directing Holder or otherwise requires approval by the holder of the Valley Forge B Loan under the related intercreditor agreement will, so long as a Valley Forge Control Appraisal Event (as defined below) has not occurred, require the written consent of the holder of the Valley Forge B Loan, including, with respect to the following items:

•	any modification or amendment of or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Valley Forge Loan Combination, a modification or waiver of any other monetary term of the Valley Forge Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the Mortgaged Property or equity interests in the borrower;

•	increasing the interest rate payable on amounts due under the Valley Forge Loan Combination;

•	increasing the original principal amount of the Valley Forge Loan Combination;

•	changing the maturity date or anticipated repayment date of either components of the Valley Forge Loan Combination, without a corresponding change in the maturity date or anticipated repayment date of the other component;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the Valley Forge Loan Combination should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the related REO Property or the Valley Forge Loan Combination (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the Pooling and Servicing Agreement, or the purchase of the Valley Forge Loan Combination by the related Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the related mortgage loan purchase agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Valley Forge Loan Combination that would result in a discounted pay-off;

•	any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

•	any substitution or release of collateral or acceptance of additional collateral for the Valley Forge Loan Combination (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	any termination or consent to termination of the related property manager of the Valley Forge Loan Combination or a change in any franchise arrangement related to the Valley Forge Loan Combination;

•	consenting to the execution, termination, material modification (including any arrangements with any anchor tenant) or renewal of any lease in excess of 5% of the total square footage or 10,000 total square feet at the related Mortgaged Property (to the extent the extent lender has a right to consent to same);

•	any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents) not in compliance with the loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

•	any acceptance of an assumption agreement releasing a borrower from liability under the Valley Forge Loan; or

•	consenting to major renovations of the related Mortgaged Property (to the extent the mortgagee has the right to consent to same).

Notwithstanding the foregoing, no advice, direction, objection or failure to consent given or made by the holder of the Valley Forge B Loan, as contemplated by the preceding paragraph, shall require or cause the Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Valley Forge Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holder of the Valley Forge B Loan.

Each Certificateholder agrees and acknowledges that the holder of the Valley Forge B Loan may take or refrain from taking actions that favor the interests of the holder of the Valley Forge B Loan over the Certificateholders and that the holder of the Valley Forge B Loan may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the holder of the Valley Forge B Loan, each Certificateholder hereby agrees to take no action against the holder of the Valley Forge B Loan as a result of such a special relationship or conflict, and that the holder of the Valley Forge B Loan will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

A ‘‘Valley Forge Control Appraisal Event’’ shall exist with respect to the Valley Forge Loan Combination, if and for so long as:

•	the excess of (1) the initial principal balance of the Valley Forge B Loan over (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Valley Forge B Loan, (y) any Appraisal Reductions allocated to the Valley Forge B Loan and (z) any losses realized with respect to the Valley Forge B Loan, is less than

•	25% of the excess of (1) the initial principal balance of the Valley Forge B Loan over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the holder of the Valley Forge B Loan.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Valley Forge Loan Combination, resulting in a monetary event of default, the holder of the Valley Forge B Loan will have the right to cure such monetary event of default. The holder of the Valley Forge B Loan also has the right to cure certain non-monetary events of default. In addition, the holder of the Valley Forge B Loan has the right to cause a Special Servicing Delay, as described below and to reverse a Valley Forge Control Appraisal Event, also as described below. Notwithstanding the foregoing, pursuant to the terms of the related intercreditor agreement, such holder's right to cure or to cause a Special Servicing Delay will be limited to three consecutive cures or Special Servicing Delays, limited to six cures or Special Servicing Delays (whether or not for consecutive months) for the life of the Valley Forge Loan, and five cures or Special Servicing Delays (whether or not for consecutive months) during any twelve (12) month period for the life of the Valley Forge Loan.

The holder of the Valley Forge B Loan has the right to reverse a Valley Forge Control Appraisal Event within thirty (30) days of the occurrence of a Valley Forge Control Appraisal Event by delivery to the Master Servicer or Special Servicer of cash collateral or an irrevocable, standby letter of credit in an amount which, when added to the appraised value of the related Mortgaged Property, would cause the Valley Forge Control Appraisal Event not to occur, subject to certain limits set forth therein.

Notwithstanding any other provision in the definition of a Servicing Transfer Event, with respect to the Valley Forge Loan Combination, a transfer to special servicing as a result of a determination by the Master Servicer or the Special Servicer that a payment default is imminent will, subject to certain exceptions, be delayed (a ‘‘Special Servicing Delay’’) , if, within the time frame specified in the Pooling and Servicing Agreement, the holder of the Valley Forge B Loan has deposited with the Master Servicer an amount equal to the monthly debt service payment for the Valley Forge Mortgage Loan due on the first due date following such deposit; provided, however, that such deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date (each such deposit will constitute a cure event under the related intercreditor agreement); provided, however,

(a) if the related borrower makes the monthly debt service payment on the first due date but a payment default is still determined by the Master Servicer or the Special Servicer to be imminent, such deposit will either be retained by the Master Servicer for application on the second due date following the date of such deposit or, upon the business day following written request, will be returned to the holder of the Valley Forge B Loan (in which event there will no longer exist a Special Servicing Delay and a transfer of servicing from the Master Servicer to the Special Servicer may be determined to be required) and

(b) if the related borrower makes the monthly debt service payment on the first due date and a payment default is no longer determined by the Master Servicer or the Special Servicer to be imminent, such deposit will be returned to the holder of the Valley Forge B Loan.

Purchase Option.    In the event that the Valley Forge Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the holder of the Valley Forge B Loan will have an option to purchase the Valley Forge Loan from the trust at a price generally equal to the unpaid principal balance of the Valley Forge Loan, plus accrued and unpaid interest on such balance, any other amounts due under the Valley Forge Loan (other than default interest and any prepayment premiums), all related unreimbursed Advances together with accrued and unpaid interest on all Advances and fees and expenses payable or reimburseable to any servicer (but excluding any liquidation fees and workout fees) and any recovered costs not previously reimbursed to the holder of the Valley Forge Loan.

Termination of the Special Servicer.    So long as a Valley Forge Control Appraisal Event has not occurred, the holder of the Valley Forge B Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Valley Forge Loan Combination at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

The Buckeye Portfolio Loan Combination

With respect to the Mortgage Loan known as the ‘‘Buckeye Portfolio’’ loan (the ‘‘Buckeye Portfolio’’), representing in aggregate approximately 0.38% of the Initial Outstanding Pool Balance and 0.44% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Buckeye Portfolio B Loan’’ and, together with the related the Buckeye Portfolio Loan, the ‘‘Buckeye Portfolio Loan Combination’’) that is subordinate to the Buckeye Portfolio Loan. The Cut-off Date Balance of the Buckeye Portfolio Loan is $9,341,713 and the original balance of the Buckeye Portfolio B Loan is $584,000.

The Buckeye Portfolio B Loan has the same maturity date and amortization term as the Buckeye Portfolio Loan, but an interest rate of 12.7500% per annum. Only the Buckeye Portfolio Loan is included in the trust. The Buckeye Portfolio B Loan is not an asset of the trust.

The Buckeye Portfolio B Loan is owned by CBA Mezzanine Capital Finance, LLC.

For the purpose of the information presented in this prospectus supplement with respect to the Buckeye Portfolio Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Buckeye Portfolio Loan, but exclude the Buckeye Portfolio B Loan.

Rights of the Holder of The Buckeye Portfolio B Loan

General.    The Buckeye Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Buckeye Portfolio Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Buckeye Portfolio Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Buckeye Portfolio Loan Combination, and (ii) Property Advances with respect to the Buckeye Portfolio Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Buckeye Portfolio Loan Combination.

Distributions.    The holders of the Buckeye Portfolio Loan and the Buckeye Portfolio B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Buckeye Portfolio Loan Combination and provides, in general, that:

•	the rights of the holder of the Buckeye Portfolio Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Buckeye Portfolio B Loan;

•	if no Material Default (defined below) has occurred and is continuing (or if a Material Default has occurred but is not continuing) with respect to the Buckeye Portfolio Loan Combination, the borrower will make separate monthly payments of principal and interest to the holder of the Buckeye Portfolio Loan and the Buckeye Portfolio B Loan. For the Buckeye Portfolio Loan Combination, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Buckeye Portfolio Loan or the Buckeye Portfolio B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Material Default has occurred and is continuing, or if a partial or full prepayment of the Buckeye Portfolio Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the Buckeye Portfolio B Loan will not be entitled to receive payments of principal or interest until the holder of the Buckeye Portfolio Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Buckeye Portfolio Loan Combination, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

Consent to Modifications.    Prior to agreeing to any of the following with respect to the Buckeye Portfolio Loan Combination, the Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the Buckeye Portfolio B Loan with respect to any amendment, deferral, extension, waiver or other modification of the Buckeye Portfolio Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Buckeye Portfolio Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•	decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the Buckeye Portfolio B Loan or forgives, waives, decreases, defers or releases all or any portion of the Buckeye Portfolio B Loan;

•	shortens the scheduled maturity date of the related Buckeye Portfolio Loan;

•	increases the term of the Buckeye Portfolio B Loan to a date occurring after the maturity date of the related Buckeye Portfolio Loan;

•	accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the Buckeye Portfolio B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Buckeye Portfolio Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other ‘‘kicker’’ measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•	releases the lien of the Mortgage as security for the Buckeye Portfolio B Loan except in connection with a payment in full of the Buckeye Portfolio Loan Combination or the release of a de minimis portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the Buckeye Portfolio Loan Combination;

•	spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the Buckeye Portfolio B Loan;

•	extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Buckeye Portfolio Loan when none is required under the Mortgage Loan Documents in effect at the origination of the Buckeye Portfolio Loan or after the current maturity date of the Buckeye Portfolio Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the Buckeye Portfolio B Loan.

The consent of the holder of the Buckeye Portfolio B Loan will not be required in connection with any such modification of the Buckeye Portfolio Loan Combination after the expiration of such holder’s right to purchase the Buckeye Portfolio Loan (as described under ‘‘—Purchase Option’’ below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of the Buckeye Portfolio B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC provisions of the Code (collectively, the ‘‘REMIC Provisions’’). In addition, neither the Master Servicer nor the Special Servicer shall agree to any modification of the Buckeye Portfolio Loan Combination if such modification would constitute a ‘‘significant modification’’ of either the Buckeye Portfolio Loan under the Pooling and Servicing Agreement or the Buckeye Portfolio B Loan under any pooling and servicing agreement affecting such loan under the REMIC Provisions of the Code unless such modification is permitted by such REMIC Provisions.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Master Servicer and the Special Servicer, at any time, regarding the Buckeye Portfolio Loan Combination.

If, during the period of time during which the holder of the Buckeye Portfolio B Loan or its designee has the right to purchase the Buckeye Portfolio Loan as provided in the intercreditor agreement, the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Buckeye Portfolio Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the Buckeye Portfolio B Loan provided that such modification would not violate the REMIC Provisions.

Cure Rights.    The holder of the Buckeye Portfolio B Loan does not have any rights to cure any defaults with respect to the Buckeye Portfolio Loan Combination.

Purchase Option.    Upon the occurrence of any one of certain defaults that are set forth in the intercreditor agreement (which generally includes (i) any payment of principal or interest under the Buckeye Portfolio Loan Combination is 90 or more days delinquent, (ii) the principal balance of either the Buckeye Portfolio Loan or the Buckeye Portfolio B Loan is not paid at maturity or (iii) a Material Default occurs), the holder of the Buckeye Portfolio B Loan will have the right to purchase the Buckeye Portfolio Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the Buckeye Portfolio Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed Advances made by the Master Servicer, the Special Servicer or the Trustee with respect to the Buckeye Portfolio Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the Buckeye Portfolio Loan by the Master Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the Master Servicer or the Trustee with respect to the Buckeye Portfolio Loan, (f) master servicing fees, special servicing fees and trustee’s fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any ‘‘success fees’’ or similar fees or termination compensation) and (g) out of pocket expenses incurred by the Master Servicer, the Special Servicer or the Trustee with respect to the Buckeye Portfolio Loan Combination together with advance interest thereon. The right of the holder of the Buckeye Portfolio B Loan to purchase the Buckeye Portfolio Loan is subject to the holder the Buckeye Portfolio B Loan giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the Buckeye Portfolio Loan of notice of such right.

ARD Loans

7 mortgage loans (the ‘‘ARD Loans’’), representing 2.52% of the outstanding pool balance and 2.90% of the Initial Loan Group 1 Balance, as of the Cut-off Date, provide that if, after a certain date (each, an ‘‘Anticipated Repayment Date’’), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). With respect to the Mortgage Loans known as the ‘‘Rite Aid Grafton’’ loan, the ‘‘Securlock at the Colony’’ loan, the ‘‘Rite Aid Toledo’’ loan, the ‘‘Fern Hill Medical Center’’ loan, the ‘‘Heritage Place’’ loan and the ‘‘Dundee Park’’ loan, the Anticipated Repayment Date for each such Mortgage Loan is 120 months following the respective first payment dates. With respect to the Mortgage Loan known as the ‘‘NL Ventures’’ loan, the Anticipated Repayment Date is 60 months following the related first payment date. The Revised Rate for the ‘‘Securlock at the Colony’’ loan is equal to 2.0% plus the greater of (A) the Initial Rate or (B) the treasury rate plus 5.0%. The Revised Rate for each of the Rite Aid Grafton loan and the Rite Aid Toledo loan is equal to the Initial Rate plus 2.5%. The Revised Rate for the Securlock at the Colony loan is the Initial Rate plus 2.0%. The Revised Rate for the NL Ventures loan is the greater of the Initial Rate and the then current treasury rate corresponding to a term equal to the remaining term to maturity of such loan plus 5%. The Revised Rate for each of the Fern Hill Medical Center loan, Heritage Place loan and Dundee Park loan is the greater of the Initial Rate and a rate based on the yields of noncallable U.S. Treasury obligations with terms of 10 years (as determined by the lender) plus 3%. After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage

Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

Additional Loan Information

General.    The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (‘‘GAAP’’) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions.    For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

(1)	‘‘Annual Debt Service’’ generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(2)	‘‘Appraised Value’’ means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(3)	‘‘Balloon Balance’’ means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(4)	‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV,’’ ‘‘Cut-off Date LTV Ratio,’’ ‘‘Current LTV,’’ or ‘‘LTV’’ means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 3.42% of the Initial Outstanding Pool Balance, 2.85% of the Initial Loan Group 1 Balance and 7.11% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts or amounts available under letters of credit: (i) with respect to the Mortgage Loan known as ‘‘542 Brannan Street’’ by $1,650,000, (ii) with respect to the Mortgage Loan known as ‘‘530 Brannan Street’’ by $1,150,000, (iii) with respect to the Mortgage Loan known as ‘‘Broadway Plaza’’ by $500,000 and (iv) with respect to the Mortgage Loan known as ‘‘Galleria Corporate Centre’’ by $4,500,000.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

(5)	‘‘GLA’’ means gross leasable area.

(6)	‘‘LTV Ratio at Maturity’’ means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 3.42% of the Initial Outstanding Pool Balance, 2.85% of the Initial Loan Group 1 Balance and 7.11% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts or amounts available under letters of credit: (i) with respect to the Mortgage Loan known as ‘‘542 Brannan Street’’ by $1,650,000, (ii) with respect to the Mortgage Loan known as ‘‘530 Brannan Street’’ by $1,150,000, (iii) with respect to the Mortgage Loan known as ‘‘Broadway Plaza’’ by $500,000 and (iv) with respect to the Mortgage Loan known as ‘‘Galleria Corporate Centre’’ by $4,500,000.

In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan included in the Trust and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

(7)	‘‘Mortgage Rate’’ or ‘‘Interest Rate’’ means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(8)	‘‘NRA’’ means net rentable area.

(9)	‘‘Occupancy Rate’’ means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the ‘‘Occupancy As-of Date’’). The Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower and space subject to build out or other construction or renovation. Information on Annex A-1 to this prospectus supplement concerning the ‘‘Largest Tenant’’ is presented as of the same date as of which the Occupancy Rate is specified.

(10)	‘‘Servicing Fee Rate’’ for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(11)	‘‘Square Feet’’ or ‘‘Sq. Ft.’’ means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(12)	‘‘Term to Maturity’’ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(13)	‘‘Underwritten Net Cash Flow,’’ ‘‘Underwritten NCF’’ or ‘‘UW NCF,’’ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of ‘‘free rent’’ periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(14)	‘‘Net Operating Income,’’ or ‘‘NOI,’’ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the ‘‘NOI Date’’ specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(15)	‘‘Units,’’ ‘‘Rooms’’ or ‘‘Pads’’ means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

(16)	‘‘UW NCF DSCR,’’ ‘‘Underwritten NCF DSCR,’’ ‘‘Debt Service Coverage Ratio’’ or ‘‘DSCR’’ means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 8.38% of the Initial Outstanding Pool Balance, 5.43% of the Initial Loan Group 1 Balance and 27.70% of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts or amounts available under letters of credit: (i) with respect to the Mortgage Loan known as ‘‘542 Brannan Street’’ by $1,650,000, (ii) with respect to the Mortgage Loan known as ‘‘530 Brannan Street’’ by $1,150,000, (iii) with respect to the Mortgage Loan known as ‘‘Broadway Plaza’’ by $500,000, (iv) with respect to the Mortgage Loan known as ‘‘Galleria Corporate Centre’’ by $4,500,000, (v) with respect to the Mortgage Loan known as ‘‘Costco Plaza’’ by $926,000, (vi) with respect to the Mortgage Loan known as ‘‘Grandview Marketplace’’ by $357,000, (vii) with respect to the Mortgage Loan known as ‘‘Southside Self Storage’’ by $515,000, (viii) with respect to the Mortgage Loan known as ‘‘Springfield Farms’’ by $740,000, (ix) with respect to the Mortgage Loan known as ‘‘Castro Valley Hayward Storage’’ by

$578,000, (x) with respect to the Mortgage Loan known as ‘‘Rankin Center’’ by $209,000, (xi) with respect to the Mortgage Loan known as ‘‘Verandas at Blairstone’’ by $800,000 and (xii) with respect to the Mortgage Loan known as ‘‘Windsor Lake Apartments’’ by $5,000,000. In the case of the Mortgage Loan known as ‘‘The Equitable Building,’’ the Mortgage Loan is recourse to the sponsor (up to $2,500,000) until such time that the Mortgaged Property is 90% occupied and the Mortgaged Property achieves a DSCR of at least 1.25x. The DSCR for this Mortgage Loan is shown throughout this prospectus supplement as 1.25x, reflecting the threshold at which the recourse guaranty may be released. The current actual DSCR is 1.14x.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan, and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower’s interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(17)	‘‘UW Revenue’’ means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

RANGE OF CUT-OFF DATE BALANCES—ALL MORTGAGE LOANS

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
825,000 - 2,999,999	20	$44,466,017	1.82%	5.898%	118	1.33	x	66.78%	57.76%
3,000,000 - 3,999,999	14	49,619,702	2.03	5.851%	118	1.45	x	64.92%	55.75%
4,000,000 - 5,999,999	15	73,097,886	2.99	5.986%	115	1.32	x	68.52%	60.19%
6,000,000 - 6,999,999	15	96,165,370	3.93	5.817%	114	1.28	x	71.83%	63.25%
7,000,000 - 9,999,999	30	247,814,991	10.13	5.845%	119	1.38	x	70.43%	59.73%
10,000,000 - 14,999,999	19	228,093,632	9.32	5.875%	108	1.60	x	66.32%	60.03%
15,000,000 - 29,999,999	25	529,798,559	21.65	5.811%	104	1.37	x	69.16%	62.91%
30,000,000 - 69,999,999	13	564,682,461	23.07	5.777%	118	1.26	x	75.14%	69.38%
70,000,000 - 131,883,333	5	613,553,735	25.07	5.815%	117	1.42	x	69.59%	60.25%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

RANGE OF CUT-OFF DATE BALANCES—LOAN GROUP 1

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
825,000 - 2,999,999	15	$32,678,782	1.54%	5.923%	118	1.31	x	68.80%	59.68%
3,000,000 - 3,999,999	13	45,703,037	2.15	5.846%	118	1.46	x	63.64%	54.73%
4,000,000 - 5,999,999	14	68,737,886	3.24	5.992%	114	1.33	x	67.93%	59.56%
6,000,000 - 6,999,999	13	83,199,486	3.92	5.827%	118	1.29	x	71.87%	62.70%
7,000,000 - 9,999,999	26	212,232,181	9.99	5.876%	119	1.37	x	70.03%	59.14%
10,000,000 - 14,999,999	15	181,539,632	8.55	5.862%	113	1.70	x	66.24%	59.29%
15,000,000 - 29,999,999	17	365,025,157	17.19	5.807%	98	1.42	x	67.49%	61.50%
30,000,000 - 49,999,999	7	242,995,171	11.44	5.762%	119	1.24	x	77.20%	72.27%
50,000,000 - 69,999,999	5	278,075,000	13.09	5.851%	119	1.27	x	73.55%	67.01%
70,000,000 - 131,883,333	5	613,553,735	28.89	5.815%	117	1.42	x	69.59%	60.25%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

RANGE OF CUT-OFF DATE BALANCES—LOAN GROUP 2

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,579,110 - 2,999,999	5	$11,787,235	3.64%	5.830%	117	1.37	x	61.18%	52.45%
3,000,000 - 3,999,999	1	3,916,665	1.21	5.900%	119	1.32	x	79.93%	67.66%
4,000,000 - 6,999,999	3	17,325,883	5.35	5.781%	96	1.22	x	73.12%	67.64%
7,000,000 - 9,999,999	4	35,582,810	11.00	5.656%	118	1.41	x	72.81%	63.26%
10,000,000 - 14,999,999	4	46,554,000	14.39	5.928%	89	1.23	x	66.64%	62.92%
15,000,000 - 29,999,999	8	164,773,402	50.93	5.819%	118	1.26	x	72.86%	66.04%
30,000,000 - 43,612,290	1	43,612,290	13.48	5.384%	111	1.30	x	73.79%	68.44%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28	x	71.76%	65.22%

TYPE OF MORTGAGED PROPERTIES—ALL MORTGAGE LOANS

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	48	$822,605,109	33.61%	5,497,287	$149.64	5.810%	118	94.59%	1.38	x	70.77%	61.74%
Anchored	35	626,706,855	25.61	4,457,538	$140.59	5.793%	118	93.68%	1.24	x	76.17%	65.93%
Unanchored	12	168,898,254	6.90	943,917	$178.93	5.855%	119	97.09%	1.93	x	50.21%	45.35%
Movie Theater	1	27,000,000	1.10	95,832	$281.74	5.937%	120	100.00%	1.20	x	74.18%	66.95%
Office	28	438,296,997	17.91	3,526,865	$124.27	5.789%	110	91.93%	1.22	x	75.12%	68.56%
Multifamily	31	346,768,426	14.17	7,327	$47,327.48	5.734%	113	94.55%	1.46	x	69.13%	62.41%
Hotel	26	343,003,643	14.02	4,060	$84,483.66	5.987%	111	70.48%	1.57	x	65.89%	58.34%
Mixed Use	4	197,325,000	8.06	1,625,581	$121.39	5.828%	118	91.69%	1.25	x	69.24%	64.18%
Industrial	21	150,306,552	6.14	4,796,497	$31.34	5.784%	104	91.61%	1.35	x	73.58%	65.69%
Manufactured Housing	17	78,638,554	3.21	3,403	$23,108.60	5.807%	110	92.47%	1.29	x	69.42%	61.07%
Self Storage	8	58,900,071	2.41	699,654	$84.18	5.869%	118	83.23%	1.28	x	66.84%	57.90%
Land	1	11,448,000	0.47	90,170	$126.96	5.774%	118	100.00%	1.28	x	54.00%	47.61%
Total/Weighted Average	184	$2,447,292,353	100.00%			5.821%	114	90.00%	1.37	x	70.47%	62.84%

TYPE OF MORTGAGED PROPERTIES—LOAN GROUP 1

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	48	$822,605,109	38.73%	5,497,287	$149.64	5.810%	118	94.59%	1.38	x	70.77%	61.74%
Anchored	35	626,706,855	29.51	4,457,538	$140.59	5.793%	118	93.68%	1.24	x	76.17%	65.93%
Unanchored	12	168,898,254	7.95	943,917	$178.93	5.855%	119	97.09%	1.93	x	50.21%	45.35%
Movie Theater	1	27,000,000	1.27	95,832	$281.74	5.937%	120	100.00%	1.20	x	74.18%	66.95%
Office	28	438,296,997	20.64	3,526,865	$124.27	5.789%	110	91.93%	1.22	x	75.12%	68.56%
Hotel	26	343,003,643	16.15	4,060	$84,483.66	5.987%	111	70.48%	1.57	x	65.89%	58.34%
Mixed Use	4	197,325,000	9.29	1,625,581	$121.39	5.828%	118	91.69%	1.25	x	69.24%	64.18%
Industrial	21	150,306,552	7.08	4,796,497	$31.34	5.784%	104	91.61%	1.35	x	73.58%	65.69%
Self Storage	8	58,900,071	2.77	699,654	$84.18	5.869%	118	83.23%	1.28	x	66.84%	57.90%
Multifamily	9	51,456,814	2.42	2,152	$23,911.16	5.586%	118	93.42%	2.53	x	52.44%	44.53%
Manufactured Housing	11	50,397,881	2.37	2,339	$21,546.76	5.847%	112	91.09%	1.27	x	69.73%	60.53%
Land	1	11,448,000	0.54	90,170	$126.96	5.774%	118	100.00%	1.28	x	54.00%	47.61%
Total/Weighted Average	156	$2,123,740,068	100.00%			5.831%	114	89.27%	1.39	x	70.27%	62.48%

TYPE OF MORTGAGED PROPERTIES—LOAN GROUP 2

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	22	$295,311,612	91.27%	5,175	$57,065.05	5.760%	112	94.75%	1.27	x	72.04%	65.52%
Manufactured Housing	6	28,240,673	8.73	1,064	$26,541.99	5.736%	105	94.93%	1.33	x	68.85%	62.05%
Total/Weighted Average	28	$323,552,285	100.00%			5.758%	112	94.77%	1.28	x	71.76%	65.22%

Mortgaged Properties by State and/or Location—All Mortgage Loans

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	CA	23	$379,045,038	15.49%	5.914%	115	1.26	x	70.37%	64.04%
Southern		16	288,302,926	11.78	5.913%	118	1.24	x	73.08%	66.41%
Northern		7	90,742,112	3.71	5.917%	103	1.33	x	61.73%	56.53%
New York	NY	9	238,116,122	9.73	5.774%	118	1.94	x	52.20%	48.59%
Pennsylvania	PA	7	208,982,057	8.54	5.888%	112	1.32	x	73.72%	63.34%
Texas	TX	19	135,957,143	5.56	5.683%	118	1.37	x	71.72%	63.94%
Nevada	NV	1	131,883,333	5.39	5.464%	113	1.29	x	72.60%	65.19%
Michigan	MI	9	128,634,838	5.26	5.750%	105	1.39	x	73.01%	62.83%
Illinois	IL	9	123,199,673	5.03	5.813%	96	1.27	x	76.44%	69.52%
North Carolina	NC	16	121,537,748	4.97	5.881%	116	1.32	x	75.65%	69.34%
Colorado	CO	6	119,511,914	4.88	5.518%	119	1.22	x	78.17%	73.33%
Arizona	AZ	5	101,959,682	4.17	5.760%	118	1.29	x	64.89%	58.81%
Maryland	MD	5	84,804,656	3.47	5.914%	119	1.24	x	74.02%	66.05%
Wisconsin	WI	5	83,363,546	3.41	6.164%	106	1.21	x	78.46%	63.38%
Georgia	GA	11	79,110,000	3.23	5.799%	119	1.29	x	74.20%	67.45%
Florida	FL	7	71,217,812	2.91	5.706%	101	1.60	x	61.71%	55.58%
Indiana	IN	4	68,750,220	2.81	6.198%	120	1.41	x	75.01%	64.00%
Tennessee	TN	6	44,448,650	1.82	5.872%	115	1.47	x	71.04%	62.46%
Virginia	VA	4	37,341,859	1.53	5.947%	117	1.42	x	59.80%	54.51%
District of Columbia	DC	1	37,000,000	1.51	5.942%	120	1.03	x	88.10%	84.86%
Missouri	MO	2	35,225,000	1.44	5.970%	110	1.39	x	73.96%	73.62%
Massachusetts	MA	3	33,704,380	1.38	5.919%	118	1.29	x	65.66%	50.79%
Utah	UT	2	23,040,973	0.94	5.845%	118	1.30	x	74.78%	65.39%
Washington	WA	3	21,846,744	0.89	5.444%	96	1.31	x	71.97%	59.64%
Ohio	OH	6	20,096,184	0.82	6.271%	119	1.20	x	70.35%	58.86%
Connecticut	CT	2	18,855,970	0.77	5.930%	132	1.47	x	68.64%	40.30%
North Dakota	ND	2	16,566,293	0.68	5.858%	119	1.51	x	67.00%	55.64%
Louisiana	LA	1	16,468,305	0.67	5.780%	118	1.35	x	68.91%	58.18%
South Carolina	SC	3	15,231,250	0.62	5.858%	119	1.48	x	69.86%	64.05%
Minnesota	MN	2	10,897,883	0.45	6.159%	118	1.21	x	77.38%	62.91%
New Jersey	NJ	2	9,662,792	0.39	5.653%	118	1.44	x	70.50%	61.06%
Oregon	OR	2	9,170,674	0.37	5.756%	118	1.22	x	71.77%	65.38%
Iowa	IA	2	8,939,203	0.37	5.708%	116	1.24	x	76.70%	64.75%
Mississippi	MS	1	3,600,000	0.15	5.450%	118	1.28	x	64.57%	56.50%
Kansas	KS	1	3,325,886	0.14	5.640%	117	1.77	x	54.52%	51.60%
Alabama	AL	1	2,671,614	0.11	5.640%	117	1.77	x	54.52%	51.60%
Arkansas	AR	1	1,579,110	0.06	5.300%	111	1.31	x	71.78%	60.17%
Oklahoma	OK	1	1,545,800	0.06	6.037%	118	1.31	x	63.22%	49.16%
Total/Weighted Average		184	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Mortgaged Properties by State and/or Location—Loan Group 1

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	CA	19	$327,524,635	15.42%	5.843%	118	1.27	x	70.71%	64.91%
Southern		15	262,332,523	12.35	5.848%	118	1.24	x	72.57%	66.86%
Northern		4	65,192,112	3.07	5.823%	118	1.38	x	63.20%	57.08%
New York	NY	8	220,116,122	10.36	5.762%	118	1.98	x	51.51%	47.60%
Pennsylvania	PA	7	208,982,057	9.84	5.888%	112	1.32	x	73.72%	63.34%
Nevada	NV	1	131,883,333	6.21	5.464%	113	1.29	x	72.60%	65.19%
Michigan	MI	8	119,461,028	5.63	5.753%	104	1.40	x	72.49%	62.49%
Colorado	CO	5	116,645,914	5.49	5.512%	119	1.22	x	78.17%	73.44%
Arizona	AZ	4	99,965,374	4.71	5.761%	118	1.28	x	65.19%	59.14%
North Carolina	NC	13	95,537,748	4.50	5.879%	115	1.33	x	77.01%	70.25%
Texas	TX	16	89,694,143	4.22	5.723%	118	1.44	x	70.16%	61.36%
Maryland	MD	5	84,804,656	3.99	5.914%	119	1.24	x	74.02%	66.05%
Wisconsin	WI	5	83,363,546	3.93	6.164%	106	1.21	x	78.46%	63.38%
Illinois	IL	8	79,587,383	3.75	6.048%	87	1.25	x	77.89%	70.11%
Indiana	IN	4	68,750,220	3.24	6.198%	120	1.41	x	75.01%	64.00%
Virginia	VA	4	37,341,859	1.76	5.947%	117	1.42	x	59.80%	54.51%
District of Columbia	DC	1	37,000,000	1.74	5.942%	120	1.03	x	88.10%	84.86%
Georgia	GA	7	36,347,000	1.71	6.015%	120	1.36	x	69.90%	62.95%
Missouri	MO	2	35,225,000	1.66	5.970%	110	1.39	x	73.96%	73.62%
Florida	FL	4	34,919,994	1.64	5.905%	84	1.98	x	54.96%	50.32%
Massachusetts	MA	3	33,704,380	1.59	5.919%	118	1.29	x	65.66%	50.79%
Tennessee	TN	5	27,448,650	1.29	5.842%	113	1.59	x	66.62%	55.91%
Utah	UT	2	23,040,973	1.08	5.845%	118	1.30	x	74.78%	65.39%
Ohio	OH	6	20,096,184	0.95	6.271%	119	1.20	x	70.35%	58.86%
Connecticut	CT	2	18,855,970	0.89	5.930%	132	1.47	x	68.64%	40.30%
Louisiana	LA	1	16,468,305	0.78	5.780%	118	1.35	x	68.91%	58.18%
South Carolina	SC	3	15,231,250	0.72	5.858%	119	1.48	x	69.86%	64.05%
Washington	WA	1	11,764,196	0.55	5.084%	108	1.35	x	70.02%	53.57%
Minnesota	MN	2	10,897,883	0.51	6.159%	118	1.21	x	77.38%	62.91%
New Jersey	NJ	2	9,662,792	0.45	5.653%	118	1.44	x	70.50%	61.06%
Iowa	IA	2	8,939,203	0.42	5.708%	116	1.24	x	76.70%	64.75%
North Dakota	ND	1	6,966,293	0.33	6.213%	118	1.20	x	79.16%	61.92%
Mississippi	MS	1	3,600,000	0.17	5.450%	118	1.28	x	64.57%	56.50%
Kansas	KS	1	3,325,886	0.16	5.640%	117	1.77	x	54.52%	51.60%
Alabama	AL	1	2,671,614	0.13	5.640%	117	1.77	x	54.52%	51.60%
Oregon	OR	1	2,370,674	0.11	6.020%	118	1.26	x	70.14%	59.64%
Oklahoma	OK	1	1,545,800	0.07	6.037%	118	1.31	x	63.22%	49.16%
Total/Weighted Average		156	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Mortgaged Properties by State and/or Location—Loan Group 2

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	CA	4	$51,520,402	15.92%	6.366%	92	1.20	x	68.18%	58.50%
Southern		1	25,970,402	8.03	6.570%	119	1.20	x	78.22%	61.82%
Northern		3	25,550,000	7.90	6.158%	64	1.20	x	57.98%	55.12%
Texas	TX	3	46,263,000	14.30	5.606%	117	1.24	x	74.74%	68.94%
Illinois	IL	1	43,612,290	13.48	5.384%	111	1.30	x	73.79%	68.44%
Georgia	GA	4	42,763,000	13.22	5.616%	118	1.23	x	77.86%	71.29%
Florida	FL	3	36,297,818	11.22	5.514%	117	1.24	x	68.21%	60.64%
North Carolina	NC	3	26,000,000	8.04	5.888%	119	1.29	x	70.65%	66.01%
New York	NY	1	18,000,000	5.56	5.924%	118	1.44	x	60.61%	60.61%
Tennessee	TN	1	17,000,000	5.25	5.920%	118	1.28	x	78.16%	73.05%
Washington	WA	2	10,082,548	3.12	5.863%	81	1.26	x	74.24%	66.71%
North Dakota	ND	1	9,600,000	2.97	5.600%	119	1.74	x	58.18%	51.09%
Michigan	MI	1	9,173,810	2.84	5.719%	117	1.29	x	79.77%	67.30%
Oregon	OR	1	6,800,000	2.10	5.664%	118	1.20	x	72.34%	67.38%
Colorado	CO	1	2,866,000	0.89	5.750%	117	1.30	x	78.09%	68.82%
Arizona	AZ	1	1,994,308	0.62	5.720%	117	1.79	x	49.86%	42.06%
Arkansas	AR	1	1,579,110	0.49	5.300%	111	1.31	x	71.78%	60.17%
Total/Weighted Average		28	$323,552,285	100.00%	5.758%	112	1.28	x	71.76%	65.22%

Range of Debt Service Coverage Ratios as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.01x – 1.19x	8	$222,607,000	9.10%	5.852%	120	1.14	x	79.76%	71.78%
1.20x – 1.29x	79	1,399,805,145	57.20	5.801%	115	1.23	x	73.87%	65.72%
1.30x – 1.39x	21	216,531,479	8.85	5.731%	110	1.33	x	70.14%	62.37%
1.40x – 1.49x	15	237,291,410	9.70	6.014%	119	1.45	x	69.47%	62.41%
1.50x – 1.74x	23	167,163,379	6.83	5.789%	113	1.57	x	64.30%	56.51%
1.75x – 1.99x	6	46,931,404	1.92	5.773%	91	1.78	x	63.84%	57.72%
2.00x – 2.49x	3	144,962,537	5.92	5.861%	100	2.31	x	39.53%	35.79%
2.50x – 5.70x	1	12,000,000	0.49	5.553%	118	5.70	x	12.49%	12.49%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.01x – 1.19x	8	$222,607,000	10.48%	5.852%	120	1.14	x	79.76%	71.78%
1.20x – 1.29x	63	1,178,679,050	55.50	5.796%	116	1.23	x	74.01%	65.67%
1.30x – 1.39x	14	143,699,596	6.77	5.837%	108	1.34	x	68.78%	60.30%
1.40x – 1.49x	14	219,291,410	10.33	6.022%	119	1.45	x	70.20%	62.56%
1.50x – 1.74x	22	157,563,379	7.42	5.801%	113	1.56	x	64.68%	56.84%
1.75x – 1.99x	5	44,937,096	2.12	5.775%	90	1.78	x	64.46%	58.41%
2.00x – 2.49x	3	144,962,537	6.83	5.861%	100	2.31	x	39.53%	35.79%
2.50x – 5.70x	1	12,000,000	0.57	5.553%	118	5.70	x	12.49%	12.49%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.20x – 1.29x	16	$221,126,095	68.34%	5.828%	110	1.23	x	73.10%	66.01%
1.30x – 1.39x	7	72,831,882	22.51	5.523%	114	1.31	x	72.83%	66.44%
1.40x – 1.49x	1	18,000,000	5.56	5.924%	118	1.44	x	60.61%	60.61%
1.50x – 1.79x	2	11,594,308	3.58	5.621%	119	1.75	x	56.75%	49.54%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28	x	71.76%	65.22%

Range of LTV Ratios as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
12.49% – 50.00%	9	$178,569,816	7.30%	5.833%	104	2.44	x	38.30%	34.48%
50.01% – 60.00%	17	189,478,930	7.74	5.871%	106	1.36	x	57.46%	50.37%
60.01% – 70.00%	38	332,121,279	13.57	5.810%	117	1.42	x	64.87%	57.50%
70.01% – 75.00%	44	746,503,817	30.50	5.773%	113	1.32	x	73.25%	66.45%
75.01% – 80.00%	47	963,618,512	39.37	5.846%	116	1.22	x	78.08%	68.74%
80.01% – 88.10%	1	37,000,000	1.51	5.942%	120	1.03	x	88.10%	84.86%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Range of LTV Ratios as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
12.49% – 50.00%	7	$174,025,508	8.19%	5.834%	103	2.46	x	38.02%	34.30%
50.01% – 60.00%	13	154,081,112	7.26	5.834%	112	1.36	x	57.18%	49.40%
60.01% – 70.00%	35	280,621,279	13.21	5.845%	117	1.44	x	64.64%	56.82%
70.01% – 75.00%	36	616,083,534	29.01	5.811%	114	1.33	x	73.25%	66.15%
75.01% – 88.10%	39	898,928,635	42.33	5.840%	116	1.21	x	78.47%	69.42%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Range of LTV Ratios as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
48.30% – 60.00%	6	$39,942,125	12.34%	6.007%	84	1.37	x	57.61%	53.09%
60.01% – 70.00%	3	51,500,000	15.92	5.618%	118	1.31	x	66.12%	61.24%
70.01% – 75.00%	8	130,420,283	40.31	5.598%	113	1.27	x	73.25%	67.87%
75.01% – 77.50%	1	16,100,000	4.98	5.460%	117	1.22	x	75.76%	70.36%
77.51% – 79.93%	8	85,589,877	26.45	6.024%	118	1.25	x	78.73%	68.26%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28	x	71.76%	65.22%

Range of LTV Ratios as of the Maturity Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
12.49% – 30.00%	3	$30,439,007	1.24%	5.777%	126	3.06	x	43.54%	18.17%
30.01% – 40.00%	4	120,800,315	4.94	5.794%	119	2.20	x	38.68%	33.91%
40.01% – 50.00%	12	106,394,344	4.35	5.982%	93	1.73	x	50.85%	44.52%
50.01% – 60.00%	43	395,308,181	16.15	5.811%	112	1.41	x	63.19%	55.55%
60.01% – 70.00%	70	1,303,463,481	53.26	5.844%	116	1.28	x	74.74%	65.95%
70.01% – 75.00%	20	367,287,026	15.01	5.671%	112	1.22	x	78.13%	72.57%
75.01% – 80.00%	3	86,600,000	3.54	5.963%	105	1.26	x	77.22%	77.22%
80.01% – 84.86%	1	37,000,000	1.51	5.942%	120	1.03	x	88.10%	84.86%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Range of LTV Ratios as of the Maturity Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
12.49% – 40.00%	7	$151,239,321	7.12%	5.791%	120	2.37	x	39.66%	30.74%
40.01% – 50.00%	9	99,052,219	4.66	5.983%	91	1.75	x	50.74%	44.53%
50.01% – 60.00%	40	362,708,181	17.08	5.793%	115	1.42	x	63.59%	55.59%
60.01% – 70.00%	54	1,070,367,321	50.40	5.872%	116	1.28	x	75.14%	65.98%
70.01% – 80.00%	19	403,373,026	18.99	5.724%	110	1.22	x	78.00%	73.62%
80.01% – 84.86%	1	37,000,000	1.74	5.942%	120	1.03	x	88.10%	84.86%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Range of LTV Ratios as of the Maturity Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
40.84% – 50.00%	3	$7,342,125	2.27%	5.975%	119	1.41x	52.30%	44.40%
50.01% – 60.00%	3	32,600,000	10.08	6.014%	76	1.36x	58.80%	55.05%
60.01% – 70.00%	16	233,096,160	72.04	5.717%	115	1.27x	72.92%	65.79%
70.01% – 73.86%	4	50,514,000	15.61	5.747%	118	1.24x	77.62%	72.16%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28x	71.76%	65.22%

Range of Mortgage Rates as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.084% – 5.249%	1	$11,764,196	0.48%	5.084%	108	1.35	x	70.02%	53.57%
5.250% – 5.449%	7	161,365,405	6.59	5.403%	110	1.29	x	72.17%	65.56%
5.450% – 5.749%	42	571,480,303	23.35	5.562%	114	1.40	x	71.19%	64.46%
5.750% – 6.570%	106	1,702,682,449	69.57	5.953%	114	1.37	x	70.06%	62.10%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.084% – 5.249%	1	$11,764,196	0.55%	5.084%	108	1.35	x	70.02%	53.57%
5.250% – 5.449%	4	93,174,005	4.39	5.403%	108	1.31	x	72.03%	65.44%
5.450% – 5.749%	33	469,360,185	22.10	5.565%	114	1.42	x	70.82%	64.04%
5.750% – 6.494%	92	1,549,441,681	72.96	5.943%	115	1.38	x	70.00%	61.89%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.300% – 5.449%	3	$68,191,400	21.08%	5.401%	113	1.27x	72.36%	65.73%
5.450% – 5.599%	5	74,552,000	23.04%	5.510%	117	1.25x	74.62%	68.82%
5.600% – 5.749%	4	27,568,118	8.52%	5.664%	118	1.46x	68.26%	59.85%
5.750% – 6.570%	14	153,240,768	47.36%	6.053%	107	1.27x	70.73%	64.20%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28x	71.76%	65.22%

Range of Remaining Terms to Maturity in Months—All Mortgage Loans

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
44 – 84	11	$173,755,677	7.10%	5.929%	59	1.59	x	62.77%	59.53%
85 – 119	113	1,788,673,706	73.09	5.767%	117	1.38	x	69.80%	62.01%
120 – 147	32	484,862,970	19.81	5.982%	120	1.28	x	75.68%	67.08%
Total/Weighted Average	156	$2,447,292,353	100.00%	5.821%	114	1.37	x	70.47%	62.84%

Range of Remaining Terms to Maturity in Months—Loan Group 1

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
44 – 84	8	$144,589,794	6.81%	5.891%	59	1.67	x	63.02%	59.70%
85 – 119	91	1,496,837,304	70.48	5.776%	117	1.40	x	69.18%	61.22%
120 – 147	31	482,312,970	22.71	5.983%	120	1.28	x	75.82%	67.22%
Total/Weighted Average	130	$2,123,740,068	100.00%	5.831%	114	1.39	x	70.27%	62.48%

Range of Remaining Terms to Maturity in Months—Loan Group 2

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
57 – 115	5	$74,357,283	22.98%	5.668%	90	1.26x	68.93%	64.44%
116 – 120	21	249,195,002	77.02	5.784%	118	1.28x	72.60%	65.45%
Total/Weighted Average	26	$323,552,285	100.00%	5.758%	112	1.28x	71.76%	65.22%

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.    100% of the Mortgage Loans, based on the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.    The Mortgage Loans provide for one or more of the following:

61 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 30.90% of the Initial Outstanding Pool Balance, 33.06% of the Initial Loan Group 1 Balance and 16.74% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

6 Mortgage Loans, representing 5.05% of the Initial Outstanding Pool Balance, 4.97% of the Initial Loan Group 1 Balance and 5.56% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

89 Mortgage Loans, representing 64.05% of the Initial Outstanding Pool Balance, 61.97% of the Initial Loan Group 1 Balance and 77.70% of the Initial Loan Group 2 Balance, provide (other than in the case of the two mortgage loans described in the next sentence) for payments of interest-only for the first 5 to 84 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date. These 89 Mortgage Loans also include one mortgage loan representing approximately 0.49% of the Initial Outstanding Pool Balance that provides for an interest only period from months 85 through 108 of the loan term and one mortgage loan representing approximately 0.25% of the Outstanding Pool Balance that provides for an interest-only period from months 73 through 84 of the loan term; both of these Mortgage Loans then provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

7 Mortgage Loans, representing 2.52% of the Initial Outstanding Pool Balance and 2.90% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S Certificates.

Prepayment Provisions.    The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (including the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Mortgage Loans (other than the NL Ventures loan, see ‘‘—Property Releases’’ below) prohibit voluntary prepayment for a specified period (the ‘‘Yield Maintenance Lock-Out Period’’) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the ‘‘Defeasance Lock-Out Period’’ and collectively with the Yield Maintenance Lock-Out Period the ‘‘Lock-Out Period’’). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 110 months. Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(1)    147 of the Mortgage Loans (the ‘‘Defeasance Loans’’), representing approximately 89.54% of the Initial Outstanding Pool Balance, 89.07% of the Initial Loan Group 1 Balance and 92.64% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the ‘‘Defeasance Period’’), which period is set forth on Annex A-1 under the heading ‘‘Prepayment Provisions Payments (# of payments).’’ In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between 110% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the ‘‘Allocated Loan Amount’’).

(2)    8 of the Mortgage Loans (including 1 mortgage loan known as the ‘‘Westpark Shopping Center—Ukrops’’ loan representing 0.29% of the Outstanding Pool Balance and 0.33% of the Initial Loan Group 1 Balance that permits, at the borrower's option, either defeasance or prepayment with a Yield Maintenance Charge, after a Lock-Out Period of at least two years from the Closing Date) (the ‘‘Yield Maintenance Loans’’), representing approximately 8.21% of the Initial Outstanding Pool Balance, 8.34% of the Initial Loan Group 1 Balance and 7.36% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium (as described below) following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the ‘‘Yield Maintenance Period’’). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading ‘‘Prepayment Provisions (# of Payments).’’ For modeling assumptions and numerical classification purposes, the Westpark Shopping Center—Ukrops loan will be characterized as a Yield Maintenance Loan throughout this prospectus supplement.

(3)    1 of the Mortgage Loans (the ‘‘North Charlotte Office/Flex Portfolio’’), representing 2.25% of the Outstanding Pool Balance and 2.59 of the Initial Loan Group 1 Balance, permits, from and after January 11, 2007, prepayment with a Yield Maintenance Charge with respect to two of the Mortgaged Properties securing this Mortgage Loan (the ‘‘North Charlotte Portfolio YM Properties’’) (which Mortgaged Properties represent 0.77% of the Outstanding Pool Balance and 0.88% of the Loan Group 1 Balance). The other three Mortgaged Properties (the ‘‘North Charlotte Portfolio Defeasance Properties’’) securing the Mortgage Loan (which Mortgaged Properties represent 1.48% of the Outstanding Pool Balance and 1.71% of the Loan Group 1 Balance) may be defeased solely in connection with the simultaneous release of the North Charlotte Portfolio YM Properties following the Defeasance Lock-Out Period. With respect to the North Carolina Portfolio Defeasance Properties, the defeasance of an individual property is permitted only under limited circumstances related to the casualty or condemnation of such parcel. For purposes of this prospectus supplement, the North Charlotte Portfolio Loan is considered to be a Yield Maintenance Loan and a Defeasance Loan. As such, unless otherwise specified, any discussion in this prospectus supplement regarding Yield Maintenance Loans or Defeasance Loans, will relate to the North Charlotte Portfolio YM Properties or the North Charlotte Portfolio Defeasance Properties, respectively. See Annex A-1 for the identification of the North Charlotte Portfolio YM Properties and the North Charlotte Portfolio Defeasance Properties.

‘‘Yield Maintenance Charge’’ means:

•	with respect to the North Charlotte Portfolio YM Properties securing the Mortgage Loan known as ‘‘North Charlotte Office/Flex Portfolio,’’ which Mortgage Loan represents 2.25% of the Outstanding Pool Balance and 2.59% of the Initial Loan Group 1 Balance, an amount equal to the greater of: (i) 1% of the principal amount of the Mortgage Loan being prepaid or (ii) the Yield Maintenance Amount. As used in this definition, ‘‘Yield Maintenance Amount’’ means the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through May 1, 2016 (the ‘‘YM Release Date’’) (including the amount of any balloon payment) allocated to the applicable parcel to the determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this definition, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. As used in this definition, the term ‘‘Treasury Rate’’ means the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the YM Release Date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate.

•	with respect to four Mortgage Loans known as the ‘‘Raymour and Flannigan – Oakland, NJ’’ loan, the ‘‘Raymour & Flannigan Showroom – Norwalk’’ loan, the ‘‘Westpark Shopping Center-Ukrops’’ loan and the ‘‘Lehigh Valley Business Center’’ loan representing, approximately 0.26%, 0.35%, 0.29% and 0.26%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date and approximately 0.30%, 0.40%, 0.33% and 0.29%, respectively, of the aggregate principal balance of Loan Group 1 as of the Cut-off Date, ‘‘Yield Maintenance Amount’’ will mean a prepayment premium in an amount generally equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the sum of the present value on the date of prepayment, discounted using the Discount Rate, of the Monthly Interest Shortfalls for the remaining term of the mortgage loan. With respect to the Westpark Shopping Center-Ukrops loan, the Monthly Interest Shortfalls shall be calculated through the one hundred sixth (106th) monthly installment. For purposes of this definition: (i) ‘‘Monthly Interest Shortfall’’ will be calculated for each applicable Due Date following the date of prepayment and will equal the product of (1) the remaining principal balance of the related Mortgage Loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (2) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate; (ii) ‘‘Prepayment Percentage’’ means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the related Mortgage Loan immediately prior to the prepayment, but subtracting for scheduled amortization; (iii) ‘‘Discount Rate’’ means the monthly compounded Replacement Treasury Rate, and with respect to the Westpark Shopping Center-Ukrops loan, the Discount Rate is the monthly compounded Replacement Treasury Rate plus 25 basis points; and (iv) ‘‘Replacement Treasury Rate’’ means the yield rate for the specified United States Treasury Security as described in the underlying Mortgage Note.

•	with respect to two Mortgage Loans known as the ‘‘Bon-Ton Department Stores Portfolio’’ loan and the ‘‘Oakmont Apartments’’ loan representing, approximately 5.30% and 0.28%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date and approximately 6.11% and 2.10%, respectively, of the aggregate principal balance of Loan Group 1 and Loan Group 2, respectively, as of the Cut-off Date, ‘‘Yield Maintenance Amount’’ will mean a prepayment premium in an amount generally equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. For purposes of this definition: (i) ‘‘Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield; and (ii) ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	With respect to two Mortgage Loans known as ‘‘NL Ventures’’ and ‘‘Copper Pointe Apartments’’, representing approximately 0.80% and 0.69%, respectively, of the Initial Outstanding Pool Balance and approximately 0.92% and 5.25%, respectively, of the Initial Loan Group 1 Balance and Initial Loan Group 2 Balance, respectively, an amount equal to the greater of (i) 1% of the principal amount being prepaid, and (ii) the present value of a series of payments each equal to the Payment Differential and payable on each payment date over the remaining original term of the applicable Mortgage Loan, and in the case of the NL Ventures loan, on the payment date 3 months prior to the anticipated repayment date, and in the case of the Copper Pointe Apartments loan, on the maturity date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to the payment date 3 months prior to the anticipated repayment date, in the case of the NL Ventures loan, and the maturity date, in the case of the Copper Pointe Apartments loan (assuming solely for purposes of this calculation that the entire outstanding amount of that Mortgage Loan is due and payable on that payment date). As used in this paragraph, the term ‘‘Payment Differential’’, with respect to each Mortgage Loan, means an amount equal to (i) the applicable Initial Rate less the Reinvestment Yield, divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under such Mortgage Loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero; and the term ‘‘Reinvestment Yield’’, with respect to each Mortgage Loan, means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the anticipated repayment date, in the case of NL Ventures Loan, and the maturity date in the case of the Copper Pointe Apartment loan, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of such Mortgage Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

‘‘Prepayment Premium’’ means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.’’

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks

Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified threshold amount and applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases or partial prepayment of a loan with a holdback amount via application of the related holdback reserves or letter of credit due to the failure to satisfy performance triggers.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans-Default Interest and Limitations on Prepayments’’ in the prospectus.

Property Releases.    Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans (other than the North Charlotte Office/Flex Portfolio Loan, as described above under ‘‘—Prepayment Provisions’’) permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (‘‘Defeasance’’ or, the option to cause a Defeasance, the ‘‘Defeasance Option’’), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the ‘‘Release Date’’) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers ‘‘government securities’’ (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the ‘‘Defeasance Collateral’’) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. Certain of the Defeasance Loans permit the partial defeasance of an individual Mortgaged Property or a portion of the Mortgaged Property, provided. among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount equal to a specified percentage (generally 110% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be partially defeased and released. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A-1 as:

•	Sandalwood Portfolio Loan, collectively representing 1.49% of the Initial Outstanding Pool Balance and 1.72% of the Initial Loan Group 1 Balance,

•	Nadler Portfolio Loan, collectively representing 0.68% of the Initial Outstanding Pool Balance and 0.79%% of the Initial Loan Group 1 Balance, and

•	Zeman MHC Portfolio Loan, collectively representing 0.55% of Initial Outstanding Pool Balance and 0.63% of the Initial Loan Group 1 Balance.

the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross-collateralization in the event of a defeasance or prepayment with yield maintenance of a cross collateralized Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests and additional collateral is posted as security for the remaining crossed loans.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement.

In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria;

(2)	the release of a portion of Mortgaged Property (or a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge and the expiration of a Yield Maintenance Lock-Out Period;

(3)	with respect to the Mortgage Loan identified as ‘‘529 Broadway’’ on Annex A-1 to this prospectus supplement, representing 0.66% of the initial Outstanding Pool Balance and 0.76% of the Initial Loan Group 1 Balance, the borrower is permitted to sell the air rights to the building to one or more third parties, provided, among other things, the debt service coverage ratio for the Mortgaged Property at the time of the release is not less than on the loan origination date, the sale will not materially adversely affect the Mortgaged Property and the Mortgaged Property, following the sale, is in compliance with all applicable zoning laws and ordinances;

(4)	with respect to the Mortgage Loan identified as ‘‘NL Ventures’’ representing 0.80% of the initial Outstanding Pool Balance and 0.92% of the Initial Loan Group 1 Balance, the loan documents permit the release of the property located in Redford, Michigan (the ‘‘Redford Property’’) at any time and the six properties located in either North Carolina or Tennessee (the ‘‘NC/TN Properties’’) on and after December 1, 2007, subject to certain conditions including, but not limited to, (i) after giving effect to the proposed release, the loan to value ratio for the mortgaged properties remaining after the release (collectively, the ‘‘Remaining Property’’) is no greater than 72.50% and the debt service coverage ratio for the Remaining Property is at least 1.50x, (ii) with respect to the Redford Property, such proposed release is in conjunction with a sale to an entity which will use the property to conduct such entity’s normal business operations, and (iii) with respect to the Redford Property, the payment of an amount equal to the greatest of (a) $7,100,000 less the applicable prepayment penalty, (b) the sum of 120% of the allocated loan amount for the Redford Property and the applicable prepayment penalty and (c) the net sales price of the Redford Property; and with respect to the NC/TN Properties, the payment of an amount equal to the sum of 120% of the allocated loan amount for the NC/TN Properties and the applicable prepayment penalty. In connection with such release and prepayment, the amortization schedule will be recast based on the principal balance of the Mortgage Loan following such prepayment and the monthly debt service payments on the Mortgage Loan will be adjusted; and.

(5)	with respect to the Mortgage Loan identified as ‘‘Costco Plaza’’ on Annex A-1 to this prospectus supplement, representing 1.23% of the initial Outstanding Pool Balance and 1.42% of the Initial Loan Group 1 Balance, the borrower is permitted to release a designated swath of land around the perimeter of the Mortgaged Property for no additional consideration in conjunction with the possible relocation of an irrigation pipeline. The borrower currently has a license from the licensor (the U.S. government) to use the surface of the existing pipeline area for parking and landscaping for a term of 20 years, subject to revocation with one year’s notice. Rather than revocation, the licensor has agreed to a relocation of the pipeline to the release parcel if feasible. An engineering study received for closing determined that relocation would be feasible within the partial release parcel and a springing escrow for the estimated relocation costs is required upon any notice of license revocation. The related guarantor is personally liable for any pipeline-related losses and up to $20,000,000 of the Mortgage Loan amount if the license is terminated and the pipeline is not relocated unless the license is reinstated on terms acceptable to the lender.

Escrows.    Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing.    The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•	with respect to the Desert Passage Loan, representing approximately 5.39% of the Initial Outstanding Pool Balance, the related mortgaged property also secures two more Pari Passu Companion Loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Desert Passage Loan’’ above.

•	with respect to the Valley Forge Loan and the Buckeye Portfolio Loan, collectively representing approximately 1.40% of the Initial Outstanding Pool Balance, each are secured by a Mortgaged Property that also secures one or more B Loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan’’ above.

•	with respect to the Mortgage Loan identified as ‘‘Powell Apartments’’ on Annex A-1 to this prospectus supplement, representing approximately 0.06% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit the related borrower to obtain a future secured subordinate debt subject to the following conditions including, without limitation, (A) no event of default, (B) a debt service coverage ratio of (1) not less than 1.20x based on the interest rate and the outstanding principal balance of the Mortgage Loan plus the approved subordinate debt and (2) not less than 1.00x based on a Mortgage Loan constant of 9.25% and the outstanding principal balance of the Mortgage Loan, (C) a loan-to-value ratio not in excess of 80%, (D) delivery of a REMIC opinion and (E) mortgagee approval.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

•	With respect to the Mortgage Loan identified as ‘‘Anderson Villas Apartments’’ on Annex A-1 to this prospectus supplement, representing approximately 0.37% of the Initial Outstanding Pool Balance and 2.84% of the Initial Loan Group 2 Balance, the borrower is permitted to incur unsecured subordinate debt up to $200,000.

•	With respect to the eight cross-collateralized and cross defaulted Mortgage Loans identified as the Sandalwood Portfolio Loan on Annex A-1 to this prospectus supplement, collectively representing 1.49% of the Initial Outstanding Pool Balance and 1.72% of the Initial Loan Group 1 Balance, each borrower is permitted to incur unsecured subordinate debt from constituent borrowers within the loan group in amount up to five percent (5%) of the related loan amount, provided such indebtedness is for purposes of operating expenses.

•	With respect to the Mortgage Loan identified as ‘‘Verandas at Blairstone’’ on Annex A-1 to this prospectus supplement, representing approximately 0.94% of the Initial Outstanding Pool Balance and 7.11% of the Initial Loan Group 2 Balance, the borrower is permitted to incur unsecured subordinate debt up to $690,000 (which is 3% of the original balance) from an affiliate.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the mortgaged property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control of the day to day operations of the borrower, or

•	transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the ‘‘due-on-sale’’ provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan		Mezzanine Loan Maturity Date	Intercreditor Agreement(1)
Desert Passage	$131,883,333	5.39%	$40,000,000	7.953%		11/1/15	Yes
Fiddler's Green	$61,600,000	2.52%	$1,500,000	12.000%		5/1/13	Yes
Galleria Corporate Centre	$55,000,000	2.25%	$12,000,000	12.000	%(2)	3/1/13	Yes

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related Mortgage Loan.

(2)	The loan is accruing interest at a rate of 12% per annum; provided, however, the current pay rate on the loan is 8% per annum, increasing to an interest rate of 10% per annum on March 1, 2009 and to an interest rate of 12% per annum on March 1, 2011, with interest over the current pay rate payable out of excess cash flow.

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Loan Cut-off Date Balance	Combined Maximum LTV Ratio		Combined Minimum DSCR		Intercreditor Agreement Required(1)
Desert Passage	$131,883,333	75.0%		1.25x		Yes
Granite Run Mall	$122,000,000	80.0%		1.25x		Yes
Decoration & Design Building	$100,000,000	70.0	%(2)	1.35x	(2)	Yes
Fiddler's Green Center	$61,600,000	N/A		N/A		No(3)
Galleria Corporate Centre	$55,000,000	85.0	%(4)	1.10x		Yes
Wachovia Tower	$53,750,000	80.0%		1.20x		Yes
Lakeview Square Mall	$42,880,171	75.0%		1.25x
Astor Place	$35,000,000	80.0%		1.20x		Yes
Heyman Properties – LGA	$27,000,000	N/A	(5)	N/A	(5)	Yes
205 Montague Street	$25,091,122	85.0%		1.20x		Yes
Inn at Laguna Beach	$22,500,000	75.0%		1.30x		Yes
211 East Ontario(6)	$21,350,000	80.0%		1.20x		Yes
Marriott Resort Clearwater Beach on Sand Key	$19,962,537	75.0%		1.10x		Yes
One North Arlington(6)	$19,200,000	80.0%		1.20x		Yes
1325 & 1330 Fifth Avenue	$18,000,000	80.0%		1.20x		Yes
Nadler Medical Office Portfolio	$16,750,000	75.0%		1.20x		Yes
529 Broadway	$16,125,000	80.0%		1.20x		Yes
Zeman MHC Crossed Pool	$13,396,420	80.0%		1.20x		Yes
Thomson Information Services	$13,146,026	N/A(7)		N/A	(7)	No
Heritage Place	$9,967,037	75.0%		1.20x		Yes
Westpark Shopping Center-Ukrops	$7,020,000	75.0%		1.20x		Yes
Phelan Village Shopping Center	$6,450,000	90.0%		1.10x		Yes

(1)	Acceptable to lender.

(2)	Mezzanine debt up to $30,000,000 requires, among other things, evidence that the underwritten net cash flow is not less than it was on the loan closing date. Mezzanine debt over $30,000,000 requires, among other things, a combined DSCR of at least 1.35x and a combined LTV of not more than 70%.

(3)	The Mezzanine lender is required to be an ‘‘institutional lender’’ as defined in the related loan documents.

(4)	Refinancing of existing mezzanine debt is permitted, in an amount sufficient to satisfy specified LTV and DSCR ratios. DSCR will be calculated based on the combined mortgage loan and mezzanine loan debt service (with interest on the mezzanine loan calculated based on the then-current pay rate, rather than at any accrual rate).

(5)	Mezzanine debt permitted only in the event that following a casualty, the lender applies the insurance proceeds to principal payments instead of repairing the Mortgaged Property.

(6)	Permitted only in connection with the sale of the Mortgaged Property.

(7)	The related Mortgage Loan documents permit the related borrower to obtain a line of credit secured by a pledge of the equity interests to a ‘‘Qualified Investor’’ (as defined in the related loan agreement).

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt’’ in this prospectus supplement.

Performance Escrows and Letters of Credit.    In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related loan documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered

Certificates—Risks Related to Prepayments and Repurchases’’ in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, in most cases, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The Mortgage Loans generally contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loan and subject to the rights of the Directing Holder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases may be up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See ‘‘—Other Financing,’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements-Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance.    Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.    As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations.    Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.83, 4.78%, and 2.57%, respectively, of the Initial Outstanding Pool Balance, the three largest of the related loan groups in Loan Group 1 representing approximately 6.71%, 5.51% and 2.96%, respectively, of the Initial Loan Group 1 Balance. See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans.    In the case of 37 Mortgaged Properties, representing 11.78% of the Initial Outstanding Pool Balance and 13.58% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a ‘‘Single-Tenant Mortgage Loan’’). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

Geographic Location.    The Mortgaged Properties are located throughout 35 states and the District of Columbia, with the largest concentrations by Initial Outstanding Pool Balance located in California, New York and Pennsylvania. See ‘‘Summary of the Prospectus Supplement—The Mortgage Pool-Characteristics of the Mortgage Pool—Property Locations’’ in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.    4 groups of the Mortgage Loans, collectively representing approximately 2.86% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The following Mortgage Loans are cross-collateralized and cross-defaulted:

•	Sandalwood Portfolio Loan, collectively representing 1.49% of the Initial Outstanding Pool Balance and 1.72% of the Initial Loan Group 1 Balance;

•	Nadler Medical Office Portfolio Loan, collectively representing 0.68% of the Initial Outstanding Pool Balance and 0.79% of the Initial Loan Group 1 Balance;

•	Zeman MHC Crossed Pool, collectively representing 0.55% of the Initial Outstanding Pool Balance and 0.63% of the Initial Loan Group 1 Balance; and

•	Alpharetta Retail Portfolio, collectively representing 0.14% of the Initial Outstanding Pool Balance and 0.16% of the Initial Loan Group 1 Balance.

There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See ‘‘—Property Releases’’ above.

Loan Purpose.    59 of the Mortgage Loans, representing 37.21% of the Initial Outstanding Pool Balance, 34.11% of the Initial Loan Group 1 Balance and 57.56% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. 97 of the Mortgage Loans, representing 62.79% of the Initial Outstanding Pool Balance, 65.89% of the Initial Loan Group 1 Balance and 42.44% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 26 classes (each, a ‘‘Class’’) to be designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class X Certificates Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class S Certificates, Class R Certificates and Class LR Certificates (collectively, the ‘‘Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates (the ‘‘Offered Certificates’’) are offered hereby. The Class X, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (the ‘‘Private Certificates’’) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an ‘‘REO Property’’); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an ‘‘REO Account’’); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the ‘‘Principal Balance Certificates’’ and each a ‘‘Principal Balance Certificate’’) will have the following aggregate principal balances (each, a ‘‘Certificate Balance’’), in each case, subject to a variance of plus or minus 5%:

Class	Initial Aggregate Certificate Balance	Approximate Percent of Initial Outstanding Pool Balance	Approximate Percent of Credit Support
Offered Certificates
A-1	$90,000,000	3.68%	30.000	% (1)
A-2	$107,966,000	4.41%	30.000	% (1)
A-3	$40,098,000	1.64%	30.000	% (1)
A-AB	$98,824,000	4.04%	30.000	% (1)
A-4	$1,052,664,000	43.01%	30.000	% (1)
A-1A	$323,552,000	13.22%	30.000	% (1)
A-M	$244,729,000	10.00%	20.000%
A-J	$189,666,000	7.75%	12.250%
B	$52,005,000	2.13%	10.125%
C	$24,472,000	1.00%	9.125%
Private Certificates
D	$36,710,000	1.50%	7.625%
E	$21,414,000	0.88%	6.750%
F	$30,591,000	1.25%	5.500%
G	$24,473,000	1.00%	4.500%
H	$30,591,000	1.25%	3.250%
J	$12,236,000	0.50%	2.750%
K	$6,119,000	0.25%	2.500%
L	$9,177,000	0.37%	2.125%
M	$3,059,000	0.12%	2.000%
N	$6,118,000	0.25%	1.750%
O	$9,178,000	0.38%	1.375%
P	$33,650,352	1.38%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.

The Class X Certificates will have a notional balance (the ‘‘Notional Balance’’), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X Certificates will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time.

Upon initial issuance, the aggregate initial Notional Balance of the Class X Certificates will be $2,447,292,352, subject to a permitted variance of plus or minus 5%. The Notional Balance of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Class S, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under ‘‘—Distributions—Payment Priorities’’ in this prospectus supplement.

The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates.

Distributions

Method, Timing and Amount.    Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing in July 2006 (each, a ‘‘Distribution Date’’). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the ‘‘Record Date’’). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The ‘‘Percentage Interest’’ evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The ‘‘Available Funds’’ for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under ‘‘—Prepayment Interest Shortfalls’’ below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under ‘‘The Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ below, but excluding the following:

(a)    all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Advances’’;

(b)    the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicer and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicer and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicer or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c)    all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)    to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicer, the Special Servicer, any subservicer and the Trustee are entitled;

(e)    all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Prepayment Premiums and Yield Maintenance Charges;

(g)    any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h)    all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j)    with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The ‘‘Monthly Payment’’ with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

‘‘Unscheduled Payments’’ are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under ‘‘The Pooling and

Servicing Agreement—Optional Termination’’ and ’’—Realization Upon Defaulted Mortgage Loans,’’ and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See ‘‘Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors’’ in this prospectus supplement.

‘‘Net REO Proceeds’’ with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

‘‘Principal Prepayments’’ are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The ‘‘Collection Period’’ with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The ‘‘Determination Date’’ is the earlier of (i) the sixth day of the month in which the related distribution date occurs, or if the sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date, commencing in July 2006.

‘‘Net Default Interest’’ with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (but not including the Special Servicing Fee, Workout Fees or Liquidation Fees).

‘‘Default Interest’’ with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The ‘‘Default Rate’’ with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities.    As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The ‘‘Interest Accrual Amount’’ with respect to any Distribution Date and any Class of Certificates (other than the Class S, Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

‘‘Appraisal Reduction Amount’’ is the amount described under ‘‘—Appraisal Reductions’’ below.

The ‘‘Interest Accrual Period’’ with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An ‘‘Interest Shortfall’’ with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The ‘‘Pass-Through Rate’’ for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The pass-through rate applicable to the Class A-1 Certificates will, at all times, equal 5.540%. The pass-through rate applicable to the Class A-2 Certificates will, at all times, equal 5.690%. The pass-through rate applicable to the Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus 0.0870%, 0.0650%, 0.0250%, or 0.0360%, respectively.

The pass-through rate applicable to the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) the related fixed rate set forth on the table in the Executive Summary on page S-3 of this prospectus supplement.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is equal to approximately 0.042% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date generally is equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their Certificate Balances).

Each of the Class S, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class S Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The ‘‘Weighted Average Net Mortgage Pass-Through Rate’’ for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The ‘‘Due Date’’ with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The ‘‘Net Mortgage Pass-Through Rate’’ with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class S, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The ‘‘Mortgage Rate’’ with respect to each Mortgage Loan, Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

The ‘‘Principal Distribution Amount’’ for any Distribution Date will be equal to the sum of the following items without duplication:

(i)    the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii)    the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii)    the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ and ‘‘—Optional Termination’’;

(iv)    the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v)    the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi)    all other Principal Prepayments received in the related Collection Period; and

(vii)    any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the

Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The ‘‘Group 2 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The ‘‘Assumed Scheduled Payment’’ with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An ‘‘REO Loan’’ is any Mortgage Loan (other than the Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses.

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/ Master Servicer	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related mortgage loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess.	time to time	Any actual prepayment interest excess.

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Additional Master Servicing Compensation/Master Servicer	All late payment fees and net default interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees).
50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and the Serviced Companion Loans.
	100% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges).	time to time	The related fees.
Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.
Special Servicing Fee/ Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan, and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account.
Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan.	monthly	The related collection of principal or interest.
Liquidation Fee/ Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under ‘‘The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation.’’	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer	All late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain Trust expenses.
	50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans.	from time to time	The related fees.
	All investment income received on funds in any REO Account.	Monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Trustee Fee/Trustee	The Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the mortgage loan.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Property Advances/ Master Servicer and Special Servicer/ Trustee	To the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on Property Advances/Master Servicer and Special Servicer/ Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.
Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on P&I Advances/Master Servicer/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.
Indemnification Expenses/Trustee, Master Servicer and Special Servicer	Amounts for which the Trustee, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account.
Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account.

Bank of America will serve as primary servicer with respect to certain mortgage loans sold to the Depositor by Bank of America and CWCapital will serve as primary servicer with respect to certain mortgage loans sold to the Depositor by CWCapital. The related primary servicing fee will be payable only to the extent the Master Servicer is entitled to a fee and will retained by Bank of America or CWCapital, as applicable, out of collections remitted to the Master Servicer.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special

Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds.    On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to pay interest, pro rata,

•	on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

•	on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class, and

•	on the Class X Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently,

(A)    to the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates:

(i)    first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date,

(ii)    then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates, and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates have been reduced to zero,

(iii)    then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i) and (ii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i) and (ii) above have been made on such Distribution Date, until the Class A-2 Certificates have been reduced to zero,

(iv)    then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

(v)    then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vi)    then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

(B)    to the Class A-1A Certificates, in an amount equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; and after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates have been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Sixty-ninth, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to ‘‘pro rata’’ in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The ‘‘Crossover Date’’ is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in ‘‘—Distributions—Distributions of Available Funds’’ above. The ‘‘Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The ‘‘Base Interest Fraction’’ for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

In the case of the Serviced Loan Combinations (other than with respect to the Buckeye Portfolio Loan Combination as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan Combination—Distributions’’ in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 10, 2010
Class A-2	June 10, 2011
Class A-3	April 10, 2013
Class A-AB	June 10, 2015
Class A-4	May 10, 2016
Class A-1A	May 10, 2016
Class A-M	May 10, 2016
Class A-J	June 10, 2016
Class B	June 10, 2016
Class C	June 10, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under ‘‘Yield and Maturity Considerations—Weighted Average Life’’). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The ‘‘Rated Final Distribution Date’’ of the Offered Certificates will be June 10, 2046, the first Distribution Date after the 36th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Realized Losses

The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, ‘‘Realized Loss’’ with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates, tenth, to the Class F Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, fifteenth, to the Class A-J Certificates, sixteenth, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under ‘‘The Pooling and Servicing Agreement—Modifications,’’ in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under ‘‘—Prepayment Interest Shortfalls’’ in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class X Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to the Non-Serviced Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to the Non-Serviced Mortgage Loan, other principal losses realized in respect of the Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

With respect to the Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to the Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.

Prepayment Interest Shortfalls

For any Distribution Date, a ‘‘Prepayment Interest Shortfall’’ will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a ‘‘Prepayment Interest Excess’’ will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class S Certificates) and fees payable to the Trustee and the Master Servicer.

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan and a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Holder), the Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the ‘‘Master Servicer Prepayment Interest Shortfall’’), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) serviced by the Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Master Servicing Fee computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Mortgage Loans and the Non-Serviced Mortgage Loan).

‘‘Net Prepayment Interest Shortfall’’ means the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess exceeds the Master Servicer Prepayment Interest Shortfalls such excess amount (the ‘‘Net Prepayment Interest Excess’’) will be payable to such Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the ‘‘Subordinate Certificates’’) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates. The Class A-M Certificates will be likewise protected by the subordination of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates, tenth, to the Class F Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, fifteenth, to the Class A-J Certificates, sixteenth, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an ‘‘Appraisal Reduction Event’’), an Appraisal Reduction Amount will be calculated. The ‘‘Appraisal Reduction Amount’’ for any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the

Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a ‘‘Small Loan Appraisal Estimate’’) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an ‘‘Updated Appraisal’’) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination. Any Appraisal Reduction on a Serviced Loan Combination will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on the Non-Serviced Mortgage Loan will generally be allocated to the holders of the related Mortgage Loan and related Pari Passu Companion Loans pro rata, based on each such loan's outstanding principal balance.

A ‘‘Modified Mortgage Loan’’ is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B and C Certificates and multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a ‘‘Definitive Certificate’’) representing its interest in such Class, except under the limited circumstances described in the prospectus under ‘‘Description of the Certificates-Book-Entry Registration and Definitive Certificates.’’ Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) and Euroclear participating organizations, the ‘‘Participants’’), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A ‘‘Certificateholder’’ under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Master Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the

Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered

Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (‘‘Certificate Owners’’) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Trustee is required to notify all affected

Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (‘‘Holders’’). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.    The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the ‘‘Pass-Through Rate’’ in the ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See ‘‘Yield and Maturity Considerations’’ in the prospectus, ‘‘Description of the Offered Certificates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘The Pooling and Servicing Agreement—Amendment’’ and ‘‘—Modifications’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of the Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated

Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See ‘‘Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The yield on any class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.    As described under ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (‘‘CPR’’) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%,’’ and ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out

Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under ‘‘Description of the Mortgage Pool-Additional Loan Information’’ and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the ‘‘Modeling Assumptions’’):

(i)    the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii)    the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii)    all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in July 2006;

(iv)    there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(v)    prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi)    all Mortgage Loans accrue interest under the method specified in Annex A-1. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement;

(vii)    no party exercises its right of optional termination described herein;

(viii)    no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the BACM Series 2006-1 Pooling and Servicing Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

(ix)    no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x)    there are no additional Trust expenses;

(xi)    distributions on the Certificates are made on the fourth day following the Determination Date occurring in each month regardless of business day, commencing in July 2006;

(xii)    no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or prepayment penalties period, if any;

(xiii)    the Closing Date is June 7, 2006;

(xiv)    each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date; and

(xv)    with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to the Non-Serviced Mortgage Loan, separate servicing fees as set forth in the BACM Series 2006-1 Pooling and Servicing Agreement are calculated on the same basis as interest accrues on the Desert Passage Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	88%	88%	88%	88%	88%
June 2008	76%	76%	76%	76%	76%
June 2009	59%	59%	59%	59%	59%
June 2010	23%	23%	23%	23%	23%
June 2011	0%	0%	0%	0%	0%
June 2012	0%	0%	0%	0%	0%
June 2013	0%	0%	0%	0%	0%
June 2014	0%	0%	0%	0%	0%
June 2015	0%	0%	0%	0%	0%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	3.00	2.99	2.98	2.97	2.92

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	0%	0%	0%	0%	0%
June 2012	0%	0%	0%	0%	0%
June 2013	0%	0%	0%	0%	0%
June 2014	0%	0%	0%	0%	0%
June 2015	0%	0%	0%	0%	0%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.83	4.82	4.80	4.78	4.64

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	0%	0%	0%	0%	0%
June 2014	0%	0%	0%	0%	0%
June 2015	0%	0%	0%	0%	0%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.51	6.51	6.50	6.49	6.39

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	72%	72%	72%	72%	72%
June 2013	64%	64%	64%	64%	64%
June 2014	31%	31%	31%	31%	31%
June 2015	0%	0%	0%	0%	0%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.23	7.23	7.23	7.22	7.22

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	98%	98%	98%	98%	98%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.75	9.73	9.71	9.68	9.50

Percentages of the Initial Certificate Balance
of the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	99%	99%	99%	99%	99%
June 2009	99%	99%	99%	99%	99%
June 2010	98%	98%	98%	98%	98%
June 2011	89%	89%	89%	89%	89%
June 2012	88%	88%	88%	88%	88%
June 2013	86%	86%	86%	86%	86%
June 2014	85%	85%	85%	85%	85%
June 2015	84%	84%	84%	84%	83%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.02	9.01	9.00	8.97	8.82

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.93	9.93	9.91	9.68

Percentages of the Initial Certificate Balance
of the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.98	9.97	9.95	9.93	9.76

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	10.01	10.01	10.01	10.00	9.81

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
June 2007	100%	100%	100%	100%	100%
June 2008	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	10.01	10.01	10.01	10.01	9.84

Certain Price/Yield Tables

The tables set forth below show the corporate bond equivalent (‘‘CBE’’) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of June 7, 2006 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including June 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.12500	6.66%	6.66%	6.66%	6.66%	6.68%
98.68750	6.05%	6.05%	6.05%	6.05%	6.06%
100.25000	5.46%	5.46%	5.46%	5.46%	5.46%
101.81250	4.88%	4.88%	4.88%	4.88%	4.86%
103.37500	4.31%	4.31%	4.31%	4.31%	4.28%
Weighted Average Life (yrs)	3.00	2.99	2.98	2.97	2.92

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.37500	6.37%	6.37%	6.37%	6.38%	6.39%
98.93750	5.98%	5.98%	5.98%	5.99%	5.99%
100.50000	5.60%	5.60%	5.60%	5.60%	5.60%
102.06250	5.23%	5.23%	5.23%	5.23%	5.21%
103.62500	4.86%	4.86%	4.86%	4.86%	4.83%
Weighted Average Life (yrs)	4.83	4.82	4.80	4.78	4.64

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.37500	6.34%	6.34%	6.34%	6.34%	6.34%
98.93750	6.03%	6.03%	6.04%	6.04%	6.04%
100.50000	5.74%	5.74%	5.74%	5.74%	5.74%
102.06250	5.45%	5.45%	5.45%	5.45%	5.44%
103.62500	5.16%	5.16%	5.16%	5.16%	5.15%
Weighted Average Life (yrs)	6.51	6.51	6.50	6.49	6.39

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.37500	5.79%	5.79%	5.79%	5.79%	5.79%
100.43750	5.78%	5.78%	5.78%	5.78%	5.78%
100.50000	5.77%	5.77%	5.77%	5.77%	5.77%
100.56250	5.76%	5.76%	5.76%	5.76%	5.76%
100.62500	5.75%	5.75%	5.75%	5.75%	5.75%
Weighted Average Life (yrs)	7.23	7.23	7.23	7.22	7.22

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.37500	6.27%	6.27%	6.27%	6.27%	6.28%
98.93750	6.05%	6.05%	6.05%	6.05%	6.05%
100.50000	5.83%	5.83%	5.83%	5.83%	5.83%
102.06250	5.62%	5.62%	5.62%	5.62%	5.61%
103.62500	5.41%	5.41%	5.41%	5.41%	5.40%
Weighted Average Life (yrs)	9.75	9.73	9.71	9.68	9.50

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.37500	6.28%	6.28%	6.28%	6.28%	6.29%
98.93750	6.05%	6.05%	6.05%	6.05%	6.05%
100.50000	5.82%	5.82%	5.82%	5.82%	5.81%
102.06250	5.59%	5.59%	5.59%	5.59%	5.58%
103.62500	5.37%	5.37%	5.37%	5.36%	5.36%
Weighted Average Life (yrs)	9.02	9.01	9.00	8.97	8.82

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.21875	6.31%	6.31%	6.31%	6.31%	6.32%
98.78125	6.09%	6.09%	6.09%	6.09%	6.09%
100.34375	5.88%	5.88%	5.88%	5.88%	5.88%
101.90625	5.67%	5.67%	5.67%	5.67%	5.66%
103.46875	5.46%	5.46%	5.46%	5.46%	5.45%
Weighted Average Life (yrs)	9.93	9.93	9.93	9.91	9.68

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.87500	6.36%	6.36%	6.36%	6.36%	6.37%
98.43750	6.14%	6.14%	6.14%	6.14%	6.15%
100.00000	5.93%	5.93%	5.93%	5.93%	5.93%
101.56250	5.72%	5.72%	5.72%	5.72%	5.72%
103.12500	5.51%	5.51%	5.51%	5.51%	5.51%
Weighted Average Life (yrs)	9.98	9.97	9.95	9.93	9.76

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance And Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.71875	6.38%	6.38%	6.38%	6.38%	6.39%
98.28125	6.16%	6.16%	6.16%	6.16%	6.17%
99.84375	5.95%	5.95%	5.95%	5.95%	5.95%
101.40625	5.74%	5.74%	5.74%	5.74%	5.74%
102.96875	5.53%	5.53%	5.53%	5.53%	5.53%
Weighted Average Life (yrs)	10.01	10.01	10.01	10.00	9.81

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.56250	6.40%	6.40%	6.40%	6.40%	6.41%
98.12500	6.18%	6.18%	6.18%	6.18%	6.19%
99.68750	5.97%	5.97%	5.97%	5.97%	5.97%
101.25000	5.76%	5.76%	5.76%	5.76%	5.76%
102.81250	5.55%	5.55%	5.55%	5.55%	5.55%
Weighted Average Life (yrs)	10.01	10.01	10.01	10.01	9.84

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 2006 (the ‘‘Pooling and Servicing Agreement’’), entered into by the Depositor, the Master Servicer, the Special Servicer and the Trustee.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Attention: Corporate Trust Services (COMM 2006-C7).

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer (directly or through one or more sub-servicers, including Bank of America, which will act as primary servicer with respect to 24 of the mortgage loans, representing approximately 29.73% of the Initial Pool Balance (or approximately 30.68% of the Initial Loan Group 1 Balance and approximately 23.48% of the Initial Loan Group 2 Balance, and CWCapital which will act as primary servicer with respect to 9 of the mortgage loans, representing approximately 6.30% of the Initial Pool Balance (or approximately 6.46% of the Initial Loan Group 1 Balance and approximately 5.25% of the Initial Loan Group 2 Balance)) to diligently service and administer their respective Mortgage Loans (other than the Desert Passage Loan, which will be serviced pursuant to the BACM Series 2006-1 Pooling and Servicing Agreement) and the Serviced Loan Combinations.

The Master Servicer and the Special Servicer are required to diligently service and administer the Mortgage Loans and the Serviced Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the Mortgage Loans or Serviced Loan Combinations, as applicable, the terms of the related intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by such servicer in its reasonable judgment); and

•	the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan as determined by such servicer in its reasonable judgment) but without regard to:

(A)    any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B)    the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by such servicer or any affiliate of it;

(C)    the Master Servicer’s obligation to make Advances;

(D)    such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(F)    any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(G)    any obligation of the Master Servicer, the Special Servicer or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the ‘‘Servicing Standard’’).

For a description of the servicing of the Desert Passage Loan see ‘‘—Servicing of the Non-Serviced Mortgage Loan’’ below and ‘‘Description of the Mortgage Pool—Split Loan Structures—The Desert Passage Loan’’ in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer, the Special Servicer nor any of their respective directors, officers, employees, members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the ‘‘Master Servicer Remittance Date’’) an amount (each such amount, a ‘‘P&I Advance’’) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the Desert Passage Loan, the Master Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the Desert Passage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Loan Combination have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan may also be made first from amounts collected on the B Loan.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loan) to make advances (‘‘Property Advances,’’ and together with P&I Advances, ‘‘Advances’’) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property other than with respect to the Mortgaged Property securing the Non-Serviced Mortgage Loan. In addition if the Special Servicer requests that the Master Servicer make a Property Advance and such Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

The BACM Series 2006-1 Servicer is obligated to make property advances with respect to the Desert Passage Loan.

With respect to a nonrecoverable property advance on the Desert Passage Loan Combination, the applicable servicer under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then with respect to the Non-Serviced Mortgage Loan from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations, the Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan and then from general collections of the Trust.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the ‘‘Advance Rate’’) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The ‘‘Prime Rate’’ is the rate, for any day, set forth as such in the ‘‘Money Rates’’ section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, the Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Combination Loan, as a collective whole), the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.    Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (‘‘Related Proceeds’’) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicer, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

‘‘Unliquidated Advance’’ means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

Accounts

Collection Account.    The Master Servicer will establish and maintain one or more segregated accounts (collectively, the ‘‘Collection Account’’) pursuant to the Pooling and

Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will not be deposited into the Collection Account, but will be deposited into a separate custodial account (which may be a sub-account of the Collection Account). Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts.    The Trustee will establish and maintain one or more segregated accounts (the ‘‘Distribution Account’’) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicer will remit on or before each Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). With respect to each Distribution Date occurring in March (or February if the related Distribution Date is the final Distribution Date), an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest.    The Trustee is required to establish and maintain the ‘‘Grantor Trust Distribution Account’’ in its own name for the benefit of the Class S Certificateholders. On each Distribution Date, the Trustee is required to distribute from the Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class S Certificates.

‘‘Excess Interest’’ with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for, the ‘‘Lower-Tier Distribution Account,’’ the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Excess Liquidation Proceeds Account,’’ each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the ‘‘Grantor Trust Distribution Account’’ and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least ‘‘A-1’’ by S&P and ‘‘F-1’’ by Fitch, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least ‘‘AA−‘‘ by S&P (or ‘‘A+’’ if the related short-term rating is at least ‘‘A-1’’) and ‘‘AA−‘‘ by Fitch or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer, or (iv) with PNC Bank so long as PNC Bank’s long-term unsecured debt rating is at least ‘‘A’’ from S&P and ‘‘A’’ from Fitch and its short-term unsecured debt rating is at least ‘‘A-1’’ from S&P (if the deposits are to be held in the account for more than 30 days) or PNC Bank’s short-term deposit or short-term unsecured debt rating is at least ‘‘A-1’’ from S&P or ‘‘F-1’’ from Fitch (if the deposits to be held in accounts for 30 days or less).

With respect to each of the accounts, the party that maintains such account (i.e. the Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Trustee will have the right to invest the funds in the Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account maintained by it and the Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Trustee, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Account and the Grantor Trust Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under ‘‘—Interest Reserve Account.’’

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses

Due-On-Sale Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of ‘‘due-on-sale’’ clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that (A) represents more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) has a Stated Principal Balance that is more than $35,000,000 or (C) is among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Fitch with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) represents one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under ‘‘—Realization Upon Defaulted

Mortgage Loans’’ and ‘‘—Modifications’’ in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ In addition, the Special Servicer will also be required to obtain the consent of the Directing Certificateholder with respect to any assumption with respect to a Specially Serviced Mortgage Loan, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’

Due-On-Encumbrance Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a ‘‘due-on-encumbrance’’ clause which by their terms (a) provide that the related Mortgage Loan or Serviced Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Fitch that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan to value ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is less than 1.20x or, in the case of Fitch, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any

Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a ‘‘due-on-sale’’ or a ‘‘due-on-encumbrance’’ clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2007; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and done in accordance with the terms of, the pooling and servicing agreement governing the Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i)    except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii)    all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a)    the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c)    the Master Servicer will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d)    except as provided below (including under clause (vii)), in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, not less frequently than annually, and, to the extent consistent with the Servicing Standard, the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e)    to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f)    any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicer will not be in default or liable for any loss.

Notwithstanding the provision described in clause (iv) above, the Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Loan Combination, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Holder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing’’). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing.’’ The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under ‘‘—Advances’’ in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Master Servicer to cause that coverage to be maintained under the Master Servicer’s force-placed insurance policy. In such case, the Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer’s existing force-placed policy.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than ‘‘A’’ by S&P and Fitch and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the ‘‘Mortgage Loan Purchase Agreements’’). See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the ‘‘Custodian’’), the Note and certain other documents and instruments (the ‘‘Mortgage Loan Documents’’) with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1)    the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable Cut-off Date;

(2)    except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

(3)    no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable Cut-off Date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable Cut-off Date;

(4)    the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

(5)    with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(6)    each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy, a marked-up title insurance commitment or pro forma (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

(7)    the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(8)    the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

(9)    (a)    with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

(10)    each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(11)    each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

(12)    as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon;

(13)    all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

(14)    each mortgage loan complied with all applicable usury laws in effect at its date of origination;

(15)    no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

(16)    there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

(17)    based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or is insured by a law and ordinance insurance policy, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

(18)    to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

(19)    each mortgage loan contains a ‘‘due-on-sale’’ clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

(20)    the borrower on each mortgage loan with a Cut-off Date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in ‘‘—Special Servicing—Special Servicing Compensation’’ and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the ‘‘Repurchase Price’’) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a ‘‘Replacement Mortgage Loan’’) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the ‘‘Removed Mortgage Loan’’) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

A ‘‘Qualified Substitute Mortgage Loan’’ is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

With respect to the Mortgage Loans sold to the trust by CWCapital Mortgage Securities III LLC and originated by CWCapital, the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or repurchase or replace the defective Mortgage Loan, will be against CWCapital, and CWCapital Mortgage Securities III LLC will in no event be obligated to repurchase or replace such Mortgage Loans if CWCapital defaults in its obligations to do so.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may otherwise resign from its obligations and duties as the Master Servicer or the Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Serviced Loan Combination, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan, except that with respect to the Buckeye Portfolio Loan Combination, such allocation first to the related B Loan shall only apply during the occurrence and continuance of a Material Default). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the BACM Series 2006-1 Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph, except that with respect to the Buckeye Portfolio Loan Combination, the Depositor will not be entitled to reimbursement).

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account, except that with respect to the Buckeye Portfolio Loan Combination, the Depositor will not be entitled to reimbursement), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted;

(b)    any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected, provided, however, if that failure (other than the failure to provide reports and items specified under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    the Master Servicer or the Special Servicer has been removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal;

(g)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Fitch within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(h)    the Master Servicer or Special Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period (but that with respect to any primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the ‘‘Sub-Servicing Entity’’) retained by the Master Servicer or Special Servicer (but excluding one which the Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) the Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h) and the Master Servicer or Special Servicer will be required to provide the reports required by the Sub-Servicing Entity and if the Master Servicer or Special Servicer fails to do so it shall be an event of default with respect to the Master Servicer or Special Servicer.

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and (i) at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders or (ii) at the written direction of the Depositor with respect to an Event of Default under clause (h) above, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, then the

Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicer or Special Servicer if an Event of Default with respect to the Master Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an ‘‘approved’’ servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Evidence of Compliance

See ‘‘Description of the Pooling Agreements—Evidence of Compliance’’ in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Master Servicer, the Primary Servicers and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment. The Trustee, the Master

Servicer, the Primary Servicers and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are Midland Loan Services, Inc., Wells Fargo Bank, N.A., Bank of America, CWCapital and CWCapital Asset Management LLC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the ‘‘Voting Rights’’) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (other than the Non-Serviced Mortgage Loan) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Loan Combination (and, with respect to a Loan Combination, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a ‘‘Purchase Option’’) at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

The Controlling Class Representative will also have a purchase option with respect to the Desert Passage Loan. For a description of the purchase option relating to the Desert Passage

Loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Desert Passage Loan—Sale of Defaulted Mortgage Loan’’ in this prospectus supplement.

With respect to the Desert Passage Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Companion Loans.

With respect to the Valley Forge Loan (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan Combination—Rights of the Holders of the Valley Forge B Loan—Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

With respect to the Buckeye Portfolio Loan (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan Combination—Rights of the Holders of The Buckeye Portfolio B Loan—Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Except with respect to the Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan Combination—Rights of the Holders of The Buckeye Portfolio B Loan—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan Combination—Rights of the Holders of the Valley Forge B Loan—Purchase Option’’ in this prospectus supplement. The purchase option for the Non-Serviced Mortgage Loan will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs the Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the

Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than the Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i)    such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC Regulations (such tax referred to herein as the ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property,’’ such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property

Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being ‘‘Excess Liquidation Proceeds’’), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a ‘‘Modification’’) without the consent of the Trustee or any Certificateholder (other than the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i)    other than with respect to the waiver of late payment charges or waivers in connection with ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading ‘‘—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses’’ above, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Master Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii)    the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii)    subject to any modifications to be performed by the Master Servicer with respect to a performing Mortgage Loan or a performing Loan Combination as described below, the Special Servicer may not agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable unless it provides the Trustee with an opinion of counsel (at the expense of the related Borrower or such other person requesting such modification or, if such expense cannot be collected from the related Borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A) would not be a ‘‘significant modification’’ of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions;

(iv)    neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates; and

(v)    with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under ‘‘—Special Servicing—The Special Servicer’’ below.

Subject to the provisions of the Pooling and Servicing Agreement, the Master Servicer, with the consent of the Directing Holder, may extend the maturity of any Mortgage Loan or Serviced Loan Combination with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage Loan or Serviced Loan Combination or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Furthermore, with respect to the Buckeye Portfolio Loan Combination, the rights of the Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the intercreditor agreement as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan Combination—Rights of the Holders of The Buckeye Portfolio B Loan—Consent to Modifications’’ in this prospectus supplement.

For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a Borrower for the consent or other appropriate action on the part of the lender with respect to:

(a)    approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 15,000 square feet or 20% of the related Mortgaged Property;

(b)    approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

(c)    approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)    subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e)    approving modifications, consents or waivers (other than those specifically prohibited under this ‘‘—Modifications’’ section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a ‘‘prohibited transaction’’ under the REMIC Provisions;

(f)    approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; and

(g)    any non-material modifications, waivers or amendments not provided for in clauses (a) through (f) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also ‘‘—Special Servicing—The Special Servicer’’ below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Master Servicer, and, if the Master Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class S, Class R and Class LR Certificates), including the Class X Certificates (provided, however, that the Class A-1 through Class C Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicer and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The ‘‘Master Servicing Fee’’ will be payable monthly and will accrue at a rate per annum (the ‘‘Master Servicing Fee Rate’’)

that is a component of the Servicing Fee Rate. The ‘‘Servicing Fee’’ will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the ‘‘Servicing Fee Rate’’) set forth on Annex A-1 to this prospectus supplement (under the heading ‘‘Administrative Fee Rate’’) for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee and any fee for primary servicing functions (which varies with each Mortgage Loan) including the amounts paid to the BACM Series 2006-1 Servicer. The Master Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, ‘‘Servicing Compensation’’) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees); provided, however, that with respect to (i) the Buckeye Portfolio Loan Combination and the Valley Forge Loan Combination, following the occurrence of an event of default the related Net Default Interest shall be allocated sequentially to the Mortgage Loan and the related Companion Loan (after netting out interest on Advances and certain other Trust expenses) in accordance with the related intercreditor agreement and the Pooling and Servicing Agreement and (ii) with respect to the Buckeye Portfolio Loan Combination, assumption and similar fees will be allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related intercreditor agreement. In addition, provided that the Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clause (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under ‘‘—Special Servicing.’’ The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as interest accrues on the Mortgage Loans, and with respect to the Desert Passage Loan, the servicing fee of the BACM Series 2006-1 Servicer will accrue on the same basis as interest accrues the Desert Passage Loan Combination.

In connection with any Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls.’’

The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

The Special Servicer.    For a description of the Special Servicer see ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

The Directing Holder.    The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer; provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The ‘‘Controlling Class’’ will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

The ‘‘Directing Holder’’ means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative;

•	with respect to the Desert Passage Loan, the person chosen by a majority of the noteholders and, if a majority of the noteholders cannot agree, then the person chosen by the holder of the Desert Passage Pari Passu Loan Note A-1;

•	with respect to the Buckeye Portfolio Loan Combination, the Controlling Class Representative, except to the extent that the holder of the Buckeye Portfolio B Loan has certain rights as described under the ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan—Rights of the Holders of The Buckeye Portfolio B Loan’’ in this prospectus supplement;

•	with respect to the Valley Forge Loan Combination, the Controlling Class Representative, except to the extent that the holder of the Valley Forge B Loan has certain rights as described under the ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan—Rights of the Holders of the Valley Forge B Loan’’ in this prospectus supplement;

The ‘‘Controlling Class Representative’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

Servicing Transfer Event.    The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a ‘‘Specially Serviced Mortgage Loan’’ to include any Mortgage Loan and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing

Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer and subject to the Special Servicing Delay, in the case of the Valley Forge Loan Combination) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a ‘‘Servicing Transfer Event’’); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a ‘‘Corrected Mortgage Loan’’) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a servicing transfer event under the BACM Series 2006-1 Pooling and Servicing Agreement exists with respect to a Companion Loan related to the Desert Passage Loan, then it will also be deemed to exist with respect to the Desert Passage Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together (provided that prior to an event of default on the Buckeye Portfolio Loan Combination the holder of the Buckeye Portfolio Companion Loan may appoint a separate servicer to collect payments on the Buckeye Portfolio Companion Loan). If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

Asset Status Report.    The Special Servicer will prepare a report (the ‘‘Asset Status Report’’) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Controlling Class Representative and the rating agencies and in the case of each Serviced Loan Combination, the holder of the related Serviced B Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of

Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative.    In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under ‘‘—Modifications’’ and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under ‘‘—Enforcement of ‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Clauses,’’ whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer must notify the Special Servicer of any request for approval (a ‘‘Request for Approval’’) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the

Servicing Standard, or the REMIC Regulations. In addition, if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and any holder of a related Companion Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a ‘‘Watch List’’ or (iv) has been identified by the Master Servicer or Special Servicer, as exhibiting deteriorating performance.

The Depositor anticipates that an affiliate of the Special Servicer will purchase the initial Controlling Class and will be the initial Controlling Class Representative.

With respect to the Desert Passage Loan, any decision to be made with respect to the Desert Passage Loan Combination that requires the approval of the directing certificateholder under the BACM Series 2006-1 Pooling and Servicing Agreement (other than removal of the BACM Series 2006-1 Special Servicer) will require the approval of a majority of the Controlling Class Representative and the holders of the Desert Passage Pari Passu Companion Loans.

Special Servicing Compensation.    Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the ‘‘Special Servicing Fee’’). The BACM Series 2006-1 Special Servicer will accrue a comparable special servicing fee with respect to the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement.

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A ‘‘Workout Fee’’ will in general be payable to the Special Servicer with respect to each Mortgage Loan or Serviced Loan Combination (other than the Buckeye Portfolio B Loan) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination (other than the Buckeye Portfolio B Loan), the Workout Fee will be payable out of, and will be calculated by application of, a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination (other than the Buckeye Portfolio B Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination (other than the Buckeye Portfolio B Loan) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The BACM Series 2006-1 Special

Servicer will accrue a comparable workout fee with respect to the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement.

A ‘‘Liquidation Fee’’ will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (‘‘Liquidation Proceeds’’). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. The BACM Series 2006-1 Special Servicer will accrue a comparable liquidation fee with respect to the Desert Passage Loan Combination, under the BACM Series 2006-1 Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer, the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by the Servicers, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•	a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	the purchase of any Mortgage Loan by the holder of the related Serviced B Loan pursuant to the related intercreditor agreement, as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Buckeye Portfolio Loan—Rights of the Holders of The Buckeye Portfolio B Loan—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—The Valley Forge Loan—Rights of the Holders of The Valley Forge B Loan—Purchase Option’’ in this prospectus supplement, and

•	the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 90 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

In addition, the Special Servicer will be entitled to receive:

•	any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans,

•	any income earned on deposits in the REO Accounts,

•	50% of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans, and

•	any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

The BACM Series 2006-1 Special Servicer will be entitled to comparable fees with respect to the Desert Passage Loan.

Servicing of the Non-Serviced Mortgage Loan

The Desert Passage Loan

Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans comprising the Desert Passage Loan Combination are being serviced under the provisions of the BACM Series 2006-1 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•	Wells Fargo Bank, N.A., which is the trustee under the BACM Series 2006-1 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-1 Trustee’’), is, in that capacity, the lender of record with respect to the mortgaged property securing Desert Passage Loan Combination;

•	Bank of America, National Association, which is the master servicer under the BACM Series 2006-1 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-1 Servicer’’), is, in that capacity, the master servicer for the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement. However, P&I Advances with respect to the Desert Passage Loan will be made by the Servicer or the Trustee, as applicable, as described in ‘‘The Pooling and Servicing Agreement—Advances’’ in the prospectus supplement; and

•	Midland Loan Services, Inc., which is the special servicer of the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-1 Special Servicer’’), is, in that capacity, the special servicer with respect to the Desert Passage Loan Combination under the BACM Series 2006-1 Pooling and Servicing Agreement.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Desert Passage Loan under the BACM Series 2006-1 Pooling and Servicing Agreement except as set forth under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Desert Passage Loan’’ in this prospectus supplement.

Master Servicer and Special Servicer Permitted to Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Trustee Reports

On each Distribution Date, the Trustee will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a ‘‘Distribution Date Statement’’) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Trustee, in accordance with Commercial Mortgage Securities Association (‘‘CMSA’’) guidelines setting forth, among other things:

(a)    the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates (other than the Class S, Class X, Class R and Class LR Certificates) in reduction of the Certificate Balance of the Certificates;

(c)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d)    the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f)    the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)    the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)    the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)    the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)    the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;

(k)    the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

(l)    the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(m)    the Principal Distribution Amount for the Distribution Date;

(n)    the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)    the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

(p)    the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)    the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)    the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates as of the Distribution Date;

(s)    a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)    a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)    the amount of the distribution to the holders of each class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)    as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)    the amount on deposit in each account established and maintained by the Trustee, pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)    the current credit support levels for each class of Certificates;

(y)    the original and then-current ratings for each class of Certificates;

(z)    with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, the current Stated Principal Balance;

(aa)    the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)    with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc)    the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates;

(dd)    material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice; and

(ee)    such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at www.ctslink.com or such other mechanism as the Trustee may have in place from time to time. In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K prepared by the Trustee that have been filed with respect to the Trust through the EDGAR system.

After all of the Certificates have been sold by the Underwriters, certain information may be made accessible on the website maintained by the Master Servicer as the Master Servicer may have in place from time to time.

Master Servicer Reports

The Master Servicer is required to deliver to the Trustee prior to each Distribution Date (commencing on the fourth Distribution Date), and the Trustee is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

•	A ‘‘comparative financial status report.’’

•	A ‘‘delinquent loan status report.’’

•	A ‘‘historical loan modification and corrected mortgage loan report.’’

•	A ‘‘historical liquidation report.’’

•	An ‘‘REO status report.’’

•	A ‘‘Master Servicer watch list.’’

•	A loan level reserve/LOC report.

•	A CMSA Advance Recovery Report.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CMSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver to the Trustee and the rating agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment

Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)    Annually, on or before June 30 of each year, commencing with June 30, 2007, with respect to each Mortgaged Property and REO Property, an ‘‘Operating Statement Analysis Report’’ together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b)    Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an ‘‘NOI Adjustment Worksheet’’ for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to ‘‘normalize’’ the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicer, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and assessment of compliance and attestation reports delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail ‘‘sales information,’’ if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers’ certificates and other evidence delivered to or by the Trustee to support the Master Servicer’s, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the ‘‘Commission’’) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name ‘‘Deutsche Mortgage & Asset Receiving Corp.’’ (Commission file no. 333-125499). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

USE OF PROCEEDS

The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the ‘‘Trust REMICs’’), as two separate REMICs within the meaning of Code Section 860D (the ‘‘Lower-Tier REMIC’’ and the ‘‘Upper-Tier REMIC,’’ respectively). The Lower-Tier REMIC will hold the Mortgage Loans, other than Excess Interest, proceeds thereof held in the Collection Account and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the ‘‘Lower-Tier Regular Interests’’) to the Upper-Tier REMIC. The Class LR Certificates will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the ‘‘Regular Certificates’’) as classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the BACM Series 2006-1 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (‘‘Treasury Regulations’’) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the ‘‘REMIC’’ will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Grantor Trust Distribution Account, which are beneficially owned by the Class S Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as ‘‘loans. . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties and manufactured housing community properties) represented approximately 14.17% of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as ‘‘real estate assets,’’ within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as ‘‘interest on mortgages on real property,’’ within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.’’ Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as ‘‘regular interests’’ in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the ‘‘OID Regulations’’). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount’’ in the prospectus.

Whether any holder of any Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates (other than the Class B and Class C Certificates) will be issued at a premium for federal income tax purposes and that the Class B and Class C Certificates will be issued with a de minimis amount of original issue discount. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium’’ in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates’’ in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a ‘‘Plan’’), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the ‘‘Department’’) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41 (the ‘‘Exemption’’), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1)    The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody’s or Fitch;

(3)    The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4)    The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5)    The Plan investing in the Certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i)    the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii)    certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii)    certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a ‘‘sponsor’’ within the meaning of the Exemption, or any affiliate of such parties (the ‘‘Restricted Group’’).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See ‘‘Certain ERISA Considerations’’ in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an Underwriting Agreement (the ‘‘Underwriting Agreement’’), between the Depositor and Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the ‘‘Underwriters’’) the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June 7, 2006, against payment therefor in immediately available funds.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the Sponsors, and of the Depositor. Banc of America Securities LLC is an affiliate of Bank of America, National Association, one of the sponsors and a primary servicer.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:

Class	Deutsche Bank Securities, Inc.	Banc of America Securities LLC	J.P. Morgan Securities Inc.	Lehman Brothers Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Class A-1	$60,000,000	$30,000,000	$—	$—	$—
Class A-2	$71,977,333	$35,988,667	$—	$—	$—
Class A-3	$26,732,000	$13,366,000	$—	$—	$—
Class A-AB	$65,882,667	$32,941,333	$—	$—	$—
Class A-4	$701,776,000	$350,888,000	$—	$—	$—
Class A-1A	$215,701,333	$107,850,667	$—	$—	$—
Class A-M	$163,152,667	$81,576,333	$—	$—	$—
Class A-J	$126,444,000	$63,222,000	$—	$—	$—
Class B	$34,670,000	$17,335,000	$—	$—	$—
Class C	$16,314,667	$8,157,333	$—	$—	$—

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 100.404% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.’’ Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’ and, together with S&P, the ‘‘Rating Agencies’’):

Class	S&P	Fitch
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA	AA
Class C	AA−	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The ‘‘Rated Final Distribution Date’’ of each Class of Certificates is the Distribution Date in June 2046.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 15.49% of the Initial Outstanding Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California Law.    Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

INDEX OF PRINCIPAL DEFINITIONS

Administrative Fee Rate	S-225
Advance Rate	S-194
Advances	S-193
Allocated Loan Amount	S-137
Annual Debt Service	S-122
Anticipated Repayment Date	S-121
Appraisal Reduction Amount	S-154, S-170
Appraisal Reduction Event	S-170
Appraised Value	S-122
ARD Loans	S-121
Asset Status Report	S-229
Assumed Final Distribution Date	S-166
Assumed Scheduled Payment	S-156
Authenticating Agent	S-105
Available Funds	S-151
B Loan	S-107
BACM Series 2006-1 Pooling and Servicing Agreement	S-113
BACM Series 2006-1 Servicer	S-113, S-233
BACM Series 2006-1 Special Servicer	S-113, S-233
BACM Series 2006-1 Trustee	S-233
Balloon Balance	S-122
Bank of America	S-76
Bank of America Guidelines	S-78
Bank of America Primary Servicer	S-94
Bank of America Primary Servicing Agreement	S-96
Bankruptcy Code	S-91
Base Interest Fraction	S-165
Buckeye Portfolio	S-118
Buckeye Portfolio B Loan	S-118
Buckeye Portfolio Loan Combination	S-118
CBE	S-186
Certificate Balance	S-149
Certificate Owners	S-175
Certificate Registrar	S-105, S-173
Certificateholder	S-173
Certificates	S-149
Class	S-149
Class A Certificates	S-169
Clearstream	S-36, S-173
Clearstream Participants	S-175
CMAE	S-100
CMSA	S-234
Collection Account	S-196
Collection Period	S-153
Commission	S-238
Companion Loan	S-107
Controlling Class	S-227
Controlling Class Certificateholder	S-227
Controlling Class Representative	S-227
corrected mortgage loan	S-10
Corrected Mortgage Loan	S-229
CPR	S-179
Crossover Date	S-164
Current LTV	S-123
Custodian	S-106, S-204
Cut-off Date	S-107
Cut-off Date Balance	S-107
Cut-off Date Loan-to-Value Ratio	S-123
Cut-off Date LTV	S-123
Cut-off Date LTV Ratio	S-123
CWCAM	S-100
CWCapital	S-85
CWCapital Primary Servicer	S-97
CWCapital Primary Servicing Agreement	S-97
Debt Service Coverage Ratio	S-125
Default Interest	S-153
Default Rate	S-153
Defaulted Mortgage Loan	S-217
Defeasance	S-140
Defeasance Collateral	S-140
Defeasance Loans	S-136
Defeasance Lock-Out Period	S-136
Defeasance Option	S-140
Defeasance Period	S-136
Definitive Certificate	S-172
Department	S-241
Depositaries	S-173
Desert Passage Controlling Holder	S-114
Desert Passage Loan	S-113
Desert Passage Loan Combination	S-113
Desert Passage Pari Passu Loan A-1	S-113
Desert Passage Pari Passu Loan A-3	S-113
Desert Passage Pari Passu Loans	S-113
Determination Date	S-153
Directing Holder	S-227
Distribution Account	S-197
Distribution Date	S-151
Distribution Date Statement	S-234
DSCR	S-125
DTC	S-36
Due Date	S-154

ERISA	S-241
Euroclear	S-36
Euroclear Participants	S-175
Events of Default	S-213
Excess Interest	S-197
Excess Liquidation Proceeds	S-221
Exemption	S-241
FDIC	S-92
Fitch	S-245
Form 8-K	S-148
FPO Persons	S-2
FSMA	S-1
GAAP	S-122
GACC	S-76
GE	S-81
GECC	S-81
GEMSA	S-83
GLA	S-123
Grantor Trust Distribution Account	S-197
Group 1 Principal Distribution Amount	S-156
Group 2 Principal Distribution Amount	S-156
Holders	S-176
Indirect Participants	S-174
Initial Loan Group 1 Balance	S-107
Initial Loan Group 2 Balance	S-107
Initial Outstanding Pool Balance	S-107
Initial Rate	S-121
Interest Accrual Amount	S-154
Interest Accrual Period	S-154
Interest Rate	S-123
Interest Reserve Account	S-197
Interest Shortfall	S-154
Liquidation Fee	S-232
Liquidation Fee Rate	S-232
Liquidation Proceeds	S-232
Loan Combination	S-107
Loan Group 1	S-107
Loan Group 2	S-107
Loan Groups	S-107
Loan-to-Value Ratio	S-123
Lock-Out Period	S-136
Lower-Tier Regular Interests	S-239
Lower-Tier REMIC	S-239
LTV	S-123
LTV Ratio at Maturity	S-123
MAI	S-112
Master Servicer	S-92
Master Servicer Prepayment Interest Shortfall	S-168
Master Servicer Remittance Date	S-191
Master Servicing Fee	S-224
Master Servicing Fee Rate	S-224
MERS	S-67
Midland	S-92
Modeling Assumptions	S-180
Modification	S-221
Modified Mortgage Loan	S-172
Monthly Payment	S-152
Mortgage	S-108
Mortgage Loan	S-107
Mortgage Loan Documents	S-204
Mortgage Loan Purchase Agreement	S-109
Mortgage Loan Purchase Agreements	S-204
Mortgage Loans	S-107
Mortgage Pool	S-107
Mortgage Rate	S-123, S-155
Mortgaged Properties	S-107
Mortgaged Property	S-107
NC/TN Properties	S-142
Net Default Interest	S-153
Net Mortgage Pass-Through Rate	S-154
Net Operating Income	S-125
Net Prepayment Interest Excess	S-169
Net Prepayment Interest Shortfall	S-169
Net REO Proceeds	S-153
NOI	S-125
NOI Date	S-125
Nonrecoverable Advance	S-195
Non-Serviced Mortgage Loan	S-107
North Charlotte Portfolio Defeasance Properties	S-137
North Charlotte Portfolio YM Properties	S-137
Note	S-108
Notional Balance	S-150
NRA	S-123
OCC	S-76
Occupancy Rate	S-123
Offered Certificates	S-149
OID Regulations	S-240
Option Price	S-217
Pads	S-125
Pari Passu Companion Loan	S-107
Participants	S-173
Pass-Through Rate	S-154
Paying Agent	S-105
Payment Differential	S-139

PCIS Persons	S-2
Plan	S-241
Planned Principal Balance	S-164
Pooling and Servicing Agreement	S-190
Prepayment Interest Excess	S-168
Prepayment Interest Shortfall	S-168
Prepayment Premium	S-139
Primary Servicer	S-97
Prime Rate	S-194
Principal Balance Certificate	S-149
Principal Balance Certificates	S-149
Principal Distribution Amount	S-155
Principal Prepayments	S-153
Private Certificates	S-149
Property Advances	S-193
PTE	S-34, S-241
Purchase Option	S-217
P&I Advance	S-192
Qualified Substitute Mortgage Loan	S-210
Rated Final Distribution Date	S-16, S-166, S-245
Rating Agencies	S-245
Realized Loss	S-166
Record Date	S-151
Redford Property	S-142
Regular Certificates	S-239
Reinvestment Yield	S-139
Related Proceeds	S-195
Release Date	S-140
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-2
Remaining Property	S-142
REMIC	S-239
REMIC Provisions	S-120
REMIC Regulations	S-239
Removed Mortgage Loan	S-209
REO Account	S-149
REO Loan	S-156
REO Property	S-149
REO Tax	S-220
Replacement Mortgage Loan	S-209
Repurchase Price	S-209
Request for Approval	S-230
Reserve Accounts	S-108
Restricted Group	S-242
Revised Rate	S-121
Rooms	S-125
Rules	S-174
Serviced Companion Loan	S-107
Serviced Loan Combination	S-107
Servicing Compensation	S-225
Servicing Fee	S-225
Servicing Fee Rate	S-124, S-225
Servicing Standard	S-191
Servicing Transfer Event	S-229
Similar Law	S-241
Single-Tenant Mortgage Loan	S-147
Small Loan Appraisal Estimate	S-171
Special Servicer	S-100
Special Servicing Delay	S-118
Special Servicing Fee	S-231
Specially Serviced Mortgage Loan	S-227
Sq. Ft	S-124
Square Feet	S-124
Stated Principal Balance	S-167
Subordinate Certificates	S-169
Sub-Servicing Entity	S-214
S&P	S-245
Term to Maturity	S-124
Terms and Conditions	S-175
Treasury Regulations	S-239
Trust	S-91
Trust Fund	S-107
Trust REMICs	S-239
Trustee	S-102
Trustee Fee	S-103
Trustee Fee Rate	S-103
Underwriters	S-243
Underwriting Agreement	S-243
Underwritten NCF	S-124
Underwritten NCF DSCR	S-125
Underwritten Net Cash Flow	S-124
Units	S-125
Unliquidated Advance	S-196
Unscheduled Payments	S-152
Updated Appraisal	S-172
Upper-Tier REMIC	S-239
U.S.	S-81
UW NCF	S-124
UW NCF DSCR	S-125
UW Revenue	S-126
Valley Forge B Loan	S-114
Valley Forge Control Appraisal Event	S-117
Valley Forge Loan	S-114
Valley Forge Loan Combination	S-114
Voting Rights	S-217

Weighted Average Net Mortgage Pass-Through Rate	S-154
Withheld Amounts	S-197
Workout Fee	S-231
Workout Fee Rate	S-231
Workout-Delayed Reimbursement Amount	S-195
Yield Maintenance Charge	S-137
Yield Maintenance Loans	S-137
Yield Maintenance Lock-Out Period	S-136
Yield Maintenance Period	S-137
YM Release Date	S-137

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

COMM 2006-C7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                % of                 % of Applicable                Mortgage
                                                             Initial Pool Loan Group     Loan Group       # of        Loan
      ID                       Property Name                   Balance      1 or 2        Balance      Properties  Seller (1)
------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                  5.39%         1            6.21%            1         BofA
       2        700 South Flower Plaza                          5.31%         1            6.12%            1         GECC
       3        Bon-Ton Department Stores Portfolio             5.30%         1            6.11%           12         BofA
      3.1       Boston Store - Brookfield                       1.07%                      1.24%            1         BofA
      3.2       Boston Store - Wauwatosa                        1.06%                      1.22%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                            0.49%                      0.56%            1         BofA
      3.4       Carson Pirie Scott - Aurora                     0.45%                      0.52%            1         BofA
      3.5       Carson Pirie Scott - Joliet                     0.37%                      0.43%            1         BofA
      3.6       Carson Pirie Scott - Rockford                   0.34%                      0.39%            1         BofA
      3.7       Herberger's - St. Paul                          0.31%                      0.35%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                             0.29%                      0.34%            1         BofA
      3.9       Herberger's - Fargo                             0.28%                      0.33%            1         BofA
     3.10       Younkers - Eau Claire                           0.25%                      0.29%            1         BofA
     3.11       Elder-Beerman - Richmond                        0.20%                      0.23%            1         BofA
     3.12       Elder-Beerman - Zanesville                      0.19%                      0.22%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                4.99%         1            5.74%            1         BofA
       5        Decoration & Design Building                    4.09%         1            4.71%            1         GACC
       6        Fiddler's Green Center                          2.52%         1            2.90%            1         GACC
       7        North Charlotte Office/Flex Portfolio           2.25%         1            2.59%            5         GACC
      7.1       Harris Ridge                                    0.56%                      0.65%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                      0.50%                      0.58%            1         GACC
      7.3       Northridge Business Center                      0.50%                      0.58%            1         GACC
      7.4       Harris Corners                                  0.42%                      0.48%            1         GACC
      7.5       Northcross Business Campus                      0.27%                      0.31%            1         GACC
       8        Galleria Corporate Centre                       2.25%         1            2.59%            1      CWCapital
------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                  2.20%         1            2.53%            1         GACC
      10        Indianapolis North Marriott                     2.15%         1            2.48%            1         BofA
      11        Windsor Lake Apartments                         1.78%         2            13.48%           1         BofA
      12        Lakeview Square Mall                            1.75%         1            2.02%            1         BofA
      13        1400 Eye Street NW                              1.51%         1            1.74%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                            1.49%         1            1.72%            8         GECC
      14        Sandalwood - Brandon Oaks                       0.33%         1            0.38%            1         GECC
      15        Sandalwood - Oaks of Northgate                  0.25%         1            0.29%            1         GECC
      16        Sandalwood - Lakeshire                          0.22%         1            0.25%            1         GECC
      17        Sandalwood - Cimarron Crossing                  0.19%         1            0.22%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                  0.14%         1            0.16%            1         GECC
      19        Sandalwood - Sundance                           0.13%         1            0.15%            1         GECC
      20        Sandalwood - Northgate Plaza                    0.13%         1            0.15%            1         GECC
      21        Sandalwood - Arlington Oaks                     0.09%         1            0.11%            1         GECC
      22        Astor Place                                     1.43%         1            1.65%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                           1.43%         1            1.65%            1         GACC
      24        Towne Center at Brookhill                       1.33%         1            1.54%            1         GECC
      25        Olde Towne Plaza                                1.24%         1            1.42%            1         GACC
      26        Costco Plaza                                    1.23%         1            1.42%            1         GECC
      27        Blue Bell                                       1.22%         1            1.40%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                 1.10%         1            1.27%            1         GACC
      29        Heyman Properties - LGA                         1.10%         1            1.27%            2         GACC
     29.1       LGA Courtyard by Marriott                       0.64%                      0.73%            1         GACC
     29.2       Avistar Lease                                   0.47%                      0.54%            1         GACC
      30        Mission Charlotte Apartments                    1.06%         2            8.04%            3         GACC
------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments               0.45%                      3.41%            1         GACC
     30.2       Mission Harris Glen Apartments                  0.32%                      2.42%            1         GACC
     30.3       Mission Landings Apartments                     0.29%                      2.21%            1         GACC
      31        Pearl Court / Midway Estates                    1.06%         2            8.03%            1         GACC
      32        205 Montague Street                             1.03%         1            1.18%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                   1.02%         1            1.18%            1         GECC
      34        Verandas at Blairstone                          0.94%         2            7.11%            1         BofA
      35        Inn at Laguna Beach                             0.92%         1            1.06%            1         BofA
      36        Westwind Business Park                          0.90%         1            1.04%            1         BofA
      37        Budco Headquarters                              0.88%         1            1.01%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                0.87%         1            1.01%            1         GACC
      39        On The Fairways Apartments                      0.87%         2            6.58%            1         GECC
      40        Marriott Resort Clearwater Beach on Sand Key    0.82%         1            0.94%            1      CWCapital
      41        Shoreline Village                               0.81%         1            0.93%            1         GACC
      42        NL Ventures                                     0.80%         1            0.92%            8      CWCapital
------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                    0.26%                      0.30%            1      CWCapital
     42.2       The Redford Property                            0.22%                      0.25%            1      CWCapital
     42.3       RL Stowe Mills - The Helms Plant                0.09%                      0.10%            1      CWCapital
     42.4       RL Stowe Mills - The Stowe Spinning Plant       0.06%                      0.07%            1      CWCapital
     42.5       RL Stowe Mills - The Lupton Plant               0.06%                      0.06%            1      CWCapital
------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant             0.04%                      0.05%            1      CWCapital
     42.7       RL Stowe Mills - The Corporate Office Building  0.04%                      0.04%            1      CWCapital
     42.8       RL Stowe Mills - The Chattanooga Plant          0.04%                      0.04%            1      CWCapital
      43        One North Arlington                             0.78%         1            0.90%            1         GACC
      44        1325 & 1330 Fifth Avenue                        0.74%         2            5.56%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                       0.72%         1            0.82%            1         GACC
      46        Shadow Ridge Apartments                         0.71%         2            5.38%            1         GECC
      47        Copper Pointe Apartments                        0.69%         2            5.25%            1      CWCapital
                Nadler Portfolio                                0.68%         1            0.79%            3         GACC
      48        Community Medical Building                      0.31%         1            0.36%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                       0.26%         1            0.29%            1         GACC
      50        North Dawson Drive                              0.12%         1            0.13%            1         GACC
      51        Elmwood Self Storage                            0.67%         1            0.78%            1         GECC
      52        529 Broadway                                    0.66%         1            0.76%            1         GACC
      53        Poplar Pointe Apartments                        0.66%         2            4.98%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                               0.62%         1            0.72%            1         GECC
      55        WXH - Courtyard Roanoke                         0.60%         1            0.69%            1         GECC
      56        The Equitable Building                          0.60%         1            0.69%            1         GACC
                Zeman MHC Crossed Pool                          0.55%         1            0.63%            3         BofA
      57        Zeman MHC Portfolio - 3 Terrace Acres           0.38%         1            0.43%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                 0.12%         1            0.14%            1         BofA
      59        Zeman MHC Portfolio - 1 Belle Aire              0.05%         1            0.06%            1         BofA
      60        Thomson Information Services                    0.54%         1            0.62%            1         BofA
      61        Gables Court                                    0.53%         2            4.03%            1         GECC
      62        1375 Mountain Spring Parkway                    0.53%         1            0.61%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                      0.52%         1            0.60%            1         GECC
      64        Town Center Office Park                         0.51%         1            0.59%            1         GECC
      65        WXH - Courtyard Ann Arbor                       0.50%         1            0.58%            1         GECC
      66        4 Park Avenue                                   0.49%         1            0.57%            1         BofA
      67        542 Brannan Street                              0.49%         2            3.71%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                        0.49%         1            0.56%            1      CWCapital
      69        Tri-Cities Professional Center                  0.48%         1            0.55%            1         BofA
      70        Holiday Inn Select Memphis                      0.47%         1            0.54%            1         BofA
      71        530 Brannan Street                              0.45%         2            3.40%            1         GACC
      72        Self Storage Plus-Eisenhower                    0.43%         1            0.50%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                           0.43%         2            3.25%            1         GACC
      74        WXH - Hilton Windsor                            0.42%         1            0.49%            1         GECC
      75        WXH - Quality Suites Charleston                 0.42%         1            0.49%            1         GECC
      76        Wells Fargo Financial Center                    0.41%         1            0.47%            1         BofA
      77        Heritage Place                                  0.41%         1            0.47%            1      CWCapital
------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                 0.40%         1            0.47%            1         GECC
      79        Park Avenue Apartments                          0.39%         2            2.97%            1         GECC
      80        WXH - Hampton Inn Duluth                        0.39%         1            0.45%            1         GECC
      81        The Buckeye MHC Portfolio - Evergreen           0.38%         1            0.44%            3         GECC
     81.1       Valley Hills                                    0.18%                      0.21%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                     0.11%                      0.13%            1         GECC
     81.3       Mobile Manor                                    0.09%                      0.10%            1         GECC
      82        Creekwood Apartments                            0.38%         2            2.86%            1         GECC
      83        Anderson Villas Apartments                      0.37%         2            2.84%            1         GACC
      84        Wyoming Industrial Center                       0.36%         1            0.42%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk           0.35%         1            0.40%            1         GECC
      86        WXH - Hampton Inn                               0.35%         1            0.40%            1         GECC
      87        Holiday Inn Express - Tucson Mall               0.34%         1            0.40%            1         GACC
      88        Residence Inn Memphis                           0.34%         1            0.40%            1         BofA
      89        Killeen Power Center                            0.34%         1            0.39%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                    0.32%         1            0.37%            1         GECC
      91        Crossroads at Citadel                           0.32%         1            0.37%            1      CWCapital
      92        Centennial Center                               0.32%         1            0.37%            1         GACC
      93        Securlock at the Colony                         0.32%         1            0.37%            1         BofA
      94        Eastport                                        0.32%         1            0.37%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                           0.31%         1            0.36%            1         GACC
      96        Breckinridge Exchange                           0.31%         1            0.36%            1         GECC
      97        Hampton Green Apartments                        0.31%         2            2.34%            1         GECC
      98        Self Storage Plus-Annapolis                     0.30%         1            0.35%            1         GECC
      99        WXH - Courtyard Houston                         0.30%         1            0.34%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                0.30%         1            0.34%            1         GACC
      101       WXH - Homewood Suites Houston                   0.30%         1            0.34%            1         GECC
      102       Sandalwood - Sugar Tree                         0.29%         1            0.33%            1         GECC
      103       Westpark Shopping Center-Ukrops                 0.29%         1            0.33%            1         GECC
      104       Oakmont Apartments                              0.28%         2            2.10%            1         BofA
------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                           0.28%         1            0.32%            1         GECC
      106       The Drexel Building                             0.27%         1            0.32%            1      CWCapital
      107       Countryside Office Park                         0.27%         1            0.31%            1         GECC
      108       Hampton Inn & Suites                            0.26%         1            0.31%            1         GECC
      109       Phelan Village Shopping Center                  0.26%         1            0.30%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                 0.26%         1            0.30%            1         BofA
      111       WXH - Homewood Suites Phoenix                   0.26%         1            0.30%            1         GECC
      112       Raymour and Flannigan- Oakland, NJ              0.26%         1            0.30%            1         GECC
      113       Scripps Medical Clinic                          0.26%         1            0.30%            1         GECC
      114       Lehigh Valley Business Center                   0.26%         1            0.29%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                     0.25%         1            0.29%            1      CWCapital
      116       Hidden Glen MHC                                 0.25%         2            1.91%            1         GECC
      117       Kellogg Gateway Portfolio                       0.25%         1            0.28%            2         GECC
     117.1      Kellogg Shopping Center                         0.14%                      0.16%            1         GECC
     117.2      Gateway Commons Shopping Center                 0.11%                      0.13%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                  0.23%         1            0.26%            1         GACC
      119       Wingate Inn - Memphis                           0.22%         1            0.25%            1         GECC
      120       Tower Plaza                                     0.21%         1            0.24%            1         GACC
      121       Devon Self Storage - Edgewood                   0.21%         1            0.24%            1         GECC
      122       Southside Self Storage                          0.21%         1            0.24%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                               0.20%         1            0.23%            1         GECC
      124       2893-2895 Third Avenue                          0.20%         1            0.23%            1         GACC
      125       Centerview Terrace                              0.18%         2            1.35%            1         GECC
      126       Mall of Georgia Shops                           0.18%         1            0.20%            1         GECC
      127       Copperfield Corners                             0.17%         1            0.19%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                   0.17%         1            0.19%            1         GECC
      129       Spring Street Office                            0.16%         1            0.19%            1         GECC
      130       Coachland MHC and RV Park                       0.16%         1            0.19%            1         GECC
      131       Radisson Orlando                                0.16%         1            0.19%            1         BofA
      132       Valley Manor MHC                                0.16%         2            1.21%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                         0.16%         1            0.18%            1         GECC
      134       Los Coyotes Center                              0.16%         1            0.18%            1         GACC
      135       Rankin Center                                   0.15%         1            0.17%            1         GECC
      136       Rite Aid Toledo                                 0.14%         1            0.17%            1         GACC
                Alpharetta Retail Portfolio                     0.14%         1            0.17%            2         GECC
------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                              0.11%         1            0.13%            1         GECC
      138       Grand Slam for Jones Bridge Shops               0.03%         1            0.04%            1         GECC
      139       Eagle Point Office Center I                     0.14%         1            0.16%            1         GECC
      140       Walgreens-Hackettstown                          0.14%         1            0.16%            1         GECC
      141       17321 Eastman Street                            0.14%         1            0.16%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                    0.13%         1            0.15%            1         GACC
      143       Dallas Shops                                    0.12%         1            0.13%            1         GECC
      144       Picture Ranch MHC                               0.12%         2            0.89%            1         GECC
      145       Twin Palms MHC                                  0.11%         2            0.86%            1         GECC
      146       Rite Aid Grafton                                0.10%         1            0.12%            1         GACC
------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                        0.10%         2            0.79%            1         BofA
      148       Brendan Way                                     0.10%         1            0.12%            1         GECC
      149       Grand View Apartments                           0.10%         1            0.12%            1         GACC
      150       A Self Storage Center                           0.10%         1            0.11%            1         BofA
      151       Three Lakes Estates MHC                         0.10%         1            0.11%            1         GECC
------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                              0.08%         1            0.09%            1         GECC
      153       Silverado Estates MHC                           0.08%         2            0.62%            1         GECC
      154       Powell Apartments                               0.06%         2            0.49%            1         BofA
      155       CVS Oklahoma City                               0.06%         1            0.07%            1         GACC
      156       Encore RV Park Ocala                            0.04%         1            0.05%            1         GECC
------------------------------------------------------------------------------------------------------------------------------

                                                                               Cut-off                         General
                                                               Original          Date         Maturity / ARD   Property
      ID                       Property Name                  Balance ($)  Balance ($) (21)     Balance ($)    Type
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 131,883,333      131,883,333       118,430,004  Retail
       2        700 South Flower Plaza                         130,000,000      130,000,000       121,271,986  Mixed Use
       3        Bon-Ton Department Stores Portfolio            129,828,991      129,670,402       101,420,722  Various
      3.1       Boston Store - Brookfield                       26,314,339       26,282,196                    Retail
      3.2       Boston Store - Wauwatosa                        25,917,861       25,886,202                    Retail
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                            11,889,340       11,874,816                    Retail
      3.4       Carson Pirie Scott - Aurora                     11,017,488       11,004,030                    Retail
      3.5       Carson Pirie Scott - Joliet                      9,114,994        9,103,860                    Retail
      3.6       Carson Pirie Scott - Rockford                    8,243,142        8,233,073                    Industrial
      3.7       Herberger's - St. Paul                           7,530,081        7,520,883                    Retail
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                              7,133,604        7,124,890                    Retail
      3.9       Herberger's - Fargo                              6,974,813        6,966,293                    Retail
     3.10       Younkers - Eau Claire                            6,181,857        6,174,306                    Retail
     3.11       Elder-Beerman - Richmond                         4,834,632        4,828,726                    Retail
     3.12       Elder-Beerman - Zanesville                       4,676,840        4,671,127                    Retail
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               122,000,000      122,000,000       102,971,948  Retail
       5        Decoration & Design Building                   100,000,000      100,000,000        89,839,371  Retail
       6        Fiddler's Green Center                          61,600,000       61,600,000        59,138,010  Office
       7        North Charlotte Office/Flex Portfolio           55,000,000       55,000,000        50,478,902  Industrial
      7.1       Harris Ridge                                    13,700,000       13,700,000                    Industrial
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                      12,300,000       12,300,000                    Industrial
      7.3       Northridge Business Center                      12,240,000       12,240,000                    Industrial
      7.4       Harris Corners                                  10,260,000       10,260,000                    Industrial
      7.5       Northcross Business Campus                       6,500,000        6,500,000                    Industrial
       8        Galleria Corporate Centre                       55,000,000       55,000,000        50,507,969  Mixed Use
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                  53,750,000       53,750,000        48,369,759  Office
      10        Indianapolis North Marriott                     52,725,000       52,725,000        45,109,168  Hotel
      11        Windsor Lake Apartments                         43,612,290       43,612,290        40,448,915  Multifamily
      12        Lakeview Square Mall                            43,000,000       42,880,171        36,273,303  Retail
      13        1400 Eye Street NW                              37,000,000       37,000,000        35,640,957  Office
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                            36,515,000       36,441,995        30,599,147  Various
      14        Sandalwood - Brandon Oaks                        8,107,000        8,090,698         6,787,970  Multifamily
      15        Sandalwood - Oaks of Northgate                   6,244,000        6,231,444         5,228,085  Multifamily
      16        Sandalwood - Lakeshire                           5,409,000        5,398,123         4,528,941  Multifamily
      17        Sandalwood - Cimarron Crossing                   4,650,000        4,640,649         3,893,434  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                   3,348,000        3,341,484         2,816,171  Retail
      19        Sandalwood - Sundance                            3,256,000        3,249,453         2,726,241  Multifamily
      20        Sandalwood - Northgate Plaza                     3,201,000        3,194,770         2,692,521  Retail
      21        Sandalwood - Arlington Oaks                      2,300,000        2,295,375         1,925,784  Multifamily
      22        Astor Place                                     35,000,000       35,000,000        35,000,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                           35,000,000       35,000,000        31,629,906  Hotel
      24        Towne Center at Brookhill                       32,657,000       32,657,000        30,285,082  Retail
      25        Olde Towne Plaza                                30,250,000       30,250,000        30,250,000  Retail
      26        Costco Plaza                                    30,208,000       30,208,000        28,037,468  Retail
      27        Blue Bell                                       29,800,000       29,800,000        26,191,904  Office
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                 27,000,000       27,000,000        24,370,404  Retail
      29        Heyman Properties - LGA                         27,000,000       27,000,000        23,805,244  Mixed Use
     29.1       LGA Courtyard by Marriott                       15,552,000       15,552,000                    Hotel
     29.2       Avistar Lease                                   11,448,000       11,448,000                    Land
      30        Mission Charlotte Apartments                    26,000,000       26,000,000        24,291,007  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments               11,021,739       11,021,739                    Multifamily
     30.2       Mission Harris Glen Apartments                   7,842,391        7,842,391                    Multifamily
     30.3       Mission Landings Apartments                      7,135,870        7,135,870                    Multifamily
      31        Pearl Court / Midway Estates                    26,000,000       25,970,402        20,523,306  Multifamily
      32        205 Montague Street                             25,091,122       25,091,122        22,521,642  Office
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                   25,000,000       25,000,000        22,652,762  Hotel
      34        Verandas at Blairstone                          23,000,000       23,000,000        20,120,673  Multifamily
      35        Inn at Laguna Beach                             22,500,000       22,500,000        20,161,504  Hotel
      36        Westwind Business Park                          22,100,000       22,100,000        20,170,076  Office
      37        Budco Headquarters                              21,600,000       21,461,231        19,297,683  Industrial
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                21,350,000       21,350,000        21,350,000  Office
      39        On The Fairways Apartments                      21,298,000       21,298,000        19,805,108  Multifamily
      40        Marriott Resort Clearwater Beach on Sand Key    20,000,000       19,962,537        18,682,929  Hotel
      41        Shoreline Village                               19,750,000       19,750,000        18,506,460  Retail
      42        NL Ventures                                     19,495,000       19,495,000        18,480,553  Various
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                     6,375,000        6,375,000                    Industrial
     42.2       The Redford Property                             5,325,000        5,325,000                    Industrial
     42.3       RL Stowe Mills - The Helms Plant                 2,118,750        2,118,750                    Industrial
     42.4       RL Stowe Mills - The Stowe Spinning Plant        1,556,250        1,556,250                    Industrial
     42.5       RL Stowe Mills - The Lupton Plant                1,365,000        1,365,000                    Industrial
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                975,000          975,000                    Industrial
     42.7       RL Stowe Mills - The Corporate Office Building     918,750          918,750                    Office
     42.8       RL Stowe Mills - The Chattanooga Plant             861,250          861,250                    Industrial
      43        One North Arlington                             19,200,000       19,200,000        18,465,921  Office
      44        1325 & 1330 Fifth Avenue                        18,000,000       18,000,000        18,000,000  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                       17,500,000       17,500,000        16,082,154  Office
      46        Shadow Ridge Apartments                         17,405,000       17,405,000        16,184,990  Multifamily
      47        Copper Pointe Apartments                        17,000,000       17,000,000        15,888,947  Multifamily
                Nadler Portfolio                                16,750,000       16,750,000        15,537,624  Various
      48        Community Medical Building                       7,625,000        7,625,000         7,114,828  Office
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                        6,265,000        6,265,000         5,845,823  Office
      50        North Dawson Drive                               2,860,000        2,860,000         2,576,974  Industrial
      51        Elmwood Self Storage                            16,500,000       16,468,305        13,904,209  Self Storage
      52        529 Broadway                                    16,125,000       16,125,000        15,035,549  Retail
      53        Poplar Pointe Apartments                        16,100,000       16,100,000        14,952,273  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                               15,251,000       15,221,961        12,867,193  Manufactured Housing
      55        WXH - Courtyard Roanoke                         14,651,000       14,651,000        13,467,843  Hotel
      56        The Equitable Building                          14,575,000       14,575,000        13,010,541  Office
                Zeman MHC Crossed Pool                          13,396,420       13,396,420        11,766,218  Manufactured Housing
      57        Zeman MHC Portfolio - 3 Terrace Acres            9,200,000        9,200,000         8,083,159  Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                  2,876,420        2,876,420         2,524,783  Manufactured Housing
      59        Zeman MHC Portfolio - 1 Belle Aire               1,320,000        1,320,000         1,158,275  Manufactured Housing
      60        Thomson Information Services                    13,200,000       13,146,026        12,526,490  Office
      61        Gables Court                                    13,054,000       13,054,000        12,186,317  Multifamily
      62        1375 Mountain Spring Parkway                    13,000,000       13,000,000        11,740,704  Industrial
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                      12,747,000       12,747,000        11,717,602  Hotel
      64        Town Center Office Park                         12,600,000       12,600,000        11,736,591  Office
      65        WXH - Courtyard Ann Arbor                       12,225,000       12,225,000        11,237,757  Hotel
      66        4 Park Avenue                                   12,000,000       12,000,000        12,000,000  Multifamily
      67        542 Brannan Street                              12,000,000       12,000,000        11,578,954  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                        12,000,000       11,990,550        10,684,178  Office
      69        Tri-Cities Professional Center                  12,000,000       11,764,196         8,999,319  Office
      70        Holiday Inn Select Memphis                      11,505,000       11,495,027         9,709,836  Hotel
      71        530 Brannan Street                              11,000,000       11,000,000        10,614,040  Multifamily
      72        Self Storage Plus-Eisenhower                    10,600,000       10,570,859         8,957,508  Self Storage
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                           10,500,000       10,500,000         9,754,212  Manufactured Housing
      74        WXH - Hilton Windsor                            10,384,000       10,384,000         9,545,429  Hotel
      75        WXH - Quality Suites Charleston                 10,350,000       10,350,000         9,514,174  Hotel
      76        Wells Fargo Financial Center                    10,050,000       10,040,973         8,446,251  Office
      77        Heritage Place                                  10,000,000        9,967,037         4,445,513  Office
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                  9,900,000        9,900,000         9,100,515  Hotel
      79        Park Avenue Apartments                           9,600,000        9,600,000         8,430,070  Multifamily
      80        WXH - Hampton Inn Duluth                         9,585,000        9,585,000         8,810,953  Hotel
      81        The Buckeye MHC Portfolio - Evergreen            9,349,000        9,341,713         7,984,151  Manufactured Housing
     81.1       Valley Hills                                     4,438,000        4,434,541                    Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                      2,800,000        2,797,818                    Manufactured Housing
     81.3       Mobile Manor                                     2,111,000        2,109,355                    Manufactured Housing
      82        Creekwood Apartments                             9,249,000        9,249,000         8,094,725  Multifamily
      83        Anderson Villas Apartments                       9,200,000        9,173,810         7,739,111  Multifamily
      84        Wyoming Industrial Center                        9,000,000        8,847,774         6,836,467  Industrial
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk            8,500,000        8,471,970         2,206,174  Retail
      86        WXH - Hampton Inn                                8,450,000        8,450,000         7,767,611  Hotel
      87        Holiday Inn Express - Tucson Mall                8,450,000        8,427,374         6,568,033  Hotel
      88        Residence Inn Memphis                            8,440,000        8,423,759         7,110,496  Hotel
      89        Killeen Power Center                             8,200,000        8,200,000         7,618,539  Retail
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                     7,950,000        7,950,000         7,307,989  Hotel
      91        Crossroads at Citadel                            7,840,000        7,824,914         6,605,011  Retail
      92        Centennial Center                                7,820,000        7,820,000         7,296,913  Retail
      93        Securlock at the Colony                          7,800,000        7,800,000         7,039,328  Self Storage
      94        Eastport                                         7,790,000        7,790,000         7,290,608  Office
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                            7,708,000        7,708,000         6,935,843  Office
      96        Breckinridge Exchange                            7,625,000        7,625,000         7,140,037  Office
      97        Hampton Green Apartments                         7,560,000        7,560,000         6,683,723  Multifamily
      98        Self Storage Plus-Annapolis                      7,400,000        7,379,656         6,253,354  Self Storage
      99        WXH - Courtyard Houston                          7,263,000        7,263,000         6,676,469  Hotel
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                 7,250,000        7,241,507         5,696,856  Hotel
      101       WXH - Homewood Suites Houston                    7,222,000        7,222,000         6,638,780  Hotel
      102       Sandalwood - Sugar Tree                          7,072,000        7,057,779         5,921,368  Multifamily
      103       Westpark Shopping Center-Ukrops                  7,020,000        7,020,000         7,020,000  Retail
      104       Oakmont Apartments                               6,800,000        6,800,000         6,333,269  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                            6,744,000        6,744,000         6,271,277  Retail
      106       The Drexel Building                              6,700,000        6,700,000         6,265,870  Mixed Use
      107       Countryside Office Park                          6,500,000        6,500,000         6,063,599  Office
      108       Hampton Inn & Suites                             6,500,000        6,481,998         5,019,181  Hotel
      109       Phelan Village Shopping Center                   6,450,000        6,450,000         5,517,229  Retail
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                  6,480,000        6,445,909         5,429,473  Industrial
      111       WXH - Homewood Suites Phoenix                    6,330,000        6,330,000         5,818,814  Hotel
      112       Raymour and Flannigan- Oakland, NJ               6,300,000        6,287,792         5,302,462  Industrial
      113       Scripps Medical Clinic                           6,276,000        6,276,000         5,661,841  Office
      114       Lehigh Valley Business Center                    6,250,000        6,250,000         5,514,113  Industrial
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      115       Dundee Park                                      6,250,000        6,237,344         4,363,503  Office
      116       Hidden Glen MHC                                  6,183,000        6,165,883         5,771,826  Manufactured Housing
      117       Kellogg Gateway Portfolio                        5,997,500        5,997,500         5,675,838  Retail
     117.1      Kellogg Shopping Center                          3,325,886        3,325,886                    Retail
     117.2      Gateway Commons Shopping Center                  2,671,614        2,671,614                    Retail
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      118       Broadway Plaza                                   5,625,000        5,625,000         5,115,082  Mixed Use
      119       Wingate Inn - Memphis                            5,325,000        5,303,614         4,124,954  Hotel
      120       Tower Plaza                                      5,157,000        5,157,000         4,688,104  Retail
      121       Devon Self Storage - Edgewood                    5,100,000        5,100,000         4,504,790  Self Storage
      122       Southside Self Storage                           5,100,000        5,100,000         4,420,820  Self Storage
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      123       Springfield Farms                                4,975,000        4,975,000         4,788,427  Manufactured Housing
      124       2893-2895 Third Avenue                           4,900,000        4,900,000         4,197,367  Retail
      125       Centerview Terrace                               4,360,000        4,360,000         3,931,017  Multifamily
      126       Mall of Georgia Shops                            4,316,000        4,316,000         3,672,700  Retail
      127       Copperfield Corners                              4,125,000        4,125,000         3,729,280  Retail
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      128       Castro Valley Hayward Storage                    4,100,000        4,100,000         3,646,133  Self Storage
      129       Spring Street Office                             4,000,000        4,000,000         3,427,396  Office
      130       Coachland MHC and RV Park                        4,000,000        3,992,112         3,358,457  Manufactured Housing
      131       Radisson Orlando                                 3,965,000        3,957,457         3,345,653  Hotel
      132       Valley Manor MHC                                 3,920,000        3,916,665         3,315,489  Manufactured Housing
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      133       Wingate Inn - Arlington                          3,892,000        3,876,369         3,014,896  Hotel
      134       Los Coyotes Center                               3,800,000        3,800,000         3,356,029  Retail
      135       Rankin Center                                    3,600,000        3,600,000         3,149,799  Retail
      136       Rite Aid Toledo                                  3,517,500        3,514,869         3,016,982  Retail
                Alpharetta Retail Portfolio                      3,504,000        3,504,000         2,981,728  Retail
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      137       Jones Bridge Shops                               2,679,000        2,679,000         2,279,695  Retail
      138       Grand Slam for Jones Bridge Shops                  825,000          825,000           702,033  Retail
      139       Eagle Point Office Center I                      3,377,000        3,377,000         2,995,591  Office
      140       Walgreens-Hackettstown                           3,375,000        3,375,000         3,135,731  Retail
      141       17321 Eastman Street                             3,350,000        3,344,523         2,882,201  Industrial
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      142       Platt Avenue                                     3,080,000        3,080,000         2,874,489  Retail
      143       Dallas Shops                                     2,867,000        2,867,000         2,439,674  Retail
      144       Picture Ranch MHC                                2,866,000        2,866,000         2,525,655  Manufactured Housing
      145       Twin Palms MHC                                   2,800,000        2,797,818         2,391,231  Manufactured Housing
      146       Rite Aid Grafton                                 2,570,400        2,568,474         2,204,273  Retail
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      147       Diablo Villas Apartments                         2,550,000        2,550,000         2,156,213  Multifamily
      148       Brendan Way                                      2,500,000        2,500,000         2,329,549  Office
      149       Grand View Apartments                            2,500,000        2,493,294         2,119,233  Multifamily
      150       A Self Storage Center                            2,381,250        2,381,250         2,137,411  Self Storage
      151       Three Lakes Estates MHC                          2,375,000        2,370,674         2,015,730  Manufactured Housing
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      152       Rite Aid Drugstore                               2,000,000        1,996,494         1,705,897  Retail
      153       Silverado Estates MHC                            2,000,000        1,994,308         1,682,466  Manufactured Housing
      154       Powell Apartments                                1,595,000        1,579,110         1,323,849  Multifamily
      155       CVS Oklahoma City                                1,550,000        1,545,800         1,202,038  Retail
      156       Encore RV Park Ocala                             1,100,000        1,100,000           976,859  Manufactured Housing
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                                                               Detailed                                               Interest
                                                               Property                  Interest    Administrative   Accrual
      ID                        Property Name                  Type                    Rate (2) (21)  Fee Rate (3)     Basis
--------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 Anchored                   5.4636%        0.0208%     Actual/360
       2        700 South Flower Plaza                         Office/Retail              5.7800%        0.0208%     Actual/360
       3        Bon-Ton Department Stores Portfolio            Various                    6.2125%        0.0208%     Actual/360
      3.1       Boston Store - Brookfield                      Anchored
      3.2       Boston Store - Wauwatosa                       Anchored
--------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                           Anchored
      3.4       Carson Pirie Scott - Aurora                    Anchored
      3.5       Carson Pirie Scott - Joliet                    Anchored
      3.6       Carson Pirie Scott - Rockford                  Warehouse
      3.7       Herberger's - St. Paul                         Anchored
--------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                            Anchored
      3.9       Herberger's - Fargo                            Anchored
     3.10       Younkers - Eau Claire                          Anchored
     3.11       Elder-Beerman - Richmond                       Anchored
     3.12       Elder-Beerman - Zanesville                     Anchored
--------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               Anchored                   5.8340%        0.0208%     Actual/360
       5        Decoration & Design Building                   Unanchored                 5.7850%        0.0308%     Actual/360
       6        Fiddler's Green Center                         Suburban                   5.5190%        0.0308%     Actual/360
       7        North Charlotte Office/Flex Portfolio          Office/Warehouse           5.8410%        0.0308%     Actual/360
      7.1       Harris Ridge                                   Office/Warehouse
--------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                     Office/Warehouse
      7.3       Northridge Business Center                     Office/Warehouse
      7.4       Harris Corners                                 Office/Warehouse
      7.5       Northcross Business Campus                     Office/Warehouse
       8        Galleria Corporate Centre                      Office/Retail              5.8750%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 CBD                        5.7820%        0.0308%     Actual/360
      10        Indianapolis North Marriott                    Full Service               6.2970%        0.0208%     Actual/360
      11        Windsor Lake Apartments                        Conventional               5.3840%        0.0208%     Actual/360
      12        Lakeview Square Mall                           Anchored                   5.8115%        0.0208%     Actual/360
      13        1400 Eye Street NW                             CBD                        5.9420%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                           Various                    5.5969%                    Actual/360
      14        Sandalwood - Brandon Oaks                      Conventional               5.5700%        0.0208%     Actual/360
      15        Sandalwood - Oaks of Northgate                 Conventional               5.5700%        0.0208%     Actual/360
      16        Sandalwood - Lakeshire                         Conventional               5.5700%        0.0208%     Actual/360
      17        Sandalwood - Cimarron Crossing                 Conventional               5.5700%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                 Unanchored                 5.7200%        0.0208%     Actual/360
      19        Sandalwood - Sundance                          Conventional               5.5700%        0.0208%     Actual/360
      20        Sandalwood - Northgate Plaza                   Unanchored                 5.7200%        0.0208%     Actual/360
      21        Sandalwood - Arlington Oaks                    Conventional               5.5700%        0.0208%     Actual/360
      22        Astor Place                                    Anchored                   5.7500%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                          Full Service               5.9990%        0.0308%     Actual/360
      24        Towne Center at Brookhill                      Anchored                   5.3600%        0.0208%     Actual/360
      25        Olde Towne Plaza                               Anchored                   5.9880%        0.0308%     Actual/360
      26        Costco Plaza                                   Anchored                   5.4200%        0.0208%     Actual/360
      27        Blue Bell                                      Suburban                   5.6450%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                Movie Theater              5.9370%        0.0308%     Actual/360
      29        Heyman Properties - LGA                        Various                    5.7740%        0.0308%     Actual/360
     29.1       LGA Courtyard by Marriott                      Full Service
     29.2       Avistar Lease                                  Land
      30        Mission Charlotte Apartments                   Conventional               5.8880%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments              Conventional
     30.2       Mission Harris Glen Apartments                 Conventional
     30.3       Mission Landings Apartments                    Conventional
      31        Pearl Court / Midway Estates                   Conventional               6.5700%        0.1108%     Actual/360
      32        205 Montague Street                            CBD                        5.6710%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                  Full Service               6.1400%        0.0208%     Actual/360
      34        Verandas at Blairstone                         Conventional               5.4410%        0.0208%     Actual/360
      35        Inn at Laguna Beach                            Limited Service            5.5700%        0.0208%     Actual/360
      36        Westwind Business Park                         Suburban                   5.5120%        0.0208%     Actual/360
      37        Budco Headquarters                             Warehouse                  5.4310%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               CBD                        6.2750%        0.0308%     Actual/360
      39        On The Fairways Apartments                     Conventional               5.5500%        0.0208%     Actual/360
      40        Marriott Resort Clearwater Beach on Sand Key   Full Service               5.8940%        0.0308%     Actual/360
      41        Shoreline Village                              Unanchored                 6.1120%        0.0308%     Actual/360
      42        NL Ventures                                    Various                    5.8000%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                   Warehouse
     42.2       The Redford Property                           Warehouse
     42.3       RL Stowe Mills - The Helms Plant               Warehouse
     42.4       RL Stowe Mills - The Stowe Spinning Plant      Warehouse
     42.5       RL Stowe Mills - The Lupton Plant              Warehouse
--------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant            Warehouse
     42.7       RL Stowe Mills - The Corporate Office Building Suburban
     42.8       RL Stowe Mills - The Chattanooga Plant         Warehouse
      43        One North Arlington                            Suburban                   5.7450%        0.0308%     Actual/360
      44        1325 & 1330 Fifth Avenue                       Conventional               5.9240%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                      CBD                        5.9210%        0.0308%     Actual/360
      46        Shadow Ridge Apartments                        Conventional               5.5500%        0.0208%     Actual/360
      47        Copper Pointe Apartments                       Conventional               5.9200%        0.0308%     Actual/360
                Nadler Portfolio                               Various                    5.8065%                    Actual/360
      48        Community Medical Building                     Medical                    5.7980%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      Medical                    5.7980%        0.0308%     Actual/360
      50        North Dawson Drive                             Warehouse                  5.8480%        0.0308%     Actual/360
      51        Elmwood Self Storage                           Self Storage               5.7800%        0.0208%     Actual/360
      52        529 Broadway                                   Unanchored                 5.7470%        0.0308%     Actual/360
      53        Poplar Pointe Apartments                       Conventional               5.4600%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                              Manufactured Housing       5.8200%        0.0208%     Actual/360
      55        WXH - Courtyard Roanoke                        Limited Service            5.9390%        0.0208%     Actual/360
      56        The Equitable Building                         CBD                        6.3250%        0.0308%     Actual/360
                Zeman MHC Crossed Pool                         Manufactured Housing       5.6109%                    Actual/360
      57        Zeman MHC Portfolio - 3 Terrace Acres          Manufactured Housing       5.6250%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                Manufactured Housing       5.5840%        0.0208%     Actual/360
      59        Zeman MHC Portfolio - 1 Belle Aire             Manufactured Housing       5.5710%        0.0208%     Actual/360
      60        Thomson Information Services                   Suburban                   5.9050%        0.0208%     Actual/360
      61        Gables Court                                   Conventional               5.8300%        0.0208%     Actual/360
      62        1375 Mountain Spring Parkway                   Distribution               5.9660%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                     Limited Service            5.9390%        0.0208%     Actual/360
      64        Town Center Office Park                        Suburban                   5.6700%        0.0208%     Actual/360
      65        WXH - Courtyard Ann Arbor                      Limited Service            5.9390%        0.0208%     Actual/360
      66        4 Park Avenue                                  Conventional               5.5530%        0.0208%     Actual/360
      67        542 Brannan Street                             Conventional               6.1870%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                       Medical                    6.1920%        0.0308%     Actual/360
      69        Tri-Cities Professional Center                 CBD                        5.0840%        0.0708%     Actual/360
      70        Holiday Inn Select Memphis                     Full Service               5.8280%        0.0208%     Actual/360
      71        530 Brannan Street                             Conventional               6.1870%        0.0308%     Actual/360
      72        Self Storage Plus-Eisenhower                   Self Storage               5.8700%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                          Manufactured Housing       5.4820%        0.0308%     Actual/360
      74        WXH - Hilton Windsor                           Limited Service            5.9390%        0.0208%     Actual/360
      75        WXH - Quality Suites Charleston                Limited Service            5.9390%        0.0208%     Actual/360
      76        Wells Fargo Financial Center                   CBD                        5.6890%        0.0208%     Actual/360
      77        Heritage Place                                 Suburban                   5.9240%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                Limited Service            5.9390%        0.0208%     Actual/360
      79        Park Avenue Apartments                         Conventional               5.6000%        0.0208%     Actual/360
      80        WXH - Hampton Inn Duluth                       Limited Service            5.9390%        0.0208%     Actual/360
      81        The Buckeye MHC Portfolio - Evergreen          Manufactured Housing       6.2300%        0.0208%     Actual/360
     81.1       Valley Hills                                   Manufactured Housing
--------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                    Manufactured Housing
     81.3       Mobile Manor                                   Manufactured Housing
      82        Creekwood Apartments                           Conventional               5.4600%        0.0808%     Actual/360
      83        Anderson Villas Apartments                     Conventional               5.7190%        0.0308%     Actual/360
      84        Wyoming Industrial Center                      Warehouse                  5.4400%        0.0508%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          Anchored                   5.9200%        0.0208%     Actual/360
      86        WXH - Hampton Inn                              Limited Service            5.9390%        0.0208%     Actual/360
      87        Holiday Inn Express - Tucson Mall              Limited Service            6.1050%        0.0308%     Actual/360
      88        Residence Inn Memphis                          Limited Service            5.7720%        0.0208%     Actual/360
      89        Killeen Power Center                           Anchored                   5.5050%        0.0708%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                   Limited Service            5.9390%        0.0208%     Actual/360
      91        Crossroads at Citadel                          Anchored                   5.7720%        0.0508%     Actual/360
      92        Centennial Center                              Unanchored                 5.7970%        0.0308%     Actual/360
      93        Securlock at the Colony                        Self Storage               5.9290%        0.0708%     Actual/360
      94        Eastport                                       Suburban                   6.0200%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                          Medical                    5.7770%        0.0308%     Actual/360
      96        Breckinridge Exchange                          Suburban                   6.0600%        0.0208%     Actual/360
      97        Hampton Green Apartments                       Conventional               5.8900%        0.0208%     Actual/360
      98        Self Storage Plus-Annapolis                    Self Storage               5.8700%        0.0208%     Actual/360
      99        WXH - Courtyard Houston                        Limited Service            5.9390%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                               Limited Service            6.4300%        0.0308%     Actual/360
      101       WXH - Homewood Suites Houston                  Limited Service            5.9390%        0.0208%     Actual/360
      102       Sandalwood - Sugar Tree                        Conventional               5.5700%        0.0208%     Actual/360
      103       Westpark Shopping Center-Ukrops                Anchored                   6.0800%        0.0208%     Actual/360
      104       Oakmont Apartments                             Conventional               5.6640%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          Shadow Anchored            5.5500%        0.0208%     Actual/360
      106       The Drexel Building                            Office/Retail              5.9620%        0.0508%     Actual/360
      107       Countryside Office Park                        Suburban                   5.7800%        0.0708%     Actual/360
      108       Hampton Inn & Suites                           Limited Service            5.9100%        0.0808%     Actual/360
      109       Phelan Village Shopping Center                 Shadow Anchored            6.2900%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                Manufacture/Warehouse      5.6050%        0.0208%     Actual/360
      111       WXH - Homewood Suites Phoenix                  Limited Service            5.9390%        0.0208%     Actual/360
      112       Raymour and Flannigan- Oakland, NJ             Warehouse                  5.7400%        0.0208%     Actual/360
      113       Scripps Medical Clinic                         Medical                    5.9100%        0.0208%     Actual/360
      114       Lehigh Valley Business Center                  Warehouse                  5.8000%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    Suburban                   5.9040%        0.0508%     Actual/360
      116       Hidden Glen MHC                                Manufactured Housing       5.8400%        0.0208%     Actual/360
      117       Kellogg Gateway Portfolio                      Shadow Anchored            5.6400%        0.0208%     Actual/360
     117.1      Kellogg Shopping Center                        Shadow Anchored
     117.2      Gateway Commons Shopping Center                Shadow Anchored
--------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 Office/Retail              6.3260%        0.0308%     Actual/360
      119       Wingate Inn - Memphis                          Limited Service            6.0000%        0.0208%     Actual/360
      120       Tower Plaza                                    Anchored                   6.3100%        0.0308%     Actual/360
      121       Devon Self Storage - Edgewood                  Self Storage               5.8500%        0.0208%     Actual/360
      122       Southside Self Storage                         Self Storage               5.9500%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                              Manufactured Housing       5.8600%        0.0208%     Actual/360
      124       2893-2895 Third Avenue                         Unanchored                 6.3400%        0.0308%     Actual/360
      125       Centerview Terrace                             Conventional               5.8800%        0.0208%     Actual/360
      126       Mall of Georgia Shops                          Unanchored                 6.1100%        0.0708%     Actual/360
      127       Copperfield Corners                            Shadow Anchored            6.0200%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                  Self Storage               6.1500%        0.0208%     Actual/360
      129       Spring Street Office                           Suburban                   6.3500%        0.0208%     Actual/360
      130       Coachland MHC and RV Park                      Manufactured Housing       5.6600%        0.0208%     Actual/360
      131       Radisson Orlando                               Full Service               5.8240%        0.0208%     Actual/360
      132       Valley Manor MHC                               Manufactured Housing       5.9000%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                        Limited Service            6.0000%        0.0208%     Actual/360
      134       Los Coyotes Center                             Shadow Anchored            5.8470%        0.0308%     Actual/360
      135       Rankin Center                                  Shadow Anchored            5.4500%        0.0208%     Actual/360
      136       Rite Aid Toledo                                Anchored                   6.3810%        0.0308%     Actual/360
                Alpharetta Retail Portfolio                    Unanchored                 6.1100%                    Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                             Unanchored                 6.1100%        0.0708%     Actual/360
      138       Grand Slam for Jones Bridge Shops              Unanchored                 6.1100%        0.0708%     Actual/360
      139       Eagle Point Office Center I                    Suburban                   6.0400%        0.0608%     Actual/360
      140       Walgreens-Hackettstown                         Anchored                   5.4900%        0.0208%     Actual/360
      141       17321 Eastman Street                           Office/Warehouse           6.4940%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   Unanchored                 5.8100%        0.0308%     Actual/360
      143       Dallas Shops                                   Unanchored                 6.1100%        0.0708%     Actual/360
      144       Picture Ranch MHC                              Manufactured Housing       5.7500%        0.0208%     Actual/360
      145       Twin Palms MHC                                 Manufactured Housing       6.2300%        0.0208%     Actual/360
      146       Rite Aid Grafton                               Anchored                   6.3750%        0.0308%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                       Conventional               5.8950%        0.0208%     Actual/360
      148       Brendan Way                                    Suburban                   5.7200%        0.0208%     Actual/360
      149       Grand View Apartments                          Conventional               5.9750%        0.0408%     Actual/360
      150       A Self Storage Center                          Self Storage               5.6540%        0.0208%     Actual/360
      151       Three Lakes Estates MHC                        Manufactured Housing       6.0200%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                             Anchored                   6.1900%        0.0208%     Actual/360
      153       Silverado Estates MHC                          Manufactured Housing       5.7200%        0.0208%     Actual/360
      154       Powell Apartments                              Conventional               5.3000%        0.1008%     Actual/360
      155       CVS Oklahoma City                              Anchored                   6.0370%        0.0308%     Actual/360
      156       Encore RV Park Ocala                           Manufactured Housing       6.0900%        0.0208%     Actual/360
--------------------------------------------------------------------------------------------------------------------------------

                                                                    Original        Stated Remaining      Original      Remaining
                                                                Term to Maturity    Term to Maturity    Amortization   Amortization
      ID                        Property Name                     or ARD (mos.)       or ARD (mos.)     Term (mos.)    Term (mos.)
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                         120                 113              360            360
       2        700 South Flower Plaza                                 120                 118              360            360
       3        Bon-Ton Department Stores Portfolio                    119                 118              299            298
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                       120                 120              360            360
       5        Decoration & Design Building                           120                 119              360            360
       6        Fiddler's Green Center                                 120                 119              360            360
       7        North Charlotte Office/Flex Portfolio                  120                 119              360            360
      7.1       Harris Ridge
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                              120                 117              360            360
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                         120                 119              360            360
      10        Indianapolis North Marriott                            120                 120              360            360
      11        Windsor Lake Apartments                                112                 111              360            360
      12        Lakeview Square Mall                                   120                 117              360            357
      13        1400 Eye Street NW                                     120                 120              360            360
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                Sandalwood Portfolio                                   120                 118              360            358
      14        Sandalwood - Brandon Oaks                              120                 118              360            358
      15        Sandalwood - Oaks of Northgate                         120                 118              360            358
      16        Sandalwood - Lakeshire                                 120                 118              360            358
      17        Sandalwood - Cimarron Crossing                         120                 118              360            358
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      18        Sandalwood - Northgate Village                         120                 118              360            358
      19        Sandalwood - Sundance                                  120                 118              360            358
      20        Sandalwood - Northgate Plaza                           120                 118              360            358
      21        Sandalwood - Arlington Oaks                            120                 118              360            358
      22        Astor Place                                            120                 120               0              0
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                  120                 118              360            360
      24        Towne Center at Brookhill                              120                 119              360            360
      25        Olde Towne Plaza                                       120                 119               0              0
      26        Costco Plaza                                           120                 118              360            360
      27        Blue Bell                                              120                 116              360            360
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      28        Edwards Theater                                        120                 120              360            360
      29        Heyman Properties - LGA                                120                 118              360            360
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                           120                 119              360            360
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                           120                 119              300            299
      32        205 Montague Street                                    120                 115              360            360
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      33        Valley Forge Convention Plaza                          60                  60               300            300
      34        Verandas at Blairstone                                 120                 117              360            360
      35        Inn at Laguna Beach                                    120                 117              360            360
      36        Westwind Business Park                                 120                 119              360            360
      37        Budco Headquarters                                     84                  78               360            354
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                       60                  60                0              0
      39        On The Fairways Apartments                             120                 117              360            360
      40        Marriott Resort Clearwater Beach on Sand Key           60                  58               360            358
      41        Shoreline Village                                      120                 120              360            360
      42        NL Ventures                                            60                  53               360            360
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                    60                  55               360            360
      44        1325 & 1330 Fifth Avenue                               120                 118               0              0
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                              120                 118              360            360
      46        Shadow Ridge Apartments                                120                 117              360            360
      47        Copper Pointe Apartments                               120                 118              360            360
                Nadler Portfolio                                       120                 118              360            360
      48        Community Medical Building                             120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                              120                 118              360            360
      50        North Dawson Drive                                     120                 118              360            360
      51        Elmwood Self Storage                                   120                 118              360            358
      52        529 Broadway                                           120                 118              360            360
      53        Poplar Pointe Apartments                               120                 117              360            360
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                      120                 118              360            358
      55        WXH - Courtyard Roanoke                                120                 120              360            360
      56        The Equitable Building                                 120                 120              360            360
                Zeman MHC Crossed Pool                                 120                 118              360            360
      57        Zeman MHC Portfolio - 3 Terrace Acres                  120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                        120                 118              360            360
      59        Zeman MHC Portfolio - 1 Belle Aire                     120                 118              360            360
      60        Thomson Information Services                           48                  44               360            356
      61        Gables Court                                           120                 119              360            360
      62        1375 Mountain Spring Parkway                           120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                             120                 120              360            360
      64        Town Center Office Park                                120                 117              360            360
      65        WXH - Courtyard Ann Arbor                              120                 120              360            360
      66        4 Park Avenue                                          120                 118               0              0
      67        542 Brannan Street                                     60                  58               360            360
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                               120                 119              360            359
      69        Tri-Cities Professional Center                         120                 108              300            288
      70        Holiday Inn Select Memphis                             120                 119              360            359
      71        530 Brannan Street                                     60                  58               360            360
      72        Self Storage Plus-Eisenhower                           120                 117              360            357
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                  120                 118              360            360
      74        WXH - Hilton Windsor                                   120                 120              360            360
      75        WXH - Quality Suites Charleston                        120                 120              360            360
      76        Wells Fargo Financial Center                           120                 119              360            359
      77        Heritage Place                                         120                 119              180            179
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                        120                 120              360            360
      79        Park Avenue Apartments                                 120                 119              360            360
      80        WXH - Hampton Inn Duluth                               120                 120              360            360
      81        The Buckeye MHC Portfolio - Evergreen                  120                 119              360            359
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                   120                 119              360            360
      83        Anderson Villas Apartments                             120                 117              360            357
      84        Wyoming Industrial Center                              120                 109              300            289
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                  148                 147              180            179
      86        WXH - Hampton Inn                                      120                 120              360            360
      87        Holiday Inn Express - Tucson Mall                      120                 118              300            298
      88        Residence Inn Memphis                                  120                 118              360            358
      89        Killeen Power Center                                   120                 114              360            360
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                           120                 120              360            360
      91        Crossroads at Citadel                                  120                 118              360            358
      92        Centennial Center                                      120                 119              360            360
      93        Securlock at the Colony                                120                 118              360            360
      94        Eastport                                               120                 120              360            360
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                  120                 117              360            360
      96        Breckinridge Exchange                                  120                 118              360            360
      97        Hampton Green Apartments                               120                 119              360            360
      98        Self Storage Plus-Annapolis                            120                 117              360            357
      99        WXH - Courtyard Houston                                120                 120              360            360
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                       120                 119              300            299
      101       WXH - Homewood Suites Houston                          120                 120              360            360
      102       Sandalwood - Sugar Tree                                120                 118              360            358
      103       Westpark Shopping Center-Ukrops                        108                 108               0              0
      104       Oakmont Apartments                                     120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                  120                 117              360            360
      106       The Drexel Building                                    120                 119              360            360
      107       Countryside Office Park                                120                 118              360            360
      108       Hampton Inn & Suites                                   120                 118              300            298
      109       Phelan Village Shopping Center                         120                 120              360            360
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                        120                 115              360            355
      111       WXH - Homewood Suites Phoenix                          120                 120              360            360
      112       Raymour and Flannigan- Oakland, NJ                     120                 118              360            358
      113       Scripps Medical Clinic                                 120                 118              360            360
      114       Lehigh Valley Business Center                          120                 119              360            360
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                            120                 119              240            239
      116       Hidden Glen MHC                                        60                  57               360            357
      117       Kellogg Gateway Portfolio                              120                 117              360            360
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                         120                 120              360            360
      119       Wingate Inn - Memphis                                  120                 117              300            297
      120       Tower Plaza                                            120                 120              360            360
      121       Devon Self Storage - Edgewood                          120                 117              360            360
      122       Southside Self Storage                                 120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                      60                  58               360            360
      124       2893-2895 Third Avenue                                 120                 120              360            360
      125       Centerview Terrace                                     120                 118              360            360
      126       Mall of Georgia Shops                                  120                 120              360            360
      127       Copperfield Corners                                    120                 120              360            360
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                          120                 119              360            360
      129       Spring Street Office                                   120                 120              360            360
      130       Coachland MHC and RV Park                              120                 118              360            358
      131       Radisson Orlando                                       120                 118              360            358
      132       Valley Manor MHC                                       120                 119              360            359
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                120                 117              300            297
      134       Los Coyotes Center                                     120                 118              360            360
      135       Rankin Center                                          120                 118              360            360
      136       Rite Aid Toledo                                        120                 119              360            359
                Alpharetta Retail Portfolio                            120                 120              360            360
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                     120                 120              360            360
      138       Grand Slam for Jones Bridge Shops                      120                 120              360            360
      139       Eagle Point Office Center I                            120                 118              360            360
      140       Walgreens-Hackettstown                                 120                 119              360            360
      141       17321 Eastman Street                                   120                 118              360            358
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                           120                 119              360            360
      143       Dallas Shops                                           120                 120              360            360
      144       Picture Ranch MHC                                      120                 117              360            360
      145       Twin Palms MHC                                         120                 119              360            359
      146       Rite Aid Grafton                                       120                 119              360            359
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                               120                 120              360            360
      148       Brendan Way                                            120                 116              360            360
      149       Grand View Apartments                                  120                 117              360            357
      150       A Self Storage Center                                  120                 117              360            360
      151       Three Lakes Estates MHC                                120                 118              360            358
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                     120                 118              360            358
      153       Silverado Estates MHC                                  120                 117              360            357
      154       Powell Apartments                                      120                 111              360            351
      155       CVS Oklahoma City                                      120                 118              300            298
      156       Encore RV Park Ocala                                   120                 118              360            360
------------------------------------------------------------------------------------------------------------------------------------

                                                                   First       Maturity        Annual          Monthly
                                                                  Payment        Date           Debt            Debt
      ID                        Property Name                      Date         or ARD     Service ($)(4)  Service ($)(4)
---------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                     12/1/2005     11/1/2015    8,873,698        739,475
       2        700 South Flower Plaza                              5/1/2006      4/1/2016    9,133,489        761,124
       3        Bon-Ton Department Stores Portfolio                 6/1/2006      4/1/2016   10,255,543        854,629
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
---------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
---------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
---------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                    7/1/2006      6/1/2016    8,621,788        718,482
       5        Decoration & Design Building                        6/1/2006      5/1/2016    7,029,578        585,798
       6        Fiddler's Green Center                              6/1/2006      5/1/2016    4,205,912        350,493
       7        North Charlotte Office/Flex Portfolio               6/1/2006      5/1/2016    3,889,819        324,152
      7.1       Harris Ridge
---------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                           4/1/2006      3/1/2016    3,904,149        325,346
---------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                      6/1/2006      5/1/2016    3,777,167        314,764
      10        Indianapolis North Marriott                         7/1/2006      6/1/2016    3,915,004        326,250
      11        Windsor Lake Apartments                             6/1/2006      9/1/2015    2,933,532        244,461
      12        Lakeview Square Mall                                4/1/2006      3/1/2016    3,031,426        252,619
      13        1400 Eye Street NW                                  7/1/2006      6/1/2016    2,645,471        220,456
---------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                5/1/2006      4/1/2016    2,514,666        209,556
      14        Sandalwood - Brandon Oaks                           5/1/2006      4/1/2016     556,648         46,387
      15        Sandalwood - Oaks of Northgate                      5/1/2006      4/1/2016     428,730         35,727
      16        Sandalwood - Lakeshire                              5/1/2006      4/1/2016     371,396         30,950
      17        Sandalwood - Cimarron Crossing                      5/1/2006      4/1/2016     319,281         26,607
---------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                      5/1/2006      4/1/2016     233,691         19,474
      19        Sandalwood - Sundance                               5/1/2006      4/1/2016     223,566         18,630
      20        Sandalwood - Northgate Plaza                        5/1/2006      4/1/2016     223,431         18,619
      21        Sandalwood - Arlington Oaks                         5/1/2006      4/1/2016     157,924         13,160
      22        Astor Place                                         7/1/2006      6/1/2016    2,040,451        170,038
---------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                               5/1/2006      4/1/2016    2,517,842        209,820
      24        Towne Center at Brookhill                           6/1/2006      5/1/2016    2,190,774        182,565
      25        Olde Towne Plaza                                    6/1/2006      5/1/2016    1,836,528        153,044
      26        Costco Plaza                                        5/1/2006      4/1/2016    2,040,055        170,005
      27        Blue Bell                                           3/1/2006      2/1/2016    2,063,065        171,922
---------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                     7/1/2006      6/1/2016    1,929,440        160,787
      29        Heyman Properties - LGA                             5/1/2006      4/1/2016    1,895,719        157,977
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                        6/1/2006      5/1/2016    1,848,191        154,016
---------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                        6/1/2006      5/1/2016    2,120,314        176,693
      32        205 Montague Street                                 2/1/2006      1/1/2016    1,742,018        145,168
---------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                       7/1/2006      6/1/2011    1,958,659        163,222
      34        Verandas at Blairstone                              4/1/2006      3/1/2016    1,556,896        129,741
      35        Inn at Laguna Beach                                 4/1/2006      3/1/2016    1,544,909        128,742
      36        Westwind Business Park                              6/1/2006      5/1/2016    1,507,774        125,648
      37        Budco Headquarters                                  1/1/2006     12/1/2012    1,460,508        121,709
---------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                    7/1/2006      6/1/2011    1,358,320        113,193
      39        On The Fairways Apartments                          4/1/2006      3/1/2016    1,459,160        121,597
      40        Marriott Resort Clearwater Beach on Sand Key        5/1/2006      4/1/2011    1,422,606        118,551
      41        Shoreline Village                                   7/1/2006      6/1/2016    1,438,045        119,837
      42        NL Ventures                                        12/1/2005     11/1/2010    1,372,650        114,388
---------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
---------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                 2/1/2006      1/1/2011    1,343,820        111,985
      44        1325 & 1330 Fifth Avenue                            5/1/2006      4/1/2016    1,081,130        90,094
---------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                           5/1/2006      4/1/2016    1,248,410        104,034
      46        Shadow Ridge Apartments                             4/1/2006      3/1/2016    1,192,444        99,370
      47        Copper Pointe Apartments                            5/1/2006      4/1/2016    1,212,610        101,051
                Nadler Portfolio                                    5/1/2006      4/1/2016    1,180,212        98,351
      48        Community Medical Building                          5/1/2006      4/1/2016     536,763         44,730
---------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                           5/1/2006      4/1/2016     441,025         36,752
      50        North Dawson Drive                                  5/1/2006      4/1/2016     202,424         16,869
      51        Elmwood Self Storage                                5/1/2006      4/1/2016    1,159,251        96,604
      52        529 Broadway                                        5/1/2006      4/1/2016    1,128,845        94,070
      53        Poplar Pointe Apartments                            4/1/2006      3/1/2016    1,092,125        91,010
---------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                   5/1/2006      4/1/2016    1,076,160        89,680
      55        WXH - Courtyard Roanoke                             7/1/2006      6/1/2016    1,047,197        87,266
      56        The Equitable Building                              7/1/2006      6/1/2016    1,085,435        90,453
                Zeman MHC Crossed Pool                              5/1/2006      4/1/2016     923,976         76,998
      57        Zeman MHC Portfolio - 3 Terrace Acres               5/1/2006      4/1/2016     635,525         52,960
---------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                     5/1/2006      4/1/2016     197,807         16,484
      59        Zeman MHC Portfolio - 1 Belle Aire                  5/1/2006      4/1/2016     90,645           7,554
      60        Thomson Information Services                        3/1/2006      2/1/2010     940,035         78,336
      61        Gables Court                                        6/1/2006      5/1/2016     922,132         76,844
      62        1375 Mountain Spring Parkway                        5/1/2006      4/1/2016     931,892         77,658
---------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                          7/1/2006      6/1/2016     911,106         75,926
      64        Town Center Office Park                             4/1/2006      3/1/2016     874,693         72,891
      65        WXH - Courtyard Ann Arbor                           7/1/2006      6/1/2016     873,796         72,816
      66        4 Park Avenue                                       5/1/2006      4/1/2016     675,615         56,301
      67        542 Brannan Street                                  5/1/2006      4/1/2011     880,741         73,395
---------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                            6/1/2006      5/1/2016     881,208         73,434
      69        Tri-Cities Professional Center                      7/1/2005      6/1/2015     848,872         70,739
      70        Holiday Inn Select Memphis                          6/1/2006      5/1/2016     812,535         67,711
      71        530 Brannan Street                                  5/1/2006      4/1/2011     807,346         67,279
      72        Self Storage Plus-Eisenhower                        4/1/2006      3/1/2016     752,030         62,669
---------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                               5/1/2006      4/1/2016     713,992         59,499
      74        WXH - Hilton Windsor                                7/1/2006      6/1/2016     742,208         61,851
      75        WXH - Quality Suites Charleston                     7/1/2006      6/1/2016     739,778         61,648
      76        Wells Fargo Financial Center                        6/1/2006      5/1/2016     699,123         58,260
      77        Heritage Place                                      6/1/2006      5/1/2016    1,007,708        83,976
---------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                     7/1/2006      6/1/2016     707,614         58,968
      79        Park Avenue Apartments                              6/1/2006      5/1/2016     661,339         55,112
      80        WXH - Hampton Inn Duluth                            7/1/2006      6/1/2016     685,099         57,092
      81        The Buckeye MHC Portfolio - Evergreen               6/1/2006      5/1/2016     689,302         57,442
     81.1       Valley Hills
---------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                6/1/2006      5/1/2016     627,395         52,283
      83        Anderson Villas Apartments                          4/1/2006      3/1/2016     642,092         53,508
      84        Wyoming Industrial Center                           8/1/2005      7/1/2015     659,350         54,946
---------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk               6/1/2006      9/1/2018     856,332         71,361
      86        WXH - Hampton Inn                                   7/1/2006      6/1/2016     603,973         50,331
      87        Holiday Inn Express - Tucson Mall                   5/1/2006      4/1/2016     659,845         54,987
      88        Residence Inn Memphis                               5/1/2006      4/1/2016     592,459         49,372
      89        Killeen Power Center                                1/1/2006     12/1/2015     559,013         46,584
---------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                        7/1/2006      6/1/2016     568,235         47,353
      91        Crossroads at Citadel                               5/1/2006      4/1/2016     550,341         45,862
      92        Centennial Center                                   6/1/2006      5/1/2016     550,430         45,869
      93        Securlock at the Colony                             5/1/2006      4/1/2016     556,914         46,409
      94        Eastport                                            7/1/2006      6/1/2016     561,662         46,805
---------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                               4/1/2006      3/1/2016     541,369         45,114
      96        Breckinridge Exchange                               5/1/2006      4/1/2016     552,123         46,010
      97        Hampton Green Apartments                            6/1/2006      5/1/2016     537,513         44,793
      98        Self Storage Plus-Annapolis                         4/1/2006      3/1/2016     525,002         43,750
      99        WXH - Courtyard Houston                             7/1/2006      6/1/2016     519,131         43,261
---------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                    6/1/2006      5/1/2016     583,630         48,636
      101       WXH - Homewood Suites Houston                       7/1/2006      6/1/2016     516,201         43,017
      102       Sandalwood - Sugar Tree                             5/1/2006      4/1/2016     485,582         40,465
      103       Westpark Shopping Center-Ukrops                     7/1/2006      6/1/2015     432,744         36,062
      104       Oakmont Apartments                                  5/1/2006      4/1/2016     471,747         39,312
---------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                               4/1/2006      3/1/2016     462,042         38,504
      106       The Drexel Building                                 6/1/2006      5/1/2016     480,076         40,006
      107       Countryside Office Park                             5/1/2006      4/1/2016     456,674         38,056
      108       Hampton Inn & Suites                                5/1/2006      4/1/2016     498,273         41,523
      109       Phelan Village Shopping Center                      7/1/2006      6/1/2016     478,581         39,882
---------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                     2/1/2006      1/1/2016     446,649         37,221
      111       WXH - Homewood Suites Phoenix                       7/1/2006      6/1/2016     452,444         37,704
      112       Raymour and Flannigan- Oakland, NJ                  5/1/2006      4/1/2016     440,701         36,725
      113       Scripps Medical Clinic                              5/1/2006      4/1/2016     447,185         37,265
      114       Lehigh Valley Business Center                       6/1/2006      5/1/2016     440,065         36,672
---------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                         6/1/2006      5/1/2016     533,178         44,431
      116       Hidden Glen MHC                                     4/1/2006      3/1/2011     437,239         36,437
      117       Kellogg Gateway Portfolio                           4/1/2006      3/1/2016     414,982         34,582
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
---------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                      7/1/2006      6/1/2016     418,951         34,913
      119       Wingate Inn - Memphis                               4/1/2006      3/1/2016     411,709         34,309
      120       Tower Plaza                                         7/1/2006      6/1/2016     383,449         31,954
      121       Devon Self Storage - Edgewood                       4/1/2006      3/1/2016     361,044         30,087
      122       Southside Self Storage                              5/1/2006      4/1/2016     364,960         30,413
---------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                   5/1/2006      4/1/2011     352,576         29,381
      124       2893-2895 Third Avenue                              7/1/2006      6/1/2016     365,490         30,458
      125       Centerview Terrace                                  5/1/2006      4/1/2016     309,660         25,805
      126       Mall of Georgia Shops                               7/1/2006      6/1/2016     314,191         26,183
      127       Copperfield Corners                                 7/1/2006      6/1/2016     297,414         24,785
---------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                       6/1/2006      5/1/2016     299,740         24,978
      129       Spring Street Office                                7/1/2006      6/1/2016     298,673         24,889
      130       Coachland MHC and RV Park                           5/1/2006      4/1/2016     277,377         23,115
      131       Radisson Orlando                                    5/1/2006      4/1/2016     279,905         23,325
      132       Valley Manor MHC                                    6/1/2006      5/1/2016     279,011         23,251
---------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                             4/1/2006      3/1/2016     300,915         25,076
      134       Los Coyotes Center                                  5/1/2006      4/1/2016     268,926         22,410
      135       Rankin Center                                       5/1/2006      4/1/2016     243,931         20,328
      136       Rite Aid Toledo                                     6/1/2006      5/1/2016     263,501         21,958
                Alpharetta Retail Portfolio                         7/1/2006      6/1/2016     255,080         21,257
---------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                  7/1/2006      6/1/2016     195,023         16,252
      138       Grand Slam for Jones Bridge Shops                   7/1/2006      6/1/2016     60,057           5,005
      139       Eagle Point Office Center I                         5/1/2006      4/1/2016     244,005         20,334
      140       Walgreens-Hackettstown                              6/1/2006      5/1/2016     229,701         19,142
      141       17321 Eastman Street                                5/1/2006      4/1/2016     253,933         21,161
---------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                        6/1/2006      5/1/2016     217,099         18,092
      143       Dallas Shops                                        7/1/2006      6/1/2016     208,709         17,392
      144       Picture Ranch MHC                                   4/1/2006      3/1/2016     200,702         16,725
      145       Twin Palms MHC                                      6/1/2006      5/1/2016     206,444         17,204
      146       Rite Aid Grafton                                    6/1/2006      5/1/2016     192,431         16,036
---------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                            7/1/2006      6/1/2016     181,402         15,117
      148       Brendan Way                                         3/1/2006      2/1/2016     174,501         14,542
      149       Grand View Apartments                               4/1/2006      3/1/2016     179,383         14,949
      150       A Self Storage Center                               4/1/2006      3/1/2016     165,017         13,751
      151       Three Lakes Estates MHC                             5/1/2006      4/1/2016     171,239         14,270
---------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                  5/1/2006      4/1/2016     146,837         12,236
      153       Silverado Estates MHC                               4/1/2006      3/1/2016     139,600         11,633
      154       Powell Apartments                                  10/1/2005      9/1/2015     106,285          8,857
      155       CVS Oklahoma City                                   5/1/2006      4/1/2016     120,261         10,022
      156       Encore RV Park Ocala                                5/1/2006      4/1/2016     79,906           6,659
---------------------------------------------------------------------------------------------------------------------------

                                                                   Remaining                                               Crossed
                                                                 Interest Only                                     ARD      With
      ID                        Property Name                  Period (mos.) (5)           Lockbox (6)          (Yes/No) Other Loans
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                        29         Hard                              No        No
       2        700 South Flower Plaza                                58         Hard                              No        No
       3        Bon-Ton Department Stores Portfolio                              Hard                              No        No
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                                 Hard                              No        No
       5        Decoration & Design Building                          34         Hard                              No        No
       6        Fiddler's Green Center                                83         Hard                              No        No
       7        North Charlotte Office/Flex Portfolio                 47         Hard                              No        No
      7.1       Harris Ridge
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                             45         Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                        35         Soft at Closing, Springing Hard   No        No
      10        Indianapolis North Marriott                                      Hard                              No        No
      11        Windsor Lake Apartments                               51         None                              No        No
      12        Lakeview Square Mall                                             Hard                              No        No
      13        1400 Eye Street NW                                    84         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                             None                              No      Yes - A
      14        Sandalwood - Brandon Oaks                                        None                              No      Yes - A
      15        Sandalwood - Oaks of Northgate                                   None                              No      Yes - A
      16        Sandalwood - Lakeshire                                           None                              No      Yes - A
      17        Sandalwood - Cimarron Crossing                                   None                              No      Yes - A
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                                   None                              No      Yes - A
      19        Sandalwood - Sundance                                            None                              No      Yes - A
      20        Sandalwood - Northgate Plaza                                     None                              No      Yes - A
      21        Sandalwood - Arlington Oaks                                      None                              No      Yes - A
      22        Astor Place                                           120        Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                 34         Hard                              No        No
      24        Towne Center at Brookhill                             59         None                              No        No
      25        Olde Towne Plaza                                      119        Soft at Closing, Springing Hard   No        No
      26        Costco Plaza                                          58         None                              No        No
      27        Blue Bell                                             20         Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                       36         Hard                              No        No
      29        Heyman Properties - LGA                               22         Soft at Closing, Springing Hard   No        No
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                          59         Soft                              No        No
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                                     None                              No        No
      32        205 Montague Street                                   31         Soft                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                    None                              No        No
      34        Verandas at Blairstone                                21         None                              No        No
      35        Inn at Laguna Beach                                   33         Soft                              No        No
      36        Westwind Business Park                                47         Hard                              No        No
      37        Budco Headquarters                                               Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                      60         None                              No        No
      39        On The Fairways Apartments                            57         None                              No        No
      40        Marriott Resort Clearwater Beach on Sand Key                     Hard                              No        No
      41        Shoreline Village                                     60         None                              No        No
      42        NL Ventures                                            5         Hard                              Yes       No
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                   19         Hard                              No        No
      44        1325 & 1330 Fifth Avenue                              118        None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                             46         None                              No        No
      46        Shadow Ridge Apartments                               57         None                              No        No
      47        Copper Pointe Apartments                              58         None                              No        No
                Nadler Portfolio                                                 None                              No      Yes - B
      48        Community Medical Building                            58         None                              No      Yes - B
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                             58         None                              No      Yes - B
      50        North Dawson Drive                                    34         None                              No      Yes - B
      51        Elmwood Self Storage                                             None                              No        No
      52        529 Broadway                                          58         None                              No        No
      53        Poplar Pointe Apartments                              57         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                                None                              No        No
      55        WXH - Courtyard Roanoke                               48         None                              No        No
      56        The Equitable Building                                24         Hard                              No        No
                Zeman MHC Crossed Pool                                           None                              No      Yes - C
      57        Zeman MHC Portfolio - 3 Terrace Acres                 22         None                              No      Yes - C
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                       22         None                              No      Yes - C
      59        Zeman MHC Portfolio - 1 Belle Aire                    22         None                              No      Yes - C
      60        Thomson Information Services                                     Hard                              No        No
      61        Gables Court                                          59         None                              No        No
      62        1375 Mountain Spring Parkway                          34         Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                            48         None                              No        No
      64        Town Center Office Park                               57         None                              No        No
      65        WXH - Courtyard Ann Arbor                             48         None                              No        No
      66        4 Park Avenue                                         118        Hard                              No        No
      67        542 Brannan Street                                    22         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                              24         Hard                              Yes       No
      69        Tri-Cities Professional Center                                   None                              No        No
      70        Holiday Inn Select Memphis                                       None                              No        No
      71        530 Brannan Street                                    22         None                              No        No
      72        Self Storage Plus-Eisenhower                                     None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                 58         None                              No        No
      74        WXH - Hilton Windsor                                  48         None                              No        No
      75        WXH - Quality Suites Charleston                       48         None                              No        No
      76        Wells Fargo Financial Center                                     None                              No        No
      77        Heritage Place                                                   Soft at Closing, Springing Hard   Yes       No
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                       48         None                              No        No
      79        Park Avenue Apartments                                23         None                              No        No
      80        WXH - Hampton Inn Duluth                              48         None                              No        No
      81        The Buckeye MHC Portfolio - Evergreen                            None                              No        No
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                  23         None                              No        No
      83        Anderson Villas Apartments                                       None                              No        No
      84        Wyoming Industrial Center                                        None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                            None                              No        No
      86        WXH - Hampton Inn                                     48         None                              No        No
      87        Holiday Inn Express - Tucson Mall                                None                              No        No
      88        Residence Inn Memphis                                            None                              No        No
      89        Killeen Power Center                                  54         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                          48         None                              No        No
      91        Crossroads at Citadel                                            Hard                              No        No
      92        Centennial Center                                     59         None                              No        No
      93        Securlock at the Colony                               34         None at Closing, Springing Hard   Yes       No
      94        Eastport                                              60         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                 33         Hard                              No        No
      96        Breckinridge Exchange                                 58         None                              No        No
      97        Hampton Green Apartments                              23         None                              No        No
      98        Self Storage Plus-Annapolis                                      None                              No        No
      99        WXH - Courtyard Houston                               48         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                                 None at Closing, Springing Hard   No        No
      101       WXH - Homewood Suites Houston                         48         None                              No        No
      102       Sandalwood - Sugar Tree                                          None                              No        No
      103       Westpark Shopping Center-Ukrops                       108        Soft at Closing, Springing Hard   No        No
      104       Oakmont Apartments                                    58         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                 57         None                              No        No
      106       The Drexel Building                                   59         None                              No        No
      107       Countryside Office Park                               58         None                              No        No
      108       Hampton Inn & Suites                                             None                              No        No
      109       Phelan Village Shopping Center                                   None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                                  None at Closing, Springing Hard   No        No
      111       WXH - Homewood Suites Phoenix                         48         None                              No        No
      112       Raymour and Flannigan- Oakland, NJ                               None                              No        No
      113       Scripps Medical Clinic                                34         None                              No        No
      114       Lehigh Valley Business Center                         23         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                           12         Soft at Closing, Springing Hard   Yes       No
      116       Hidden Glen MHC                                                  None                              No        No
      117       Kellogg Gateway Portfolio                             69         None                              No        No
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                        36         None                              No        No
      119       Wingate Inn - Memphis                                            None                              No        No
      120       Tower Plaza                                           36         Hard                              No        No
      121       Devon Self Storage - Edgewood                         21         None                              No        No
      122       Southside Self Storage                                10         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                     22         None                              No        No
      124       2893-2895 Third Avenue                                           Hard                              No        No
      125       Centerview Terrace                                    34         None                              No        No
      126       Mall of Georgia Shops                                            None                              No        No
      127       Copperfield Corners                                   36         Soft at Closing, Springing Hard   No        No
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                         23         None                              No        No
      129       Spring Street Office                                             None                              No        No
      130       Coachland MHC and RV Park                                        None                              No        No
      131       Radisson Orlando                                                 None                              No        No
      132       Valley Manor MHC                                                 None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                          None                              No        No
      134       Los Coyotes Center                                    22         None                              No        No
      135       Rankin Center                                         22         None                              No        No
      136       Rite Aid Toledo                                                  Hard                              Yes       No
                Alpharetta Retail Portfolio                                      None                              No      Yes - D
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                               None                              No      Yes - D
      138       Grand Slam for Jones Bridge Shops                                None                              No      Yes - D
      139       Eagle Point Office Center I                           22         None                              No        No
      140       Walgreens-Hackettstown                                59         None                              No        No
      141       17321 Eastman Street                                             Hard                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                          59         None at Closing, Springing Hard   No        No
      143       Dallas Shops                                                     None                              No        No
      144       Picture Ranch MHC                                     21         None                              No        No
      145       Twin Palms MHC                                                   None                              No        No
      146       Rite Aid Grafton                                                 Hard                              Yes       No
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                         None                              No        No
      148       Brendan Way                                           56         None                              No        No
      149       Grand View Apartments                                            None                              No        No
      150       A Self Storage Center                                 33         None                              No        No
      151       Three Lakes Estates MHC                                          None                              No        No
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                               None                              No        No
      153       Silverado Estates MHC                                            None                              No        No
      154       Powell Apartments                                                None                              No        No
      155       CVS Oklahoma City                                                None                              No        No
      156       Encore RV Park Ocala                                  22         None                              No        No
------------------------------------------------------------------------------------------------------------------------------------

                                                                Related   DSCR(4)(7)(8)(9)   Grace   Payment    Appraised
      ID                        Property Name                  Borrower       (10)(11)      Period    Date    Value ($)(12)
----------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                                  1.29           0        1       545,000,000
       2        700 South Flower Plaza                          Yes - A         1.25           5        1       177,000,000
       3        Bon-Ton Department Stores Portfolio                             1.20           0        1       163,800,000
      3.1       Boston Store - Brookfield                                                                        33,200,000
      3.2       Boston Store - Wauwatosa                                                                         32,700,000
----------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                                                                             15,000,000
      3.4       Carson Pirie Scott - Aurora                                                                      13,900,000
      3.5       Carson Pirie Scott - Joliet                                                                      11,500,000
      3.6       Carson Pirie Scott - Rockford                                                                    10,400,000
      3.7       Herberger's - St. Paul                                                                            9,500,000
----------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                                                                               9,000,000
      3.9       Herberger's - Fargo                                                                               8,800,000
     3.10       Younkers - Eau Claire                                                                             7,800,000
     3.11       Elder-Beerman - Richmond                                                                          6,100,000
     3.12       Elder-Beerman - Zanesville                                                                        5,900,000
----------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                                1.19           5        1       155,000,000
       5        Decoration & Design Building                                    2.36           5        1       270,000,000
       6        Fiddler's Green Center                                          1.20           5        1        79,000,000
       7        North Charlotte Office/Flex Portfolio           Yes - D         1.20           5        1        69,600,000
      7.1       Harris Ridge                                                                                     17,500,000
----------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                                                                       15,600,000
      7.3       Northridge Business Center                                                                       15,400,000
      7.4       Harris Corners                                                                                   12,900,000
      7.5       Northcross Business Campus                                                                        8,200,000
       8        Galleria Corporate Centre                                       1.27           5        1        85,000,000
----------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                                  1.22           5        1        70,800,000
      10        Indianapolis North Marriott                                     1.45           0        1        70,300,000
      11        Windsor Lake Apartments                                         1.30           5        1        59,100,000
      12        Lakeview Square Mall                                            1.28          10        1        55,500,000
      13        1400 Eye Street NW                                              1.03           5        1        42,000,000
----------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                            1.56           5        0        57,660,000
      14        Sandalwood - Brandon Oaks                       Yes - E         1.56           5        1        11,750,000
      15        Sandalwood - Oaks of Northgate                  Yes - E         1.56           5        1         9,050,000
      16        Sandalwood - Lakeshire                          Yes - E         1.56           5        1         7,840,000
      17        Sandalwood - Cimarron Crossing                  Yes - E         1.56           5        1         6,850,000
----------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                  Yes - E         1.56           5        1         6,100,000
      19        Sandalwood - Sundance                           Yes - E         1.56           5        1         4,720,000
      20        Sandalwood - Northgate Plaza                    Yes - E         1.56           5        1         5,900,000
      21        Sandalwood - Arlington Oaks                     Yes - E         1.56           5        1         5,450,000
      22        Astor Place                                                     1.07           5        1        44,200,000
----------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                           1.44           5        1        53,700,000
      24        Towne Center at Brookhill                       Yes - C         1.25           5        1        42,000,000
      25        Olde Towne Plaza                                                1.42           5        1        40,000,000
      26        Costco Plaza                                    Yes - C         1.20           5        1        39,540,000
      27        Blue Bell                                                       1.20           5        1        37,250,000
----------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                                 1.20           5        1        36,400,000
      29        Heyman Properties - LGA                                         1.28           5        1        50,000,000
     29.1       LGA Courtyard by Marriott                                                                        28,800,000
     29.2       Avistar Lease                                                                                    21,200,000
      30        Mission Charlotte Apartments                                    1.29           5        1        36,800,000
----------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                                                                15,600,000
     30.2       Mission Harris Glen Apartments                                                                   11,100,000
     30.3       Mission Landings Apartments                                                                      10,100,000
      31        Pearl Court / Midway Estates                                    1.20           5        1        33,200,000
      32        205 Montague Street                                             1.20           5        1        32,800,000
----------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                   2.12           5        1        53,400,000
      34        Verandas at Blairstone                                          1.20           5        1        33,000,000
      35        Inn at Laguna Beach                                             1.38           5        1        31,600,000
      36        Westwind Business Park                                          1.22           5        1        35,700,000
      37        Budco Headquarters                                              1.54           5        1        36,500,000
----------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                Yes - F         1.33           5        1        28,000,000
      39        On The Fairways Apartments                      Yes - G         1.24           5        1        28,500,000
      40        Marriott Resort Clearwater Beach on Sand Key                    2.29           5        1        46,600,000
      41        Shoreline Village                               Yes - J         1.21           5        1        27,300,000
      42        NL Ventures                                                     1.77           0        1        27,050,000
----------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                                                                      8,800,000
     42.2       The Redford Property                                                                              7,200,000
     42.3       RL Stowe Mills - The Helms Plant                                                                  2,950,000
     42.4       RL Stowe Mills - The Stowe Spinning Plant                                                         2,100,000
     42.5       RL Stowe Mills - The Lupton Plant                                                                 2,100,000
----------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                                                               1,350,000
     42.7       RL Stowe Mills - The Corporate Office Building                                                    1,225,000
     42.8       RL Stowe Mills - The Chattanooga Plant                                                            1,325,000
      43        One North Arlington                             Yes - F         1.25           5        1        24,700,000
      44        1325 & 1330 Fifth Avenue                                        1.44           5        1        29,700,000
----------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                                       1.20           5        1        22,700,000
      46        Shadow Ridge Apartments                         Yes - G         1.22           5        1        23,250,000
      47        Copper Pointe Apartments                                        1.28           7        1        21,750,000
                Nadler Portfolio                                                1.18           5        1        22,700,000
      48        Community Medical Building                      Yes - L         1.18           5        1        11,000,000
----------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                       Yes - L         1.18           5        1         8,100,000
      50        North Dawson Drive                              Yes - L         1.18           5        1         3,600,000
      51        Elmwood Self Storage                                            1.35           5        1        23,900,000
      52        529 Broadway                                                    1.47           5        1        25,600,000
      53        Poplar Pointe Apartments                                        1.22           5        1        21,250,000
----------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                               1.23           5        1        20,000,000
      55        WXH - Courtyard Roanoke                         Yes - B         1.50           5        1        22,600,000
      56        The Equitable Building                                          1.25           5        1        18,800,000
                Zeman MHC Crossed Pool                                          1.23           0        1        17,550,000
      57        Zeman MHC Portfolio - 3 Terrace Acres           Yes - P         1.23           0        1        12,200,000
----------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                 Yes - P         1.23           0        1         3,700,000
      59        Zeman MHC Portfolio - 1 Belle Aire              Yes - P         1.23           0        1         1,650,000
      60        Thomson Information Services                                    1.25           5        1        17,600,000
      61        Gables Court                                                    1.21           5        1        16,500,000
      62        1375 Mountain Spring Parkway                                    1.32           5        1        18,250,000
----------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                      Yes - B         1.47           5        1        17,500,000
      64        Town Center Office Park                         Yes - A         1.23           5        1        17,100,000
      65        WXH - Courtyard Ann Arbor                       Yes - B         1.57           5        1        16,300,000
      66        4 Park Avenue                                                   5.70           0        1        96,100,000
      67        542 Brannan Street                              Yes - I         1.20           5        1        17,700,000
----------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                                        1.35           0        1        16,650,000
      69        Tri-Cities Professional Center                                  1.35           5        1        16,800,000
      70        Holiday Inn Select Memphis                      Yes - H         1.77           5        1        17,700,000
      71        530 Brannan Street                              Yes - I         1.20           5        1        16,500,000
      72        Self Storage Plus-Eisenhower                    Yes - K         1.32           5        1        24,000,000
----------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                           1.32           5        1        15,500,000
      74        WXH - Hilton Windsor                            Yes - B         1.69           5        1        16,800,000
      75        WXH - Quality Suites Charleston                 Yes - B         1.51           5        1        13,800,000
      76        Wells Fargo Financial Center                                    1.28           5        1        12,650,000
      77        Heritage Place                                  Yes - M         1.46           0        1        19,000,000
----------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                 Yes - B         1.48           5        1        13,200,000
      79        Park Avenue Apartments                                          1.74           5        1        16,500,000
      80        WXH - Hampton Inn Duluth                        Yes - B         1.46           5        1        13,000,000
      81        The Buckeye MHC Portfolio - Evergreen                           1.20           5        1        14,000,000
     81.1       Valley Hills                                                                                      6,300,000
----------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                                                                       4,100,000
     81.3       Mobile Manor                                                                                      3,600,000
      82        Creekwood Apartments                                            1.28           5        1        11,600,000
      83        Anderson Villas Apartments                                      1.29           5        1        11,500,000
      84        Wyoming Industrial Center                                       1.36           5        1        13,000,000
----------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk           Yes - O         1.21           5        1        11,000,000
      86        WXH - Hampton Inn                               Yes - B         1.47           5        1        12,600,000
      87        Holiday Inn Express - Tucson Mall                               1.50           5        1        13,800,000
      88        Residence Inn Memphis                           Yes - H         1.40           5        1        13,500,000
      89        Killeen Power Center                                            1.25           5        1        10,300,000
----------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                    Yes - B         1.54           5        1        10,600,000
      91        Crossroads at Citadel                                           1.22           5        1         9,800,000
      92        Centennial Center                                               1.24           5        1        10,000,000
      93        Securlock at the Colony                                         1.21           5        1         9,800,000
      94        Eastport                                                        1.28           5        1         9,800,000
----------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                           1.20           5        1         9,800,000
      96        Breckinridge Exchange                           Yes - N         1.26           5        1        12,800,000
      97        Hampton Green Apartments                                        1.30           5        1        10,150,000
      98        Self Storage Plus-Annapolis                     Yes - K         1.31           5        1        12,200,000
      99        WXH - Courtyard Houston                         Yes - B         1.46           5        1         9,800,000
----------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                                1.53           5        1        12,300,000
      101       WXH - Homewood Suites Houston                   Yes - B         1.48           5        1        10,400,000
      102       Sandalwood - Sugar Tree                         Yes - E         1.65           5        1        10,250,000
      103       Westpark Shopping Center-Ukrops                                 1.55           5        1        11,100,000
      104       Oakmont Apartments                                              1.20           5        1         9,400,000
----------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                           1.23           5        1         8,430,000
      106       The Drexel Building                                             1.11           0        1         9,000,000
      107       Countryside Office Park                                         1.21           5        1         8,200,000
      108       Hampton Inn & Suites                                            1.61           5        1         9,025,000
      109       Phelan Village Shopping Center                                  1.20           5        1         8,900,000
----------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                 Yes - D         1.22           5        1         8,100,000
      111       WXH - Homewood Suites Phoenix                   Yes - B         1.46           5        1         9,400,000
      112       Raymour and Flannigan- Oakland, NJ              Yes - O         1.35           5        1         7,900,000
      113       Scripps Medical Clinic                                          1.22           5        1         9,925,000
      114       Lehigh Valley Business Center                                   1.20           5        1         8,500,000
----------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                     Yes - M         1.25           0        1        11,400,000
      116       Hidden Glen MHC                                                 1.22           5        1         8,730,000
      117       Kellogg Gateway Portfolio                       Yes - N         1.77           5        1        11,000,000
     117.1      Kellogg Shopping Center                                                                           6,100,000
     117.2      Gateway Commons Shopping Center                                                                   4,900,000
----------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                                  1.31           5        1         8,300,000
      119       Wingate Inn - Memphis                           Yes - R         1.45           5        1         7,100,000
      120       Tower Plaza                                                     1.01           5        1         6,900,000
      121       Devon Self Storage - Edgewood                                   1.22           5        1         6,390,000
      122       Southside Self Storage                                          1.23           5        1         6,960,000
----------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                               1.20           5        1         7,800,000
      124       2893-2895 Third Avenue                                          1.20           5        1         7,500,000
      125       Centerview Terrace                                              1.24           5        1         5,600,000
      126       Mall of Georgia Shops                           Yes - Q         1.25           5        1         5,700,000
      127       Copperfield Corners                                             1.21           5        1         5,470,000
----------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                                   1.21           5        1         5,430,000
      129       Spring Street Office                                            1.27           5        1         7,500,000
      130       Coachland MHC and RV Park                                       1.87           5        1         9,870,000
      131       Radisson Orlando                                Yes - H         1.83           5        1         6,100,000
      132       Valley Manor MHC                                                1.32           5        1         4,900,000
----------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                         Yes - R         1.37           5        1         5,500,000
      134       Los Coyotes Center                                              1.20           5        1         5,300,000
      135       Rankin Center                                                   1.28           5        1         5,575,000
      136       Rite Aid Toledo                                 Yes - S         1.22           5        1         5,100,000
                Alpharetta Retail Portfolio                                     1.25           5        0         4,500,000
----------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                              Yes - Q         1.25           5        1         3,450,000
      138       Grand Slam for Jones Bridge Shops               Yes - Q         1.25           5        1         1,050,000
      139       Eagle Point Office Center I                                     1.24           5        1         4,600,000
      140       Walgreens-Hackettstown                                          1.61           5        1         6,300,000
      141       17321 Eastman Street                                            1.29           5        1         4,500,000
----------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                    Yes - J         1.29           5        1         5,450,000
      143       Dallas Shops                                    Yes - Q         1.24           5        1         3,850,000
      144       Picture Ranch MHC                                               1.30           5        1         3,670,000
      145       Twin Palms MHC                                                  1.33           5        1         4,850,000
      146       Rite Aid Grafton                                Yes - S         1.21           5        1         3,700,000
----------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                        1.21           5        1         5,280,000
      148       Brendan Way                                     Yes - N         1.60           5        1         5,725,000
      149       Grand View Apartments                                           1.30           5        1         3,600,000
      150       A Self Storage Center                                           1.20           5        1         3,175,000
      151       Three Lakes Estates MHC                                         1.26           5        1         3,380,000
----------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                              1.56           5        1         3,380,000
      153       Silverado Estates MHC                                           1.79           5        1         4,000,000
      154       Powell Apartments                                               1.31           5        1         2,200,000
      155       CVS Oklahoma City                                               1.31           5        1         2,445,000
      156       Encore RV Park Ocala                                            1.27           5        1         1,870,000
----------------------------------------------------------------------------------------------------------------------------

                                                                                      Cut-Off
                                                                  Appraisal          Date LTV              LTV Ratio at
      ID                        Property Name                  As-of Date (12) Ratio(8)(9)(10)(11)(13)Maturity/ARD(8)(10)(13)
------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                    7/27/2005           72.60%                  65.19%
       2        700 South Flower Plaza                           11/15/2005           73.45%                  68.52%
       3        Bon-Ton Department Stores Portfolio              12/15/2005           79.16%                  61.92%
      3.1       Boston Store - Brookfield                        12/15/2005
      3.2       Boston Store - Wauwatosa                         12/15/2005
------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                             12/15/2005
      3.4       Carson Pirie Scott - Aurora                      12/15/2005
      3.5       Carson Pirie Scott - Joliet                      12/15/2005
      3.6       Carson Pirie Scott - Rockford                    12/15/2005
      3.7       Herberger's - St. Paul                           12/15/2005
------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                              12/15/2005
      3.9       Herberger's - Fargo                              12/15/2005
     3.10       Younkers - Eau Claire                            12/15/2005
     3.11       Elder-Beerman - Richmond                         12/15/2005
     3.12       Elder-Beerman - Zanesville                       12/15/2005
------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                  3/20/2006           78.71%                  66.43%
       5        Decoration & Design Building                      4/1/2006            37.04%                  33.27%
       6        Fiddler's Green Center                            3/13/2006           77.97%                  74.86%
       7        North Charlotte Office/Flex Portfolio             2/13/2006           79.02%                  72.53%
      7.1       Harris Ridge                                      2/13/2006
------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                        2/13/2006
      7.3       Northridge Business Center                        2/13/2006
      7.4       Harris Corners                                    2/13/2006
      7.5       Northcross Business Campus                        2/13/2006
       8        Galleria Corporate Centre                         1/27/2006           59.41%                  54.13%
------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                    2/8/2006            75.92%                  68.32%
      10        Indianapolis North Marriott                       4/1/2006            75.00%                  64.17%
      11        Windsor Lake Apartments                           3/3/2006            73.79%                  68.44%
      12        Lakeview Square Mall                              2/4/2006            77.26%                  65.36%
      13        1400 Eye Street NW                                3/6/2006            88.10%                  84.86%
------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                               Various            63.20%                  53.07%
      14        Sandalwood - Brandon Oaks                         1/20/2006           63.20%                  53.07%
      15        Sandalwood - Oaks of Northgate                    1/20/2006           63.20%                  53.07%
      16        Sandalwood - Lakeshire                            1/13/2006           63.20%                  53.07%
      17        Sandalwood - Cimarron Crossing                    1/12/2006           63.20%                  53.07%
------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                    1/30/2006           63.20%                  53.07%
      19        Sandalwood - Sundance                             1/20/2006           63.20%                  53.07%
      20        Sandalwood - Northgate Plaza                      1/20/2006           63.20%                  53.07%
      21        Sandalwood - Arlington Oaks                       1/12/2006           63.20%                  53.07%
      22        Astor Place                                       4/14/2006           79.19%                  79.19%
------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                             12/2/2005           65.18%                  58.90%
      24        Towne Center at Brookhill                         2/2/2006            77.75%                  72.11%
      25        Olde Towne Plaza                                  2/7/2006            75.63%                  75.63%
      26        Costco Plaza                                      6/24/2005           76.40%                  70.91%
      27        Blue Bell                                        11/21/2005           80.00%                  70.31%
------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                  12/23/2005           74.18%                  66.95%
      29        Heyman Properties - LGA                           3/1/2006            54.00%                  47.61%
     29.1       LGA Courtyard by Marriott                         3/1/2006
     29.2       Avistar Lease                                     3/1/2006
      30        Mission Charlotte Apartments                      3/7/2006            70.65%                  66.01%
------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                 3/7/2006
     30.2       Mission Harris Glen Apartments                    3/7/2006
     30.3       Mission Landings Apartments                       3/7/2006
      31        Pearl Court / Midway Estates                      2/23/2006           78.22%                  61.82%
      32        205 Montague Street                               10/5/2005           76.50%                  68.66%
------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                     3/22/2006           46.82%                  42.42%
      34        Verandas at Blairstone                            1/7/2006            69.70%                  60.97%
      35        Inn at Laguna Beach                               1/18/2006           71.20%                  63.80%
      36        Westwind Business Park                            1/6/2006            61.90%                  56.50%
      37        Budco Headquarters                                8/24/2005           58.80%                  52.87%
------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                  4/13/2006           76.25%                  76.25%
      39        On The Fairways Apartments                        1/1/2006            74.73%                  69.49%
      40        Marriott Resort Clearwater Beach on Sand Key      2/15/2006           42.84%                  40.09%
      41        Shoreline Village                                 3/10/2006           72.34%                  67.79%
      42        NL Ventures                                        Various            72.07%                  68.32%
------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                      8/31/2005
     42.2       The Redford Property                              8/26/2005
     42.3       RL Stowe Mills - The Helms Plant                  9/1/2005
     42.4       RL Stowe Mills - The Stowe Spinning Plant         9/1/2005
     42.5       RL Stowe Mills - The Lupton Plant                 9/6/2005
------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant               9/1/2005
     42.7       RL Stowe Mills - The Corporate Office Building    9/1/2005
     42.8       RL Stowe Mills - The Chattanooga Plant            9/6/2005
      43        One North Arlington                               12/2/2005           77.73%                  74.76%
      44        1325 & 1330 Fifth Avenue                          2/6/2006            60.61%                  60.61%
------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                         3/1/2006            77.09%                  70.85%
      46        Shadow Ridge Apartments                           1/1/2006            74.86%                  69.61%
      47        Copper Pointe Apartments                          1/23/2006           78.16%                  73.05%
                Nadler Portfolio                                  2/8/2006            73.79%                  68.45%
      48        Community Medical Building                        2/8/2006            73.79%                  68.45%
------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                         2/8/2006            73.79%                  68.45%
      50        North Dawson Drive                                2/8/2006            73.79%                  68.45%
      51        Elmwood Self Storage                              2/7/2006            68.91%                  58.18%
      52        529 Broadway                                      2/9/2006            62.99%                  58.73%
      53        Poplar Pointe Apartments                         11/30/2005           75.76%                  70.36%
------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                 1/26/2006           76.11%                  64.34%
      55        WXH - Courtyard Roanoke                           4/1/2006            64.83%                  59.59%
      56        The Equitable Building                            3/28/2006           77.53%                  69.21%
                Zeman MHC Crossed Pool                             Various            76.33%                  67.04%
      57        Zeman MHC Portfolio - 3 Terrace Acres             1/13/2006           76.33%                  67.04%
------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                   1/20/2006           76.33%                  67.04%
      59        Zeman MHC Portfolio - 1 Belle Aire                1/13/2006           76.33%                  67.04%
      60        Thomson Information Services                      9/26/2005           74.69%                  71.17%
      61        Gables Court                                      2/17/2006           79.12%                  73.86%
      62        1375 Mountain Spring Parkway                      1/3/2006            71.23%                  64.33%
------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                        4/1/2006            72.84%                  66.96%
      64        Town Center Office Park                           3/16/2006           73.68%                  68.64%
      65        WXH - Courtyard Ann Arbor                         4/1/2006            75.00%                  68.94%
      66        4 Park Avenue                                     2/21/2006           12.49%                  12.49%
      67        542 Brannan Street                                1/27/2006           58.47%                  56.10%
------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                          2/15/2006           72.02%                  64.17%
      69        Tri-Cities Professional Center                    3/29/2005           70.02%                  53.57%
      70        Holiday Inn Select Memphis                        10/1/2005           64.94%                  54.86%
      71        530 Brannan Street                                1/27/2006           59.70%                  57.36%
      72        Self Storage Plus-Eisenhower                     11/23/2005           44.05%                  37.32%
------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                             3/2/2006            67.74%                  62.93%
      74        WXH - Hilton Windsor                              4/1/2006            61.81%                  56.82%
      75        WXH - Quality Suites Charleston                   4/1/2006            75.00%                  68.94%
      76        Wells Fargo Financial Center                      1/17/2006           79.38%                  66.77%
      77        Heritage Place                                    2/3/2006            52.46%                  23.40%
------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                   4/1/2006            75.00%                  68.94%
      79        Park Avenue Apartments                            3/9/2006            58.18%                  51.09%
      80        WXH - Hampton Inn Duluth                          4/1/2006            73.73%                  67.78%
      81        The Buckeye MHC Portfolio - Evergreen             2/23/2006           66.73%                  57.03%
     81.1       Valley Hills                                      2/23/2006
------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                       2/23/2006
     81.3       Mobile Manor                                      2/23/2006
      82        Creekwood Apartments                              1/25/2006           79.73%                  69.78%
      83        Anderson Villas Apartments                       11/29/2005           79.77%                  67.30%
      84        Wyoming Industrial Center                         4/19/2005           68.06%                  52.59%
------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk             4/1/2006            77.02%                  20.06%
      86        WXH - Hampton Inn                                 4/1/2006            67.06%                  61.65%
      87        Holiday Inn Express - Tucson Mall                 1/20/2006           61.07%                  47.59%
      88        Residence Inn Memphis                             10/1/2005           62.40%                  52.67%
      89        Killeen Power Center                              10/6/2005           79.61%                  73.97%
------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                      4/1/2006            75.00%                  68.94%
      91        Crossroads at Citadel                             3/13/2006           79.85%                  67.40%
      92        Centennial Center                                 3/6/2006            78.20%                  72.97%
      93        Securlock at the Colony                           2/28/2006           79.59%                  71.83%
      94        Eastport                                          1/16/2006           79.49%                  74.39%
------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                             2/1/2006            78.65%                  70.77%
      96        Breckinridge Exchange                             2/3/2006            59.57%                  55.78%
      97        Hampton Green Apartments                          2/10/2006           74.48%                  65.85%
      98        Self Storage Plus-Annapolis                      11/23/2005           60.49%                  51.26%
      99        WXH - Courtyard Houston                           4/1/2006            74.11%                  68.13%
------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                  3/8/2006            58.87%                  46.32%
      101       WXH - Homewood Suites Houston                     4/1/2006            69.44%                  63.83%
      102       Sandalwood - Sugar Tree                           1/19/2006           68.86%                  57.77%
      103       Westpark Shopping Center-Ukrops                   3/28/2006           63.24%                  63.24%
      104       Oakmont Apartments                                2/1/2006            72.34%                  67.38%
------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                             1/27/2006           80.00%                  74.39%
      106       The Drexel Building                               1/17/2006           74.44%                  69.62%
      107       Countryside Office Park                           2/7/2006            79.27%                  73.95%
      108       Hampton Inn & Suites                             12/30/2005           71.82%                  55.61%
      109       Phelan Village Shopping Center                    3/14/2006           72.47%                  61.99%
------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                   11/2/2005           79.58%                  67.03%
      111       WXH - Homewood Suites Phoenix                     4/1/2006            67.34%                  61.90%
      112       Raymour and Flannigan- Oakland, NJ                1/12/2006           79.59%                  67.12%
      113       Scripps Medical Clinic                            12/1/2005           63.23%                  57.05%
      114       Lehigh Valley Business Center                     3/7/2006            73.53%                  64.87%
------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                       2/3/2006            54.71%                  38.28%
      116       Hidden Glen MHC                                  12/16/2005           70.63%                  66.11%
      117       Kellogg Gateway Portfolio                          Various            54.52%                  51.60%
     117.1      Kellogg Shopping Center                          11/18/2005
     117.2      Gateway Commons Shopping Center                  11/15/2005
------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                    12/7/2005           61.75%                  55.60%
      119       Wingate Inn - Memphis                             8/24/2005           74.70%                  58.10%
      120       Tower Plaza                                      12/27/2005           74.74%                  67.94%
      121       Devon Self Storage - Edgewood                     1/4/2006            79.81%                  70.50%
      122       Southside Self Storage                            3/1/2006            73.28%                  63.52%
------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                 1/4/2006            63.78%                  61.39%
      124       2893-2895 Third Avenue                            2/28/2006           65.33%                  55.96%
      125       Centerview Terrace                                1/26/2006           77.86%                  70.20%
      126       Mall of Georgia Shops                             3/10/2006           75.72%                  64.43%
      127       Copperfield Corners                               3/15/2006           75.41%                  68.18%
------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                     3/1/2006            75.51%                  67.15%
      129       Spring Street Office                              9/20/2005           53.33%                  45.70%
      130       Coachland MHC and RV Park                         1/6/2006            40.45%                  34.03%
      131       Radisson Orlando                                 10/19/2005           64.88%                  54.85%
      132       Valley Manor MHC                                  2/17/2006           79.93%                  67.66%
------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                           8/13/2005           70.48%                  54.82%
      134       Los Coyotes Center                                2/2/2006            71.70%                  63.32%
      135       Rankin Center                                     12/1/2005           64.57%                  56.50%
      136       Rite Aid Toledo                                   2/20/2006           68.92%                  59.16%
                Alpharetta Retail Portfolio                       3/10/2006           77.87%                  66.26%
------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                3/10/2006           77.87%                  66.26%
      138       Grand Slam for Jones Bridge Shops                 3/10/2006           77.87%                  66.26%
      139       Eagle Point Office Center I                       2/13/2006           73.41%                  65.12%
      140       Walgreens-Hackettstown                            4/23/2006           53.57%                  49.77%
      141       17321 Eastman Street                              1/27/2006           74.32%                  64.05%
------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                      3/27/2006           56.51%                  52.74%
      143       Dallas Shops                                      3/10/2006           74.47%                  63.37%
      144       Picture Ranch MHC                                 1/30/2006           78.09%                  68.82%
      145       Twin Palms MHC                                    10/5/2005           57.69%                  49.30%
      146       Rite Aid Grafton                                  2/20/2006           69.42%                  59.57%
------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                          3/7/2006            48.30%                  40.84%
      148       Brendan Way                                       11/3/2005           43.67%                  40.69%
      149       Grand View Apartments                            12/27/2005           69.26%                  58.87%
      150       A Self Storage Center                             12/1/2005           75.00%                  67.32%
      151       Three Lakes Estates MHC                           1/23/2006           70.14%                  59.64%
------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                2/13/2006           59.07%                  50.47%
      153       Silverado Estates MHC                            12/30/2005           49.86%                  42.06%
      154       Powell Apartments                                 6/2/2005            71.78%                  60.17%
      155       CVS Oklahoma City                                 2/10/2006           63.22%                  49.16%
      156       Encore RV Park Ocala                              2/21/2006           58.82%                  52.24%
------------------------------------------------------------------------------------------------------------------------------

      ID                        Property Name                                             Address
-----------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 3663 Las Vegas Boulevard South
       2        700 South Flower Plaza                         700 South Flower Street
       3        Bon-Ton Department Stores Portfolio            Various
      3.1       Boston Store - Brookfield                      15875 West Bluemound Road
      3.2       Boston Store - Wauwatosa                       2400 North Mayfair Road
-----------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                           101 Bay Park Square
      3.4       Carson Pirie Scott - Aurora                    1104 Fox Valley Center
      3.5       Carson Pirie Scott - Joliet                    3340 Mall Loop Drive
      3.6       Carson Pirie Scott - Rockford                  4650 Shepherd Trail
      3.7       Herberger's - St. Paul                         1400 University Avenue West
-----------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                            5580 Harvey Street
      3.9       Herberger's - Fargo                            3902 13th Avenue South
     3.10       Younkers - Eau Claire                          4850 Golf Road
     3.11       Elder-Beerman - Richmond                       601 Promenade
     3.12       Elder-Beerman - Zanesville                     3575 Maple Avenue
-----------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               1067 West Baltimore Pike
       5        Decoration & Design Building                   979 Third Avenue
       6        Fiddler's Green Center                         6399 & 6501 South Fiddler's Green Circle
       7        North Charlotte Office/Flex Portfolio          Various
      7.1       Harris Ridge                                   6125 & 6135 Lakeview Road
-----------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                     5900 & 5901 Northwoods Business Parkway
      7.3       Northridge Business Center                     5005-5035 West W.T. Harris Boulevard
      7.4       Harris Corners                                 10420 & 10430 Harris Oak Boulevard
      7.5       Northcross Business Campus                     9815 & 9825 Northcross Center Court
       8        Galleria Corporate Centre                      4301 & 4343 North Scottsdale Road
-----------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 7 Saint Paul Street
      10        Indianapolis North Marriott                    3645 River Crossing Parkway
      11        Windsor Lake Apartments                        7499 Woodward Avenue
      12        Lakeview Square Mall                           5775 Beckley Road
      13        1400 Eye Street NW                             1400 Eye Street NW
-----------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                           Various
      14        Sandalwood - Brandon Oaks                      800 Vista Valet
      15        Sandalwood - Oaks of Northgate                 8000 Oakdell Way
      16        Sandalwood - Lakeshire                         503 El Dorado Boulevard
      17        Sandalwood - Cimarron Crossing                 9500 Jollyville Road
-----------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                 5550 Babcock Road
      19        Sandalwood - Sundance                          4615 Gardendale Drive
      20        Sandalwood - Northgate Plaza                   5450 Babcock Road
      21        Sandalwood - Arlington Oaks                    1110 Honeysuckle Way
      22        Astor Place                                    26 Astor Place
-----------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                          900 Meadowood Lane
      24        Towne Center at Brookhill                      7025 - 7475 West 88th Avenue
      25        Olde Towne Plaza                               14810-14900 Manchester Boulevard
      26        Costco Plaza                                   1245-1475 West Elliot Road
      27        Blue Bell                                      516 & 518 Township Line Road
-----------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                265 South Glendora Avenue
      29        Heyman Properties - LGA                        9010 Grand Central Parkway
     29.1       LGA Courtyard by Marriott                      9010 Grand Central Parkway
     29.2       Avistar Lease                                  9010 Grand Central Parkway
      30        Mission Charlotte Apartments                   Various
-----------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments              10425 Wheatside Drive
     30.2       Mission Harris Glen Apartments                 4400 John Penn Circle
     30.3       Mission Landings Apartments                    3105 Patrick Henry Drive
      31        Pearl Court / Midway Estates                   251 Pearl Court and 4500 Midway Drive
      32        205 Montague Street                            205 Montague Street
-----------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                  1160 First Avenue
      34        Verandas at Blairstone                         3700 Capital Circle SE
      35        Inn at Laguna Beach                            211 North Coast Highway
      36        Westwind Business Park                         3660 North Laughlin Road, 3617-3637 Westwind Boulevard,
                                                               1747 and 1755 Copperhill Parkway and 3636 North Laughlin Road
      37        Budco Headquarters                             13700 Oakland Avenue and 350 Victor Avenue
-----------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               211 East Ontario Street
      39        On The Fairways Apartments                     777 Fairway Drive
      40        Marriott Resort Clearwater Beach on Sand Key   1201 Gulf Boulevard
      41        Shoreline Village                              401-435 East Shoreline Village Drive
      42        NL Ventures                                    Various
-----------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                   2070 S. 3rd Street
     42.2       The Redford Property                           24400 Plymouth Road
     42.3       RL Stowe Mills - The Helms Plant               101 Maple Street
     42.4       RL Stowe Mills - The Stowe Spinning Plant      1 Belmont Avenue
     42.5       RL Stowe Mills - The Lupton Plant              2 Mercer Street
-----------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant            710 E. Catawba Street
     42.7       RL Stowe Mills - The Corporate Office Building 100 N. Main Street
     42.8       RL Stowe Mills - The Chattanooga Plant         1101 S. Watkins Street
      43        One North Arlington                            1500 West Shure Drive
      44        1325 & 1330 Fifth Avenue                       1325 & 1330 Fifth Avenue
-----------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                      313 & 330 Congress Street
      46        Shadow Ridge Apartments                        1111 Lexington Avenue
      47        Copper Pointe Apartments                       401 S. Gallaher View Road
                Nadler Portfolio                               Various
      48        Community Medical Building                     1250 La Venta Road
-----------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      1220 La Venta Road
      50        North Dawson Drive                             331-341 North Dawson Drive
      51        Elmwood Self Storage                           1004 South Clearview Parkway
      52        529 Broadway                                   529 Broadway
      53        Poplar Pointe Apartments                       1875 East Pleasant Hill Road
-----------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                              2447 Newport Road
      55        WXH - Courtyard Roanoke                        3301 Ordway Drive NW
      56        The Equitable Building                         10 North Calvert Street
                Zeman MHC Crossed Pool                         Various
      57        Zeman MHC Portfolio - 3 Terrace Acres          1204 US 20 West
-----------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                904 21st Street
      59        Zeman MHC Portfolio - 1 Belle Aire             823 Belle Aire Street
      60        Thomson Information Services                   350 North Sunny Slope Road
      61        Gables Court                                   1000 Stevens Entry
      62        1375 Mountain Spring Parkway                   1375 Mountain Spring Parkway
-----------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                     100 MacAlyson Court
      64        Town Center Office Park                        2501-2525 Cherry Avenue
      65        WXH - Courtyard Ann Arbor                      3205 Boardwalk Street
      66        4 Park Avenue                                  4 Park Avenue
      67        542 Brannan Street                             542 Brannan Street
-----------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                       915 Old Fern Hill Road
      69        Tri-Cities Professional Center                 1100 & 1200 Jadwin Avenue
      70        Holiday Inn Select Memphis                     160 Union Avenue
      71        530 Brannan Street                             530 Brannan Street
      72        Self Storage Plus-Eisenhower                   4650 Eisenhower Avenue
-----------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                          6755 US Highway 301 North
      74        WXH - Hilton Windsor                           555 Corporate Drive
      75        WXH - Quality Suites Charleston                5225 North Arco Lane
      76        Wells Fargo Financial Center                   86 North University Avenue
      77        Heritage Place                                 439 South Union Street
-----------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                755 Currency Circle
      79        Park Avenue Apartments                         555 40th Street South
      80        WXH - Hampton Inn Duluth                       1725 Pineland Road
      81        The Buckeye MHC Portfolio - Evergreen          Various
     81.1       Valley Hills                                   4364 Sandy Lake Road
-----------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                    3305 Summit Road
     81.3       Mobile Manor                                   100 Keenan Road
      82        Creekwood Apartments                           1578 US Hwy 19 South
      83        Anderson Villas Apartments                     204 South Harris Street
      84        Wyoming Industrial Center                      1701 Porter Street SW
-----------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          641 Connecticut Avenue
      86        WXH - Hampton Inn                              769 Hammond Drive NE
      87        Holiday Inn Express - Tucson Mall              620 East Wetmore Road
      88        Residence Inn Memphis                          110 Monroe Avenue
      89        Killeen Power Center                           2000 East Central Texas Expressway
-----------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                   3600 Mount Moriah Road
      91        Crossroads at Citadel                          1005-1075 North Academy Boulevard
      92        Centennial Center                              300-390 McCaslin Boulevard
      93        Securlock at the Colony                        4316 Main Street
      94        Eastport                                       5420 Millstream Road
-----------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                          5610 Almeda Road
      96        Breckinridge Exchange                          3005, 3025,3055 & 3075 Breckinridge Boulevard
      97        Hampton Green Apartments                       2600 Northeast Loop 410
      98        Self Storage Plus-Annapolis                    2005 Trout Road
      99        WXH - Courtyard Houston                        11050 Louetta Road
-----------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                               245 Easton Road
      101       WXH - Homewood Suites Houston                  401 Bay Area Boulevard
      102       Sandalwood - Sugar Tree                        8050 South Padre Island Drive
      103       Westpark Shopping Center-Ukrops                9645 West Broad Street
      104       Oakmont Apartments                             14495 SW Beef Bend Road
-----------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          3230, 3240, 3260 Centennial Boulevard
      106       The Drexel Building                            1435 Walnut Street
      107       Countryside Office Park                        1210-1278 West Northwest Highway
      108       Hampton Inn & Suites                           6121 Farrington Road
      109       Phelan Village Shopping Center                 4013, 4015, 4037, 4071 & 4083 Phelan Road
-----------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                2732 62nd Street Court
      111       WXH - Homewood Suites Phoenix                  2536 West Beryl Avenue
      112       Raymour and Flannigan- Oakland, NJ             12 Thornton Road
      113       Scripps Medical Clinic                         9855 Erma Road
      114       Lehigh Valley Business Center                  904, 914, 924 & 934 Marcon Boulevard
-----------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    1-6 Dundee Park Drive
      116       Hidden Glen MHC                                15616 76th Avenue East
      117       Kellogg Gateway Portfolio                      Various
     117.1      Kellogg Shopping Center                        11333 East Kellogg Drive
     117.2      Gateway Commons Shopping Center                3000 Pepperell Parkway
-----------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 303 Broadway Street
      119       Wingate Inn - Memphis                          2270 North Germantown Parkway
      120       Tower Plaza                                    27411 & 27471 Ynez Road
      121       Devon Self Storage - Edgewood                  1306 Pulaski Highway
      122       Southside Self Storage                         689 Industrial Road
-----------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                              2609 South Roundhill Road
      124       2893-2895 Third Avenue                         2893-2895 Third Avenue
      125       Centerview Terrace                             2300 Benson Poole Road Southeast
      126       Mall of Georgia Shops                          1825 Mall of Georgia Boulevard
      127       Copperfield Corners                            6921 Lakeview Haven Drive
-----------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                  77 Traynor Street
      129       Spring Street Office                           1109 Spring Street
      130       Coachland MHC and RV Park                      10100 Pioneer Trail
      131       Radisson Orlando                               1724 North Alafaya Trail
      132       Valley Manor MHC                               856 Central Avenue South
-----------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                        1024 Brookhollow Plaza Drive
      134       Los Coyotes Center                             3400-3500 North Los Coyotes Diagonal
      135       Rankin Center                                  5341 Highway 25
      136       Rite Aid Toledo                                2450 South Reynolds Road
                Alpharetta Retail Portfolio                    Various
-----------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                             11005 Jones Bridge Road
      138       Grand Slam for Jones Bridge Shops              10985 Jones Bridge Road
      139       Eagle Point Office Center I                    8519 Eagle Point Boulevard
      140       Walgreens-Hackettstown                         NJ State Route 57 and Newburgh Road
      141       17321 Eastman Street                           17321 Eastman Street
-----------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   6401-6415 Platt Avenue
      143       Dallas Shops                                   3718 Dallas Highway
      144       Picture Ranch MHC                              3251 East Road
      145       Twin Palms MHC                                 14300 - 66th Street North
      146       Rite Aid Grafton                               479 Main Street
-----------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                       260-430 Coggins Drive
      148       Brendan Way                                    11 Brendan Way
      149       Grand View Apartments                          1241 Grand Avenue
      150       A Self Storage Center                          1201 Laurens Road
      151       Three Lakes Estates MHC                        2151 Three Lakes Road
-----------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                             9616 Highway 403
      153       Silverado Estates MHC                          2900 West Superstition Boulevard
      154       Powell Apartments                              910-916 Powell and 417 Ewalt
      155       CVS Oklahoma City                              9001 South Western Avenue
      156       Encore RV Park Ocala                           16905 Northwest Highway 225
-----------------------------------------------------------------------------------------------------------------------------

      ID                        Property Name                     City              County          State      Zip Code
----------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 Las Vegas           Clark               NV        89109
       2        700 South Flower Plaza                         Los Angeles         Los Angeles         CA        90017
       3        Bon-Ton Department Stores Portfolio            Various             Various             Various   Various
      3.1       Boston Store - Brookfield                      Brookfield          Waukesha            WI        53005
      3.2       Boston Store - Wauwatosa                       Wauwatosa           Milwaukee           WI        53226
----------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                           Green Bay           Brown               WI        54304
      3.4       Carson Pirie Scott - Aurora                    Aurora              DuPage              IL        60504
      3.5       Carson Pirie Scott - Joliet                    Joliet              Will                IL        60431
      3.6       Carson Pirie Scott - Rockford                  Rockford            Winnebago           IL        61103
      3.7       Herberger's - St. Paul                         St. Paul            Ramsey              MN        55104
----------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                            Muskegon            Muskegon            MI        49444
      3.9       Herberger's - Fargo                            Fargo               Cass                ND        58103
     3.10       Younkers - Eau Claire                          Eau Claire          Eau Claire          WI        54701
     3.11       Elder-Beerman - Richmond                       Richmond            Wayne               IN        47374
     3.12       Elder-Beerman - Zanesville                     Zanesville          Muskingum           OH        43701
----------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               Media               Delaware            PA        19063
       5        Decoration & Design Building                   New York            New York            NY        10022
       6        Fiddler's Green Center                         Greenwood Village   Arapahoe            CO        80111
       7        North Charlotte Office/Flex Portfolio          Various             Mecklenburg         NC        Various
      7.1       Harris Ridge                                   Charlotte           Mecklenburg         NC        28269
----------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                     Charlotte           Mecklenburg         NC        28269
      7.3       Northridge Business Center                     Charlotte           Mecklenburg         NC        28269
      7.4       Harris Corners                                 Charlotte           Mecklenburg         NC        28269
      7.5       Northcross Business Campus                     Huntersville        Mecklenburg         NC        28078
       8        Galleria Corporate Centre                      Scottsdale          Maricopa            AZ        85251
----------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 Baltimore           Baltimore City      MD        21202
      10        Indianapolis North Marriott                    Indianapolis        Marion              IN        46240
      11        Windsor Lake Apartments                        Woodridge           DuPage              IL        60517
      12        Lakeview Square Mall                           Battle Creek        Calhoun             MI        49015
      13        1400 Eye Street NW                             Washington          District of ColumbiaDC        20005
----------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                           Various             Various             TX        Various
      14        Sandalwood - Brandon Oaks                      San Antonio         Bexar               TX        78216
      15        Sandalwood - Oaks of Northgate                 San Antonio         Bexar               TX        78240
      16        Sandalwood - Lakeshire                         Webster             Harris              TX        77598
      17        Sandalwood - Cimarron Crossing                 Austin              Travis              TX        78759
----------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                 San Antonio         Bexar               TX        78240
      19        Sandalwood - Sundance                          San Antonio         Bexar               TX        78240
      20        Sandalwood - Northgate Plaza                   San Antonio         Bexar               TX        78240
      21        Sandalwood - Arlington Oaks                    Arlington           Tarrant             TX        76011
      22        Astor Place                                    New York            New York            NY        10003
----------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                          Saint Helena        Napa                CA        94574
      24        Towne Center at Brookhill                      Westminster         Jefferson           CO        80021
      25        Olde Towne Plaza                               Ballwin             Saint Louis         MO        63011
      26        Costco Plaza                                   Tempe               Maricopa            AZ        85284
      27        Blue Bell                                      Blue Bell           Montgomery          PA        19422
----------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                West Covina         Los Angeles         CA        91790
      29        Heyman Properties - LGA                        East Elmhurst       Queens              NY        11369
     29.1       LGA Courtyard by Marriott                      East Elmhurst       Queens              NY        11369
     29.2       Avistar Lease                                  East Elmhurst       Queens              NY        11369
      30        Mission Charlotte Apartments                   Various             Various             NC        Various
----------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments              Charlotte           Mecklenburg         NC        28262
     30.2       Mission Harris Glen Apartments                 Charlotte           Mecklenburg         NC        28215
     30.3       Mission Landings Apartments                    Concord             Cabarrus            NC        28027
      31        Pearl Court / Midway Estates                   Port Hueneme        Ventura             CA        93041
      32        205 Montague Street                            Brooklyn            Kings               NY        11201
----------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                  King of Prussia     Montgomery          PA        19406
      34        Verandas at Blairstone                         Tallahassee         Leon                FL        32311
      35        Inn at Laguna Beach                            Laguna Beach        Orange              CA        92651
      36        Westwind Business Park                         Santa Rosa          Sonoma              CA        95403
      37        Budco Headquarters                             Highland Park       Wayne               MI        48203
----------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               Chicago             Cook                IL        60611
      39        On The Fairways Apartments                     Coppell             Dallas              TX        75019
      40        Marriott Resort Clearwater Beach on Sand Key   Clearwater Beach    Pinellas            FL        33767
      41        Shoreline Village                              Long Beach          Los Angeles         CA        90802
      42        NL Ventures                                    Various             Various             Various   Various
----------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                   Niles               Berrien             MI        49120
     42.2       The Redford Property                           Redford Township    Wayne               MI        48239
     42.3       RL Stowe Mills - The Helms Plant               Belmont             Gaston              NC        28012
     42.4       RL Stowe Mills - The Stowe Spinning Plant      Belmont             Gaston              NC        28012
     42.5       RL Stowe Mills - The Lupton Plant              Chattanooga         Hamilton            TN        37415
----------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant            Belmont             Gaston              NC        28012
     42.7       RL Stowe Mills - The Corporate Office Building Belmont             Gaston              NC        28012
     42.8       RL Stowe Mills - The Chattanooga Plant         Chattanooga         Hamilton            TN        37404
      43        One North Arlington                            Arlington Heights   Cook                IL        60004
      44        1325 & 1330 Fifth Avenue                       New York            New York            NY        10029
----------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                      Boston              Suffolk             MA        02210
      46        Shadow Ridge Apartments                        Flower Mound        Denton              TX        75028
      47        Copper Pointe Apartments                       Knoxville           Knox                TN        37919
                Nadler Portfolio                               Various             Ventura             CA        Various
      48        Community Medical Building                     Westlake Village    Ventura             CA        91361
----------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      Westlake Village    Ventura             CA        91361
      50        North Dawson Drive                             Camarillo           Ventura             CA        93012
      51        Elmwood Self Storage                           Harahan             Jefferson           LA        70123
      52        529 Broadway                                   New York            New York            NY        10012
      53        Poplar Pointe Apartments                       Atlanta             Clayton             GA        30349
----------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                              Newport             Monroe              MI        48166
      55        WXH - Courtyard Roanoke                        Roanoke             Roanoke City        VA        24017
      56        The Equitable Building                         Baltimore           Baltimore City      MD        21202
                Zeman MHC Crossed Pool                         Various             Various             Various   Various
      57        Zeman MHC Portfolio - 3 Terrace Acres          Michigan City       La Porte            IN        46360
----------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                Lincoln             Logan               IL        62656
      59        Zeman MHC Portfolio - 1 Belle Aire             Marseilles          LaSalle             IL        61341
      60        Thomson Information Services                   Brookfield          Waukesha            WI        53005
      61        Gables Court                                   Peachtree City      Fayette             GA        30269
      62        1375 Mountain Spring Parkway                   Springville         Utah                UT        84663
----------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                     Cary                Wake                NC        27511
      64        Town Center Office Park                        Signal Hill         Los Angeles         CA        90755
      65        WXH - Courtyard Ann Arbor                      Ann Arbor           Washtenaw           MI        48108
      66        4 Park Avenue                                  New York            New York            NY        10016
      67        542 Brannan Street                             San Francisco       San Francisco       CA        94107
----------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                       West Chester        Chester             PA        19380
      69        Tri-Cities Professional Center                 Richland            Benton              WA        99352
      70        Holiday Inn Select Memphis                     Memphis             Shelby              TN        38103
      71        530 Brannan Street                             San Francisco       San Francisco       CA        94107
      72        Self Storage Plus-Eisenhower                   Alexandria          Alexandria          VA        22304
----------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                          Ellenton            Mantee              FL        34222
      74        WXH - Hilton Windsor                           Windsor             Hartford            CT        06095
      75        WXH - Quality Suites Charleston                Charleston          Charleston          SC        29418
      76        Wells Fargo Financial Center                   Provo               Utah                UT        84601
      77        Heritage Place                                 Lawrence            Essex               MA        01843
----------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                Lake Mary           Seminole            FL        32746
      79        Park Avenue Apartments                         Fargo               Cass                ND        58103
      80        WXH - Hampton Inn Duluth                       Duluth              Gwinnett            GA        30096
      81        The Buckeye MHC Portfolio - Evergreen          Various             Various             OH        Various
     81.1       Valley Hills                                   Ravenna             Portage             OH        44266
----------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                    Ravenna             Portage             OH        44266
     81.3       Mobile Manor                                   Peninsula           Summit              OH        44264
      82        Creekwood Apartments                           Leesburg            Lee                 GA        31763
      83        Anderson Villas Apartments                     Ypsilanti           Washtenaw           MI        48198
      84        Wyoming Industrial Center                      Wyoming             Kent                MI        49519
----------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          Norwalk             Fairfield           CT        06854
      86        WXH - Hampton Inn                              Atlanta             Fulton              GA        30328
      87        Holiday Inn Express - Tucson Mall              Tucson              Pima                AZ        85705
      88        Residence Inn Memphis                          Memphis             Shelby              TN        38103
      89        Killeen Power Center                           Killeen             Bell                TX        76541
----------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                   Durham              Durham              NC        27707
      91        Crossroads at Citadel                          Colorado Springs    EL Paso             CO        80909
      92        Centennial Center                              Louisville          Boulder             CO        80027
      93        Securlock at the Colony                        The Colony          Denton              TX        75056
      94        Eastport                                       Greensboro          Guilford            NC        27301
----------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                          Houston             Harris              TX        77004
      96        Breckinridge Exchange                          Duluth              Gwinnett            GA        30096
      97        Hampton Green Apartments                       San Antonio         Bexar               TX        78217
      98        Self Storage Plus-Annapolis                    Annapolis           Anne Arundel        MD        21401
      99        WXH - Courtyard Houston                        Houston             Harris              TX        77070
----------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                               Horsham             Montgomery          PA        19044
      101       WXH - Homewood Suites Houston                  Houston             Harris              TX        77058
      102       Sandalwood - Sugar Tree                        Corpus Christi      Nueces              TX        78412
      103       Westpark Shopping Center-Ukrops                Glen Allen          Henrico             VA        23060
      104       Oakmont Apartments                             Tigard              Washington          OR        97224
----------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          Colorado Springs    El Paso             CO        80907
      106       The Drexel Building                            Philadelphia        Philadelphia        PA        19102
      107       Countryside Office Park                        Palatine            Cook                IL        60067
      108       Hampton Inn & Suites                           Chapel Hill         Chatham             NC        27517
      109       Phelan Village Shopping Center                 Phelan              San Bernardino      CA        92371
----------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                Bettendorf          Scott               IA        52722
      111       WXH - Homewood Suites Phoenix                  Phoenix             Maricopa            AZ        85021
      112       Raymour and Flannigan- Oakland, NJ             Oakland             Bergen              NJ        07436
      113       Scripps Medical Clinic                         San Diego           San Diego           CA        92131
      114       Lehigh Valley Business Center                  Allentown           Lehigh              PA        18109
----------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    Andover             Essex County        MA        01810
      116       Hidden Glen MHC                                Puyallup            Pierce              WA        98375
      117       Kellogg Gateway Portfolio                      Various             Various             Various   Various
     117.1      Kellogg Shopping Center                        Wichita             Sedgwick            KS        67207
     117.2      Gateway Commons Shopping Center                Opelika             Lee                 AL        36801
----------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 Laguna Beach        Orange              CA        92651
      119       Wingate Inn - Memphis                          Memphis             Shelby              TN        38016
      120       Tower Plaza                                    Temecula            Riverside           CA        92591
      121       Devon Self Storage - Edgewood                  Edgewood            Harford             MD        21040
      122       Southside Self Storage                         Warrenton           Fauquier            VA        20186
----------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                              Brookline Station   Greene              MO        65619
      124       2893-2895 Third Avenue                         Bronx               Bronx               NY        10455
      125       Centerview Terrace                             Smyrna              Cobb                GA        30082
      126       Mall of Georgia Shops                          Buford              Gwinnett            GA        30519
      127       Copperfield Corners                            Houston             Harris              TX        77084
----------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                  Hayward             Alameda             CA        94544
      129       Spring Street Office                           Silver Spring       Montgomery          MD        20910
      130       Coachland MHC and RV Park                      Truckee             Nevada              CA        96161
      131       Radisson Orlando                               Orlando             Orange              FL        32826
      132       Valley Manor MHC                               Kent                King                WA        98032
----------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                        Arlington           Tarrant             TX        76006
      134       Los Coyotes Center                             Long Beach          Los Angeles         CA        90808
      135       Rankin Center                                  Brandon             Rankin              MS        39047
      136       Rite Aid Toledo                                Toledo              Lucas               OH        43614
                Alpharetta Retail Portfolio                    Alpharetta          Fulton              GA        30022
----------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                             Alpharetta          Fulton              GA        30022
      138       Grand Slam for Jones Bridge Shops              Alpharetta          Fulton              GA        30022
      139       Eagle Point Office Center I                    Lake Elmo           Washington          MN        55042
      140       Walgreens-Hackettstown                         Hackettstown        Warren              NJ        07840
      141       17321 Eastman Street                           Irvine              Orange              CA        92614
----------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   Canoga Park         Los Angeles         CA        91307
      143       Dallas Shops                                   Marietta            Cobb                GA        30064
      144       Picture Ranch MHC                              Clifton             Mesa                CO        81520
      145       Twin Palms MHC                                 Clearwater          Pinellas            FL        33764
      146       Rite Aid Grafton                               Grafton             Lorain              OH        44044
----------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                       Pleasant Hill       Contra Costa        CA        94523
      148       Brendan Way                                    Greenville          Greenville          SC        29615
      149       Grand View Apartments                          Marion              Linn                IA        52302
      150       A Self Storage Center                          Greenville          Greenville          SC        29607
      151       Three Lakes Estates MHC                        Albany              Linn                OR        97322
----------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                             Charlestown         Clark               IN        47111
      153       Silverado Estates MHC                          Apache Junction     Pinal               AZ        85220
      154       Powell Apartments                              Springdale          Washington          AR        72764
      155       CVS Oklahoma City                              Oklahoma City       Cleveland           OK        73139
      156       Encore RV Park Ocala                           Reddick             Marion              FL        32686
----------------------------------------------------------------------------------------------------------------------------

                                                                            Year                    Year
      ID                        Property Name                              Built                 Renovated
---------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                              2000
       2        700 South Flower Plaza                                      1973                    2004
       3        Bon-Ton Department Stores Portfolio                       Various                 Various
      3.1       Boston Store - Brookfield                                   1967                    1999
      3.2       Boston Store - Wauwatosa                                    1957                    2001
---------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                                        2002
      3.4       Carson Pirie Scott - Aurora                                 1975                    1996
      3.5       Carson Pirie Scott - Joliet                                 1978                    1998
      3.6       Carson Pirie Scott - Rockford                               1980                    1990
      3.7       Herberger's - St. Paul                                      1995
---------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                                         2001
      3.9       Herberger's - Fargo                                         1972                    1990
     3.10       Younkers - Eau Claire                                       1986                    2002
     3.11       Elder-Beerman - Richmond                                    1973                    2000
     3.12       Elder-Beerman - Zanesville                                  1985
---------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                            1974                    1993
       5        Decoration & Design Building                                1963                    2006
       6        Fiddler's Green Center                                  1999 & 2000
       7        North Charlotte Office/Flex Portfolio                     Various                 Various
      7.1       Harris Ridge                                                1999
---------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                                  1993                    1996
      7.3       Northridge Business Center                                  1990                    1993
      7.4       Harris Corners                                              1997                    1998
      7.5       Northcross Business Campus                                  2002
       8        Galleria Corporate Centre                                   1991                 2000-2001
---------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                              1985
      10        Indianapolis North Marriott                                 1998
      11        Windsor Lake Apartments                                     1973                    2005
      12        Lakeview Square Mall                                        1982                    1999
      13        1400 Eye Street NW                                          1982
---------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                      Various                 Various
      14        Sandalwood - Brandon Oaks                                   1986
      15        Sandalwood - Oaks of Northgate                              1984
      16        Sandalwood - Lakeshire                                      1979                    1995
      17        Sandalwood - Cimarron Crossing                              1982                    1995
---------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                              1984
      19        Sandalwood - Sundance                                       1971                    1994
      20        Sandalwood - Northgate Plaza                                1985
      21        Sandalwood - Arlington Oaks                                 1981
      22        Astor Place                                                 2005
---------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                       1964                    2003
      24        Towne Center at Brookhill                                   1986                    2004
      25        Olde Towne Plaza                                            2000
      26        Costco Plaza                                                1991                    2004
      27        Blue Bell                                                   1965                    2001
---------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                             1997
      29        Heyman Properties - LGA                                     1963                    2006
     29.1       LGA Courtyard by Marriott                                   1963                    2006
     29.2       Avistar Lease                                               NAP
      30        Mission Charlotte Apartments                              Various
---------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                           1997
     30.2       Mission Harris Glen Apartments                              1999
     30.3       Mission Landings Apartments                                 1997
      31        Pearl Court / Midway Estates                                1994
      32        205 Montague Street                                         1960                    1997
---------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                               1974                    2005
      34        Verandas at Blairstone                                      2004
      35        Inn at Laguna Beach                                         1920                    1989
      36        Westwind Business Park                                      1990
      37        Budco Headquarters                                       1958, 2000                 2003
---------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                            1984
      39        On The Fairways Apartments                                  2001
      40        Marriott Resort Clearwater Beach on Sand Key                1989                    2004
      41        Shoreline Village                                           1981
      42        NL Ventures                                               Various                 Various
---------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                                1995
     42.2       The Redford Property                                    late 1940's            1969/1987/1996
     42.3       RL Stowe Mills - The Helms Plant                            1988
     42.4       RL Stowe Mills - The Stowe Spinning Plant             1920, 1923-1976
     42.5       RL Stowe Mills - The Lupton Plant                        1923, 1930
---------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                      1915-1983
     42.7       RL Stowe Mills - The Corporate Office Building              1910                    1988
     42.8       RL Stowe Mills - The Chattanooga Plant                1921, 1948, 1971
      43        One North Arlington                                         1986                    2000
      44        1325 & 1330 Fifth Avenue                                    1989
---------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                                   1888                    1984
      46        Shadow Ridge Apartments                                     1999
      47        Copper Pointe Apartments                                    1979                    2004
                Nadler Portfolio                                          Various                 Various
      48        Community Medical Building                                  1982                    2000
---------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                   1989                    2000
      50        North Dawson Drive                                    1948, 1955, 1982
      51        Elmwood Self Storage                                        1970                    2004
      52        529 Broadway                                                1940                    1986
      53        Poplar Pointe Apartments                                    1988                    2001
---------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                           1999                    2001
      55        WXH - Courtyard Roanoke                                     2002
      56        The Equitable Building                                      1891                    2000
                Zeman MHC Crossed Pool                                    Various
      57        Zeman MHC Portfolio - 3 Terrace Acres                      1950's
---------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                          Mid 1960's
      59        Zeman MHC Portfolio - 1 Belle Aire                          1968
      60        Thomson Information Services                                1984                    1999
      61        Gables Court                                                1988                    2005
      62        1375 Mountain Spring Parkway                          1984, 1992, 1995
---------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                                  1994
      64        Town Center Office Park                                     1982                    2002
      65        WXH - Courtyard Ann Arbor                                   1989                    2005
      66        4 Park Avenue                                               1910                    2006
      67        542 Brannan Street                                          2003
---------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                                    2005
      69        Tri-Cities Professional Center                              1978
      70        Holiday Inn Select Memphis                                  1969                    1996
      71        530 Brannan Street                                          2003
      72        Self Storage Plus-Eisenhower                                2000                    2002
---------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                       1988
      74        WXH - Hilton Windsor                                        2000
      75        WXH - Quality Suites Charleston                             1987                    2005
      76        Wells Fargo Financial Center                                2005
      77        Heritage Place                                           1900/1920               2000-2005
---------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                             1998                    2005
      79        Park Avenue Apartments                                      1990
      80        WXH - Hampton Inn Duluth                                    1997
      81        The Buckeye MHC Portfolio - Evergreen                     Various                 Various
     81.1       Valley Hills                                                1970
---------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                                 1970
     81.3       Mobile Manor                                                1963                    1975
      82        Creekwood Apartments                                        1972                    2005
      83        Anderson Villas Apartments                               1967, 1972
      84        Wyoming Industrial Center                                   1942                    2004
---------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                       2006
      86        WXH - Hampton Inn                                           1996                    2006
      87        Holiday Inn Express - Tucson Mall                           2004
      88        Residence Inn Memphis                                       1930                    2004
      89        Killeen Power Center                                        1985                    2004
---------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                                1998
      91        Crossroads at Citadel                                    1985-1988
      92        Centennial Center                                           1986
      93        Securlock at the Colony                                     1997
      94        Eastport                                                    1990
---------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                       2000
      96        Breckinridge Exchange                                       1985
      97        Hampton Green Apartments                                    1979                    2002
      98        Self Storage Plus-Annapolis                                 2002
      99        WXH - Courtyard Houston                                     2000
---------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                            1987
      101       WXH - Homewood Suites Houston                               1995                    2005
      102       Sandalwood - Sugar Tree                                     1984                    2005
      103       Westpark Shopping Center-Ukrops                             1989
      104       Oakmont Apartments                                          1990
---------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                       2004
      106       The Drexel Building                                         1928                early 1980's
      107       Countryside Office Park                                     1972                    1985
      108       Hampton Inn & Suites                                        1999
      109       Phelan Village Shopping Center                              1990
---------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                             1998                    2005
      111       WXH - Homewood Suites Phoenix                               1999                    2005
      112       Raymour and Flannigan- Oakland, NJ                          1981                    2006
      113       Scripps Medical Clinic                                      1973                    2005
      114       Lehigh Valley Business Center                            1983, 1985
---------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                              1900-1979               1997-2006
      116       Hidden Glen MHC                                             1980
      117       Kellogg Gateway Portfolio                                 Various
     117.1      Kellogg Shopping Center                                     2002
     117.2      Gateway Commons Shopping Center                             2003
---------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                              1986
      119       Wingate Inn - Memphis                                       1998                    2005
      120       Tower Plaza                                              1998, 2004
      121       Devon Self Storage - Edgewood                               1998
      122       Southside Self Storage                                      2002                    2004
---------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                           1996
      124       2893-2895 Third Avenue                                      1925                    2005
      125       Centerview Terrace                                          1964                    1999
      126       Mall of Georgia Shops                                       2003
      127       Copperfield Corners                                         2005
---------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                               1987                    2005
      129       Spring Street Office                                        1970
      130       Coachland MHC and RV Park                                   1963                    1975
      131       Radisson Orlando                                            1989
      132       Valley Manor MHC                                            1978
---------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                     1998
      134       Los Coyotes Center                                          1989
      135       Rankin Center                                               2005
      136       Rite Aid Toledo                                             2006
                Alpharetta Retail Portfolio                                 2003
---------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                          2003
      138       Grand Slam for Jones Bridge Shops                           2003
      139       Eagle Point Office Center I                                 2002
      140       Walgreens-Hackettstown                                      2006
      141       17321 Eastman Street                                        1968                    2004
---------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                                1988
      143       Dallas Shops                                                2003
      144       Picture Ranch MHC                                           1976
      145       Twin Palms MHC                                              1956                    1970
      146       Rite Aid Grafton                                            2006
---------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                    1981
      148       Brendan Way                                                 2001
      149       Grand View Apartments                                 1978, 1989, 1992              2003
      150       A Self Storage Center                                       1948                    1995
      151       Three Lakes Estates MHC                                     1997
---------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                          2005
      153       Silverado Estates MHC                                       1983
      154       Powell Apartments                                           1999
      155       CVS Oklahoma City                                           1996                    2004
      156       Encore RV Park Ocala                                        1972
---------------------------------------------------------------------------------------------------------------

                                                                              Net                    Units
                                                                         Rentable Area                of
      ID                        Property Name                  Sq. Ft./Units/Rooms/Pads (14)(15)    Measure
--------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                                            493,984   Sq. Ft.
       2        700 South Flower Plaza                                                  1,021,958   Sq. Ft.
       3        Bon-Ton Department Stores Portfolio                                     2,003,186   Sq. Ft.
      3.1       Boston Store - Brookfield                                                 218,705   Sq. Ft.
      3.2       Boston Store - Wauwatosa                                                  210,713   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                                                      106,157   Sq. Ft.
      3.4       Carson Pirie Scott - Aurora                                               120,000   Sq. Ft.
      3.5       Carson Pirie Scott - Joliet                                               128,000   Sq. Ft.
      3.6       Carson Pirie Scott - Rockford                                             520,000   Sq. Ft.
      3.7       Herberger's - St. Paul                                                    124,136   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                                                       106,131   Sq. Ft.
      3.9       Herberger's - Fargo                                                       185,147   Sq. Ft.
     3.10       Younkers - Eau Claire                                                     102,000   Sq. Ft.
     3.11       Elder-Beerman - Richmond                                                  111,350   Sq. Ft.
     3.12       Elder-Beerman - Zanesville                                                 70,847   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                                          691,966   Sq. Ft.
       5        Decoration & Design Building                                              589,387   Sq. Ft.
       6        Fiddler's Green Center                                                    413,514   Sq. Ft.
       7        North Charlotte Office/Flex Portfolio                                     746,337   Sq. Ft.
      7.1       Harris Ridge                                                              160,354   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                                                206,321   Sq. Ft.
      7.3       Northridge Business Center                                                174,506   Sq. Ft.
      7.4       Harris Corners                                                            125,156   Sq. Ft.
      7.5       Northcross Business Campus                                                 80,000   Sq. Ft.
       8        Galleria Corporate Centre                                                 531,574   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                                            377,684   Sq. Ft.
      10        Indianapolis North Marriott                                                   315    Rooms
      11        Windsor Lake Apartments                                                       762    Units
      12        Lakeview Square Mall                                                      254,880   Sq. Ft.
      13        1400 Eye Street NW                                                        167,233   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                                        1,402   Various
      14        Sandalwood - Brandon Oaks                                                     276    Units
      15        Sandalwood - Oaks of Northgate                                                276    Units
      16        Sandalwood - Lakeshire                                                        304    Units
      17        Sandalwood - Cimarron Crossing                                                160    Units
--------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                                             68,957   Sq. Ft.
      19        Sandalwood - Sundance                                                         184    Units
      20        Sandalwood - Northgate Plaza                                               66,858   Sq. Ft.
      21        Sandalwood - Arlington Oaks                                                   202    Units
      22        Astor Place                                                                26,337   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                                          99    Rooms
      24        Towne Center at Brookhill                                                 305,858   Sq. Ft.
      25        Olde Towne Plaza                                                          288,074   Sq. Ft.
      26        Costco Plaza                                                              244,018   Sq. Ft.
      27        Blue Bell                                                                 154,856   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                                            95,832   Sq. Ft.
      29        Heyman Properties - LGA
     29.1       LGA Courtyard by Marriott                                                     288    Rooms
     29.2       Avistar Lease                                                              90,170   Sq. Ft.
      30        Mission Charlotte Apartments                                                  618    Units
--------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                                             249    Units
     30.2       Mission Harris Glen Apartments                                                207    Units
     30.3       Mission Landings Apartments                                                   162    Units
      31        Pearl Court / Midway Estates                                                  300    Units
      32        205 Montague Street                                                        73,697   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                                 488    Rooms
      34        Verandas at Blairstone                                                        300    Units
      35        Inn at Laguna Beach                                                            70    Rooms
      36        Westwind Business Park                                                    197,730   Sq. Ft.
      37        Budco Headquarters                                                        578,050   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                                          172,446   Sq. Ft.
      39        On The Fairways Apartments                                                    322    Units
      40        Marriott Resort Clearwater Beach on Sand Key                                  220    Rooms
      41        Shoreline Village                                                          67,057   Sq. Ft.
      42        NL Ventures                                                             1,652,089   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                                              300,000   Sq. Ft.
     42.2       The Redford Property                                                      230,600   Sq. Ft.
     42.3       RL Stowe Mills - The Helms Plant                                          123,202   Sq. Ft.
     42.4       RL Stowe Mills - The Stowe Spinning Plant                                 182,912   Sq. Ft.
     42.5       RL Stowe Mills - The Lupton Plant                                         400,574   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                                       116,174   Sq. Ft.
     42.7       RL Stowe Mills - The Corporate Office Building                             16,395   Sq. Ft.
     42.8       RL Stowe Mills - The Chattanooga Plant                                    282,232   Sq. Ft.
      43        One North Arlington                                                       158,879   Sq. Ft.
      44        1325 & 1330 Fifth Avenue                                                      150    Units
--------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                                                 105,982   Sq. Ft.
      46        Shadow Ridge Apartments                                                       222    Units
      47        Copper Pointe Apartments                                                      432    Units
                Nadler Portfolio                                                           91,705   Sq. Ft.
      48        Community Medical Building                                                 28,725   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                                  20,440   Sq. Ft.
      50        North Dawson Drive                                                         42,540   Sq. Ft.
      51        Elmwood Self Storage                                                      161,763   Sq. Ft.
      52        529 Broadway                                                               16,000   Sq. Ft.
      53        Poplar Pointe Apartments                                                      352    Units
--------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                                             513    Pads
      55        WXH - Courtyard Roanoke                                                       135    Rooms
      56        The Equitable Building                                                    178,992   Sq. Ft.
                Zeman MHC Crossed Pool                                                        570    Pads
      57        Zeman MHC Portfolio - 3 Terrace Acres                                         301    Pads
--------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                                               196    Pads
      59        Zeman MHC Portfolio - 1 Belle Aire                                             73    Pads
      60        Thomson Information Services                                               84,694   Sq. Ft.
      61        Gables Court                                                                  198    Units
      62        1375 Mountain Spring Parkway                                              237,976   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                                                    150    Rooms
      64        Town Center Office Park                                                   108,863   Sq. Ft.
      65        WXH - Courtyard Ann Arbor                                                     160    Rooms
      66        4 Park Avenue                                                                 364    Units
      67        542 Brannan Street                                                             45    Units
--------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                                                   71,502   Sq. Ft.
      69        Tri-Cities Professional Center                                            144,895   Sq. Ft.
      70        Holiday Inn Select Memphis                                                    192    Rooms
      71        530 Brannan Street                                                             42    Units
      72        Self Storage Plus-Eisenhower                                              113,732   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                                         381    Pads
      74        WXH - Hilton Windsor                                                          157    Rooms
      75        WXH - Quality Suites Charleston                                               168    Rooms
      76        Wells Fargo Financial Center                                               67,137   Sq. Ft.
      77        Heritage Place                                                            275,193   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                                               112    Rooms
      79        Park Avenue Apartments                                                        283    Units
      80        WXH - Hampton Inn Duluth                                                      136    Rooms
      81        The Buckeye MHC Portfolio - Evergreen                                         571    Pads
     81.1       Valley Hills                                                                  253    Pads
--------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                                                   141    Pads
     81.3       Mobile Manor                                                                  177    Pads
      82        Creekwood Apartments                                                          208    Units
      83        Anderson Villas Apartments                                                    302    Units
      84        Wyoming Industrial Center                                                 569,233   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                                      60,000   Sq. Ft.
      86        WXH - Hampton Inn                                                             131    Rooms
      87        Holiday Inn Express - Tucson Mall                                             105    Rooms
      88        Residence Inn Memphis                                                          90    Rooms
      89        Killeen Power Center                                                      136,234   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                                                   96    Rooms
      91        Crossroads at Citadel                                                      76,997   Sq. Ft.
      92        Centennial Center                                                          52,067   Sq. Ft.
      93        Securlock at the Colony                                                   124,782   Sq. Ft.
      94        Eastport                                                                  141,575   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                                      29,390   Sq. Ft.
      96        Breckinridge Exchange                                                     143,332   Sq. Ft.
      97        Hampton Green Apartments                                                      293    Units
      98        Self Storage Plus-Annapolis                                                56,590   Sq. Ft.
      99        WXH - Courtyard Houston                                                       126    Rooms
--------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                                              171    Rooms
      101       WXH - Homewood Suites Houston                                                  92    Rooms
      102       Sandalwood - Sugar Tree                                                       250    Units
      103       Westpark Shopping Center-Ukrops                                            58,473   Sq. Ft.
      104       Oakmont Apartments                                                            125    Units
--------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                                      27,017   Sq. Ft.
      106       The Drexel Building                                                        55,813   Sq. Ft.
      107       Countryside Office Park                                                    92,873   Sq. Ft.
      108       Hampton Inn & Suites                                                           92    Rooms
      109       Phelan Village Shopping Center                                             60,258   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                                           163,360   Sq. Ft.
      111       WXH - Homewood Suites Phoenix                                                 126    Rooms
      112       Raymour and Flannigan- Oakland, NJ                                         92,400   Sq. Ft.
      113       Scripps Medical Clinic                                                     31,975   Sq. Ft.
      114       Lehigh Valley Business Center                                             178,486   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                                               144,952   Sq. Ft.
      116       Hidden Glen MHC                                                               195    Pads
      117       Kellogg Gateway Portfolio                                                  64,820   Sq. Ft.
     117.1      Kellogg Shopping Center                                                    34,470   Sq. Ft.
     117.2      Gateway Commons Shopping Center                                            30,350   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                                             16,236   Sq. Ft.
      119       Wingate Inn - Memphis                                                         100    Rooms
      120       Tower Plaza                                                                51,707   Sq. Ft.
      121       Devon Self Storage - Edgewood                                              58,125   Sq. Ft.
      122       Southside Self Storage                                                     79,505   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                                             191    Pads
      124       2893-2895 Third Avenue                                                      5,400   Sq. Ft.
      125       Centerview Terrace                                                            128    Units
      126       Mall of Georgia Shops                                                      18,430   Sq. Ft.
      127       Copperfield Corners                                                        21,274   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                                              57,820   Sq. Ft.
      129       Spring Street Office                                                       52,509   Sq. Ft.
      130       Coachland MHC and RV Park                                                     230    Pads
      131       Radisson Orlando                                                              149    Rooms
      132       Valley Manor MHC                                                               96    Pads
--------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                                        92    Rooms
      134       Los Coyotes Center                                                         16,863   Sq. Ft.
      135       Rankin Center                                                              30,560   Sq. Ft.
      136       Rite Aid Toledo                                                            14,564   Sq. Ft.
                Alpharetta Retail Portfolio                                                30,960   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                                         18,300   Sq. Ft.
      138       Grand Slam for Jones Bridge Shops                                          12,660   Sq. Ft.
      139       Eagle Point Office Center I                                                31,898   Sq. Ft.
      140       Walgreens-Hackettstown                                                     14,250   Sq. Ft.
      141       17321 Eastman Street                                                       32,421   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                                               12,596   Sq. Ft.
      143       Dallas Shops                                                               16,205   Sq. Ft.
      144       Picture Ranch MHC                                                             114    Pads
      145       Twin Palms MHC                                                                149    Pads
      146       Rite Aid Grafton                                                           14,564   Sq. Ft.
--------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                                       40    Units
      148       Brendan Way                                                                39,504   Sq. Ft.
      149       Grand View Apartments                                                         136    Units
      150       A Self Storage Center                                                      47,337   Sq. Ft.
      151       Three Lakes Estates MHC                                                        96    Pads
--------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                                         11,060   Sq. Ft.
      153       Silverado Estates MHC                                                         129    Pads
      154       Powell Apartments                                                              53    Units
      155       CVS Oklahoma City                                                          10,594   Sq. Ft.
      156       Encore RV Park Ocala                                                          168    Pads
--------------------------------------------------------------------------------------------------------------

                                                                           Loan per Net
                                                                           Rentable Area
      ID                        Property Name                   SF/Units/Rooms/Pads ($)(10)(11)(14)
-----------------------------------------------------------------------------------------------------

       1        Desert Passage                                                                800.94
       2        700 South Flower Plaza                                                        127.21
       3        Bon-Ton Department Stores Portfolio                                            64.73
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
-----------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
-----------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
-----------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                                              176.31
       5        Decoration & Design Building                                                  169.67
       6        Fiddler's Green Center                                                        148.97
       7        North Charlotte Office/Flex Portfolio                                          73.69
      7.1       Harris Ridge
-----------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                                                     103.47
-----------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                                                142.31
      10        Indianapolis North Marriott                                               167,380.95
      11        Windsor Lake Apartments                                                    57,233.98
      12        Lakeview Square Mall                                                          168.24
      13        1400 Eye Street NW                                                            221.25
-----------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                                       25,992.86
      14        Sandalwood - Brandon Oaks                                                  25,992.86
      15        Sandalwood - Oaks of Northgate                                             25,992.86
      16        Sandalwood - Lakeshire                                                     25,992.86
      17        Sandalwood - Cimarron Crossing                                             25,992.86
-----------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                                             25,992.86
      19        Sandalwood - Sundance                                                      25,992.86
      20        Sandalwood - Northgate Plaza                                               25,992.86
      21        Sandalwood - Arlington Oaks                                                25,992.86
      22        Astor Place                                                                 1,328.93
-----------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                                     353,535.35
      24        Towne Center at Brookhill                                                     106.77
      25        Olde Towne Plaza                                                              105.01
      26        Costco Plaza                                                                  123.79
      27        Blue Bell                                                                     192.44
-----------------------------------------------------------------------------------------------------
      28        Edwards Theater                                                               281.74
      29        Heyman Properties - LGA
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                                               42,071.20
-----------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                                               86,568.01
      32        205 Montague Street                                                           340.46
-----------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                              51,229.51
      34        Verandas at Blairstone                                                     76,666.67
      35        Inn at Laguna Beach                                                       321,428.57
      36        Westwind Business Park                                                        111.77
      37        Budco Headquarters                                                             37.13
-----------------------------------------------------------------------------------------------------
      38        211 East Ontario                                                              123.81
      39        On The Fairways Apartments                                                 66,142.86
      40        Marriott Resort Clearwater Beach on Sand Key                               90,738.80
      41        Shoreline Village                                                             294.53
      42        NL Ventures                                                                    11.80
-----------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
-----------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                                           120.85
      44        1325 & 1330 Fifth Avenue                                                  120,000.00
-----------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                                                     165.12
      46        Shadow Ridge Apartments                                                    78,400.90
      47        Copper Pointe Apartments                                                   39,351.85
                Nadler Portfolio                                                              182.65
      48        Community Medical Building                                                    182.65
-----------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                                     182.65
      50        North Dawson Drive                                                            182.65
      51        Elmwood Self Storage                                                          101.81
      52        529 Broadway                                                                1,007.81
      53        Poplar Pointe Apartments                                                   45,738.64
-----------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                                          29,672.44
      55        WXH - Courtyard Roanoke                                                   108,525.93
      56        The Equitable Building                                                         81.43
                Zeman MHC Crossed Pool                                                     23,502.49
      57        Zeman MHC Portfolio - 3 Terrace Acres                                      23,502.49
-----------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                                            23,502.49
      59        Zeman MHC Portfolio - 1 Belle Aire                                         23,502.49
      60        Thomson Information Services                                                  155.22
      61        Gables Court                                                               65,929.29
      62        1375 Mountain Spring Parkway                                                   54.63
-----------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                                                 84,980.00
      64        Town Center Office Park                                                       115.74
      65        WXH - Courtyard Ann Arbor                                                  76,406.25
      66        4 Park Avenue                                                              32,967.03
      67        542 Brannan Street                                                        266,666.67
-----------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                                                      167.70
      69        Tri-Cities Professional Center                                                 81.19
      70        Holiday Inn Select Memphis                                                 59,869.93
      71        530 Brannan Street                                                        261,904.76
      72        Self Storage Plus-Eisenhower                                                   92.95
-----------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                                      27,559.06
      74        WXH - Hilton Windsor                                                       66,140.13
      75        WXH - Quality Suites Charleston                                            61,607.14
      76        Wells Fargo Financial Center                                                  149.56
      77        Heritage Place                                                                 36.22
-----------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                                            88,392.86
      79        Park Avenue Apartments                                                     33,922.26
      80        WXH - Hampton Inn Duluth                                                   70,477.94
      81        The Buckeye MHC Portfolio - Evergreen                                      16,360.27
     81.1       Valley Hills
-----------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                                       44,466.35
      83        Anderson Villas Apartments                                                 30,376.85
      84        Wyoming Industrial Center                                                      15.54
-----------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                                         141.20
      86        WXH - Hampton Inn                                                          64,503.82
      87        Holiday Inn Express - Tucson Mall                                          80,260.71
      88        Residence Inn Memphis                                                      93,597.33
      89        Killeen Power Center                                                           60.19
-----------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                                               82,812.50
      91        Crossroads at Citadel                                                         101.63
      92        Centennial Center                                                             150.19
      93        Securlock at the Colony                                                        62.51
      94        Eastport                                                                       55.02
-----------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                                         262.27
      96        Breckinridge Exchange                                                          53.20
      97        Hampton Green Apartments                                                   25,802.05
      98        Self Storage Plus-Annapolis                                                   130.41
      99        WXH - Courtyard Houston                                                    57,642.86
-----------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                                           42,347.99
      101       WXH - Homewood Suites Houston                                              78,500.00
      102       Sandalwood - Sugar Tree                                                    28,231.12
      103       Westpark Shopping Center-Ukrops                                               120.06
      104       Oakmont Apartments                                                         54,400.00
-----------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                                         249.62
      106       The Drexel Building                                                           120.04
      107       Countryside Office Park                                                        69.99
      108       Hampton Inn & Suites                                                       70,456.50
      109       Phelan Village Shopping Center                                                107.04
-----------------------------------------------------------------------------------------------------
      110       Grafco Building                                                                39.46
      111       WXH - Homewood Suites Phoenix                                              50,238.10
      112       Raymour and Flannigan- Oakland, NJ                                             68.05
      113       Scripps Medical Clinic                                                        196.28
      114       Lehigh Valley Business Center                                                  35.02
-----------------------------------------------------------------------------------------------------
      115       Dundee Park                                                                    43.03
      116       Hidden Glen MHC                                                            31,619.91
      117       Kellogg Gateway Portfolio                                                      92.53
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
-----------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                                                346.45
      119       Wingate Inn - Memphis                                                      53,036.14
      120       Tower Plaza                                                                    99.74
      121       Devon Self Storage - Edgewood                                                  87.74
      122       Southside Self Storage                                                         64.15
-----------------------------------------------------------------------------------------------------
      123       Springfield Farms                                                          26,047.12
      124       2893-2895 Third Avenue                                                        907.41
      125       Centerview Terrace                                                         34,062.50
      126       Mall of Georgia Shops                                                         234.18
      127       Copperfield Corners                                                           193.90
-----------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                                                  70.91
      129       Spring Street Office                                                           76.18
      130       Coachland MHC and RV Park                                                  17,357.01
      131       Radisson Orlando                                                           26,560.11
      132       Valley Manor MHC                                                           40,798.59
-----------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                                    42,134.45
      134       Los Coyotes Center                                                            225.35
      135       Rankin Center                                                                 117.80
      136       Rite Aid Toledo                                                               241.34
                Alpharetta Retail Portfolio                                                   113.18
-----------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                                            113.18
      138       Grand Slam for Jones Bridge Shops                                             113.18
      139       Eagle Point Office Center I                                                   105.87
      140       Walgreens-Hackettstown                                                        236.84
      141       17321 Eastman Street                                                          103.16
-----------------------------------------------------------------------------------------------------
      142       Platt Avenue                                                                  244.52
      143       Dallas Shops                                                                  176.92
      144       Picture Ranch MHC                                                          25,140.35
      145       Twin Palms MHC                                                             18,777.30
      146       Rite Aid Grafton                                                              176.36
-----------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                                   63,750.00
      148       Brendan Way                                                                    63.28
      149       Grand View Apartments                                                      18,333.04
      150       A Self Storage Center                                                          50.30
      151       Three Lakes Estates MHC                                                    24,694.52
-----------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                                            180.51
      153       Silverado Estates MHC                                                      15,459.75
      154       Powell Apartments                                                          29,794.53
      155       CVS Oklahoma City                                                             145.91
      156       Encore RV Park Ocala                                                        6,547.62
-----------------------------------------------------------------------------------------------------

                                                                                         Prepayment Provisions
      ID                        Property Name                                             (# of payments) (16)
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                  L(31),D(85),O(4)
       2        700 South Flower Plaza                          L(26),D(91),O(3)
       3        Bon-Ton Department Stores Portfolio             L(23),YM1(95),O(1)
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                L(24),D(89),O(7)
       5        Decoration & Design Building                    L(25),D(91),O(4)
       6        Fiddler's Green Center                          L(25),D(91),O(4)
       7        North Charlotte Office/Flex Portfolio           L(25),D(91),O(4)  [10430 and 10420 Harris Oaks Boulevard, 6125 and
                                                                6135 Lakeview Road, and 5900-5901, 6125 and 6135 WT Harris
                                                                Boulevard]; L(8),YM1(108),O(4) [Northcross Property and Northridge
                                                                Property]
      7.1       Harris Ridge
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                       L(27);D(89);O(4)
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                  L(25),D(91),O(4)
      10        Indianapolis North Marriott                     L(24),D(93),O(3)
      11        Windsor Lake Apartments                         L(25),D(84),O(3)
      12        Lakeview Square Mall                            L(27),D(86),O(7)
      13        1400 Eye Street NW                              L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                            L(26),D(91),O(3)
      14        Sandalwood - Brandon Oaks                       L(26),D(91),O(3)
      15        Sandalwood - Oaks of Northgate                  L(26),D(91),O(3)
      16        Sandalwood - Lakeshire                          L(26),D(91),O(3)
      17        Sandalwood - Cimarron Crossing                  L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                  L(26),D(91),O(3)
      19        Sandalwood - Sundance                           L(26),D(91),O(3)
      20        Sandalwood - Northgate Plaza                    L(26),D(91),O(3)
      21        Sandalwood - Arlington Oaks                     L(26),D(91),O(3)
      22        Astor Place                                     L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                           L(26),D(90),O(4)
      24        Towne Center at Brookhill                       L(25),D(92),O(3)
      25        Olde Towne Plaza                                L(25),D(91),O(4)
      26        Costco Plaza                                    L(26),D(91),O(3)
      27        Blue Bell                                       L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                 L(24),D(92),O(4)
      29        Heyman Properties - LGA                         L(26),D(90),O(4)
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                    L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                    L(25),D(91),O(4)
      32        205 Montague Street                             L(29),D(86),O(5)
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                   L(24),D(35),O(1)
      34        Verandas at Blairstone                          L(27),D(89),O(4)
      35        Inn at Laguna Beach                             L(27),D(86),O(7)
      36        Westwind Business Park                          L(25),D(91),O(4)
      37        Budco Headquarters                              L(30),D(50),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                L(24),D(32),O(4)
      39        On The Fairways Apartments                      L(27),D(90),O(3)
      40        Marriott Resort Clearwater Beach on Sand Key    L(26);D(27);O(7)
      41        Shoreline Village                               L(24),D(89),O(7)
      42        NL Ventures                                     L(24);>YM or 1%(12);2%(12);1%(8);O(4)
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                             L(29),D(27),O(4)
      44        1325 & 1330 Fifth Avenue                        L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                       L(26),D(90),O(4)
      46        Shadow Ridge Apartments                         L(27),D(90),O(3)
      47        Copper Pointe Apartments                        L(26);>YM or 1%(90);O(4)
                Nadler Portfolio                                L(26),D(90),O(4)
      48        Community Medical Building                      L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                       L(26),D(90),O(4)
      50        North Dawson Drive                              L(26),D(90),O(4)
      51        Elmwood Self Storage                            L(26),D(91),O(3)
      52        529 Broadway                                    L(26),D(90),O(4)
      53        Poplar Pointe Apartments                        L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                               L(26),D(91),O(3)
      55        WXH - Courtyard Roanoke                         L(24),D(93),O(3)
      56        The Equitable Building                          L(24),D(92),O(4)
                Zeman MHC Crossed Pool                          L(26),D(88),O(6)
      57        Zeman MHC Portfolio - 3 Terrace Acres           L(26),D(88),O(6)
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                 L(26),D(88),O(6)
      59        Zeman MHC Portfolio - 1 Belle Aire              L(26),D(88),O(6)
      60        Thomson Information Services                    L(28),D(16),O(4)
      61        Gables Court                                    L(25),D(92),O(3)
      62        1375 Mountain Spring Parkway                    L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                      L(24),D(93),O(3)
      64        Town Center Office Park                         L(27),D(89),O(4)
      65        WXH - Courtyard Ann Arbor                       L(24),D(93),O(3)
      66        4 Park Avenue                                   L(26),D(91),O(3)
      67        542 Brannan Street                              L(26),D(30),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                        L(25);D(91);O(4)
      69        Tri-Cities Professional Center                  L(36),D(81),O(3)
      70        Holiday Inn Select Memphis                      L(25),D(91),O(4)
      71        530 Brannan Street                              L(26),D(30),O(4)
      72        Self Storage Plus-Eisenhower                    L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                           L(26),D(90),O(4)
      74        WXH - Hilton Windsor                            L(24),D(93),O(3)
      75        WXH - Quality Suites Charleston                 L(24),D(93),O(3)
      76        Wells Fargo Financial Center                    L(25),D(92),O(3)
      77        Heritage Place                                  L(25);D(91);O(4)
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                 L(24),D(93),O(3)
      79        Park Avenue Apartments                          L(25),D(92),O(3)
      80        WXH - Hampton Inn Duluth                        L(24),D(93),O(3)
      81        The Buckeye MHC Portfolio - Evergreen           L(25),D(92),O(3)
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                            L(25),D(92),O(3)
      83        Anderson Villas Apartments                      L(27),D(89),O(4)
      84        Wyoming Industrial Center                       L(35),D(81),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk           L(60),YM1(84),O(4)
      86        WXH - Hampton Inn                               L(24),D(93),O(3)
      87        Holiday Inn Express - Tucson Mall               L(26),D(90),O(4)
      88        Residence Inn Memphis                           L(26),D(90),O(4)
      89        Killeen Power Center                            L(30),D(86),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                    L(24),D(93),O(3)
      91        Crossroads at Citadel                           L(26);D(90);O(4)
      92        Centennial Center                               L(25),D(91),O(4)
      93        Securlock at the Colony                         L(26),D(90),O(4)
      94        Eastport                                        L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                           L(27),D(89),O(4)
      96        Breckinridge Exchange                           L(26),D(91),O(3)
      97        Hampton Green Apartments                        L(25),D(92),O(3)
      98        Self Storage Plus-Annapolis                     L(27),D(90),O(3)
      99        WXH - Courtyard Houston                         L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                L(25),D(91),O(4)
      101       WXH - Homewood Suites Houston                   L(24),D(93),O(3)
      102       Sandalwood - Sugar Tree                         L(26),D(91),O(3)
      103       Westpark Shopping Center-Ukrops                 L(24),DorYM1(81),O(3)
      104       Oakmont Apartments                              L(47),YM1(69),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                           L(27),D(90),O(3)
      106       The Drexel Building                             L(25);D(91);O(4)
      107       Countryside Office Park                         L(26),D(91),O(3)
      108       Hampton Inn & Suites                            L(26),D(91),O(3)
      109       Phelan Village Shopping Center                  L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                 L(29),D(86),O(5)
      111       WXH - Homewood Suites Phoenix                   L(24),D(93),O(3)
      112       Raymour and Flannigan- Oakland, NJ              L(24),YM1(93),O(3)
      113       Scripps Medical Clinic                          L(26),D(91),O(3)
      114       Lehigh Valley Business Center                   L(24),YM1(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                     L(25);D(91);O(4)
      116       Hidden Glen MHC                                 L(27),D(32),O(1)
      117       Kellogg Gateway Portfolio                       L(27),D(90),O(3)
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                  L(24),D(92),O(4)
      119       Wingate Inn - Memphis                           L(27),D(90),O(3)
      120       Tower Plaza                                     L(24),D(92),O(4)
      121       Devon Self Storage - Edgewood                   L(27),D(90),O(3)
      122       Southside Self Storage                          L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                               L(26),D(33),O(1)
      124       2893-2895 Third Avenue                          L(24),D(92),O(4)
      125       Centerview Terrace                              L(26),D(91),O(3)
      126       Mall of Georgia Shops                           L(24),D(93),O(3)
      127       Copperfield Corners                             L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                   L(25),D(92),O(3)
      129       Spring Street Office                            L(24),D(93),O(3)
      130       Coachland MHC and RV Park                       L(26),D(91),O(3)
      131       Radisson Orlando                                L(26),D(90),O(4)
      132       Valley Manor MHC                                L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                         L(27),D(90),O(3)
      134       Los Coyotes Center                              L(26),D(90),O(4)
      135       Rankin Center                                   L(26),D(91),O(3)
      136       Rite Aid Toledo                                 L(25),D(91),O(4)
                Alpharetta Retail Portfolio                     L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                              L(24),D(93),O(3)
      138       Grand Slam for Jones Bridge Shops               L(24),D(93),O(3)
      139       Eagle Point Office Center I                     L(26),D(91),O(3)
      140       Walgreens-Hackettstown                          L(25),D(92),O(3)
      141       17321 Eastman Street                            L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                    L(25),D(91),O(4)
      143       Dallas Shops                                    L(24),D(93),O(3)
      144       Picture Ranch MHC                               L(27),D(90),O(3)
      145       Twin Palms MHC                                  L(25),D(92),O(3)
      146       Rite Aid Grafton                                L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                        L(24),D(93),O(3)
      148       Brendan Way                                     L(28),D(89),O(3)
      149       Grand View Apartments                           L(27),D(89),O(4)
      150       A Self Storage Center                           L(27),D(89),O(4)
      151       Three Lakes Estates MHC                         L(26),D(93),O(1)
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                              L(26),D(91),O(3)
      153       Silverado Estates MHC                           L(27),D(90),O(3)
      154       Powell Apartments                               L(33),D(83),O(4)
      155       CVS Oklahoma City                               L(26),D(90),O(4)
      156       Encore RV Park Ocala                            L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Fourth     Fourth Most      Third        Third Most
                                                                  Most Recent    Recent NOI   Most Recent     Recent NOI
      ID                        Property Name                       NOI ($)         Date        NOI ($)          Date
---------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                       20,917,213   12/31/2003     20,272,597     12/31/2004
       2        700 South Flower Plaza                                                            9,694,398     12/31/2004
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
---------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
---------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
---------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                     11,713,246   12/31/2003     11,883,234     12/31/2004
       5        Decoration & Design Building                         16,529,844   12/31/2003     14,422,361     12/31/2004
       6        Fiddler's Green Center                                3,376,643   12/31/2003      5,395,422     12/31/2004
       7        North Charlotte Office/Flex Portfolio                 3,640,148   12/31/2003      4,171,741     12/31/2004
      7.1       Harris Ridge                                            610,800   12/31/2003        822,902     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                            1,125,908   12/31/2003      1,223,536     12/31/2004
      7.3       Northridge Business Center                              966,697   12/31/2003        902,278     12/31/2004
      7.4       Harris Corners                                          782,124   12/31/2003        812,334     12/31/2004
      7.5       Northcross Business Campus                              154,619   12/31/2003        410,690     12/31/2004
       8        Galleria Corporate Centre                               194,203   12/31/2003        953,192     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                        5,279,814   12/31/2003      5,505,734     12/31/2004
      10        Indianapolis North Marriott                           5,609,470   12/31/2003      6,244,209     12/31/2004
      11        Windsor Lake Apartments                               2,834,736   12/31/2003      2,863,806     12/31/2004
      12        Lakeview Square Mall                                  4,962,976   12/31/2003      5,289,367     12/31/2004
      13        1400 Eye Street NW                                    2,646,639   12/31/2003      2,473,268     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                  3,615,578   12/31/2003      4,282,025     12/31/2004
      14        Sandalwood - Brandon Oaks                                                           916,257     12/31/2004
      15        Sandalwood - Oaks of Northgate                          763,050   12/31/2003        856,819     12/31/2004
      16        Sandalwood - Lakeshire                                  738,777   12/31/2003        616,428     12/31/2004
      17        Sandalwood - Cimarron Crossing                          430,480   12/31/2003        418,756     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                          330,584   12/31/2003        357,692     12/31/2004
      19        Sandalwood - Sundance                                   389,563   12/31/2003        421,413     12/31/2004
      20        Sandalwood - Northgate Plaza                            502,518   12/31/2003        498,882     12/31/2004
      21        Sandalwood - Arlington Oaks                             460,606   12/31/2003        195,778     12/31/2004
      22        Astor Place
---------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                 3,383,498   12/31/2003      2,580,146     12/31/2004
      24        Towne Center at Brookhill                             2,427,246   12/31/2003      2,447,667     12/31/2004
      25        Olde Towne Plaza                                      2,547,878   12/31/2003      3,091,256     12/31/2004
      26        Costco Plaza                                          1,287,080   12/31/2003      1,456,566     12/31/2004
      27        Blue Bell                                             2,938,481   12/31/2003      2,360,696     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                       2,573,837   12/31/2003      2,573,025     12/31/2004
      29        Heyman Properties - LGA                               1,000,979   12/31/2003      1,377,272     12/31/2004
     29.1       LGA Courtyard by Marriott                               126,959   12/31/2003        503,252     12/31/2004
     29.2       Avistar Lease                                           874,020   12/31/2003        874,020     12/31/2004
      30        Mission Charlotte Apartments                          2,149,957   12/31/2003      2,290,467     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                     1,020,609   12/31/2003      1,059,079     12/31/2004
     30.2       Mission Harris Glen Apartments                          607,024   12/31/2003        686,896     12/31/2004
     30.3       Mission Landings Apartments                             522,324   12/31/2003        544,492     12/31/2004
      31        Pearl Court / Midway Estates                          2,493,681   12/31/2003      2,557,023     12/31/2004
      32        205 Montague Street                                   2,846,481   12/31/2003      2,545,522     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                                     3,262,845     12/31/2004
      34        Verandas at Blairstone                                                              733,902     12/31/2004
      35        Inn at Laguna Beach                                   1,899,385   12/31/2003      2,218,914     12/31/2004
      36        Westwind Business Park
      37        Budco Headquarters
---------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                      1,421,969   12/31/2003        819,592     12/31/2004
      39        On The Fairways Apartments                                                        1,493,941     12/31/2004
      40        Marriott Resort Clearwater Beach on Sand Key          1,242,995     1/2/2004      1,700,424     12/31/2004
      41        Shoreline Village                                     1,856,860   12/31/2003      1,840,103     12/31/2004
      42        NL Ventures
---------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
---------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                     115,816   12/31/2003        360,709     12/31/2004
      44        1325 & 1330 Fifth Avenue
---------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                             1,444,606   12/31/2003      1,242,316     12/31/2004
      46        Shadow Ridge Apartments                               1,338,432   12/31/2003      1,346,723     12/31/2004
      47        Copper Pointe Apartments                              1,116,392   12/31/2003      1,042,687     12/31/2004
                Nadler Portfolio                                      1,435,314   12/31/2003      1,483,742     12/31/2004
      48        Community Medical Building                              618,922   12/31/2003        635,874     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                               546,139   12/31/2003        556,381     12/31/2004
      50        North Dawson Drive                                      270,253   12/31/2003        291,487     12/31/2004
      51        Elmwood Self Storage
      52        529 Broadway                                          1,579,940   12/28/2003      1,978,529     12/28/2004
      53        Poplar Pointe Apartments                              1,314,117   12/31/2003      1,342,118     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                     1,079,211   12/31/2003      1,107,506     12/31/2004
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                                1,282,242   12/31/2003      1,223,017     12/31/2004
                Zeman MHC Crossed Pool                                  977,107   12/31/2003      1,130,847     12/31/2004
      57        Zeman MHC Portfolio - 3 Terrace Acres                   592,153   12/31/2003        761,897     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                         277,311   12/31/2003        242,368     12/31/2004
      59        Zeman MHC Portfolio - 1 Belle Aire                      107,643   12/31/2003        126,582     12/31/2004
      60        Thomson Information Services                          1,271,735   12/31/2003      1,291,518     12/31/2004
      61        Gables Court
      62        1375 Mountain Spring Parkway
---------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                                                        1,282,015     12/31/2004
      64        Town Center Office Park                               1,313,342   12/31/2003      1,373,935     12/31/2004
      65        WXH - Courtyard Ann Arbor                                                         1,460,390     12/31/2004
      66        4 Park Avenue                                         3,678,143   12/31/2003      3,820,950     12/31/2004
      67        542 Brannan Street                                                                  779,318     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center
      69        Tri-Cities Professional Center                        1,538,827   12/31/2003      1,614,929     12/31/2004
      70        Holiday Inn Select Memphis                            1,602,816   12/31/2003      1,753,211     12/31/2004
      71        530 Brannan Street                                                                  546,591     12/31/2004
      72        Self Storage Plus-Eisenhower                            751,716   12/31/2003        964,062     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                                               922,326     12/31/2004
      74        WXH - Hilton Windsor                                                              1,305,704     12/31/2004
      75        WXH - Quality Suites Charleston                                                   1,740,460     12/31/2004
      76        Wells Fargo Financial Center
      77        Heritage Place                                        1,621,208   12/31/2003      1,782,623     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                                                   1,239,133     12/31/2004
      79        Park Avenue Apartments                                1,795,619   12/31/2003      1,371,809     12/31/2004
      80        WXH - Hampton Inn Duluth                                                          1,105,891     12/31/2004
      81        The Buckeye MHC Portfolio - Evergreen                                               996,746     12/31/2004
     81.1       Valley Hills                                                                        466,910     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                                                         287,179     12/31/2004
     81.3       Mobile Manor                                                                        242,657     12/31/2004
      82        Creekwood Apartments                                    262,185   12/31/2003        346,856     12/31/2004
      83        Anderson Villas Apartments                              913,008   12/31/2003      1,025,287     12/31/2004
      84        Wyoming Industrial Center                             1,020,248   12/31/2003        912,118     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk
      86        WXH - Hampton Inn                                                                   759,929     12/31/2004
      87        Holiday Inn Express - Tucson Mall                                                   407,378     12/31/2004
      88        Residence Inn Memphis                                                                92,820     12/31/2004
      89        Killeen Power Center                                                                631,544     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                                                        901,114     12/31/2004
      91        Crossroads at Citadel                                   714,446   12/31/2003        834,741     12/31/2004
      92        Centennial Center                                       665,717   12/31/2003        674,848     12/31/2004
      93        Securlock at the Colony                                 542,101   12/31/2003        617,843     12/31/2004
      94        Eastport                                                                            873,389     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center
      96        Breckinridge Exchange                                   674,034   12/31/2003        714,928     12/31/2004
      97        Hampton Green Apartments                                                            597,673     12/31/2004
      98        Self Storage Plus-Annapolis                             430,182   12/31/2003        569,217     12/31/2004
      99        WXH - Courtyard Houston                                                           1,075,845     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                      1,260,898   12/31/2003      1,200,564     12/31/2004
      101       WXH - Homewood Suites Houston                                                       885,841     12/31/2004
      102       Sandalwood - Sugar Tree                                 861,830   12/31/2003        833,451     12/31/2004
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments                                      573,246   12/31/2003        461,732     12/31/2004
----------------
                -----------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace
      106       The Drexel Building                                                                 610,129     12/31/2004
      107       Countryside Office Park                                 633,063   12/31/2003        794,675     12/31/2004
      108       Hampton Inn & Suites                                    673,517   12/31/2003        785,706     12/31/2004
      109       Phelan Village Shopping Center                                                      490,147     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix                                                       746,960     12/31/2004
      112       Raymour and Flannigan- Oakland, NJ
      113       Scripps Medical Clinic                                  628,805   12/31/2003        688,268     12/31/2004
      114       Lehigh Valley Business Center                           466,629   12/31/2003        523,970     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                           1,012,902   12/31/2003        996,774     12/31/2004
      116       Hidden Glen MHC
      117       Kellogg Gateway Portfolio                                                           681,778     12/31/2004
     117.1      Kellogg Shopping Center                                                             309,879     12/31/2004
     117.2      Gateway Commons Shopping Center                                                     371,900     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                          353,618   12/31/2003        373,407 Ann. 7/31/2004
      119       Wingate Inn - Memphis                                   746,869   12/31/2003        681,543     12/31/2004
      120       Tower Plaza
      121       Devon Self Storage - Edgewood                           390,746   12/31/2003        431,546     12/31/2004
      122       Southside Self Storage                                   75,365   12/31/2003        272,088     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                                                              443,707 T-12 4/30/2005
      125       Centerview Terrace                                      381,580   12/31/2003        385,545     12/31/2004
      126       Mall of Georgia Shops                                                               407,939     12/31/2004
      127       Copperfield Corners
---------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage
      129       Spring Street Office                                    501,604   12/31/2003        477,948     12/31/2004
      130       Coachland MHC and RV Park                               551,463   12/31/2003        540,791     12/31/2004
      131       Radisson Orlando                                        208,333   12/31/2003        495,341     12/31/2004
      132       Valley Manor MHC                                                                    369,265     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                 395,796   12/31/2003        472,170     12/31/2004
      134       Los Coyotes Center                                      323,541   12/31/2003        351,484     12/31/2004
      135       Rankin Center
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio                                                         240,020     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                                                  161,586     12/31/2004
      138       Grand Slam for Jones Bridge Shops                                                    78,434     12/31/2004
      139       Eagle Point Office Center I                             253,078   12/31/2003        260,541     12/31/2004
      140       Walgreens-Hackettstown
      141       17321 Eastman Street
---------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                            290,916   12/31/2003        306,578     12/31/2004
      143       Dallas Shops                                                                        249,408     12/31/2004
      144       Picture Ranch MHC                                       237,083   12/31/2003        269,039     12/31/2004
      145       Twin Palms MHC                                                                      222,011     12/31/2004
      146       Rite Aid Grafton
---------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                242,204   12/31/2003        208,457     12/31/2004
      148       Brendan Way                                             125,110   12/31/2003        185,113     12/31/2004
      149       Grand View Apartments                                   184,136   12/31/2003        269,029     12/31/2004
      150       A Self Storage Center                                                               242,377     12/31/2004
      151       Three Lakes Estates MHC                                                             169,501     12/31/2004
---------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore
      153       Silverado Estates MHC                                   288,159   12/31/2003        295,307     12/31/2004
      154       Powell Apartments                                       184,372   12/31/2003        224,655     12/31/2004
      155       CVS Oklahoma City                                       168,888   12/31/2003        168,888     12/31/2004
      156       Encore RV Park Ocala
---------------------------------------------------------------------------------------------------------------------------

                                                                  Second           Second Most                        Most Recent
                                                                Most Recent        Recent NOI        Most Recent          NOI
      ID                        Property Name                     NOI ($)             Date             NOI ($)           Date
------------------------------------------------------------------------------------------------------------------------------------
       1        Desert Passage                                    23,358,005              12/31/2005
       2        700 South Flower Plaza                            13,343,581         T-12 10/31/2005
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                  11,084,577              12/31/2005
       5        Decoration & Design Building                      16,123,701              12/31/2005
       6        Fiddler's Green Center                             5,183,426              12/31/2005
       7        North Charlotte Office/Flex Portfolio              4,477,012              12/31/2005
      7.1       Harris Ridge                                       1,130,446              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                         1,076,346              12/31/2005
      7.3       Northridge Business Center                           838,011              12/31/2005
      7.4       Harris Corners                                       858,238              12/31/2005
      7.5       Northcross Business Campus                           573,971              12/31/2005
       8        Galleria Corporate Centre                          3,065,456              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                     4,935,160              12/31/2005
      10        Indianapolis North Marriott                        5,995,623              12/31/2005
      11        Windsor Lake Apartments                            3,291,947 4.5 Mos Ann. 12/31/2005
      12        Lakeview Square Mall                               4,753,209         T-12 11/30/2005
      13        1400 Eye Street NW                                 2,367,619              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                               4,407,661                 Various
      14        Sandalwood - Brandon Oaks                            802,992              12/31/2005       813,497    Ann. 1/31/2006
      15        Sandalwood - Oaks of Northgate                       786,956         T-12 11/30/2005
      16        Sandalwood - Lakeshire                               673,187         T-12 11/30/2005
      17        Sandalwood - Cimarron Crossing                       521,310         T-12 11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                       432,202         T-12 11/30/2005
      19        Sandalwood - Sundance                                336,306              12/31/2005
      20        Sandalwood - Northgate Plaza                         540,951         T-12 11/30/2005
      21        Sandalwood - Arlington Oaks                          313,757         T-12 11/30/2005
      22        Astor Place                                                                              2,459,593     T-12 4/1/2006
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                              3,505,358         T-12 11/30/2005
      24        Towne Center at Brookhill                          3,062,388              12/31/2005
      25        Olde Towne Plaza                                   2,678,512              12/31/2005
      26        Costco Plaza                                       2,372,000              12/31/2005
      27        Blue Bell                                          2,939,661         Ann. 11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                    2,572,258              12/31/2005
      29        Heyman Properties - LGA                            2,562,267              12/31/2005
     29.1       LGA Courtyard by Marriott                          1,688,247              12/31/2005
     29.2       Avistar Lease                                        874,020              12/31/2005
      30        Mission Charlotte Apartments                       2,247,393              12/31/2005     2,263,415    T-12 3/31/2006
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                    972,481              12/31/2005       988,879    T-12 3/31/2006
     30.2       Mission Harris Glen Apartments                       721,562              12/31/2005       715,101    T-12 3/31/2006
     30.3       Mission Landings Apartments                          553,350              12/31/2005       559,435    T-12 3/31/2006
      31        Pearl Court / Midway Estates                       2,616,118              12/31/2005
      32        205 Montague Street                                1,617,153              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                      5,085,569              12/31/2005     5,174,110    T-12 2/28/2006
      34        Verandas at Blairstone                             1,341,901              12/31/2005
      35        Inn at Laguna Beach                                2,329,250              12/31/2005
      36        Westwind Business Park                             2,813,596          T-12 9/30/2005     3,079,304    Ann. 2/28/2006
      37        Budco Headquarters
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                   1,168,920              12/31/2005
      39        On The Fairways Apartments                         1,640,419              12/31/2005
      40        Marriott Resort Clearwater Beach on Sand Key       3,807,713              12/30/2005
      41        Shoreline Village                                  1,640,209              12/31/2005
      42        NL Ventures
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                1,021,693         Ann. 11/30/2005
      44        1325 & 1330 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                          1,190,804              12/31/2005
      46        Shadow Ridge Apartments                            1,394,069              12/31/2005
      47        Copper Pointe Apartments                           1,258,251              12/31/2005
                Nadler Portfolio                                   1,555,961              12/31/2005
      48        Community Medical Building                           699,339              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                            552,268              12/31/2005
      50        North Dawson Drive                                   304,354              12/31/2005
      51        Elmwood Self Storage                                 590,834              12/31/2005
      52        529 Broadway                                       2,111,060              12/28/2005
      53        Poplar Pointe Apartments                           1,228,362         T-12 11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                  1,147,889              12/31/2005
      55        WXH - Courtyard Roanoke                            1,776,556              12/31/2005     1,805,071    T-12 1/31/2006
      56        The Equitable Building                             1,158,246              12/31/2005     1,269,908    T-12 3/31/2006
                Zeman MHC Crossed Pool                             1,139,079              12/31/2005
      57        Zeman MHC Portfolio - 3 Terrace Acres                800,107              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                      228,287              12/31/2005
      59        Zeman MHC Portfolio - 1 Belle Aire                   110,685              12/31/2005
      60        Thomson Information Services                       1,461,455              12/31/2005
      61        Gables Court                                       1,011,361              12/31/2005     1,046,343    T-12 1/31/2006
      62        1375 Mountain Spring Parkway
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                         1,309,786              12/31/2005     1,356,684    T-12 1/31/2006
      64        Town Center Office Park                            1,201,902         T-12 11/30/2005
      65        WXH - Courtyard Ann Arbor                          1,644,330              12/31/2005     1,662,511    T-12 1/31/2006
      66        4 Park Avenue                                      3,940,934              12/31/2005
      67        542 Brannan Street                                 1,039,669              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center
      69        Tri-Cities Professional Center                     1,735,438              12/31/2005
      70        Holiday Inn Select Memphis                         1,832,195         T-12 10/31/2005
      71        530 Brannan Street                                   923,774              12/31/2005
      72        Self Storage Plus-Eisenhower                       1,009,293         T-12 11/30/2005
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                976,507              12/31/2005
      74        WXH - Hilton Windsor                               1,544,734              12/31/2005     1,523,658    T-12 1/31/2006
      75        WXH - Quality Suites Charleston                    1,339,881              12/31/2005     1,371,328    T-12 1/31/2006
      76        Wells Fargo Financial Center
      77        Heritage Place                                     1,809,930              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                    1,208,191              12/31/2005     1,053,961    T-12 1/31/2006
      79        Park Avenue Apartments                             1,179,833              12/31/2005
      80        WXH - Hampton Inn Duluth                           1,259,349              12/31/2005     1,273,245    T-12 1/31/2006
      81        The Buckeye MHC Portfolio - Evergreen                856,555              12/31/2005       851,489    T-12 1/31/2006
     81.1       Valley Hills                                         385,897              12/31/2005       388,799    T-12 1/31/2006
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                          270,307              12/31/2005       267,971    T-12 1/31/2006
     81.3       Mobile Manor                                         200,351              12/31/2005       194,719    T-12 1/31/2006
      82        Creekwood Apartments                                 657,903              12/31/2005
      83        Anderson Villas Apartments                           989,209         Ann. 10/31/2005
      84        Wyoming Industrial Center                          1,233,833              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk
      86        WXH - Hampton Inn                                  1,015,683              12/31/2005     1,039,658    T-12 1/31/2006
      87        Holiday Inn Express - Tucson Mall                  1,296,888              12/31/2005
      88        Residence Inn Memphis                                875,616              12/31/2005
      89        Killeen Power Center                                 751,740          Ann. 9/30/2005
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                       1,015,726              12/31/2005     1,006,597    T-12 1/31/2006
      91        Crossroads at Citadel                                757,770              12/31/2005
      92        Centennial Center                                    704,005              12/31/2005
      93        Securlock at the Colony                              686,693              12/31/2005       689,352    T-12 1/31/2006
      94        Eastport                                             919,420         T-12 10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center
      96        Breckinridge Exchange                                632,054         T-12 11/30/2005
      97        Hampton Green Apartments                             563,553              12/31/2005       679,738     T-12 1/1/2006
      98        Self Storage Plus-Annapolis                          673,337         T-12 11/30/2005
      99        WXH - Courtyard Houston                              794,992              12/31/2005       801,025    T-12 1/31/2006
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                   1,282,257              12/31/2005
      101       WXH - Homewood Suites Houston                        975,371              12/31/2005       983,859    T-12 1/31/2006
      102       Sandalwood - Sugar Tree                              891,629         T-12 11/30/2005
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments                                   569,550              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                380,218              12/31/2005
      106       The Drexel Building                                  641,858              12/31/2005
      107       Countryside Office Park                              542,100         T-12 11/30/2005
      108       Hampton Inn & Suites                                 889,461         T-12 11/30/2005
      109       Phelan Village Shopping Center                       498,456              12/31/2005       515,491    T-12 2/28/2006
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix                        769,291              12/31/2005       801,467    T-12 1/31/2006
      112       Raymour and Flannigan- Oakland, NJ
      113       Scripps Medical Clinic                               666,508              12/31/2005
      114       Lehigh Valley Business Center                        607,690              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                          997,238              12/31/2005
      116       Hidden Glen MHC                                      562,290              12/31/2005
      117       Kellogg Gateway Portfolio                            583,393              12/31/2005
     117.1      Kellogg Shopping Center                              219,401              12/31/2005
     117.2      Gateway Commons Shopping Center                      363,992              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                       383,820              12/31/2005
      119       Wingate Inn - Memphis                                714,201          T-12 8/31/2005
      120       Tower Plaza
      121       Devon Self Storage - Edgewood                        439,901         T-12 10/31/2005
      122       Southside Self Storage                               362,285              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                    350,543              12/31/2005
      124       2893-2895 Third Avenue                               275,382              12/31/2005
      125       Centerview Terrace                                   424,804              12/31/2005
      126       Mall of Georgia Shops                                430,775              12/31/2005       447,175    T-12 2/28/2006
      127       Copperfield Corners                                  196,888              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                        229,763              12/31/2005       232,322    T-12 2/28/2006
      129       Spring Street Office                                 489,181          T-12 9/30/2005
      130       Coachland MHC and RV Park                            598,365              12/31/2005
      131       Radisson Orlando                                     743,978         T-12 10/31/2005
      132       Valley Manor MHC                                     386,340              12/31/2005       406,986    T-12 2/28/2006
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                              506,171          T-12 8/31/2005
      134       Los Coyotes Center                                   355,657              12/31/2005
      135       Rankin Center
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio                          323,933              12/31/2005       328,468           Various
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                   240,443              12/31/2005       242,020    T-12 3/31/2006
      138       Grand Slam for Jones Bridge Shops                     83,490              12/31/2005        86,448    T-12 2/28/2006
      139       Eagle Point Office Center I                          352,831              12/31/2005
      140       Walgreens-Hackettstown
      141       17321 Eastman Street
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      142       Platt Avenue                                         223,944              12/31/2005
      143       Dallas Shops                                         309,261              12/31/2005       307,216    T-12 2/28/2006
      144       Picture Ranch MHC                                    266,574              12/31/2005       266,595     Ann. 1/1/2006
      145       Twin Palms MHC                                       167,529              12/31/2005       222,506    T-12 1/31/2006
      146       Rite Aid Grafton
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                             228,726              12/31/2005       236,225    T-12 2/28/2006
      148       Brendan Way                                          418,171          T-12 9/30/2005
      149       Grand View Apartments                                262,814              12/31/2005
      150       A Self Storage Center                                250,231              12/31/2005
      151       Three Lakes Estates MHC                              202,386              12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore
      153       Silverado Estates MHC                                288,914         T-12 10/31/2005
      154       Powell Apartments                                    190,175              12/31/2005
      155       CVS Oklahoma City                                    168,888              12/31/2005
      156       Encore RV Park Ocala                                  80,304         T-12 11/30/2005
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                                                                Underwritten     Underwritten      Underwritten      Underwritten
      ID                        Property Name                      NOI ($)       Revenue ($)         EGI ($)         Expenses ($)
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                     35,153,390        51,705,198        51,084,787         15,931,397
       2        700 South Flower Plaza                             12,624,103        16,761,106        21,720,106          9,096,003
       3        Bon-Ton Department Stores Portfolio                12,617,357        13,004,903        12,744,805            127,448
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                   10,758,142         9,189,942        18,351,619          7,593,477
       5        Decoration & Design Building                       17,010,927        28,866,652        37,065,957         20,055,030
       6        Fiddler's Green Center                              5,615,514         6,797,278         9,708,172          4,092,658
       7        North Charlotte Office/Flex Portfolio               5,052,350         5,336,030         6,237,140          1,184,791
      7.1       Harris Ridge                                        1,527,653         1,593,320         1,794,592            266,939
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                          1,277,748         1,346,946         1,599,656            321,908
      7.3       Northridge Business Center                            841,142           913,463         1,092,953            251,811
      7.4       Harris Corners                                        815,869           893,179         1,053,277            237,408
      7.5       Northcross Business Campus                            589,937           589,122           696,661            106,724
       8        Galleria Corporate Centre                           5,272,508        10,822,033        10,773,076          5,500,568
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                      5,030,145         7,493,194         8,827,661          3,797,516
      10        Indianapolis North Marriott                         6,479,748        10,166,664        16,150,760          9,671,012
      11        Windsor Lake Apartments                             3,506,912         6,275,058         6,595,389          3,088,477
      12        Lakeview Square Mall                                4,131,017         6,987,132         7,369,676          3,238,660
      13        1400 Eye Street NW                                  2,758,309         4,860,617         5,652,877          2,894,567
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                4,446,243         9,288,055        10,312,505          5,866,262
      14        Sandalwood - Brandon Oaks                             910,462         1,852,744         2,042,744          1,132,282
      15        Sandalwood - Oaks of Northgate                        779,275         1,649,253         1,771,553            992,278
      16        Sandalwood - Lakeshire                                680,076         1,588,491         1,705,491          1,025,415
      17        Sandalwood - Cimarron Crossing                        496,832         1,069,778         1,133,778            636,946
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                        458,668           538,145           713,145            254,477
      19        Sandalwood - Sundance                                 372,688         1,005,960         1,060,960            688,272
      20        Sandalwood - Northgate Plaza                          455,764           533,183           750,333            294,569
      21        Sandalwood - Arlington Oaks                           292,478         1,050,501         1,134,501            842,023
      22        Astor Place                                         2,229,435         2,188,054         2,441,699            212,264
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                               4,290,372        11,610,176        22,290,221         17,999,849
      24        Towne Center at Brookhill                           2,979,774         3,184,657         4,382,808          1,403,034
      25        Olde Towne Plaza                                    2,707,787         2,746,220         4,116,190          1,408,403
      26        Costco Plaza                                        2,534,076         2,582,343         3,263,429            729,353
      27        Blue Bell                                           2,693,037         3,426,342         3,841,507          1,148,470
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                     2,394,514         2,447,204         2,447,204             52,690
      29        Heyman Properties - LGA                             3,048,589        13,685,018        17,008,937         13,960,348
     29.1       LGA Courtyard by Marriott                           1,570,464        12,206,893        15,440,501         13,870,037
     29.2       Avistar Lease                                       1,478,125         1,478,125         1,568,436             90,311
      30        Mission Charlotte Apartments                        2,438,731         4,116,626         4,291,048          1,852,317
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                   1,074,870         1,754,854         1,841,336            766,466
     30.2       Mission Harris Glen Apartments                        742,274         1,337,342         1,386,146            643,872
     30.3       Mission Landings Apartments                           621,587         1,024,430         1,063,566            441,979
      31        Pearl Court / Midway Estates                        2,616,118         2,829,384         2,829,384            213,266
      32        205 Montague Street                                 2,145,592         3,823,399         3,622,744          1,477,152
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                       5,485,414        11,566,096        26,774,096         21,288,682
      34        Verandas at Blairstone                              1,885,434         2,977,914         3,082,314          1,196,880
      35        Inn at Laguna Beach                                 2,295,610         4,893,387         5,260,712          2,965,102
      36        Westwind Business Park                              2,103,391         3,652,519         2,990,887            887,497
      37        Budco Headquarters                                  2,573,652         2,948,055         2,653,250             79,597
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                    2,027,541         3,777,628         3,965,301          1,937,760
      39        On The Fairways Apartments                          1,870,349         3,117,319         3,445,919          1,575,570
      40        Marriott Resort Clearwater Beach on Sand Key        4,052,521        15,893,126        15,893,126         11,840,605
      41        Shoreline Village                                   1,799,260         1,869,444         3,890,404          2,091,144
      42        NL Ventures                                         2,891,202         2,933,758         4,339,224          1,448,022
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                          851,601           915,000         1,155,276            303,675
     42.2       The Redford Property                                  767,266           828,758         1,104,926            337,660
     42.3       RL Stowe Mills - The Helms Plant                      310,111           307,351           413,896            103,785
     42.4       RL Stowe Mills - The Stowe Spinning Plant             245,863           228,640           367,097            121,234
     42.5       RL Stowe Mills - The Lupton Plant                     279,574           232,299           542,853            263,279
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                   144,380           145,218           221,019             76,639
     42.7       RL Stowe Mills - The Corporate Office Building        122,508           131,160           148,351             25,843
     42.8       RL Stowe Mills - The Chattanooga Plant                169,899           145,332           385,806            215,907
      43        One North Arlington                                 1,759,769         1,771,196         3,545,536          1,785,767
      44        1325 & 1330 Fifth Avenue                            1,617,636         2,127,505         2,876,005          1,258,369
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                           1,602,199         2,224,713         2,581,347            979,148
      46        Shadow Ridge Apartments                             1,498,441         2,340,872         2,569,872          1,071,431
      47        Copper Pointe Apartments                            1,658,002         3,196,472         3,022,556          1,364,554
                Nadler Portfolio                                    1,463,274         1,726,172         2,011,477            548,203
      48        Community Medical Building                            677,213           941,051           952,855            275,642
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                             551,257           546,885           738,538            187,281
      50        North Dawson Drive                                    234,804           238,236           320,084             85,280
      51        Elmwood Self Storage                                1,590,460         2,333,872         2,567,385            976,925
      52        529 Broadway                                        1,680,361         1,994,766         2,316,365            636,004
      53        Poplar Pointe Apartments                            1,413,448         2,423,841         2,674,397          1,260,949
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                   1,339,012         1,695,978         1,723,978            384,966
      55        WXH - Courtyard Roanoke                             1,739,036         3,791,563         4,300,663          2,561,627
      56        The Equitable Building                              1,461,879         2,361,748         2,430,356            968,477
                Zeman MHC Crossed Pool                              1,164,771         1,701,634         1,866,084            701,314
      57        Zeman MHC Portfolio - 3 Terrace Acres                 800,512         1,045,064         1,129,164            328,652
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      58        Zeman MHC Portfolio - 6 Lincoln                       247,162           450,026           509,726            262,564
      59        Zeman MHC Portfolio - 1 Belle Aire                    117,097           206,544           227,194            110,098
      60        Thomson Information Services                        1,311,916         2,290,973         2,318,751          1,006,835
      61        Gables Court                                        1,160,089         1,628,392         1,800,792            640,704
      62        1375 Mountain Spring Parkway                        1,347,767         1,403,924         1,403,924             56,157
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                          1,494,249         3,539,217         3,886,283          2,392,034
      64        Town Center Office Park                             1,212,956         1,893,488         1,938,488            725,533
      65        WXH - Courtyard Ann Arbor                           1,553,988         4,126,427         4,613,627          3,059,639
      66        4 Park Avenue                                       3,960,901         7,921,619         8,777,819          4,816,919
      67        542 Brannan Street                                    917,129         1,209,390         1,218,392            301,263
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                            1,307,633         1,476,936         1,933,993            626,360
      69        Tri-Cities Professional Center                      1,495,420         3,129,370         2,779,596          1,284,176
      70        Holiday Inn Select Memphis                          1,825,990         5,607,740         6,725,540          4,899,550
      71        530 Brannan Street                                    875,711         1,153,510         1,159,608            283,897
      72        Self Storage Plus-Eisenhower                        1,011,207         1,502,477         1,556,477            545,269
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      73        Ridgewood Estates MHP                                 953,905         1,183,401         1,381,389            427,484
      74        WXH - Hilton Windsor                                1,445,905         3,844,000         4,865,800          3,419,895
      75        WXH - Quality Suites Charleston                     1,266,116         3,598,993         3,645,493          2,379,377
      76        Wells Fargo Financial Center                          956,283         1,118,485         1,328,416            372,133
      77        Heritage Place                                      1,742,253         3,078,247         2,753,732          1,011,479
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                     1,196,949         3,204,992         3,316,978          2,120,029
      79        Park Avenue Apartments                              1,224,254         2,115,056         2,195,056            970,802
      80        WXH - Hampton Inn Duluth                            1,121,880         3,031,772         3,120,812          1,998,932
      81        The Buckeye MHC Portfolio - Evergreen                 852,234         1,158,658         1,434,640            582,406
     81.1       Valley Hills                                          403,535           542,496           680,413            276,878
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                           254,806           321,233           413,338            158,532
     81.3       Mobile Manor                                          193,893           294,929           340,889            146,996
      82        Creekwood Apartments                                  855,974         1,456,213         1,562,213            706,239
      83        Anderson Villas Apartments                            911,986         1,745,808         1,850,537            938,551
      84        Wyoming Industrial Center                           1,127,988         1,740,589         1,544,196            416,208
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk               1,103,678         1,624,500         2,020,080            916,402
      86        WXH - Hampton Inn                                   1,006,237         2,762,177         2,851,177          1,844,940
      87        Holiday Inn Express - Tucson Mall                   1,089,479         2,479,181         2,530,065          1,440,586
      88        Residence Inn Memphis                                 953,889         2,907,356         3,091,087          2,137,198
      89        Killeen Power Center                                  758,547         1,106,454           993,163            234,616
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                          983,439         2,536,393         2,659,420          1,675,981
      91        Crossroads at Citadel                                 735,458         1,020,988         1,052,347            316,889
      92        Centennial Center                                     722,680           756,029         1,017,419            294,740
      93        Securlock at the Colony                               680,335           963,219         1,040,422            360,087
      94        Eastport                                              921,788         1,478,130         1,563,130            641,342
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                 663,451           657,573           898,571            235,120
      96        Breckinridge Exchange                                 856,619         1,279,633         1,395,633            539,013
      97        Hampton Green Apartments                              756,109         1,704,216         1,900,216          1,144,106
      98        Self Storage Plus-Annapolis                           697,073         1,009,930         1,046,630            349,557
      99        WXH - Courtyard Houston                               914,555         2,898,094         3,099,009          2,184,454
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                    1,054,907         3,036,246         3,185,984          2,131,077
      101       WXH - Homewood Suites Houston                         870,609         2,602,101         2,627,101          1,756,492
      102       Sandalwood - Sugar Tree                               863,769         1,633,000         1,778,100            914,331
      103       Westpark Shopping Center-Ukrops                       678,371           706,682           823,369            144,998
      104       Oakmont Apartments                                    603,916           938,505         1,009,988            406,072
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                 560,795           571,632           721,632            160,837
      106       The Drexel Building                                   580,862           968,019         1,344,384            763,522
      107       Countryside Office Park                               674,979         1,409,436         1,441,801            766,822
      108       Hampton Inn & Suites                                  894,442         2,322,393         2,358,493          1,464,051
      109       Phelan Village Shopping Center                        607,362           619,669           854,669            247,307
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                       584,174           767,104           728,749            144,575
      111       WXH - Homewood Suites Phoenix                         774,842         2,558,516         2,652,515          1,877,673
      112       Raymour and Flannigan- Oakland, NJ                    621,133           630,630           783,630            162,497
      113       Scripps Medical Clinic                                615,314           809,075           879,075            263,761
      114       Lehigh Valley Business Center                         611,533           692,016           945,210            333,677
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                           797,793         1,822,440         1,529,336            731,543
      116       Hidden Glen MHC                                       541,964           835,966           841,016            299,053
      117       Kellogg Gateway Portfolio                             792,291           833,717         1,073,717            281,426
     117.1      Kellogg Shopping Center                               444,269           460,331           620,331            176,062
     117.2      Gateway Commons Shopping Center                       348,022           373,386           453,386            105,364
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                        521,394           591,827           707,671            186,277
      119       Wingate Inn - Memphis                                 669,703         1,755,650         1,827,650          1,157,947
      120       Tower Plaza                                           410,073           442,803           583,672            173,599
      121       Devon Self Storage - Edgewood                         449,167           635,630           673,280            224,113
      122       Southside Self Storage                                415,096           659,376           698,400            283,304
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                     366,903           511,689           513,189            146,286
      124       2893-2895 Third Avenue                                448,321           538,219           547,413             99,091
      125       Centerview Terrace                                    415,087           795,600           840,600            425,513
      126       Mall of Georgia Shops                                 403,595           423,699           504,649            101,054
      127       Copperfield Corners                                   379,269           387,314           507,020            127,751
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                         320,195           566,347           594,947            274,752
      129       Spring Street Office                                  442,983           890,304           890,304            447,321
      130       Coachland MHC and RV Park                             528,334           468,432         1,155,532            627,198
      131       Radisson Orlando                                      731,462         3,140,825         4,401,825          3,670,364
      132       Valley Manor MHC                                      373,194           470,592           526,827            153,633
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                               479,727         1,604,323         1,672,423          1,192,696
      134       Los Coyotes Center                                    331,949           331,490           468,941            136,993
      135       Rankin Center                                         318,888           348,930           445,630            126,742
      136       Rite Aid Toledo                                       323,016           329,608           329,608              6,592
                Alpharetta Retail Portfolio                           338,989           361,337           454,939            115,949
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                    253,186           268,080           334,880             81,694
      138       Grand Slam for Jones Bridge Shops                      85,803            93,257           120,059             34,255
      139       Eagle Point Office Center I                           332,822           356,126           624,326            291,504
      140       Walgreens-Hackettstown                                370,949           382,500           453,500             82,551
      141       17321 Eastman Street                                  338,298           338,298           412,333             74,035
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                          294,917           302,371           361,354             66,437
      143       Dallas Shops                                          271,494           287,214           359,014             87,519
      144       Picture Ranch MHC                                     265,126           359,715           393,623            128,497
      145       Twin Palms MHC                                        280,950           637,604           637,604            356,654
      146       Rite Aid Grafton                                      234,820           239,612           239,612              4,792
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                              232,667           473,175           478,575            245,908
      148       Brendan Way                                           333,416           605,880           605,880            272,464
      149       Grand View Apartments                                 267,852           534,307           561,173            293,321
      150       A Self Storage Center                                 205,567           378,429           378,429            172,862
      151       Three Lakes Estates MHC                               220,905           349,710           349,710            128,806
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                    232,240           235,090           285,090             52,850
      153       Silverado Estates MHC                                 255,211           391,690           424,711            169,499
      154       Powell Apartments                                     152,696           277,323           262,070            109,374
      155       CVS Oklahoma City                                     164,163           162,044           220,332             56,169
      156       Encore RV Park Ocala                                  108,423           349,000           388,060            279,636
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Underwritten   Underwritten Underwritten Net
      ID                        Property Name                     Reserves ($)    TI/LC ($)     Cash Flow ($)
----------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                           133,376      790,374        34,229,639
       2        700 South Flower Plaza                                   204,422      995,887        11,423,794
       3        Bon-Ton Department Stores Portfolio                      300,478                     12,316,879
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
----------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
----------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
----------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                         173,971      295,466        10,288,705
       5        Decoration & Design Building                             147,369      293,844        16,569,714
       6        Fiddler's Green Center                                    82,703      483,321         5,049,490
       7        North Charlotte Office/Flex Portfolio                    111,951      270,563         4,669,836
      7.1       Harris Ridge                                              24,053       80,177         1,423,423
----------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                                30,948       39,201         1,207,599
      7.3       Northridge Business Center                                26,176       64,568           750,398
      7.4       Harris Corners                                            18,773       53,817           743,279
      7.5       Northcross Business Campus                                12,000       32,800           545,137
       8        Galleria Corporate Centre                                 63,789      644,164         4,564,555
----------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                            75,537      359,525         4,595,083
      10        Indianapolis North Marriott                              807,538                      5,672,210
      11        Windsor Lake Apartments                                  133,350                      3,373,562
      12        Lakeview Square Mall                                      62,004      192,343         3,876,669
      13        1400 Eye Street NW                                        33,297                      2,725,013
----------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                     398,218      128,655         3,919,370
      14        Sandalwood - Brandon Oaks                                 76,709                        833,753
      15        Sandalwood - Oaks of Northgate                            70,231                        709,044
      16        Sandalwood - Lakeshire                                    76,216                        603,860
      17        Sandalwood - Cimarron Crossing                            44,000                        452,832
----------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                            13,102       65,745           379,821
      19        Sandalwood - Sundance                                     52,889                        319,799
      20        Sandalwood - Northgate Plaza                              10,028       62,910           382,826
      21        Sandalwood - Arlington Oaks                               55,043                        237,435
      22        Astor Place                                                2,634       42,419         2,184,382
----------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                    668,707                      3,621,665
      24        Towne Center at Brookhill                                 45,845      200,957         2,732,972
      25        Olde Towne Plaza                                          23,046       72,017         2,612,724
      26        Costco Plaza                                              35,553      125,432         2,373,091
      27        Blue Bell                                                 30,971      193,570         2,468,496
----------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                           19,166       69,583         2,305,764
      29        Heyman Properties - LGA                                  617,620                      2,430,969
     29.1       LGA Courtyard by Marriott                                617,620                        952,844
     29.2       Avistar Lease                                                                         1,478,125
      30        Mission Charlotte Apartments                              59,946                      2,378,785
----------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                         24,153                      1,050,717
     30.2       Mission Harris Glen Apartments                            20,079                        722,195
     30.3       Mission Landings Apartments                               15,714                        605,873
      31        Pearl Court / Midway Estates                              75,000                      2,541,118
      32        205 Montague Street                                       14,739       37,963         2,092,889
----------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                          1,338,705                      4,146,709
      34        Verandas at Blairstone                                    78,000                      1,807,434
      35        Inn at Laguna Beach                                      157,821                      2,137,788
      36        Westwind Business Park                                    29,660      230,890         1,842,841
      37        Budco Headquarters                                       115,610      215,939         2,242,103
----------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                          25,614      192,000         1,809,927
      39        On The Fairways Apartments                                64,400                      1,805,949
      40        Marriott Resort Clearwater Beach on Sand Key             794,656                      3,257,865
      41        Shoreline Village                                         13,362       46,541         1,739,356
      42        NL Ventures                                              409,817       58,548         2,422,837
----------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                              45,000       13,487           793,114
     42.2       The Redford Property                                     110,688       11,383           645,195
     42.3       RL Stowe Mills - The Helms Plant                          36,961        4,985           268,165
     42.4       RL Stowe Mills - The Stowe Spinning Plant                 47,557        5,556           192,750
     42.5       RL Stowe Mills - The Lupton Plant                         92,132        9,994           177,448
----------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                       17,426        3,529           123,425
     42.7       RL Stowe Mills - The Corporate Office Building             3,607        2,722           116,179
     42.8       RL Stowe Mills - The Chattanooga Plant                    56,446        6,892           106,561
      43        One North Arlington                                       23,832       55,242         1,680,695
      44        1325 & 1330 Fifth Avenue                                  43,676       15,436         1,558,525
----------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                                 21,196       80,970         1,500,033
      46        Shadow Ridge Apartments                                   44,400                      1,454,041
      47        Copper Pointe Apartments                                 108,000                      1,550,002
                Nadler Portfolio                                          13,607       60,869         1,388,798
      48        Community Medical Building                                 4,311       29,163           643,739
----------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                  3,230       20,376           527,651
      50        North Dawson Drive                                         6,066       11,330           217,408
      51        Elmwood Self Storage                                      24,234        5,762         1,560,464
      52        529 Broadway                                               3,200       16,158         1,661,003
      53        Poplar Pointe Apartments                                  76,701                      1,336,748
----------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                         20,520                      1,318,492
      55        WXH - Courtyard Roanoke                                  172,027                      1,567,009
      56        The Equitable Building                                    35,798      178,992         1,247,089
                Zeman MHC Crossed Pool                                    28,500                      1,136,271
      57        Zeman MHC Portfolio - 3 Terrace Acres                     15,050                        785,462
----------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                            9,800                        237,362
      59        Zeman MHC Portfolio - 1 Belle Aire                         3,650                        113,447
      60        Thomson Information Services                              12,704      120,069         1,179,144
      61        Gables Court                                              48,488                      1,111,600
      62        1375 Mountain Spring Parkway                              35,696       85,655         1,226,415
----------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                               155,451                      1,338,798
      64        Town Center Office Park                                   22,861      114,447         1,075,647
      65        WXH - Courtyard Ann Arbor                                184,545                      1,369,443
      66        4 Park Avenue                                            109,200                      3,851,701
      67        542 Brannan Street                                         9,000                        908,129
----------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                                   7,150      113,048         1,187,435
      69        Tri-Cities Professional Center                            21,734      325,540         1,148,145
      70        Holiday Inn Select Memphis                               336,277                      1,438,463
      71        530 Brannan Street                                         8,400                        867,311
      72        Self Storage Plus-Eisenhower                              17,060                        994,148
----------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                     13,335                        940,570
      74        WXH - Hilton Windsor                                     194,632                      1,251,273
      75        WXH - Quality Suites Charleston                          145,820                      1,120,296
      76        Wells Fargo Financial Center                               6,714       54,571           894,999
      77        Heritage Place                                            55,039      215,777         1,471,437
----------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                          149,264                      1,047,685
      79        Park Avenue Apartments                                    73,863                      1,150,391
      80        WXH - Hampton Inn Duluth                                 124,832                        997,048
      81        The Buckeye MHC Portfolio - Evergreen                     24,986                        827,248
     81.1       Valley Hills                                              10,914                        392,621
----------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                                7,032                        247,774
     81.3       Mobile Manor                                               7,040                        186,853
      82        Creekwood Apartments                                      52,000                        803,974
      83        Anderson Villas Apartments                                80,634                        831,352
      84        Wyoming Industrial Center                                113,847      117,720           896,422
----------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                      9,000       58,713         1,035,965
      86        WXH - Hampton Inn                                        120,403                        885,834
      87        Holiday Inn Express - Tucson Mall                        101,203                        988,276
      88        Residence Inn Memphis                                    123,644                        830,246
      89        Killeen Power Center                                      14,191       43,630           700,726
----------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                             106,377                        877,062
      91        Crossroads at Citadel                                     11,550       52,664           671,244
      92        Centennial Center                                          7,810       34,135           680,734
      93        Securlock at the Colony                                    8,402                        671,933
      94        Eastport                                                  28,315      175,209           718,264
----------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                      5,878       10,606           646,967
      96        Breckinridge Exchange                                     28,666      131,348           696,605
      97        Hampton Green Apartments                                  58,600                        697,509
      98        Self Storage Plus-Annapolis                                8,489                        688,585
      99        WXH - Courtyard Houston                                  154,950                        759,605
----------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                         159,299                        895,608
      101       WXH - Homewood Suites Houston                            105,084                        765,525
      102       Sandalwood - Sugar Tree                                   62,500                        801,269
      103       Westpark Shopping Center-Ukrops                            8,742                        669,629
      104       Oakmont Apartments                                        37,500                        566,416
----------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                      4,053       20,124           536,618
      106       The Drexel Building                                        6,698       43,441           530,723
      107       Countryside Office Park                                   21,417      102,406           551,157
      108       Hampton Inn & Suites                                      94,340                        800,102
      109       Phelan Village Shopping Center                             9,041       25,000           573,321
----------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                           16,336       21,579           546,258
      111       WXH - Homewood Suites Phoenix                            116,429                        658,413
      112       Raymour and Flannigan- Oakland, NJ                        13,860       11,069           596,204
      113       Scripps Medical Clinic                                     6,395       64,220           544,699
      114       Lehigh Valley Business Center                             27,360       54,738           529,435
----------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                               36,238       95,333           666,222
      116       Hidden Glen MHC                                            7,800                        534,164
      117       Kellogg Gateway Portfolio                                 15,309       44,085           732,897
     117.1      Kellogg Shopping Center                                   10,768       26,995           406,506
     117.2      Gateway Commons Shopping Center                            4,541       17,090           326,391
----------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                             3,267       17,259           500,868
      119       Wingate Inn - Memphis                                     73,106                        596,597
      120       Tower Plaza                                                7,756       13,506           388,811
      121       Devon Self Storage - Edgewood                              8,719                        440,448
      122       Southside Self Storage                                    11,926                        403,170
----------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                          7,640                        359,263
      124       2893-2895 Third Avenue                                     1,080       10,419           436,822
      125       Centerview Terrace                                        32,000                        383,087
      126       Mall of Georgia Shops                                      5,267        5,082           393,246
      127       Copperfield Corners                                        3,187       17,170           358,912
----------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                              8,673                        311,522
      129       Spring Street Office                                       9,488       53,351           380,143
      130       Coachland MHC and RV Park                                  9,200                        519,134
      131       Radisson Orlando                                         220,091                        511,370
      132       Valley Manor MHC                                           3,840                        369,354
----------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                   66,897                        412,830
      134       Los Coyotes Center                                         3,373        5,299           323,277
      135       Rankin Center                                              4,584       20,741           293,563
      136       Rite Aid Toledo                                            2,185                        320,831
                Alpharetta Retail Portfolio                                4,644       15,956           318,389
----------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                         2,745       10,795           239,646
      138       Grand Slam for Jones Bridge Shops                          1,899        5,161            78,743
      139       Eagle Point Office Center I                                6,380       23,420           303,022
      140       Walgreens-Hackettstown                                     2,138                        368,812
      141       17321 Eastman Street                                                   11,310           326,989
----------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                               2,267       12,596           280,054
      143       Dallas Shops                                               2,431       10,086           258,977
      144       Picture Ranch MHC                                          4,560                        260,566
      145       Twin Palms MHC                                             5,960                        274,990
      146       Rite Aid Grafton                                           2,185                        232,635
----------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                                  12,667                        220,000
      148       Brendan Way                                                7,901       46,108           279,407
      149       Grand View Apartments                                     34,000                        233,852
      150       A Self Storage Center                                      6,874                        198,693
      151       Three Lakes Estates MHC                                    4,800                        216,105
----------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                         2,843                        229,397
      153       Silverado Estates MHC                                      5,160                        250,051
      154       Powell Apartments                                         13,250                        139,446
      155       CVS Oklahoma City                                          2,119        4,176           157,867
      156       Encore RV Park Ocala                                       6,720                        101,703
----------------------------------------------------------------------------------------------------------------

      ID                        Property Name                                        Largest Tenant                        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 V Theater                                                   30,883
       2        700 South Flower Plaza                         Macy's                                                      243,762
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield                      Boston Store                                                218,705
      3.2       Boston Store - Wauwatosa                       Boston Store                                                210,713
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                           Younkers                                                    106,157
      3.4       Carson Pirie Scott - Aurora                    Carson Pirie Scott                                          120,000
      3.5       Carson Pirie Scott - Joliet                    Carson Pirie Scott                                          128,000
      3.6       Carson Pirie Scott - Rockford                  Carson Pirie Scott                                          520,000
      3.7       Herberger's - St. Paul                         Herberger's                                                 124,136
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                            Younkers                                                    106,131
      3.9       Herberger's - Fargo                            Herberger's                                                 185,147
     3.10       Younkers - Eau Claire                          Younkers                                                    102,000
     3.11       Elder-Beerman - Richmond                       Elder-Beerman                                               111,350
     3.12       Elder-Beerman - Zanesville                     Elder-Beerman                                               70,847
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               Boscov's                                                    174,717
       5        Decoration & Design Building                   Brunschwig & Fils                                           40,986
       6        Fiddler's Green Center                         SchlumbergerSema                                            144,128
       7        North Charlotte Office/Flex Portfolio
      7.1       Harris Ridge                                   United Rentals Inc.                                         33,682
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                     Classic Graphics, Inc.                                      59,000
      7.3       Northridge Business Center                     Professional Services Ind., Inc                             12,139
      7.4       Harris Corners                                 RF Micro Devices, Inc.                                      20,314
      7.5       Northcross Business Campus                     Newell Rubbermaid Real Estate                               35,200
       8        Galleria Corporate Centre                      McKesson Specialty Arizona Inc                              88,839
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 Wachovia Corporation                                        122,714
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments
      12        Lakeview Square Mall                           Dunham's Sports                                             28,039
      13        1400 Eye Street NW                             Points of Light                                             37,551
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks
      15        Sandalwood - Oaks of Northgate
      16        Sandalwood - Lakeshire
      17        Sandalwood - Cimarron Crossing
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                 Picasso/SAVGS                                               15,536
      19        Sandalwood - Sundance
      20        Sandalwood - Northgate Plaza                   Sunshine Daycare                                             6,500
      21        Sandalwood - Arlington Oaks
      22        Astor Place                                    JPMorgan Chase Bank, N.A.                                   13,318
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley
      24        Towne Center at Brookhill                      Burlington Coat Factory                                     79,750
      25        Olde Towne Plaza                               Lowes Home Center                                           135,197
      26        Costco Plaza                                   Costco Home                                                 110,909
      27        Blue Bell                                      Merck                                                       124,956
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                Edwards Theater                                             95,832
      29        Heyman Properties - LGA
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates
      32        205 Montague Street                            St. Vincents Services                                       30,000
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza
      34        Verandas at Blairstone
      35        Inn at Laguna Beach
      36        Westwind Business Park                         Sonoma County                                               65,547
      37        Budco Headquarters                             Budco                                                       578,050
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               The Berman Center                                            9,915
      39        On The Fairways Apartments
      40        Marriott Resort Clearwater Beach on Sand Key
      41        Shoreline Village                              Parker's Lighthouse                                         14,849
      42        NL Ventures                                    Various                                                    1,652,089
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                   United Fixtures Acquisition                                 300,000
     42.2       The Redford Property                           NL Ventures V, LP                                           230,600
     42.3       RL Stowe Mills - The Helms Plant               RL Stowe Mills, Inc.                                        123,202
     42.4       RL Stowe Mills - The Stowe Spinning Plant      RL Stowe Mills, Inc.                                        182,912
     42.5       RL Stowe Mills - The Lupton Plant              RL Stowe Mills, Inc.                                        400,574
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant            RL Stowe Mills, Inc.                                        116,174
     42.7       RL Stowe Mills - The Corporate Office Building RL Stowe Mills, Inc.                                        16,395
     42.8       RL Stowe Mills - The Chattanooga Plant         RL Stowe Mills, Inc.                                        282,232
      43        One North Arlington                            AMCOL International Corp.                                   62,839
      44        1325 & 1330 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                      MENTOR Network                                              36,979
      46        Shadow Ridge Apartments
      47        Copper Pointe Apartments
                Nadler Portfolio
      48        Community Medical Building                     Plastic Surgery Associates                                   5,752
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      Huntington Reproductive Center (Dr. Feinman)                 4,237
      50        North Dawson Drive                             Bimbo's Bakeries                                            17,300
      51        Elmwood Self Storage
      52        529 Broadway                                   Sun In Springtime                                            5,800
      53        Poplar Pointe Apartments
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                         Provident Bank of Maryland                                  18,698
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln
      59        Zeman MHC Portfolio - 1 Belle Aire
      60        Thomson Information Services                   Thomson Information Services                                84,694
      61        Gables Court
      62        1375 Mountain Spring Parkway                   Nature's Way                                                237,976
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                        SCAN                                                        17,903
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                       Turks Head Surgery Center                                   16,559
      69        Tri-Cities Professional Center                 Fluor Federal Services                                      96,696
      70        Holiday Inn Select Memphis
      71        530 Brannan Street
      72        Self Storage Plus-Eisenhower
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                   Wells Fargo Bank Northwest N.A.                             14,705
      77        Heritage Place                                 NxStage Medical                                             45,223
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments
      83        Anderson Villas Apartments
      84        Wyoming Industrial Center                      Jim White Lumber Sales                                      160,169
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          Raymours Furniture Company, Inc.                            60,000
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall
      88        Residence Inn Memphis
      89        Killeen Power Center                           Hobby Lobby                                                 66,885
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                          Office Depot                                                24,307
      92        Centennial Center                              La Petite                                                    9,400
      93        Securlock at the Colony
      94        Eastport                                       AT&T Corporation                                            40,954
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                          Total Renal Care, Inc.                                      29,390
      96        Breckinridge Exchange                          Prince Aga Khan                                             21,682
      97        Hampton Green Apartments
      98        Self Storage Plus-Annapolis
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree
      103       Westpark Shopping Center-Ukrops                Ukrop's Supermarkets, Inc.                                  58,473
      104       Oakmont Apartments
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          Sportz Beverages                                             4,000
      106       The Drexel Building                            Holiday Universal (Bally's)                                 22,781
      107       Countryside Office Park                        Micronas Semiconductors, Inc.                               14,123
      108       Hampton Inn & Suites
      109       Phelan Village Shopping Center                 Rite Aid                                                    31,472
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                Grafco                                                      163,360
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ             Raymours Furniture Company, Inc.                            92,400
      113       Scripps Medical Clinic                         Scripps Exploring                                            8,497
      114       Lehigh Valley Business Center                  Pierce-Phelps                                               24,000
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    Elm Square Interactive, LLC                                 37,982
      116       Hidden Glen MHC
      117       Kellogg Gateway Portfolio
     117.1      Kellogg Shopping Center                        Sears, Roebuck and Co.                                      11,000
     117.2      Gateway Commons Shopping Center                Dollar Tree                                                 10,800
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 Robilios                                                     2,989
      119       Wingate Inn - Memphis
      120       Tower Plaza                                    Big Lots                                                    28,000
      121       Devon Self Storage - Edgewood
      122       Southside Self Storage
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                         Foor Locker Retail, Inc.                                     3,600
      125       Centerview Terrace
      126       Mall of Georgia Shops                          Leather Creations                                           10,030
      127       Copperfield Corners                            Laminate Kingdom, LLC                                       10,508
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage
      129       Spring Street Office                           Tadjer-Cohen-Edelson                                         7,329
      130       Coachland MHC and RV Park
      131       Radisson Orlando
      132       Valley Manor MHC
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington
      134       Los Coyotes Center                             Marlene Hall and Leslie Clifford Center Stage Dance Academy  5,215
      135       Rankin Center                                  Dollar Tree                                                  9,000
      136       Rite Aid Toledo                                Rite Aid of Ohio, Inc.                                      14,564
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                             S & S Team Sports Inc.                                       7,500
      138       Grand Slam for Jones Bridge Shops              Grand Slam Sports Center                                    12,660
      139       Eagle Point Office Center I                    Jardine, Logan & O'Brien                                    16,381
      140       Walgreens-Hackettstown                         Walgreens                                                   14,250
      141       17321 Eastman Street                           Xcaper Industries, LLC                                      32,421
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   Hollywood Entertainment Corp.                                5,184
      143       Dallas Shops                                   Beef O' Brady                                                3,600
      144       Picture Ranch MHC
      145       Twin Palms MHC
      146       Rite Aid Grafton                               Rite Aid of Ohio, Inc.                                      14,564
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                    Dixon Hughes PLLC                                           19,904
      149       Grand View Apartments
      150       A Self Storage Center
      151       Three Lakes Estates MHC
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                             Rite Aid                                                    11,060
      153       Silverado Estates MHC
      154       Powell Apartments
      155       CVS Oklahoma City                              CVS Pharmacy, Inc.                                          10,594
      156       Encore RV Park Ocala
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Lease
      ID                        Property Name                  Expiration               2nd Largest Tenant            Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                  12/31/2013   Planet Hollywood                         23,029
       2        700 South Flower Plaza                           1/31/2010   MCI Worldcom                             69,516
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield                         3/5/2021
      3.2       Boston Store - Wauwatosa                          3/5/2021
------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                              3/5/2021
      3.4       Carson Pirie Scott - Aurora                       3/5/2021
      3.5       Carson Pirie Scott - Joliet                       3/5/2021
      3.6       Carson Pirie Scott - Rockford                     3/5/2021
      3.7       Herberger's - St. Paul                            3/5/2021
------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                               3/5/2021
      3.9       Herberger's - Fargo                               3/5/2021
     3.10       Younkers - Eau Claire                             3/5/2021
     3.11       Elder-Beerman - Richmond                          3/5/2021
     3.12       Elder-Beerman - Zanesville                        3/5/2021
------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                 8/31/2013   Kohl's                                   82,500
       5        Decoration & Design Building                     3/31/2012   Stark Carpet                             39,048
       6        Fiddler's Green Center                          12/31/2012   Bearing Point (KPMG)                     51,261
       7        North Charlotte Office/Flex Portfolio
      7.1       Harris Ridge                                     9/30/2008   Integrated Payment Systems               25,175
------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                       1/31/2011   Scholastic Book Fairs, Inc.              45,432
      7.3       Northridge Business Center                       6/30/2011   Pediatric Services of America            11,191
      7.4       Harris Corners                                   8/31/2007   Daimler Chrysler Motors Corp.            13,898
      7.5       Northcross Business Campus                      10/31/2009   Interactive Safety Products              16,000
       8        Galleria Corporate Centre                       10/15/2009   Khimetrics, Inc.                         55,438
------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                  12/31/2014   Whiteford, Taylor & Preston L.L.P.       109,363
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments
      12        Lakeview Square Mall                             7/31/2016   GKC Theaters                             26,883
      13        1400 Eye Street NW                               4/30/2008   Campaign for Tobacco-Free                15,099
------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks
      15        Sandalwood - Oaks of Northgate
      16        Sandalwood - Lakeshire
      17        Sandalwood - Cimarron Crossing
------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                  12/31/2006   Gymnastics of San Antonio                 8,400
      19        Sandalwood - Sundance
      20        Sandalwood - Northgate Plaza                     7/31/2009   Royal Inn                                 5,225
      21        Sandalwood - Arlington Oaks
      22        Astor Place                                     10/31/2025   Lafayette Place Parking LLC              12,000
------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley
      24        Towne Center at Brookhill                        2/28/2007   Bed, Bath & Beyond                       51,584
      25        Olde Towne Plaza                                 9/30/2021   Ultimate Electronics                     33,500
      26        Costco Plaza                                    10/31/2009   PetsMart                                 25,760
      27        Blue Bell                                       11/30/2008   Barclay White Skanska                    29,900
------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                  7/31/2020
      29        Heyman Properties - LGA
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments
------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates
      32        205 Montague Street                              8/31/2008   Commerce Bank, N. A.                     10,050
------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza
      34        Verandas at Blairstone
      35        Inn at Laguna Beach
      36        Westwind Business Park                          11/30/2008   TriVascular, Inc.                        36,383
      37        Budco Headquarters                              10/31/2020
------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                 8/31/2014   Firestar Communications                   9,915
      39        On The Fairways Apartments
      40        Marriott Resort Clearwater Beach on Sand Key
      41        Shoreline Village                                6/30/2009   The Yard House                           10,563
      42        NL Ventures                                        Various
------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                     5/31/2025
     42.2       The Redford Property                            12/22/2010
     42.3       RL Stowe Mills - The Helms Plant                 3/31/2018
     42.4       RL Stowe Mills - The Stowe Spinning Plant        3/31/2018
     42.5       RL Stowe Mills - The Lupton Plant                3/31/2018
------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant              3/31/2018
     42.7       RL Stowe Mills - The Corporate Office Building   3/31/2018
     42.8       RL Stowe Mills - The Chattanooga Plant           3/31/2018
      43        One North Arlington                              7/31/2008   State Farm                               59,759
      44        1325 & 1330 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                        7/31/2012   Shooshanian Engineering Associates, Inc. 18,750
      46        Shadow Ridge Apartments
      47        Copper Pointe Apartments
                Nadler Portfolio
      48        Community Medical Building                       5/31/2009   Community Pediatric Medical Group         3,018
------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                        4/30/2011   Westlake Physical Therapy, Inc.           3,160
      50        North Dawson Drive                               9/30/2006   J&K Auto                                  5,900
      51        Elmwood Self Storage
      52        529 Broadway                                     3/31/2010   Baruch Omari                              3,800
      53        Poplar Pointe Apartments
------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                           9/30/2009   Director of Finance, Baltimore City      17,015
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln
      59        Zeman MHC Portfolio - 1 Belle Aire
      60        Thomson Information Services                     2/28/2010
      61        Gables Court
      62        1375 Mountain Spring Parkway                     2/20/2012
------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                          3/31/2011   FA Richard                                6,221
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street
------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                         5/31/2015   West Chester GI Associates               15,518
      69        Tri-Cities Professional Center                  10/31/2009   Western States Ins                       10,750
      70        Holiday Inn Select Memphis
      71        530 Brannan Street
      72        Self Storage Plus-Eisenhower
------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                     3/31/2015   Multitilling Corporation                 11,502
      77        Heritage Place                                   7/31/2012   GE Medical Systems, Inc.                 43,050
------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments
      83        Anderson Villas Apartments
      84        Wyoming Industrial Center                       10/31/2007   Victor S. Barnes                         80,685
------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk            3/31/2021
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall
      88        Residence Inn Memphis
      89        Killeen Power Center                             1/31/2014   Tractor Supply                           29,704
------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                            7/31/2008   Social Security Administration           18,696
      92        Centennial Center                               12/28/2010   Cent Liquors                              4,810
      93        Securlock at the Colony
      94        Eastport                                         7/31/2008   Willis Re, Inc                           25,935
------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                           12/31/2015
      96        Breckinridge Exchange                            6/30/2010   MAG Mutual Healthcare                    21,550
      97        Hampton Green Apartments
      98        Self Storage Plus-Annapolis
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree
      103       Westpark Shopping Center-Ukrops                  2/29/2016
      104       Oakmont Apartments
------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                            7/31/2014   Jun Japanese Restaurant                   2,800
      106       The Drexel Building                              5/31/2010   Telamerica Media                         11,367
      107       Countryside Office Park                          5/31/2008   Jack Nebel Companies, Inc.                8,021
      108       Hampton Inn & Suites
      109       Phelan Village Shopping Center                    2/1/2016   Prime Time Video                          4,020
------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                  1/31/2016
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ               1/31/2021
      113       Scripps Medical Clinic                           4/30/2008   Interdent                                 3,625
      114       Lehigh Valley Business Center                   11/30/2008   Sugarloaf                                21,600
------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                     12/31/2011   Bodies in Motion, Inc.                   12,000
      116       Hidden Glen MHC
      117       Kellogg Gateway Portfolio
     117.1      Kellogg Shopping Center                          2/29/2008   Petland                                   7,470
     117.2      Gateway Commons Shopping Center                  7/31/2013   Hibbett Sporting Goods                    5,025
------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                   9/30/2010   The Retreat Spa on Broadway               1,176
      119       Wingate Inn - Memphis
      120       Tower Plaza                                      1/31/2011   Michaels                                 23,707
      121       Devon Self Storage - Edgewood
      122       Southside Self Storage
------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                           11/9/2014   Fema Mens Shop                            1,800
      125       Centerview Terrace
      126       Mall of Georgia Shops                            6/30/2025   Johnny's Pizza                            3,200
      127       Copperfield Corners                              7/31/2010   Once Upon a Child                         3,640
------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage
      129       Spring Street Office                            12/31/2008   Montgomery County                         6,852
      130       Coachland MHC and RV Park
      131       Radisson Orlando
      132       Valley Manor MHC
------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington
      134       Los Coyotes Center                               1/31/2016   Sylvan Learning Systems, Inc.             3,645
      135       Rankin Center                                    1/31/2011   Sicily's                                  5,000
      136       Rite Aid Toledo                                  1/31/2026
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                               7/31/2011   Gymboree                                  3,390
      138       Grand Slam for Jones Bridge Shops                2/28/2018
      139       Eagle Point Office Center I                      8/31/2012   K Hovnanian Developments                  7,467
      140       Walgreens-Hackettstown                           5/31/2031
      141       17321 Eastman Street                             2/28/2021
------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                     2/18/2008   Kartinin Hiuriono                         2,176
      143       Dallas Shops                                     5/31/2008   Johnny's Pizza                            3,050
      144       Picture Ranch MHC
      145       Twin Palms MHC
      146       Rite Aid Grafton                                 1/31/2026
------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                      8/31/2011   Henderson Advertising                     8,258
      149       Grand View Apartments
      150       A Self Storage Center
      151       Three Lakes Estates MHC
------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                               11/7/2025
      153       Silverado Estates MHC
      154       Powell Apartments
      155       CVS Oklahoma City                               11/30/2015
      156       Encore RV Park Ocala
------------------------------------------------------------------------------------------------------------------------------

                                                                 Lease                                                      Lease
      ID                        Property Name                  Expiration           3rd Largest Tenant           Sq. Ft. Expiration
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                  8/31/2014 Steve Wyrick Theater                   22,398   12/31/2015
       2        700 South Flower Plaza                          2/29/2008 Lozano Enterprises                     54,075    5/31/2019
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                9/18/2009 Acme                                   59,614    2/28/2020
       5        Decoration & Design Building                   11/30/2009 206 E. 59th St. Garage                 38,000    1/31/2029
       6        Fiddler's Green Center                           2/1/2010 Sloan's Lake Managed Care              35,740   12/31/2011
       7        North Charlotte Office/Flex Portfolio
      7.1       Harris Ridge                                    6/30/2010 Fidelity Information Services          19,200    6/30/2007
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                      8/31/2007 Domnick Hunter Inc                     42,623    2/28/2013
      7.3       Northridge Business Center                      9/30/2007 Hometeam Pest Defense, LLC              5,756    3/31/2010
      7.4       Harris Corners                                  6/30/2006 Liberty Mutual Insurance Co.           12,916    1/31/2009
      7.5       Northcross Business Campus                      8/31/2010 Montech LLC                             4,800   12/31/2010
       8        Galleria Corporate Centre                       6/30/2010 Scottsdale Culinary Institute          49,894   12/31/2016
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                  1/31/2016 McGuire, Woods                         28,758    2/28/2009
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments
      12        Lakeview Square Mall                           11/30/2015 Barnes and Noble                       24,889    1/31/2011
      13        1400 Eye Street NW                              5/31/2011 CSR Incorporated                       13,830    9/30/2009
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks
      15        Sandalwood - Oaks of Northgate
      16        Sandalwood - Lakeshire
      17        Sandalwood - Cimarron Crossing
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                  6/30/2006 Firestone                               7,115    3/31/2007
      19        Sandalwood - Sundance
      20        Sandalwood - Northgate Plaza                    5/31/2006 Jazzercise                              3,900   10/31/2006
      21        Sandalwood - Arlington Oaks
      22        Astor Place                                     7/25/2016
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley
      24        Towne Center at Brookhill                       1/31/2013 Ross Stores, Inc                       30,187    1/31/2014
      25        Olde Towne Plaza                                9/30/2008 Stein Mart, Inc                        31,000   10/31/2016
      26        Costco Plaza                                   10/31/2011 Staples                                20,000    2/28/2008
      27        Blue Bell                                       6/30/2012
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater
      29        Heyman Properties - LGA
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates
      32        205 Montague Street                             8/31/2018 Bank of America (Fleet Bank)            9,304   12/31/2007
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza
      34        Verandas at Blairstone
      35        Inn at Laguna Beach
      36        Westwind Business Park                          9/30/2009 Apria Health Care, Inc.                18,608    3/31/2010
      37        Budco Headquarters
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                5/31/2012 LKH&S                                   9,915   10/31/2007
      39        On The Fairways Apartments
      40        Marriott Resort Clearwater Beach on Sand Key
      41        Shoreline Village                               5/31/2013 Tequila Jack's                          6,330    8/31/2011
      42        NL Ventures
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                             5/31/2015 The Chidley & Peto Company              5,413    3/31/2010
      44        1325 & 1330 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                       5/31/2009 Commercial Construction Consulting, Inc12,025   12/31/2008
      46        Shadow Ridge Apartments
      47        Copper Pointe Apartments
                Nadler Portfolio
      48        Community Medical Building                      6/30/2010 Westlake Medical Research               2,543    9/30/2007
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      10/31/2007 Drs. Borrello, Schaffzin and Thall      2,143    4/30/2009
      50        North Dawson Drive                              9/14/2011 Camarillo Auto Service, Inc.            5,000    7/31/2009
      51        Elmwood Self Storage
      52        529 Broadway                                   10/31/2006 Salvor LLC                              1,500    7/31/2009
      53        Poplar Pointe Apartments
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                         11/30/2006 Allstate Insurance Company             12,628    5/31/2007
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln
      59        Zeman MHC Portfolio - 1 Belle Aire
      60        Thomson Information Services
      61        Gables Court
      62        1375 Mountain Spring Parkway
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                         7/31/2009 Ocean Crest                             5,850   11/30/2015
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                        8/31/2015 Chester County Eye Care Associates     12,808    2/28/2015
      69        Tri-Cities Professional Center                  9/30/2009 Ares                                   10,711    9/30/2006
      70        Holiday Inn Select Memphis
      71        530 Brannan Street
      72        Self Storage Plus-Eisenhower
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                    7/31/2012 Bluefin Development, LLC                7,618    4/30/2013
      77        Heritage Place                                  4/30/2007 Valley Works Career Center             18,724    7/31/2007
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments
      83        Anderson Villas Apartments
      84        Wyoming Industrial Center                       9/30/2006 Profile Industrial Packing A           42,750    6/30/2007
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall
      88        Residence Inn Memphis
      89        Killeen Power Center                            7/31/2010 Dollar Tree                            19,975    6/30/2010
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                            5/1/2014 Continental Cleaners                    3,755   11/30/2009
      92        Centennial Center                               9/30/2010 Cent Auto                               4,742    7/31/2007
      93        Securlock at the Colony
      94        Eastport                                       10/31/2010 Infonxx, Inc.                          25,701    4/30/2008
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center
      96        Breckinridge Exchange                           5/31/2009 Beckton/Schantz Company                12,091    3/31/2011
      97        Hampton Green Apartments
      98        Self Storage Plus-Annapolis
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                           9/30/2015 Rotellis                                2,108   10/31/2015
      106       The Drexel Building                             3/31/2008 Clemens Construction Co.               11,036    8/31/2010
      107       Countryside Office Park                         9/30/2009 HILB Rogal & Hobbs of Chicago           7,023    9/30/2007
      108       Hampton Inn & Suites
      109       Phelan Village Shopping Center                 11/30/2008 Chief Auto Parts                        3,978   10/31/2010
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ
      113       Scripps Medical Clinic                          7/31/2008 Allergy & Asthma                        3,130    3/31/2007
      114       Lehigh Valley Business Center                  10/31/2008 Allside Supply                         16,800    7/31/2008
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                     5/31/2015 Integrated Data Solutions, Inc          7,674    9/30/2006
      116       Hidden Glen MHC
      117       Kellogg Gateway Portfolio
     117.1      Kellogg Shopping Center                        11/30/2015 Cici's Pizza                            4,500    4/30/2010
     117.2      Gateway Commons Shopping Center                 1/31/2009 Movie Gallery                           3,900    7/31/2010
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                  1/31/2009 Zazu                                    1,050    6/30/2009
      119       Wingate Inn - Memphis
      120       Tower Plaza                                     8/31/2008
      121       Devon Self Storage - Edgewood
      122       Southside Self Storage
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                          6/30/2013
      125       Centerview Terrace
      126       Mall of Georgia Shops                           8/30/2008 Gymboree                                2,800    6/30/2023
      127       Copperfield Corners                             7/31/2010 Panda Express, Inc                      2,700    6/30/2015
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage
      129       Spring Street Office                            8/31/2010 Maryland Nat'l Capital P & P            5,957   12/31/2008
      130       Coachland MHC and RV Park
      131       Radisson Orlando
      132       Valley Manor MHC
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington
      134       Los Coyotes Center                              1/31/2008 Joe Ferraro                             2,249   11/30/2007
      135       Rankin Center                                   1/31/2011 Cato                                    4,160    1/31/2011
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                              7/31/2023 Sylvan                                  2,910   10/30/2008
      138       Grand Slam for Jones Bridge Shops
      139       Eagle Point Office Center I                    10/31/2009 GR Lending Corporation                  3,615    4/30/2008
      140       Walgreens-Hackettstown
      141       17321 Eastman Street
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                    8/31/2008 International Coffee & Tea Leaf         1,250   10/31/2010
      143       Dallas Shops                                    4/30/2013 Gymboree                                2,925    4/30/2013
      144       Picture Ranch MHC
      145       Twin Palms MHC
      146       Rite Aid Grafton
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                    11/30/2008 URS Corporation                         6,000    4/30/2010
      149       Grand View Apartments
      150       A Self Storage Center
      151       Three Lakes Estates MHC
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore
      153       Silverado Estates MHC
      154       Powell Apartments
      155       CVS Oklahoma City
      156       Encore RV Park Ocala
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Upfront        Monthly
                                                                  Occupancy      Occupancy   Replacement    Replacement
      ID                        Property Name                  Rate (14)(15)(17)As-of Date   Reserves ($)  Reserves ($)
-------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                      88.66%        3/20/2006                       11,115
       2        700 South Flower Plaza                              91.61%         5/1/2006                       17,036
       3        Bon-Ton Department Stores Portfolio                100.00%         6/1/2006
      3.1       Boston Store - Brookfield                          100.00%         6/1/2006
      3.2       Boston Store - Wauwatosa                           100.00%         6/1/2006
-------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                               100.00%         6/1/2006
      3.4       Carson Pirie Scott - Aurora                        100.00%         6/1/2006
      3.5       Carson Pirie Scott - Joliet                        100.00%         6/1/2006
      3.6       Carson Pirie Scott - Rockford                      100.00%         6/1/2006
      3.7       Herberger's - St. Paul                             100.00%         6/1/2006
-------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                                100.00%         6/1/2006
      3.9       Herberger's - Fargo                                100.00%         6/1/2006
     3.10       Younkers - Eau Claire                              100.00%         6/1/2006
     3.11       Elder-Beerman - Richmond                           100.00%         6/1/2006
     3.12       Elder-Beerman - Zanesville                         100.00%         6/1/2006
-------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                                    88.11%         3/9/2006
       5        Decoration & Design Building                        99.70%         3/1/2006                       16,651
       6        Fiddler's Green Center                              97.09%        3/31/2006                        6,892
       7        North Charlotte Office/Flex Portfolio               79.13%         4/1/2006                        9,330
      7.1       Harris Ridge                                        90.28%         4/1/2006
-------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                          93.27%         4/1/2006
      7.3       Northridge Business Center                          60.86%         4/1/2006
      7.4       Harris Corners                                      69.02%         4/1/2006
      7.5       Northcross Business Campus                          76.00%         4/1/2006
       8        Galleria Corporate Centre                           90.33%        1/31/2006          6,645         6,645
-------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                      90.79%        3/28/2006                        6,295
      10        Indianapolis North Marriott                         66.70%       12/31/2005                       67,853
      11        Windsor Lake Apartments                             94.62%         2/9/2006                        9,843
      12        Lakeview Square Mall                                89.72%         2/1/2006
      13        1400 Eye Street NW                                  87.58%        4/19/2006                        2,775
-------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                89.09%          Various
      14        Sandalwood - Brandon Oaks                           91.67%         5/1/2006
      15        Sandalwood - Oaks of Northgate                      93.48%         5/1/2006
      16        Sandalwood - Lakeshire                              86.18%        1/31/2006
      17        Sandalwood - Cimarron Crossing                      97.50%         5/1/2006
-------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                      77.20%         2/8/2006         22,663
      19        Sandalwood - Sundance                               86.96%         5/1/2006
      20        Sandalwood - Northgate Plaza                        72.80%         2/8/2006
      21        Sandalwood - Arlington Oaks                         79.21%        1/31/2006
      22        Astor Place                                        100.00%        4/19/2006
-------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                               59.50%       11/30/2005                       74,301
      24        Towne Center at Brookhill                           90.30%         2/1/2006                        3,821
      25        Olde Towne Plaza                                   100.00%        3/21/2006                        1,911
      26        Costco Plaza                                        99.39%        3/17/2006         73,579         2,963
      27        Blue Bell                                          100.00%         1/6/2006                        2,581
-------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                    100.00%         6/1/2006                        1,598
      29        Heyman Properties - LGA                             0.00%           Various                       51,469
     29.1       LGA Courtyard by Marriott                           78.00%       12/31/2005
     29.2       Avistar Lease                                      100.00%         6/1/2006
      30        Mission Charlotte Apartments                        93.85%          Various        640,000        10,300
-------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                   93.57%         4/6/2006
     30.2       Mission Harris Glen Apartments                      91.30%         4/7/2006
     30.3       Mission Landings Apartments                         97.53%         4/7/2006
      31        Pearl Court / Midway Estates                       100.00%         6/1/2006                        6,250
      32        205 Montague Street                                 66.97%         4/1/2006                          614
-------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                       64.50%        2/28/2006                       25,051
      34        Verandas at Blairstone                              85.33%         2/2/2006                        6,250
      35        Inn at Laguna Beach                                 85.00%       12/31/2005                       13,151
      36        Westwind Business Park                              91.97%         4/7/2006        150,000
      37        Budco Headquarters                                 100.00%         6/1/2006        450,000
-------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                    92.88%        3/30/2006                        2,135
      39        On The Fairways Apartments                          96.27%       12/31/2005                        5,367
      40        Marriott Resort Clearwater Beach on Sand Key        76.10%       12/31/2005                       60,745
      41        Shoreline Village                                   90.28%         4/7/2006                        1,114
      42        NL Ventures                                        100.00%        3/10/2006
-------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                       100.00%        3/10/2006
     42.2       The Redford Property                               100.00%        3/10/2006
     42.3       RL Stowe Mills - The Helms Plant                   100.00%        3/10/2006
     42.4       RL Stowe Mills - The Stowe Spinning Plant          100.00%        3/10/2006
     42.5       RL Stowe Mills - The Lupton Plant                  100.00%        3/10/2006
-------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                100.00%        3/10/2006
     42.7       RL Stowe Mills - The Corporate Office Building     100.00%        3/10/2006
     42.8       RL Stowe Mills - The Chattanooga Plant             100.00%        3/10/2006
      43        One North Arlington                                 95.64%       12/31/2005                        1,986
      44        1325 & 1330 Fifth Avenue                            99.33%        3/14/2006                        3,640
-------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                           94.39%         2/1/2006                        1,767
      46        Shadow Ridge Apartments                             93.69%         1/2/2006                        3,700
      47        Copper Pointe Apartments                            95.80%         3/7/2006          9,000         9,000
                Nadler Portfolio                                    91.49%          Various                        1,136
      48        Community Medical Building                         100.00%         3/1/2006                          360
-------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                          100.00%         3/1/2006                          270
      50        North Dawson Drive                                  81.66%         5/1/2006                          506
      51        Elmwood Self Storage                                98.50%         3/6/2006          5,750         2,020
      52        529 Broadway                                       100.00%        3/15/2006         10,000
      53        Poplar Pointe Apartments                            92.33%        12/7/2005
-------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                   99.42%        1/19/2006
      55        WXH - Courtyard Roanoke                             78.20%        1/31/2006
      56        The Equitable Building                              95.98%         4/1/2006                        2,984
                Zeman MHC Crossed Pool                              92.81%        2/13/2006
      57        Zeman MHC Portfolio - 3 Terrace Acres               94.35%        2/13/2006         29,500           301
-------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                     92.86%        2/13/2006                          343
      59        Zeman MHC Portfolio - 1 Belle Aire                  86.30%        2/13/2006                          304
      60        Thomson Information Services                       100.00%         6/1/2006
      61        Gables Court                                        95.45%        1/31/2006                        4,015
      62        1375 Mountain Spring Parkway                       100.00%         6/1/2006                        2,975
-------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                          70.60%        1/31/2006
      64        Town Center Office Park                             93.17%         1/1/2006                        1,906
      65        WXH - Courtyard Ann Arbor                           71.80%        1/31/2006
      66        4 Park Avenue                                       98.08%        2/28/2006
      67        542 Brannan Street                                 100.00%        1/27/2006                          750
-------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                            93.08%        4/11/2006            894           894
      69        Tri-Cities Professional Center                      91.31%       12/21/2005                        2,016
      70        Holiday Inn Select Memphis                          69.60%       10/31/2005                       28,023
      71        530 Brannan Street                                 100.00%        1/27/2006                          700
      72        Self Storage Plus-Eisenhower                        64.61%       12/31/2005                        1,425
-------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                               95.28%        3/23/2006                        1,112
      74        WXH - Hilton Windsor                                67.90%        1/31/2006
      75        WXH - Quality Suites Charleston                     73.10%        1/31/2006
      76        Wells Fargo Financial Center                        74.07%         4/6/2006                          562
      77        Heritage Place                                      90.76%         2/1/2006          4,587         4,587
-------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                     81.30%        1/31/2006
      79        Park Avenue Apartments                              84.10%        3/31/2006
      80        WXH - Hampton Inn Duluth                            71.30%        1/31/2006
      81        The Buckeye MHC Portfolio - Evergreen               78.63%         5/1/2006                        2,085
     81.1       Valley Hills                                        78.66%         5/1/2006
-------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park                                         87.23%         5/1/2006
     81.3       Mobile Manor                                        71.75%         5/1/2006
      82        Creekwood Apartments                                98.56%        1/14/2006                        4,335
      83        Anderson Villas Apartments                          89.40%        3/31/2006                        6,720
      84        Wyoming Industrial Center                           97.07%        2/27/2006        320,000         9,487
-------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk              100.00%         6/1/2006
      86        WXH - Hampton Inn                                   66.40%        1/31/2006
      87        Holiday Inn Express - Tucson Mall                   59.40%       12/31/2005                        8,434
      88        Residence Inn Memphis                               73.60%       12/31/2005                       10,304
      89        Killeen Power Center                                96.97%        2/15/2006                        1,703
-------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                        73.10%        1/31/2006
      91        Crossroads at Citadel                               94.50%        2/23/2006          1,091         1,091
      92        Centennial Center                                   90.07%         3/8/2006                          651
      93        Securlock at the Colony                             86.93%        2/28/2006                          967
      94        Eastport                                            65.40%       11/17/2005                        2,360
-------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                              100.00%         6/1/2006
      96        Breckinridge Exchange                               89.19%       11/23/2005        500,000
      97        Hampton Green Apartments                            96.93%         3/2/2006                        4,885
      98        Self Storage Plus-Annapolis                         82.08%       12/31/2005                          710
      99        WXH - Courtyard Houston                             69.40%        1/31/2006
-------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                    69.80%       12/31/2005                       13,275
      101       WXH - Homewood Suites Houston                       79.60%        1/31/2006
      102       Sandalwood - Sugar Tree                             95.60%        1/31/2006
      103       Westpark Shopping Center-Ukrops                    100.00%         6/1/2006
      104       Oakmont Apartments                                  96.80%        3/15/2006                        3,125
-------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                               90.17%        1/31/2006                          338
      106       The Drexel Building                                100.00%         1/1/2006
      107       Countryside Office Park                             97.39%         2/1/2006                        1,548
      108       Hampton Inn & Suites                                75.90%       11/30/2005                        5,500
      109       Phelan Village Shopping Center                      93.03%         3/2/2006            735           735
-------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                    100.00%         6/1/2006
      111       WXH - Homewood Suites Phoenix                       67.20%        1/31/2006
      112       Raymour and Flannigan- Oakland, NJ                 100.00%         6/1/2006
      113       Scripps Medical Clinic                             100.00%         5/2/2006                          535
      114       Lehigh Valley Business Center                       97.81%        2/20/2006                        2,280
-------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                        100.00%         2/1/2006          3,020         3,020
      116       Hidden Glen MHC                                     90.77%       11/30/2005                          650
      117       Kellogg Gateway Portfolio                           99.88%          Various
     117.1      Kellogg Shopping Center                            100.00%         1/1/2006
     117.2      Gateway Commons Shopping Center                     99.74%        4/30/2006
-------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                      96.88%        3/14/2006                          205
      119       Wingate Inn - Memphis                               64.10%        8/31/2005                        6,091
      120       Tower Plaza                                        100.00%        3/22/2006                          647
      121       Devon Self Storage - Edgewood                       82.06%         1/6/2006                          730
      122       Southside Self Storage                              71.80%         2/7/2006         47,520
-------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                   97.38%         2/1/2006                          633
      124       2893-2895 Third Avenue                             100.00%        4/27/2006                           90
      125       Centerview Terrace                                  88.28%         2/2/2006                        2,670
      126       Mall of Georgia Shops                              100.00%        2/27/2006                          440
      127       Copperfield Corners                                100.00%        4/19/2006                          266
-------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                       74.38%        2/28/2006                          723
      129       Spring Street Office                               100.00%        4/27/2006                          880
      130       Coachland MHC and RV Park                           80.69%       12/16/2005
      131       Radisson Orlando                                    67.20%       10/31/2005                       18,341
      132       Valley Manor MHC                                   100.00%        1/19/2006                          320
-------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                             71.00%        8/31/2005                        6,131
      134       Los Coyotes Center                                 100.00%        3/13/2006                          282
      135       Rankin Center                                       83.97%        3/14/2006                          385
      136       Rite Aid Toledo                                    100.00%         6/1/2006                          183
                Alpharetta Retail Portfolio                        100.00%          Various
-------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                 100.00%        2/27/2006          3,312           230
      138       Grand Slam for Jones Bridge Shops                  100.00%         6/1/2006                          160
      139       Eagle Point Office Center I                        100.00%         3/1/2006                          399
      140       Walgreens-Hackettstown                             100.00%         6/1/2006
      141       17321 Eastman Street                               100.00%         6/1/2006                          400
-------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                        90.85%        3/31/2006                          189
      143       Dallas Shops                                       100.00%        2/27/2006         12,563           205
      144       Picture Ranch MHC                                   95.60%       12/31/2005                          380
      145       Twin Palms MHC                                      91.95%        3/27/2006
      146       Rite Aid Grafton                                   100.00%         6/1/2006                          183
-------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                            97.50%         1/8/2006
      148       Brendan Way                                         95.42%       10/28/2005                          660
      149       Grand View Apartments                              100.00%         3/1/2006                        2,834
      150       A Self Storage Center                               93.84%         2/2/2006         71,000           951
      151       Three Lakes Estates MHC                             86.46%         1/1/2006                          400
-------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                 100.00%         6/1/2006
      153       Silverado Estates MHC                               99.22%       11/15/2005
      154       Powell Apartments                                  100.00%       12/31/2005                          795
      155       CVS Oklahoma City                                  100.00%         6/1/2006
      156       Encore RV Park Ocala                                65.80%       11/30/2005
-------------------------------------------------------------------------------------------------------------------------

                                                                  Upfront       Monthly       Upfront       Monthly       Upfront
                                                                   TI/LC         TI/LC          Tax           Tax        Insurance
      ID                        Property Name                  Reserves ($)  Reserves ($)  Reserves ($)  Reserves ($)   Reserves ($)
------------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                    8,333,824                     396,837       198,418
       2        700 South Flower Plaza                                            100,508       200,893       200,893
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall
       5        Decoration & Design Building                                                                  702,094
       6        Fiddler's Green Center                                             40,313       665,892        95,128         56,326
       7        North Charlotte Office/Flex Portfolio             1,500,000        22,547       228,362        38,060         18,394
      7.1       Harris Ridge
------------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                                                        98,745        98,745         18,347
------------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                    2,559,922        30,000     1,089,863        99,079         13,912
      10        Indianapolis North Marriott                                                      62,402        31,201
      11        Windsor Lake Apartments                                                          50,032        50,032
      12        Lakeview Square Mall
      13        1400 Eye Street NW                                                              237,127        59,282         32,348
------------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks                                                        89,365        22,341         41,159
      15        Sandalwood - Oaks of Northgate                                                   74,950        18,738         38,348
      16        Sandalwood - Lakeshire                                                           67,103        16,776         41,209
      17        Sandalwood - Cimarron Crossing                                                   61,107        15,277         22,562
------------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                                                   32,624         8,156         11,312
      19        Sandalwood - Sundance                                                            29,980         7,495         26,958
      20        Sandalwood - Northgate Plaza                                                     45,183        11,296         10,919
      21        Sandalwood - Arlington Oaks                                                      59,208        14,802         27,452
      22        Astor Place
------------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                                                          24,971
      24        Towne Center at Brookhill                                          18,830       371,270        61,878         20,450
      25        Olde Towne Plaza                                                    6,000       407,408        81,482          6,141
      26        Costco Plaza                                                       10,417        38,587        38,587          6,472
      27        Blue Bell                                                          16,131       219,894        27,648         16,273
------------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                                                  51,899                       70,000
      29        Heyman Properties - LGA                                                         404,060        80,812
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                                                    145,426        29,085         66,755
------------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                                                    146,393        14,640         28,197
      32        205 Montague Street                                                15,275        50,504        50,504         46,229
------------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                                   187,063        37,413        154,500
      34        Verandas at Blairstone                                                          126,756        25,351         68,568
      35        Inn at Laguna Beach                                                             107,692        17,949
      36        Westwind Business Park                              250,000                      73,123        36,561          6,929
      37        Budco Headquarters                                                              332,008        36,890         93,218
------------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                     29,399        14,206       194,083        64,694         11,147
      39        On The Fairways Apartments                                                      148,675        49,558         11,049
      40        Marriott Resort Clearwater Beach on Sand Key                                    210,560        42,112        190,565
      41        Shoreline Village                                                   3,898        29,524        14,762
      42        NL Ventures                                         457,500        19,063       189,298        30,295
------------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                 500,000        13,240       392,065        78,413          2,546
      44        1325 & 1330 Fifth Avenue                                                         40,978         8,196         63,481
------------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                           250,000         8,834        29,700        29,700         18,649
      46        Shadow Ridge Apartments                                                          96,811        32,270          8,123
      47        Copper Pointe Apartments                                                        170,360        24,337
                Nadler Portfolio                                    500,000         4,124                       9,595         36,027
      48        Community Medical Building                                          2,419                       4,109         16,246
------------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                           1,705                       4,359          8,474
      50        North Dawson Drive                                  500,000                                     1,127         11,308
      51        Elmwood Self Storage                                                             79,320        15,864         20,833
      52        529 Broadway                                         65,000         1,347       202,321        40,464         24,051
      53        Poplar Pointe Apartments                                                         87,721        17,544         12,667
------------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                              200,000        14,916       106,323         9,383         27,242
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres                                             5,530         1,383
------------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                                                  11,815         1,688
      59        Zeman MHC Portfolio - 1 Belle Aire                                               16,881         2,412
      60        Thomson Information Services
      61        Gables Court                                                                     56,044        11,209         18,318
      62        1375 Mountain Spring Parkway                        750,000
------------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                                             9,988        13,770        13,770         18,826
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue                                                                   646,091       161,523
      67        542 Brannan Street                                                                              8,478         15,305
------------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                              2,412         2,412        68,908         7,635          4,687
      69        Tri-Cities Professional Center                                     18,000        44,576        14,859         11,778
      70        Holiday Inn Select Memphis                                                      153,520        25,046         35,307
      71        530 Brannan Street                                                                              7,940          7,960
      72        Self Storage Plus-Eisenhower                                                     57,417        11,483          9,553
------------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                                            77,128        12,855
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                                        2,273        80,934        11,582          6,063
      77        Heritage Place                                                                   17,048         4,262          7,694
------------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments                                                           77,633        25,878         48,440
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen                                            25,098         5,020          4,079
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                                             54,405        10,881         11,512
      83        Anderson Villas Apartments                                                       80,674        14,398         56,626
      84        Wyoming Industrial Center                           600,000        11,179         8,282        11,799         22,890
------------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                                           124,656        20,776
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall                                                13,083        13,083          9,283
      88        Residence Inn Memphis                                                            84,730        13,987         11,709
      89        Killeen Power Center                                                             11,301        11,301          5,500
------------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                                 4,389         4,389         5,763         5,673          1,505
      92        Centennial Center                                                   2,170        24,683        12,342          2,996
      93        Securlock at the Colony                                                          50,925        10,185
      94        Eastport                                                           32,000        58,143         5,260          2,719
------------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                               2,449
      96        Breckinridge Exchange                                                             8,946         8,946            287
      97        Hampton Green Apartments                                                         98,176        24,544          9,767
      98        Self Storage Plus-Annapolis                                                      29,732         4,247          6,747
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                                                156,863        18,611         12,504
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree                                                          68,458        17,114         71,991
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments                                                               48,193         6,885         17,149
------------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                               2,137                       3,396            894
      106       The Drexel Building                                                              48,500        16,167         20,468
      107       Countryside Office Park                                                          16,017        16,017          3,036
      108       Hampton Inn & Suites                                                             12,016         4,005         17,696
      109       Phelan Village Shopping Center                        2,660         2,660         7,023         2,341          9,863
------------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ                                               22,612         7,537
      113       Scripps Medical Clinic                                              5,835         9,362         9,362          6,169
      114       Lehigh Valley Business Center                                       4,565        85,175        12,168         31,793
------------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                           7,944         7,944        46,600        11,650          4,018
      116       Hidden Glen MHC                                                                                 8,581          1,353
      117       Kellogg Gateway Portfolio                                                        51,820        12,241          4,229
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                                      1,362        22,840         2,855          8,880
      119       Wingate Inn - Memphis                                                            24,437        12,219         19,812
      120       Tower Plaza                                                                      32,209         8,052          3,898
      121       Devon Self Storage - Edgewood                                                    11,930         1,326
      122       Southside Self Storage                                                           12,067         3,017          6,933
------------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                                                                 7,150         1,787            694
      124       2893-2895 Third Avenue                                                869        40,261         5,752
      125       Centerview Terrace                                                               25,116         4,186          5,760
      126       Mall of Georgia Shops
      127       Copperfield Corners                                                 1,330         8,879         1,480          2,452
------------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                                                     3,933         3,933          8,330
      129       Spring Street Office                                200,000                      40,901         4,090         12,285
      130       Coachland MHC and RV Park                                                         7,273         3,637
      131       Radisson Orlando                                                                 45,277         7,546         23,131
      132       Valley Manor MHC                                                                  5,039         2,519            333
------------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                                          37,322         9,331          9,407
      134       Los Coyotes Center                                   60,000           450         2,858         2,858          3,803
      135       Rankin Center                                                       2,190        16,782         5,594          3,136
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops
      138       Grand Slam for Jones Bridge Shops
      139       Eagle Point Office Center I                                         2,375        49,215         7,031            942
      140       Walgreens-Hackettstown                               25,000
      141       17321 Eastman Street                                                  950         2,321         2,321         68,044
------------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                                        1,050         1,602         1,602
      143       Dallas Shops
      144       Picture Ranch MHC                                                                                 613
      145       Twin Palms MHC                                                                   36,318         6,053
      146       Rite Aid Grafton
------------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                                         4,485         7,627         3,814          1,141
      149       Grand View Apartments                                                            11,005        11,005          6,223
      150       A Self Storage Center                                                             4,996         1,665          2,386
      151       Three Lakes Estates MHC                                                          18,088         3,015          1,567
------------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                                                                               437
      153       Silverado Estates MHC                                                                           1,419            985
      154       Powell Apartments                                                                12,242         1,020          1,874
      155       CVS Oklahoma City
      156       Encore RV Park Ocala                                                             17,980         3,596
------------------------------------------------------------------------------------------------------------------------------------

                                                                  Monthly      Upfront
                                                                 Insurance   Engineering
      ID                        Property Name                  Reserves ($)  Reserve ($)
------------------------------------------------------------------------------------------

       1        Desert Passage
       2        700 South Flower Plaza                                37,633       81,250
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------
       4        Granite Run Mall
       5        Decoration & Design Building                          34,784
       6        Fiddler's Green Center                                 9,388
       7        North Charlotte Office/Flex Portfolio                  6,131       43,750
      7.1       Harris Ridge
------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                              6,116
------------------------------------------------------------------------------------------
       9        Wachovia Tower                                         6,956
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments                               34,821
      12        Lakeview Square Mall
      13        1400 Eye Street NW                                     4,621
------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks                              4,573        4,125
      15        Sandalwood - Oaks of Northgate                         4,261
      16        Sandalwood - Lakeshire                                 4,579
      17        Sandalwood - Cimarron Crossing                         2,607        5,125
------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                         1,257
      19        Sandalwood - Sundance                                  2,995        6,500
      20        Sandalwood - Northgate Plaza                           1,213       14,456
      21        Sandalwood - Arlington Oaks                            3,050        2,750
      22        Astor Place
------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                  7,975
      24        Towne Center at Brookhill                              3,408       10,750
      25        Olde Towne Plaza                                       3,070        8,750
      26        Costco Plaza                                           1,294
      27        Blue Bell                                              3,753
------------------------------------------------------------------------------------------
      28        Edwards Theater
      29        Heyman Properties - LGA                                            16,250
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                           8,437       46,435
------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                           3,133
      32        205 Montague Street                                    4,536   10,750,.00
------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                         51,479       86,850
      34        Verandas at Blairstone                                 6,857      858,750
      35        Inn at Laguna Beach
      36        Westwind Business Park                                 3,465
      37        Budco Headquarters                                                 14,750
------------------------------------------------------------------------------------------
      38        211 East Ontario                                       1,393
      39        On The Fairways Apartments                             5,524
      40        Marriott Resort Clearwater Beach on Sand Key          27,224       23,750
      41        Shoreline Village                                                  50,000
      42        NL Ventures
------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                    1,273
      44        1325 & 1330 Fifth Avenue                               9,247
------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                              3,881       12,500
      46        Shadow Ridge Apartments                                4,061
      47        Copper Pointe Apartments                                           17,750
                Nadler Portfolio                                       2,772        5,625
      48        Community Medical Building                             1,250        1,250
------------------------------------------------------------------------------------------
      49        Westlake Medical Building                                652
      50        North Dawson Drive                                       870        4,375
      51        Elmwood Self Storage                                   4,166
      52        529 Broadway                                           2,004
      53        Poplar Pointe Apartments                               6,333
------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building                                 2,528
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                                    17,500
      59        Zeman MHC Portfolio - 1 Belle Aire                                  5,781
      60        Thomson Information Services
      61        Gables Court                                           2,617       70,875
      62        1375 Mountain Spring Parkway
------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                                1,448       99,625
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street                                     1,701
------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                               1,562
      69        Tri-Cities Professional Center                         2,356
      70        Holiday Inn Select Memphis                            17,654       15,000
      71        530 Brannan Street                                     1,592
      72        Self Storage Plus-Eisenhower                           1,365
------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                           2,021
      77        Heritage Place                                         2,565        9,375
------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments                                 6,920      120,375
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen                  1,360       18,850
     81.1       Valley Hills
------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                                   2,878
      83        Anderson Villas Apartments                             6,292      200,000
      84        Wyoming Industrial Center                              3,270       11,500
------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall                      1,857
      88        Residence Inn Memphis                                  5,855
      89        Killeen Power Center                                   1,375
------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                                  1,505       64,541
      92        Centennial Center                                        999
      93        Securlock at the Colony
      94        Eastport                                               1,359       25,409
------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                               8,750
      96        Breckinridge Exchange                                    287
      97        Hampton Green Apartments                               4,883       71,500
      98        Self Storage Plus-Annapolis                              964
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                       4,168       25,438
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree                                7,999       15,313
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments                                     1,429
------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                    447
      106       The Drexel Building                                    2,047
      107       Countryside Office Park                                1,012
      108       Hampton Inn & Suites                                   1,966
      109       Phelan Village Shopping Center                         1,643        8,525
------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ                                 70,680
      113       Scripps Medical Clinic
      114       Lehigh Valley Business Center                          2,890       10,625
------------------------------------------------------------------------------------------
      115       Dundee Park                                            1,339        1,250
      116       Hidden Glen MHC                                          451
      117       Kellogg Gateway Portfolio                                352
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------
      118       Broadway Plaza                                         1,902
      119       Wingate Inn - Memphis                                  2,830
      120       Tower Plaza                                              780        6,250
      121       Devon Self Storage - Edgewood                                       2,500
      122       Southside Self Storage                                   867
------------------------------------------------------------------------------------------
      123       Springfield Farms                                        694
      124       2893-2895 Third Avenue
      125       Centerview Terrace                                     2,880        1,188
      126       Mall of Georgia Shops                                              16,700
      127       Copperfield Corners                                      613
------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                            926       20,000
      129       Spring Street Office                                   1,229       12,438
      130       Coachland MHC and RV Park
      131       Radisson Orlando                                      11,565
      132       Valley Manor MHC                                         333
------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                3,136
      134       Los Coyotes Center                                       761        9,375
      135       Rankin Center                                            784
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------
      137       Jones Bridge Shops
      138       Grand Slam for Jones Bridge Shops
      139       Eagle Point Office Center I                              471
      140       Walgreens-Hackettstown
      141       17321 Eastman Street                                   9,393       16,250
------------------------------------------------------------------------------------------
      142       Platt Avenue                                                       37,500
      143       Dallas Shops
      144       Picture Ranch MHC                                                   7,188
      145       Twin Palms MHC
      146       Rite Aid Grafton                                                   45,625
------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way
      149       Grand View Apartments                                  1,245       35,250
      150       A Self Storage Center                                    625
      151       Three Lakes Estates MHC                                  392
------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                       219
      153       Silverado Estates MHC                                    493
      154       Powell Apartments                                        937        6,563
      155       CVS Oklahoma City                                                   8,750
      156       Encore RV Park Ocala                                                5,375
------------------------------------------------------------------------------------------

                                                                                          Other
      ID                        Property Name                                         Reserves ($)
---------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                                         55,000,000
       2        700 South Flower Plaza                                                   677,251
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
---------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
---------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
---------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall
       5        Decoration & Design Building                                             318,750
       6        Fiddler's Green Center
       7        North Charlotte Office/Flex Portfolio                                    83,081
      7.1       Harris Ridge
---------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                                               5,802,824
---------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                                           498,985
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments
      12        Lakeview Square Mall
      13        1400 Eye Street NW                                                      4,000,000
---------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks
      15        Sandalwood - Oaks of Northgate
      16        Sandalwood - Lakeshire                                                   165,000
      17        Sandalwood - Cimarron Crossing
---------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village
      19        Sandalwood - Sundance
      20        Sandalwood - Northgate Plaza
      21        Sandalwood - Arlington Oaks
      22        Astor Place                                                              37,500
---------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley
      24        Towne Center at Brookhill                                                287,433
      25        Olde Towne Plaza                                                         52,062
      26        Costco Plaza                                                             35,330
      27        Blue Bell                                                               1,000,000
---------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater
      29        Heyman Properties - LGA                                                 1,000,000
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments
---------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates
      32        205 Montague Street                                                      880,801
---------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                                 4% of monthly gross revenues
      34        Verandas at Blairstone                                                   800,000
      35        Inn at Laguna Beach                                                       7,825
      36        Westwind Business Park                                                   700,000
      37        Budco Headquarters
---------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                                                         165,125
      39        On The Fairways Apartments
      40        Marriott Resort Clearwater Beach on Sand Key
      41        Shoreline Village
      42        NL Ventures                                                             1,371,568
---------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
---------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                                                      244,436
      44        1325 & 1330 Fifth Avenue
---------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street
      46        Shadow Ridge Apartments
      47        Copper Pointe Apartments
                Nadler Portfolio
      48        Community Medical Building
---------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building
      50        North Dawson Drive
      51        Elmwood Self Storage                                                     382,200
      52        529 Broadway                                                             50,000
      53        Poplar Pointe Apartments                                                 55,000
---------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
---------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln
      59        Zeman MHC Portfolio - 1 Belle Aire
      60        Thomson Information Services                                             196,857
      61        Gables Court
      62        1375 Mountain Spring Parkway
---------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                                                  114,075
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street                                                      1,650,000
---------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center
      69        Tri-Cities Professional Center                                           255,389
      70        Holiday Inn Select Memphis                                               137,440
      71        530 Brannan Street                                                      1,150,000
      72        Self Storage Plus-Eisenhower
---------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                                            1,375,000
      77        Heritage Place
---------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen
     81.1       Valley Hills
---------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments
      83        Anderson Villas Apartments
      84        Wyoming Industrial Center
---------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                                    225,000
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall                      80,794 (Upfront); Seasonal Monthly Payment
                                                               beginning in August and ending in March = 1/7th DSCR shortfall
      88        Residence Inn Memphis                                                    75,000
      89        Killeen Power Center                                                     97,558
---------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                                                      COM
      92        Centennial Center
      93        Securlock at the Colony
      94        Eastport                                                  $1,000,000.00 (Initial) ; $32,000.00
                                                                 (Monthly deposits through and including March 1, 2007)
---------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center
      96        Breckinridge Exchange                                                    44,294
      97        Hampton Green Apartments
      98        Self Storage Plus-Annapolis
      99        WXH - Courtyard Houston
---------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments
---------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                                    467,701
      106       The Drexel Building
      107       Countryside Office Park                                                  21,628
      108       Hampton Inn & Suites
      109       Phelan Village Shopping Center                                           87,270
---------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ
      113       Scripps Medical Clinic                                                   34,623
      114       Lehigh Valley Business Center
---------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                                               4,280
      116       Hidden Glen MHC                                                          50,000
      117       Kellogg Gateway Portfolio
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
---------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                                           500,000
      119       Wingate Inn - Memphis                                                    129,177
      120       Tower Plaza                                                              100,000
      121       Devon Self Storage - Edgewood
      122       Southside Self Storage                                                   566,500
---------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                                                    5,444
      125       Centerview Terrace
      126       Mall of Georgia Shops
      127       Copperfield Corners
---------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                                            635,800
      129       Spring Street Office
      130       Coachland MHC and RV Park
      131       Radisson Orlando                                                         50,000
      132       Valley Manor MHC
---------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                                                  116,676
      134       Los Coyotes Center
      135       Rankin Center                                                            315,725
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio
---------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops
      138       Grand Slam for Jones Bridge Shops
      139       Eagle Point Office Center I                                              81,905
      140       Walgreens-Hackettstown                                                   191,250
      141       17321 Eastman Street
---------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                                             50,000
      143       Dallas Shops
      144       Picture Ranch MHC
      145       Twin Palms MHC
      146       Rite Aid Grafton
---------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                                              15,000
      149       Grand View Apartments
      150       A Self Storage Center
      151       Three Lakes Estates MHC
---------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore
      153       Silverado Estates MHC
      154       Powell Apartments                                                          42
      155       CVS Oklahoma City
      156       Encore RV Park Ocala                                                     19,977
---------------------------------------------------------------------------------------------------------------------------

                                                                                        Other
                                                                                       Reserves
      ID                        Property Name                                        Description
------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 Renovation Reserve (15,000,000.00);
                                                                Performance Reserve (40,000,000.00)
       2        700 South Flower Plaza                         Tenant Near Term Rollover Fund ($102,100); Tenant Rent
                                                               Concessions Fund ($66,900); MCI Tenant Improvement Fund
                                                               ($417,501); La Opinion Letter of Credit Fund ($3,750)
       3        Bon-Ton Department Stores Portfolio
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall
       5        Decoration & Design Building                   Monthly Ground Lease Reserve
       6        Fiddler's Green Center
       7        North Charlotte Office/Flex Portfolio          Upfront Diebold Reserve (22,000.00); Upfront
                                                               Interactive Reserve (61,081.11)
      7.1       Harris Ridge
------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                      Free Rent ($50,814); New Lease Rent ($121,166)
                                                               , LOC ($5,000,000), Tenant Security Deposit
                                                               ($630,844.14), Leasing Reserve Monthly
                                                               Shortfall Deposit ($53,010 monthly deposit
                                                               beginning January 1, 2012, capped at $350,000)
------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 Adelberg Reserve (254,893.50), Wachovia
                                                               Termination Fee Reserve (244,091.50)
      10        Indianapolis North Marriott
      11        Windsor Lake Apartments
      12        Lakeview Square Mall
      13        1400 Eye Street NW                             TI/LC / Debt Service Reserve
------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio
      14        Sandalwood - Brandon Oaks
      15        Sandalwood - Oaks of Northgate
      16        Sandalwood - Lakeshire                         Insurance Proceeds
      17        Sandalwood - Cimarron Crossing
------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village
      19        Sandalwood - Sundance
      20        Sandalwood - Northgate Plaza
      21        Sandalwood - Arlington Oaks
      22        Astor Place                                    Garage Rent Reserve
------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley
      24        Towne Center at Brookhill                      Upfront Armburst Escrow ($23,328);
                                                               Upfront Expiring Tenant Escrow ($186,835);
                                                               Upfront Tenant Repair Escrow ($77,270)
      25        Olde Towne Plaza                               Tenant Step Reserve
      26        Costco Plaza                                   Kids Can Doodle Escrow
      27        Blue Bell                                      Upfront Merck Reserve
------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater
      29        Heyman Properties - LGA                        Upfront Required Upgrade Deposit
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments
------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates
      32        205 Montague Street                            Massey TI Reserve (421,718.00), Massey
                                                               Leasing Commission Reserve (224,916.00),
                                                                Massey Rent Reserve (234,167.00)
------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                  FF&E Reserve
      34        Verandas at Blairstone                         Holdback Reserve
      35        Inn at Laguna Beach                            Debt Service Reserve (Monthly)
      36        Westwind Business Park                         Rent Escrow - Sonoma County
      37        Budco Headquarters
------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               Upfront Rent Abatement Reserve
      39        On The Fairways Apartments
      40        Marriott Resort Clearwater Beach on Sand Key
      41        Shoreline Village
      42        NL Ventures                                    Rite-On and RL Stowe Mills Lease Holdback
------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                            AMCOL Reserve
      44        1325 & 1330 Fifth Avenue
------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street
      46        Shadow Ridge Apartments
      47        Copper Pointe Apartments
                Nadler Portfolio
      48        Community Medical Building
------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building
      50        North Dawson Drive
      51        Elmwood Self Storage                           GSA Reserve
      52        529 Broadway                                   Zoning Reserve
      53        Poplar Pointe Apartments                       Water/Sewer Income Escrow
------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC
      55        WXH - Courtyard Roanoke
      56        The Equitable Building
                Zeman MHC Crossed Pool
      57        Zeman MHC Portfolio - 3 Terrace Acres
------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln
      59        Zeman MHC Portfolio - 1 Belle Aire
      60        Thomson Information Services                   Tenant Rebate Reserve
      61        Gables Court
      62        1375 Mountain Spring Parkway
------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary
      64        Town Center Office Park                        Accountable Healthcare Lease Fund (82,767.00);
                                                               Tenant Rent Increase Fund (31,308.00)
      65        WXH - Courtyard Ann Arbor
      66        4 Park Avenue
      67        542 Brannan Street                             Earnout Holdback
------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center
      69        Tri-Cities Professional Center                 Upfront Ground Lease Reserve (10,000.00) ;
                                                               Upfront Fluor Sprinkler Reserve (245,389.00)
      70        Holiday Inn Select Memphis                     Upfront Ground Rent (12,440.00); Seasonal
                                                               Debt Service (125,000.00)
      71        530 Brannan Street                             Earnout Holdback
      72        Self Storage Plus-Eisenhower
------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP
      74        WXH - Hilton Windsor
      75        WXH - Quality Suites Charleston
      76        Wells Fargo Financial Center                   TILC Holdback
      77        Heritage Place
------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary
      79        Park Avenue Apartments
      80        WXH - Hampton Inn Duluth
      81        The Buckeye MHC Portfolio - Evergreen
     81.1       Valley Hills
------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments
      83        Anderson Villas Apartments
      84        Wyoming Industrial Center
------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          Option Escrow Fund
      86        WXH - Hampton Inn
      87        Holiday Inn Express - Tucson Mall              Seasonality Reserve
      88        Residence Inn Memphis                          Seasonal Debt Service
      89        Killeen Power Center                           Upfront Bridge Construction Escrow
------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham
      91        Crossroads at Citadel                          Excess Cash Flow Sweep for Roof Reserve
      92        Centennial Center
      93        Securlock at the Colony
      94        Eastport                                       AT&T/InfoNXX Reserve Fund
------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center
      96        Breckinridge Exchange                          Assumption Escrow ($20,000.00);
                                                               Harrington TI Escrow ($24,294.00)
      97        Hampton Green Apartments
      98        Self Storage Plus-Annapolis
      99        WXH - Courtyard Houston
------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham
      101       WXH - Homewood Suites Houston
      102       Sandalwood - Sugar Tree
      103       Westpark Shopping Center-Ukrops
      104       Oakmont Apartments
------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          Earnout Escrow ($357,000); Earnout Cost/Prepayment
                                                               Escrow ($35,700); B-Per Electronics Escrow
                                                               ($36,786); Wild Wings & Things Escrow ($38,215)
      106       The Drexel Building
      107       Countryside Office Park                        Watson Appraisal Lease Fund (18,630.00),
                                                               Conversion Specialist Lease Fund (2,997.50)
      108       Hampton Inn & Suites
      109       Phelan Village Shopping Center                 Special Tenant Escrow
------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building
      111       WXH - Homewood Suites Phoenix
      112       Raymour and Flannigan- Oakland, NJ
      113       Scripps Medical Clinic                         Tenant Rent Escrow
      114       Lehigh Valley Business Center
------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    Supplemental TI/LC
      116       Hidden Glen MHC                                Compliance Escrow Fund
      117       Kellogg Gateway Portfolio
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 Earnout Holdback
      119       Wingate Inn - Memphis                          Wingate Hotel Escrow
      120       Tower Plaza                                    Michael's Reserve ($50,000.00);
                                                               Big Lots Reserve ($50,000.00)
      121       Devon Self Storage - Edgewood
      122       Southside Self Storage                         Performance Escrow
------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms
      124       2893-2895 Third Avenue                         Footlocker Reserves ($5,000.00) ;
                                                               AST Reserves ($444.00)
      125       Centerview Terrace
      126       Mall of Georgia Shops
      127       Copperfield Corners
------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                  Performance Escrow
      129       Spring Street Office
      130       Coachland MHC and RV Park
      131       Radisson Orlando                               Seasonal Debt Service Reserve
      132       Valley Manor MHC
------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                        Wingate Hotel Escrow
      134       Los Coyotes Center
      135       Rankin Center                                  Tenant Escrow Fund ($75,375); Earn-out Escrow Fund
                                                               ($209,000); Earn-out Paydown Cost Escrow ($31,350)
      136       Rite Aid Toledo
                Alpharetta Retail Portfolio
------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops
      138       Grand Slam for Jones Bridge Shops
      139       Eagle Point Office Center I                    Jardine TI Escrow
      140       Walgreens-Hackettstown                         Upfront Rent Escrow
      141       17321 Eastman Street
------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   Hollywood Entertainment Holdback Reserve
      143       Dallas Shops
      144       Picture Ranch MHC
      145       Twin Palms MHC
      146       Rite Aid Grafton
------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments
      148       Brendan Way                                    Assumption Escrow
      149       Grand View Apartments
      150       A Self Storage Center
      151       Three Lakes Estates MHC
------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore
      153       Silverado Estates MHC
      154       Powell Apartments                              Site Inspection Fee
      155       CVS Oklahoma City
      156       Encore RV Park Ocala                           Debt Service Fund
------------------------------------------------------------------------------------------------------------------------

                                                                Environmental
                                                                   Report       Engineering
      ID                        Property Name                       Date        Report Date
----------------------------------------------------------------------------------------------

       1        Desert Passage                                       7/29/2005       8/1/2005
       2        700 South Flower Plaza                               12/2/2005     11/30/2005
       3        Bon-Ton Department Stores Portfolio                    Various        Various
      3.1       Boston Store - Brookfield                           12/16/2005     12/19/2005
      3.2       Boston Store - Wauwatosa                            12/20/2005     12/29/2005
----------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay                                12/20/2005     12/28/2005
      3.4       Carson Pirie Scott - Aurora                         12/11/2005     12/17/2005
      3.5       Carson Pirie Scott - Joliet                         12/11/2005     12/17/2005
      3.6       Carson Pirie Scott - Rockford                       12/14/2005     12/17/2005
      3.7       Herberger's - St. Paul                              12/29/2005     12/17/2005
----------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon                                 12/12/2005     12/17/2005
      3.9       Herberger's - Fargo                                 12/23/2005     12/17/2005
     3.10       Younkers - Eau Claire                               12/28/2005     12/28/2005
     3.11       Elder-Beerman - Richmond                            12/16/2005     12/30/2005
     3.12       Elder-Beerman - Zanesville                          12/15/2005     12/17/2005
----------------------------------------------------------------------------------------------
       4        Granite Run Mall                                     3/31/2006      4/26/2006
       5        Decoration & Design Building                         3/28/2006      3/22/2006
       6        Fiddler's Green Center                                4/4/2006      1/26/2006
       7        North Charlotte Office/Flex Portfolio                  Various        Various
      7.1       Harris Ridge                                         3/31/2006      1/25/2006
----------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center                           1/26/2006      1/26/2006
      7.3       Northridge Business Center                           3/31/2006      1/26/2006
      7.4       Harris Corners                                       3/31/2006      1/25/2006
      7.5       Northcross Business Campus                           3/31/2006      1/22/2006
       8        Galleria Corporate Centre                            2/14/2006      2/27/2006
----------------------------------------------------------------------------------------------
       9        Wachovia Tower                                       2/24/2006      2/22/2006
      10        Indianapolis North Marriott                          3/28/2006      3/29/2006
      11        Windsor Lake Apartments                               8/5/2005       8/4/2005
      12        Lakeview Square Mall                                  2/8/2006       2/8/2006
      13        1400 Eye Street NW                                   3/10/2006      4/10/2006
----------------------------------------------------------------------------------------------
                Sandalwood Portfolio                                   Various      1/23/2006
      14        Sandalwood - Brandon Oaks                            1/20/2006      1/23/2006
      15        Sandalwood - Oaks of Northgate                       1/20/2006      1/23/2006
      16        Sandalwood - Lakeshire                               1/13/2006      1/23/2006
      17        Sandalwood - Cimarron Crossing                       1/20/2006      1/23/2006
----------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                       1/20/2006      1/23/2006
      19        Sandalwood - Sundance                                1/20/2006      1/23/2006
      20        Sandalwood - Northgate Plaza                         1/20/2006      1/23/2006
      21        Sandalwood - Arlington Oaks                          1/20/2006      1/23/2006
      22        Astor Place                                          4/14/2006      4/13/2006
----------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                                1/13/2006      12/1/2005
      24        Towne Center at Brookhill                            2/13/2006       2/6/2006
      25        Olde Towne Plaza                                     2/13/2006      2/13/2006
      26        Costco Plaza                                         6/16/2005      6/24/2005
      27        Blue Bell                                            7/18/2005      7/18/2005
----------------------------------------------------------------------------------------------
      28        Edwards Theater                                       1/2/2006       1/2/2006
      29        Heyman Properties - LGA                              2/24/2006      2/27/2006
     29.1       LGA Courtyard by Marriott                            2/24/2006      2/27/2006
     29.2       Avistar Lease                                        2/24/2006      2/27/2006
      30        Mission Charlotte Apartments                         11/8/2005        Various
----------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments                    11/8/2005      11/8/2005
     30.2       Mission Harris Glen Apartments                       11/8/2005     11/14/2005
     30.3       Mission Landings Apartments                          11/8/2005      11/8/2005
      31        Pearl Court / Midway Estates                         2/27/2006      2/27/2006
      32        205 Montague Street                                  9/26/2005      9/23/2005
----------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                         4/6/2006      4/13/2006
      34        Verandas at Blairstone                                2/6/2006      1/24/2006
      35        Inn at Laguna Beach                                  1/19/2006      1/19/2006
      36        Westwind Business Park                               12/6/2005     11/17/2005
      37        Budco Headquarters                                    9/2/2005      8/24/2005
----------------------------------------------------------------------------------------------
      38        211 East Ontario                                     4/11/2006      4/11/2006
      39        On The Fairways Apartments                           1/13/2006      1/20/2006
      40        Marriott Resort Clearwater Beach on Sand Key         2/17/2006      2/17/2006
      41        Shoreline Village                                     3/7/2006       3/7/2006
      42        NL Ventures                                            Various        Various
----------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building                          9/9/2005       9/8/2005
     42.2       The Redford Property                                 6/24/2005      6/27/2005
     42.3       RL Stowe Mills - The Helms Plant                      9/9/2005       9/9/2005
     42.4       RL Stowe Mills - The Stowe Spinning Plant             9/9/2005       9/9/2005
     42.5       RL Stowe Mills - The Lupton Plant                     9/9/2005       9/9/2005
----------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant                   9/9/2005       9/9/2005
     42.7       RL Stowe Mills - The Corporate Office Building        9/9/2005       9/9/2005
     42.8       RL Stowe Mills - The Chattanooga Plant                9/9/2005       9/9/2005
      43        One North Arlington                                  12/9/2005      12/5/2005
      44        1325 & 1330 Fifth Avenue                             2/14/2006      2/14/2006
----------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                            3/10/2006       3/9/2006
      46        Shadow Ridge Apartments                              1/13/2006      1/20/2006
      47        Copper Pointe Apartments                             1/20/2006      1/20/2006
                Nadler Portfolio                                     2/13/2006      2/13/2006
      48        Community Medical Building                           2/13/2006      2/13/2006
----------------------------------------------------------------------------------------------
      49        Westlake Medical Building                            2/13/2006      2/13/2006
      50        North Dawson Drive                                   2/13/2006      2/13/2006
      51        Elmwood Self Storage                                 2/20/2006      2/14/2006
      52        529 Broadway                                         2/17/2006      2/14/2006
      53        Poplar Pointe Apartments                              1/6/2006     12/16/2005
----------------------------------------------------------------------------------------------
      54        Newport Farms MHC                                    1/30/2006       2/9/2006
      55        WXH - Courtyard Roanoke                              3/31/2006      3/31/2006
      56        The Equitable Building                                4/5/2006       4/4/2006
                Zeman MHC Crossed Pool                               1/18/2006        Various
      57        Zeman MHC Portfolio - 3 Terrace Acres                1/18/2006      12/9/2005
----------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                      1/18/2006      12/9/2005
      59        Zeman MHC Portfolio - 1 Belle Aire                   1/18/2006     12/12/2005
      60        Thomson Information Services                         11/4/2005     12/27/2005
      61        Gables Court                                         2/24/2006      2/18/2006
      62        1375 Mountain Spring Parkway                          1/9/2006       1/9/2006
----------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                           3/31/2006      3/31/2006
      64        Town Center Office Park                              1/23/2006      1/23/2006
      65        WXH - Courtyard Ann Arbor                            3/31/2006      3/31/2006
      66        4 Park Avenue                                        2/23/2006      3/22/2006
      67        542 Brannan Street                                   1/25/2006      1/26/2006
----------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                             2/21/2006      2/21/2006
      69        Tri-Cities Professional Center                       4/20/2005      4/19/2005
      70        Holiday Inn Select Memphis                          10/27/2005     10/28/2005
      71        530 Brannan Street                                   1/25/2006      1/26/2006
      72        Self Storage Plus-Eisenhower                         12/7/2005      12/6/2005
----------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                                2/13/2006       2/4/2006
      74        WXH - Hilton Windsor                                 3/31/2006      3/31/2006
      75        WXH - Quality Suites Charleston                      3/31/2006      3/31/2006
      76        Wells Fargo Financial Center                          2/1/2006      1/26/2006
      77        Heritage Place                                        2/7/2006       2/8/2006
----------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                      3/31/2006      3/31/2006
      79        Park Avenue Apartments                               3/14/2006       4/6/2006
      80        WXH - Hampton Inn Duluth                             3/31/2006      3/31/2006
      81        The Buckeye MHC Portfolio - Evergreen                  Various       4/4/2006
     81.1       Valley Hills                                          4/6/2006       4/4/2006
----------------------------------------------------------------------------------------------
     81.2       Summit Park                                          3/22/2006       4/4/2006
     81.3       Mobile Manor                                          4/6/2006       4/4/2006
      82        Creekwood Apartments                                 3/29/2006      4/10/2006
      83        Anderson Villas Apartments                           12/2/2005      12/1/2005
      84        Wyoming Industrial Center                            4/27/2005      4/26/2005
----------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk                 1/3/2006      3/27/2006
      86        WXH - Hampton Inn                                    3/31/2006      3/31/2006
      87        Holiday Inn Express - Tucson Mall                    1/30/2006      1/30/2006
      88        Residence Inn Memphis                               10/27/2005     10/28/2005
      89        Killeen Power Center                                10/12/2005     10/12/2005
----------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                         3/31/2006      3/31/2006
      91        Crossroads at Citadel                               11/23/2005      3/27/2006
      92        Centennial Center                                    2/28/2006       2/7/2006
      93        Securlock at the Colony                               3/7/2006       3/7/2006
      94        Eastport                                             1/23/2006      1/20/2006
----------------------------------------------------------------------------------------------
      95        DaVita Medical Center                                 2/6/2006       2/1/2006
      96        Breckinridge Exchange                                 2/7/2006       2/2/2006
      97        Hampton Green Apartments                             2/21/2006      3/23/2006
      98        Self Storage Plus-Annapolis                          12/7/2005      12/6/2005
      99        WXH - Courtyard Houston                              3/31/2006      3/31/2006
----------------------------------------------------------------------------------------------
      100       Days Inn Horsham                                     3/20/2006      3/21/2006
      101       WXH - Homewood Suites Houston                        3/31/2006      3/31/2006
      102       Sandalwood - Sugar Tree                              1/20/2006      1/23/2006
      103       Westpark Shopping Center-Ukrops                       4/5/2006      3/29/2006
      104       Oakmont Apartments                                    2/6/2006      2/14/2006
----------------------------------------------------------------------------------------------
      105       Grandview Marketplace                                1/13/2006      1/18/2006
      106       The Drexel Building                                  3/11/2005      1/27/2006
      107       Countryside Office Park                               2/9/2006      2/10/2006
      108       Hampton Inn & Suites                                  1/6/2006       1/6/2006
      109       Phelan Village Shopping Center                       3/16/2006      3/20/2006
----------------------------------------------------------------------------------------------
      110       Grafco Building                                      11/7/2005      11/9/2005
      111       WXH - Homewood Suites Phoenix                        3/31/2006      3/31/2006
      112       Raymour and Flannigan- Oakland, NJ                   1/17/2006      1/17/2006
      113       Scripps Medical Clinic                              12/28/2005     12/12/2005
      114       Lehigh Valley Business Center                         3/8/2006       3/8/2006
----------------------------------------------------------------------------------------------
      115       Dundee Park                                           2/7/2006       2/8/2006
      116       Hidden Glen MHC                                     12/15/2005     12/16/2005
      117       Kellogg Gateway Portfolio                              Various        Various
     117.1      Kellogg Shopping Center                               2/2/2006       2/7/2006
     117.2      Gateway Commons Shopping Center                       2/1/2006       3/6/2006
----------------------------------------------------------------------------------------------
      118       Broadway Plaza                                      12/12/2005     12/12/2005
      119       Wingate Inn - Memphis                                8/23/2005      2/10/2006
      120       Tower Plaza                                         12/22/2005     12/22/2005
      121       Devon Self Storage - Edgewood                        6/27/2005       1/9/2006
      122       Southside Self Storage                              10/25/2005     10/24/2005
----------------------------------------------------------------------------------------------
      123       Springfield Farms                                    2/14/2006      2/27/2006
      124       2893-2895 Third Avenue                               1/24/2006      1/27/2006
      125       Centerview Terrace                                    2/6/2006       2/8/2006
      126       Mall of Georgia Shops                                3/14/2006      3/24/2006
      127       Copperfield Corners                                  3/31/2006      3/22/2006
----------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                        3/15/2006      3/26/2006
      129       Spring Street Office                                11/22/2005      9/14/2005
      130       Coachland MHC and RV Park                            1/10/2006      3/15/2006
      131       Radisson Orlando                                    10/28/2005     10/28/2005
      132       Valley Manor MHC                                     2/20/2006      2/24/2006
----------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                              8/23/2005      2/10/2006
      134       Los Coyotes Center                                   1/30/2006      1/30/2006
      135       Rankin Center                                        10/7/2005     10/10/2005
      136       Rite Aid Toledo                                       3/2/2006       3/2/2006
                Alpharetta Retail Portfolio                          3/15/2006      3/24/2006
----------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                                   3/15/2006      3/24/2006
      138       Grand Slam for Jones Bridge Shops                    3/15/2006      3/24/2006
      139       Eagle Point Office Center I                          2/17/2006      2/21/2006
      140       Walgreens-Hackettstown                               1/23/2006      1/24/2006
      141       17321 Eastman Street                                  2/1/2006      1/30/2006
----------------------------------------------------------------------------------------------
      142       Platt Avenue                                          3/7/2006       3/7/2006
      143       Dallas Shops                                         3/15/2006      3/24/2006
      144       Picture Ranch MHC                                    1/31/2006      1/31/2006
      145       Twin Palms MHC                                       2/17/2006      2/16/2006
      146       Rite Aid Grafton                                     2/24/2006       3/2/2006
----------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                             3/15/2006      3/16/2006
      148       Brendan Way                                          11/2/2005      11/9/2005
      149       Grand View Apartments                                 1/3/2006       1/3/2006
      150       A Self Storage Center                                12/1/2005      12/2/2005
      151       Three Lakes Estates MHC                              1/31/2006      2/23/2006
----------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                                    2/7/2006       3/9/2006
      153       Silverado Estates MHC                                 2/6/2006     12/22/2005
      154       Powell Apartments                                     6/8/2005      6/10/2005
      155       CVS Oklahoma City                                    2/10/2006      2/10/2006
      156       Encore RV Park Ocala                                 2/10/2006       2/8/2006
----------------------------------------------------------------------------------------------

      ID                        Property Name                                         Sponsor(18)(19)(20)
---------------------------------------------------------------------------------------------------------------------------------

       1        Desert Passage                                 Edelstein, David; Fuchs, Michael; Futterman, Robert; Rosen, Aby
       2        700 South Flower Plaza                         David Lee, Founder of Jamison Properties
       3        Bon-Ton Department Stores Portfolio            Bonstores Holdings One, LLC
      3.1       Boston Store - Brookfield
      3.2       Boston Store - Wauwatosa
---------------------------------------------------------------------------------------------------------------------------------
      3.3       Younkers - Green Bay
      3.4       Carson Pirie Scott - Aurora
      3.5       Carson Pirie Scott - Joliet
      3.6       Carson Pirie Scott - Rockford
      3.7       Herberger's - St. Paul
---------------------------------------------------------------------------------------------------------------------------------
      3.8       Younkers - Muskegon
      3.9       Herberger's - Fargo
     3.10       Younkers - Eau Claire
     3.11       Elder-Beerman - Richmond
     3.12       Elder-Beerman - Zanesville
---------------------------------------------------------------------------------------------------------------------------------
       4        Granite Run Mall                               Simon Property Group, L.P., The Macerich Partnership, L.P.
       5        Decoration & Design Building                   Charles S. Cohen
       6        Fiddler's Green Center                         Rubicon America Trust and John Madden, Jr. and Francis Nemecek
       7        North Charlotte Office/Flex Portfolio          Jerald Greenstein
      7.1       Harris Ridge
---------------------------------------------------------------------------------------------------------------------------------
      7.2       Northwoods Business Center
      7.3       Northridge Business Center
      7.4       Harris Corners
      7.5       Northcross Business Campus
       8        Galleria Corporate Centre                      Joseph L. Jerome
---------------------------------------------------------------------------------------------------------------------------------
       9        Wachovia Tower                                 Harbor Group International and Sendar Development Corporation
      10        Indianapolis North Marriott                    Columbia Sussex Corporation
      11        Windsor Lake Apartments                        El-Ad Group Florida, LLC
      12        Lakeview Square Mall                           GGPLP L.L.C.
      13        1400 Eye Street NW                             Lawrence Botel, Steven H. Klein
---------------------------------------------------------------------------------------------------------------------------------
                Sandalwood Portfolio                           Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      14        Sandalwood - Brandon Oaks                      Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      15        Sandalwood - Oaks of Northgate                 Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      16        Sandalwood - Lakeshire                         Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      17        Sandalwood - Cimarron Crossing                 Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
---------------------------------------------------------------------------------------------------------------------------------
      18        Sandalwood - Northgate Village                 Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      19        Sandalwood - Sundance                          Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      20        Sandalwood - Northgate Plaza                   Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      21        Sandalwood - Arlington Oaks                    Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      22        Astor Place                                    The Related Companies, L.P.
---------------------------------------------------------------------------------------------------------------------------------
      23        Meadowood Napa Valley                          Pacific Union Meadwoood Partners, LP
      24        Towne Center at Brookhill                      Alan C. Fox
      25        Olde Towne Plaza                               Paul Bedrin, Gerald Bedrin
      26        Costco Plaza                                   Alan C. Fox
      27        Blue Bell                                      Bresler & Reiner, Inc.
---------------------------------------------------------------------------------------------------------------------------------
      28        Edwards Theater                                Leon Melohn, Alfons Melohn
      29        Heyman Properties - LGA                        Samuel Heyman, Westport Holdings, LLC
     29.1       LGA Courtyard by Marriott
     29.2       Avistar Lease
      30        Mission Charlotte Apartments                   Mission Residential, LLC, Finlay Partners LLC,
                                                               Mission Charlotte LeaseCo, LLC
---------------------------------------------------------------------------------------------------------------------------------
     30.1       Mission Harris Houston Apartments
     30.2       Mission Harris Glen Apartments
     30.3       Mission Landings Apartments
      31        Pearl Court / Midway Estates                   John E. Sims
      32        205 Montague Street                            Treeline 205 Montague Guarantor LLC
---------------------------------------------------------------------------------------------------------------------------------
      33        Valley Forge Convention Plaza                  Ira Lubert, Kenneth Kochenour
      34        Verandas at Blairstone                         Flournoy Development Company, LLC
      35        Inn at Laguna Beach                            Grossman Company Properties, Inc.
      36        Westwind Business Park                         Saunders, John A., CORE Realty Holdings, LLC
      37        Budco Headquarters                             Kevin McCall
---------------------------------------------------------------------------------------------------------------------------------
      38        211 East Ontario                               Zaya S. Younan
      39        On The Fairways Apartments                     Suzanne K. Arlie
      40        Marriott Resort Clearwater Beach on Sand Key   Leonora Petrarca, Riverview Management Company
      41        Shoreline Village                              David Taban, Michael Pashaie
      42        NL Ventures                                    Paul Robshaw
---------------------------------------------------------------------------------------------------------------------------------
     42.1       The United Fixtures Building
     42.2       The Redford Property
     42.3       RL Stowe Mills - The Helms Plant
     42.4       RL Stowe Mills - The Stowe Spinning Plant
     42.5       RL Stowe Mills - The Lupton Plant
---------------------------------------------------------------------------------------------------------------------------------
     42.6       RL Stowe Mills - The National Plant
     42.7       RL Stowe Mills - The Corporate Office Building
     42.8       RL Stowe Mills - The Chattanooga Plant
      43        One North Arlington                            Zaya S. Younan
      44        1325 & 1330 Fifth Avenue                       Joseph A. Tahl, Rodney M. Propp
---------------------------------------------------------------------------------------------------------------------------------
      45        313 & 330 Congress Street                      Brickman Real Estate Fund II, L.P.
      46        Shadow Ridge Apartments                        Suzanne K. Arlie
      47        Copper Pointe Apartments                       William M. Warfield
                Nadler Portfolio                               Neil B. Nadler
      48        Community Medical Building                     Neil B. Nadler
---------------------------------------------------------------------------------------------------------------------------------
      49        Westlake Medical Building                      Neil B. Nadler
      50        North Dawson Drive                             Neil B. Nadler
      51        Elmwood Self Storage                           Lauricella Land Company
      52        529 Broadway                                   Zoltan Goldstein
      53        Poplar Pointe Apartments                       Ronald I. Eisenberg, Stephen Greenberg,
                                                               Lorne Greenberg, Reesa Greenberg
---------------------------------------------------------------------------------------------------------------------------------
      54        Newport Farms MHC                              Ronald Cunning, Keith Cunning
      55        WXH - Courtyard Roanoke                        Winston Hotels, Inc.
      56        The Equitable Building                         Richard W. Naing, RWN 10 Calvert Street Owner, LLC
                Zeman MHC Crossed Pool                         Edward C. Zeman, the Zeman Appreciation Trust dated
                                                               February 2, 2000, Terry R. Zeman
      57        Zeman MHC Portfolio - 3 Terrace Acres          Edward C. Zeman, the Zeman Appreciation Trust dated
                                                               February 2, 2000, Terry R. Zeman
---------------------------------------------------------------------------------------------------------------------------------
      58        Zeman MHC Portfolio - 6 Lincoln                Edward C. Zeman, the Zeman Appreciation Trust dated
                                                               February 2, 2000, Terry R. Zeman
      59        Zeman MHC Portfolio - 1 Belle Aire             Edward C. Zeman, the Zeman Appreciation Trust dated
                                                               February 2, 2000, Terry R. Zeman
      60        Thomson Information Services                   GFW Trust
      61        Gables Court                                   Charles R. Patty, Jr., Jeffrey L. Stein
      62        1375 Mountain Spring Parkway                   Ebby Shakib, Behrouz Aframian, Emanuel Aframian
---------------------------------------------------------------------------------------------------------------------------------
      63        WXH - Homewood Suites Cary                     Winston Hotels, Inc.
      64        Town Center Office Park                        David Lee, Founder of Jamison Properties
      65        WXH - Courtyard Ann Arbor                      Winston Hotels, Inc.
      66        4 Park Avenue                                  Feil, Jeffrey J.
      67        542 Brannan Street                             Paul Chow, Ming Lam
---------------------------------------------------------------------------------------------------------------------------------
      68        Fern Hill Medical Center                       Joseph J. Ciccarone
      69        Tri-Cities Professional Center                 Jerry Abrams, William Geary, Jr. and Charles Kunz
      70        Holiday Inn Select Memphis                     Moody, Brett
      71        530 Brannan Street                             Paul Chow, Ming Lam
      72        Self Storage Plus-Eisenhower                   Joseph Wolinsky, Nancy Gunning,
                                                               Duncan Limited Partnership
---------------------------------------------------------------------------------------------------------------------------------
      73        Ridgewood Estates MHP                          Hometown America, L.L.C.
      74        WXH - Hilton Windsor                           Winston Hotels, Inc.
      75        WXH - Quality Suites Charleston                Winston Hotels, Inc.
      76        Wells Fargo Financial Center                   Donald Blackwelder, H. Timothy McCardell, Clifford Redekop
      77        Heritage Place                                 Orit Goldstein, Jeffrey Goldstein
---------------------------------------------------------------------------------------------------------------------------------
      78        WXH - Homewood Suites Lake Mary                Winston Hotels, Inc.
      79        Park Avenue Apartments                         John D. Adams, Thomas C. Wold
      80        WXH - Hampton Inn Duluth                       Winston Hotels, Inc.
      81        The Buckeye MHC Portfolio - Evergreen          Julio C. Jaramillo
     81.1       Valley Hills
---------------------------------------------------------------------------------------------------------------------------------
     81.2       Summit Park
     81.3       Mobile Manor
      82        Creekwood Apartments                           William H. White, Charles A. Gower, Jr.
      83        Anderson Villas Apartments                     Robert Bohlen
      84        Wyoming Industrial Center                      Daniel Hibma, Paul Land, Roger Lucas
---------------------------------------------------------------------------------------------------------------------------------
      85        Raymour & Flanigan Showroom - Norwalk          Neil Goldberg, Steven Goldberg, Michael Goldberg
      86        WXH - Hampton Inn                              Winston Hotels, Inc.
      87        Holiday Inn Express - Tucson Mall              Jasbir Singh Khangura, Sukhbinder Singh Khangura
      88        Residence Inn Memphis                          Moody, Brett
      89        Killeen Power Center                           Kucinski, Michel
---------------------------------------------------------------------------------------------------------------------------------
      90        WXH - Homewood Suites Durham                   Winston Hotels, Inc.
      91        Crossroads at Citadel                          Gail Applegate, Mehran Eslambolipoor, Michael G Puhek
      92        Centennial Center                              Mark Vakili, Mohsen Sharif, Albert Minoofar
      93        Securlock at the Colony                        Houghton Capital Corporation;
                                                               Houghton Family Limited Partnership
      94        Eastport                                       Clifford Stein
---------------------------------------------------------------------------------------------------------------------------------
      95        DaVita Medical Center                          Normal Livingston, Vincent Carrega
      96        Breckinridge Exchange                          Douglas L. Swenson
      97        Hampton Green Apartments                       Roosevelt T. Miller
      98        Self Storage Plus-Annapolis                    Joseph Wolinsky, Nancy Gunning
      99        WXH - Courtyard Houston                        Winston Hotels, Inc.
---------------------------------------------------------------------------------------------------------------------------------
      100       Days Inn Horsham                               Coakley & Williams Holding Inc., CW Horsham GP, LLC
      101       WXH - Homewood Suites Houston                  Winston Hotels, Inc.
      102       Sandalwood - Sugar Tree                        Thomas D. Crowson, Thomas D. Crowson Jr., Joel Ospovat
      103       Westpark Shopping Center-Ukrops                JP Morgan, New Plan Excel Realty
      104       Oakmont Apartments                             Brenneke, Thomas B.; Tri, G. Nickolas
---------------------------------------------------------------------------------------------------------------------------------
      105       Grandview Marketplace                          Gary Dragul
      106       The Drexel Building                            Allan Domb
      107       Countryside Office Park                        David Martens, Randy Olczyk, William Lussow, Jr, Anthony Lombardo
      108       Hampton Inn & Suites                           Manish Atma, Rajnikant R. Patel, Mukund J. Desai
      109       Phelan Village Shopping Center                 David Bruce Needleman
---------------------------------------------------------------------------------------------------------------------------------
      110       Grafco Building                                Natan, Ed; Greenstein, Jerald; Greenstein, Greg
      111       WXH - Homewood Suites Phoenix                  Winston Hotels, Inc.
      112       Raymour and Flannigan- Oakland, NJ             Neil Goldberg, Steven Goldberg, Michael Goldberg
      113       Scripps Medical Clinic                         I. Kenneth Weiner, J.D. Willingham
      114       Lehigh Valley Business Center                  Mark Fried, Stanley A. Marks
---------------------------------------------------------------------------------------------------------------------------------
      115       Dundee Park                                    Orit Goldstein, Ron Zwanziger
      116       Hidden Glen MHC                                Brian Fitterer, Pat McDaniel
      117       Kellogg Gateway Portfolio                      DBSI Realty REIT LP, Douglas L. Swenson
     117.1      Kellogg Shopping Center
     117.2      Gateway Commons Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
      118       Broadway Plaza                                 Dwight Manley, Anthony Fanticola
      119       Wingate Inn - Memphis                          Kirit M. Patel, Ramesh M. Patel, Rakesh A. Patel, Naran B. Patel
      120       Tower Plaza                                    Shahram Mokhtarzadeh
      121       Devon Self Storage - Edgewood                  Robert & Jacqueline Poe, Kenneth E. Nitzberg
      122       Southside Self Storage                         Richard W. Groux Jr., Merle W. Fallon, R. Matthew Iten, III
---------------------------------------------------------------------------------------------------------------------------------
      123       Springfield Farms                              Daniel Stone
      124       2893-2895 Third Avenue                         Ben Ashkenazy, James Khezrie
      125       Centerview Terrace                             Neville Isaacson, Lee Weisner, Clyde Isaacson, Mel Frank
      126       Mall of Georgia Shops                          Barry Gold, Kathy Gold, Daniel Softness, Ellen Softness
      127       Copperfield Corners                            Kulwinder Plahey, Manjit Plahey,
                                                               Barbara Bhachu, Gurdev Singh Bhachu
---------------------------------------------------------------------------------------------------------------------------------
      128       Castro Valley Hayward Storage                  Marques Survivor Trust, Marques Marital Trust, Anthony Marques
      129       Spring Street Office                           Leonard Tempchin, Jerome Snider, David Snider, Saul H. Bernstein
      130       Coachland MHC and RV Park                      Robert T. Gales, Paula Ganley
      131       Radisson Orlando                               Moody, Brett
      132       Valley Manor MHC                               Jeremy Millard, Jonathan J. Millard,
                                                               Russell D. Millard, Robert L. Millard
---------------------------------------------------------------------------------------------------------------------------------
      133       Wingate Inn - Arlington                        Kirit M. Patel, R.M. Patel, Ranchhobdhai P. Patel, Pravin J. Patel
      134       Los Coyotes Center                             Nathaniel E. Williams, Rodney Freeman
      135       Rankin Center                                  Thomas Kenny, Susan McMillan
      136       Rite Aid Toledo                                Andrew Raffetto, Richard Raffetto
                Alpharetta Retail Portfolio
---------------------------------------------------------------------------------------------------------------------------------
      137       Jones Bridge Shops                             Barry Gold, Daniel Softness, James R. Poole, Edward Gillman
      138       Grand Slam for Jones Bridge Shops              Barry Gold, James Poole
      139       Eagle Point Office Center I                    Mark Leutem, Lisa R. Leutem
      140       Walgreens-Hackettstown                         David Curry
      141       17321 Eastman Street                           F. Harlan Batrus
---------------------------------------------------------------------------------------------------------------------------------
      142       Platt Avenue                                   David Taban, Enayat Taban
      143       Dallas Shops                                   Barry Gold, Daniel Softness, Bruce Jackson
      144       Picture Ranch MHC                              John Brierton, Jeanne Brierton
      145       Twin Palms MHC                                 Earl O. Jones, Jr.
      146       Rite Aid Grafton                               Andrew Raffetto, Richard Raffetto
---------------------------------------------------------------------------------------------------------------------------------
      147       Diablo Villas Apartments                       Kenneth H. Hofmann
      148       Brendan Way                                    Douglas L. Swenson
      149       Grand View Apartments                          Barry S. Smith, Toni L. Smith
      150       A Self Storage Center                          U.S. Advisor, LLC and Watson & Taylor Management, Inc.
      151       Three Lakes Estates MHC                        Jack O. Olof, J. Michael Johnston
---------------------------------------------------------------------------------------------------------------------------------
      152       Rite Aid Drugstore                             Eberhard Herz, Liliana Plati
      153       Silverado Estates MHC                          Carl J Short, Adrienne Short
      154       Powell Apartments                              Central Properties, Inc., Henry Brandon Rogers, John J. Flake
      155       CVS Oklahoma City                              Andrew Gardner, Yvette Gardner, Sandor Kahan,
                                                               Cilli Kahan, Eva Godel, Eugene Godel
      156       Encore RV Park Ocala                           Joseph I. Wolf, Robert T. Flesh, Michael Flesch
---------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES TO ANNEX A-1

1.	GACC – German American Capital Corporation; GECC – General Electric Capital Corporation; BofA – Bank of America, National Association; CWCapital – CWCapital LLC.

2.	With respect to Desert Passage, the interest rate is rounded to four decimals.

3.	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

4.	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

5.	For the mortgage loan known as Fern Hill Medical Center, the interest only period is from months 85 through 108 of the loan term. For the mortgage loan known as Dundee Park, the interest only period is from months 73 through 84 of the loan term.

6.	With respect to the lockbox, ‘‘Hard’’ means each tenant is required to transfer its rent directly to the lockbox account; ‘‘Soft’’ means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; ‘‘None at Closing, Springing Hard’’ or ‘‘Soft at Closing, Springing Hard’’ means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; ‘‘None at Closing, Springing Soft’’ means that no lockbox exists at closing, but upon occurrence of a trigger event, as defined in the related loan documents, a ‘‘Soft’’ lockbox (as described above) will take effect.

7.	With respect to the mortgage loan known as the Equitable Building, the mortgage loan is recourse to the sponsor (up to $2,500,000) until such time that the mortgaged property is 90% occupied and the related mortgaged property achieves a DSCR of at least 1.25x. The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.25x, reflecting the threshold at which the recourse guaranty will be released. The current actual DSCR is 1.14x.

With respect to the mortgage loans listed in (i) through (xii) below, DSCR was calculated after netting out the holdback reserve amounts or amounts available under letters of credit as described under ‘‘Description of the Mortgage Pool – Additional Information – Definitions’’ in the prospectus supplement.

i.	Galleria Corporate Centre – See the large loan summary for the Galleria Corporate Centre loan contained in Annex B for a detailed description of the letter of credit relating to the Galleria Corporate Centre loan;

ii.	Windsor Lake Apartments – $5,000,000 letter of credit is being held by the lender as additional security for the mortgage loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x (without taking into account the letter of credit) and the loan-to-value ratio as determined by the lender is equal to or less than 80%, provided that such release may only occur prior to February 12, 2006;

iii.	Costco Plaza – $1,018,600 letter of credit ($926,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.70% minimum constant, and a maximum of 80% LTV, have been satisfied. The borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance, and principal and interest payments are recalculated on the

A-1-2

new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $1,018,600 letter of credit, less $92,600 in fees, from the original balance of $30,208,000;

iv.	Verandas at Blairstone – $800,000 holdback is being held by the lender as additional security for the mortgage loan. The borrower is entitled to seek a one-time release of the holdback amount within 6 months of the closing date of the mortgage loan provided that the DSCR at the time of the request is 1.20x or greater. The amount of the disbursement will equal an amount, when added to $22,200,000, provides for a debt service coverage ratio of 1.20x (as calculated by the lender utilizing the net rental income and expense for the prior 3 month period annualized;

v.	542 Brannan Street – $1,650,000 holdback is being held by the lender as additional security for the mortgage loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x and the mortgaged property maintains a minimum occupancy rate of 90% for the immediately trailing twelve (12) months, provided that such release may only occur prior to March 24, 2008;

vi.	530 Brannan Street – $1,150,000 holdback is being held by the lender as additional security for the mortgage loan until the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x and the mortgaged property maintains a minimum occupancy rate of 90% for the immediately trailing twelve (12) months, provided that such release may only occur prior to March 24, 2008;

vii.	Grandview Marketplace – $392,700 reserve ($357,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by March 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.90% minimum constant, and a maximum of 80% LTV, have been satisfied. The borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $392,700 cash escrow, less $35,700 in fees, from the original balance of $6,744,000;

viii.	Broadway Plaza – $500,000 holdback is being held by the lender as additional security for the mortgage loan until such time that, among other things, (i) the debt service coverage ratio as determined by the lender is equal to or greater than 1.20x, (ii) the mortgaged property maintains a minimum occupancy rate of 96%, as determined by the mortgagee, (iii) certain tenants take occupancy, open for business and commence rent payments, (iv) certain landlord obligations are complete and (v) such release occurs prior to May 3, 2011.

ix.	Southside Self Storage – $566,500 reserve ($515,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by February 28, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, and a maximum of 75% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are

A-1-3

recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $566,500 cash escrow, less $51,500 in fees, from the original balance of $5,100,000;

x.	Springfield Farms – two letters of credit in the amount of $416,990 and $435,000 ($740,000 earnout) are held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.75% minimum constant, and a maximum of 80% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $851,990 letters of credit, less 111,990 in fees, from the original balance of $4,975,000;

xi.	Castro Valley Hayward Storage – $635,800 reserve ($578,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by March 31, 2008, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.00% minimum constant, and a maximum of 80% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $635,800 cash escrow, less $57,800 in fees, from the original balance of $4,100,000; and

xii.	Rankin Center – $240,350 reserve ($209,000 earnout) is held as additional security for the mortgage loan unless the borrower requests redetermination by April 1, 2008, and lender determines that certain requirements, including a 1.25x DSCR based on a 6.80% minimum constant, and a maximum of 75% LTV, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding principal loan balance, with yield maintenance being prepaid, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $209,000 cash escrow, less $31,350 in fees, from the original balance of $3,600,000.

8.	With respect to the mortgage loan known as the Buckeye Portfolio, which has a subordinate companion loan not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loan is 70.90%, and the DSCR figure is 1.08x.

9.	With respect to the mortgage loan known as Valley Forge, which has a subordinate companion loan not included in the trust, the Cut-off Date LTV Ratio figures including the subordinate companion loan is 54.13%, and the DSCR figure is 1.74x.

A-1-4

10.	For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity the loan amount used for the Desert Passage loan is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balance of the related companion loans that are pari passu in right of payments to the related Mortgage Loan included in the trust.

11.	With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR were calculated in the aggregate.

12.	For those mortgaged properties indicated as Appraisal As-of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

13.	With respect to the mortgage loans listed in (i) through (iv) below the Cut-off Date LTV and LTV Ratio at Maturity were recalculated after netting out the stated holdback reserve amounts or amount available under letters of credit for the applicable mortgage loan.

(i)	Galleria Corporate Center,

(ii)	542 Brannan Street,

(iii)	530 Brannan Street and

(iv)	Broadway Plaza

14.	With respect to the crossed portfolio known as Sandalwood Portfolio, rollup calculations for Occupancy Rate, Loan per Net Rentable Area and Net Rentable Units exclude the two retail mortgage properties.

15.	The Valley Hills property excludes 16 apartment units and 1 home from Net Rentable Units.

16.	Shown from the respective mortgage loan origination date.

17.	The borrower under the mortgage loan known as Pearl Court/Midway Estates has leased 100% of the units to the U.S. Navy under a lease that expires in February 2014.

18.	The borrower under the mortgage loan known as Mission Charlotte Apartments is a Delaware statutory trust.

19.	The borrowers under the mortgage loans known as Raymour & Flanigan Showroom – Norwalk, Raymour and Flanigan – Oakland, NJ, 17321 Eastman Street and Grand Slam for Jones Bridge Shops are affiliated with the sole tenant at the related mortgaged property.

20.	The borrower under the Galleria Corporate Centre Mezzanine Loan is permitted to refinance the Mezzanine Loan in an amount sufficient to satisfy LTV and DSCR ratios specified in the loan documents, subject to satisfaction of various conditions, including receipt by the lender of written confirmation from each rating agency then rating any COMM 2006-C7 Certificates that such mezzanine loan will not, in and of itself cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the COMM 2006-C7 Certificates.

21.	The Windsor Lake Apartments loan has an amended note dated April 11, 2006 reflecting a partial prepayment from $44,000,000 to $43,612,290 and a note rate change from 5.3540% to 5.3840%.

A-1-5

ANNEX A-2

Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans

A-2-1

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COMM 2006-C7

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                                                                         % OF                         MORTGAGE          CUT-OFF
                                                                     INITIAL POOL       # OF            LOAN             DATE
    ID                     PROPERTY NAME                LOAN GROUP      BALANCE      PROPERTIES      SELLER(1)        BALANCE($)
------------------------------------------------------------------------------------------------------------------------------------

    11        Windsor Lake Apartments                       2            1.78%           1              BofA            $43,612,290
    30        Mission Charlotte Apartments                  2            1.06%           3              GACC            $26,000,000
   30.1       Mission Harris Houston Apartments             2            0.45%           1              GACC            $11,021,739
   30.2       Mission Harris Glen Apartments                2            0.32%           1              GACC             $7,842,391
   30.3       Mission Landings Apartments                   2            0.29%           1              GACC             $7,135,870
------------------------------------------------------------------------------------------------------------------------------------
    31        Pearl Court / Midway Estates                  2            1.06%           1              GACC            $25,970,402
    34        Verandas at Blairstone                        2            0.94%           1              BofA            $23,000,000
    39        On The Fairways Apartments                    2            0.87%           1              GECC            $21,298,000
    44        1325 & 1330 Fifth Avenue                      2            0.74%           1              GACC            $18,000,000
    46        Shadow Ridge Apartments                       2            0.71%           1              GECC            $17,405,000
------------------------------------------------------------------------------------------------------------------------------------
    47        Copper Pointe Apartments                      2            0.69%           1           CWCapital          $17,000,000
    53        Poplar Pointe Apartments                      2            0.66%           1              GECC            $16,100,000
    54        Newport Farms MHC                             1            0.62%           1              GECC            $15,221,961
              Zeman MHC Crossed Pool                        1            0.55%           3              BofA            $13,396,420
    57        Zeman MHC Portfolio - 3 Terrace Acres         1            0.38%           1              BofA             $9,200,000
------------------------------------------------------------------------------------------------------------------------------------
    58        Zeman MHC Portfolio - 6 Lincoln               1            0.12%           1              BofA             $2,876,420
    59        Zeman MHC Portfolio - 1 Belle Aire            1            0.05%           1              BofA             $1,320,000
    61        Gables Court                                  2            0.53%           1              GECC            $13,054,000
    66        4 Park Avenue                                 1            0.49%           1              BofA            $12,000,000
    67        542 Brannan Street                            2            0.49%           1              GACC            $12,000,000
------------------------------------------------------------------------------------------------------------------------------------
    71        530 Brannan Street                            2            0.45%           1              GACC            $11,000,000
    73        Ridgewood Estates MHP                         2            0.43%           1              GACC            $10,500,000
    79        Park Avenue Apartments                        2            0.39%           1              GECC             $9,600,000
    81        The Buckeye MHC Portfolio - Evergreen         1            0.38%           3              GECC             $9,341,713
   81.1       Valley Hills                                  1            0.18%           1              GECC             $4,434,541
------------------------------------------------------------------------------------------------------------------------------------
   81.2       Summit Park                                   1            0.11%           1              GECC             $2,797,818
   81.3       Mobile Manor                                  1            0.09%           1              GECC             $2,109,355
    82        Creekwood Apartments                          2            0.38%           1              GECC             $9,249,000
    83        Anderson Villas Apartments                    2            0.37%           1              GACC             $9,173,810
    97        Hampton Green Apartments                      2            0.31%           1              GECC             $7,560,000
------------------------------------------------------------------------------------------------------------------------------------
    104       Oakmont Apartments                            2            0.28%           1              BofA             $6,800,000
    116       Hidden Glen MHC                               2            0.25%           1              GECC             $6,165,883
    123       Springfield Farms                             1            0.20%           1              GECC             $4,975,000
    125       Centerview Terrace                            2            0.18%           1              GECC             $4,360,000
    130       Coachland MHC and RV Park                     1            0.16%           1              GECC             $3,992,112
------------------------------------------------------------------------------------------------------------------------------------
    132       Valley Manor MHC                              2            0.16%           1              GECC             $3,916,665
    144       Picture Ranch MHC                             2            0.12%           1              GECC             $2,866,000
    145       Twin Palms MHC                                2            0.11%           1              GECC             $2,797,818
    147       Diablo Villas Apartments                      2            0.10%           1              BofA             $2,550,000
    149       Grand View Apartments                         1            0.10%           1              GACC             $2,493,294
------------------------------------------------------------------------------------------------------------------------------------
    151       Three Lakes Estates MHC                       1            0.10%           1              GECC             $2,370,674
    153       Silverado Estates MHC                         2            0.08%           1              GECC             $1,994,308
    154       Powell Apartments                             2            0.06%           1              BofA             $1,579,110
    156       Encore RV Park Ocala                          1            0.04%           1              GECC             $1,100,000

              GENERAL                    DETAILED
              PROPERTY                   PROPERTY
    ID        TYPE                       TYPE                     ADDRESS                                            CITY
------------------------------------------------------------------------------------------------------------------------------------

    11        Multifamily                Conventional             7499 Woodward Avenue                      Woodridge
    30        Multifamily                Conventional             Various                                   Various
   30.1       Multifamily                Conventional             10425 Wheatside Drive                     Charlotte
   30.2       Multifamily                Conventional             4400 John Penn Circle                     Charlotte
   30.3       Multifamily                Conventional             3105 Patrick Henry Drive                  Concord
------------------------------------------------------------------------------------------------------------------------------------
    31        Multifamily                Conventional             251 Pearl Court and 4500 Midway Drive     Port Hueneme
    34        Multifamily                Conventional             3700 Capital Circle SE                    Tallahassee
    39        Multifamily                Conventional             777 Fairway Drive                         Coppell
    44        Multifamily                Conventional             1325 & 1330 Fifth Avenue                  New York
    46        Multifamily                Conventional             1111 Lexington Avenue                     Flower Mound
------------------------------------------------------------------------------------------------------------------------------------
    47        Multifamily                Conventional             401 S. Gallaher View Road                 Knoxville
    53        Multifamily                Conventional             1875 East Pleasant Hill Road              Atlanta
    54        Manufactured Housing       Manufactured Housing     2447 Newport Road                         Newport
              Manufactured Housing       Manufactured Housing     Various                                   Various
    57        Manufactured Housing       Manufactured Housing     1204 US 20 West                           Michigan City
------------------------------------------------------------------------------------------------------------------------------------
    58        Manufactured Housing       Manufactured Housing     904 21st Street                           Lincoln
    59        Manufactured Housing       Manufactured Housing     823 Belle Aire Street                     Marseilles
    61        Multifamily                Conventional             1000 Stevens Entry                        Peachtree City
    66        Multifamily                Conventional             4 Park Avenue                             New York
    67        Multifamily                Conventional             542 Brannan Street                        San Francisco
------------------------------------------------------------------------------------------------------------------------------------
    71        Multifamily                Conventional             530 Brannan Street                        San Francisco
    73        Manufactured Housing       Manufactured Housing     6755 US Highway 301 North                 Ellenton
    79        Multifamily                Conventional             555 40th Street South                     Fargo
    81        Manufactured Housing       Manufactured Housing     Various                                   Various
   81.1       Manufactured Housing       Manufactured Housing     4364 Sandy Lake Road                      Ravenna
------------------------------------------------------------------------------------------------------------------------------------
   81.2       Manufactured Housing       Manufactured Housing     3305 Summit Road                          Ravenna
   81.3       Manufactured Housing       Manufactured Housing     100 Keenan Road                           Peninsula
    82        Multifamily                Conventional             1578 US Hwy 19 South                      Leesburg
    83        Multifamily                Conventional             204 South Harris Street                   Ypsilanti
    97        Multifamily                Conventional             2600 Northeast Loop 410                   San Antonio
------------------------------------------------------------------------------------------------------------------------------------
    104       Multifamily                Conventional             14495 SW Beef Bend Road                   Tigard
    116       Manufactured Housing       Manufactured Housing     15616 76th Avenue East                    Puyallup
    123       Manufactured Housing       Manufactured Housing     2609 South Roundhill Road                 Brookline Station
    125       Multifamily                Conventional             2300 Benson Poole Road Southeast          Smyrna
    130       Manufactured Housing       Manufactured Housing     10100 Pioneer Trail                       Truckee
------------------------------------------------------------------------------------------------------------------------------------
    132       Manufactured Housing       Manufactured Housing     856 Central Avenue South                  Kent
    144       Manufactured Housing       Manufactured Housing     3251 East Road                            Clifton
    145       Manufactured Housing       Manufactured Housing     14300 - 66th Street North                 Clearwater
    147       Multifamily                Conventional             260-430 Coggins Drive                     Pleasant Hill
    149       Multifamily                Conventional             1241 Grand Avenue                         Marion
------------------------------------------------------------------------------------------------------------------------------------
    151       Manufactured Housing       Manufactured Housing     2151 Three Lakes Road                     Albany
    153       Manufactured Housing       Manufactured Housing     2900 West Superstition Boulevard          Apache Junction
    154       Multifamily                Conventional             910-916 Powell and 417 Ewalt              Springdale
    156       Manufactured Housing       Manufactured Housing     16905 Northwest Highway 225               Reddick

                                                              NET       LOAN PER NET
                                                           RENTABLE     RENTABLE AREA      OCCUPANCY          OCCUPANCY
      ID              COUNTY         STATE     ZIP CODE   UNITS/PADS     UNITS/PADS           RATE            AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------

      11        DuPage              IL          60517         762         57,233.98          94.62%            2/9/2006
      30        Various             NC         Various        618         42,071.20          93.85%            Various
     30.1       Mecklenburg         NC          28262         249         44,264.01          93.57%            4/6/2006
     30.2       Mecklenburg         NC          28215         207         37,885.95          91.30%            4/7/2006
     30.3       Cabarrus            NC          28027         162         44,048.58          97.53%            4/7/2006
------------------------------------------------------------------------------------------------------------------------------
      31        Ventura             CA          93041         300         86,568.01         100.00%            6/1/2006
      34        Leon                FL          32311         300         76,666.67          85.33%            2/2/2006
      39        Dallas              TX          75019         322         66,142.86          96.27%           12/31/2005
      44        New York            NY          10029         150        120,000.00          99.33%           3/14/2006
      46        Denton              TX          75028         222         78,400.90          93.69%            1/2/2006
------------------------------------------------------------------------------------------------------------------------------
      47        Knox                TN          37919         432         39,351.85          95.80%            3/7/2006
      53        Clayton             GA          30349         352         45,738.64          92.33%           12/7/2005
      54        Monroe              MI          48166         513         29,672.44          99.42%           1/19/2006
                Various             Various    Various        570         23,502.49          92.81%           2/13/2006
      57        La Porte            IN          46360         301         23,502.49          94.35%           2/13/2006
------------------------------------------------------------------------------------------------------------------------------
      58        Logan               IL          62656         196         23,502.49          92.86%           2/13/2006
      59        LaSalle             IL          61341         73          23,502.49          86.30%           2/13/2006
      61        Fayette             GA          30269         198         65,929.29          95.45%           1/31/2006
      66        New York            NY          10016         364         32,967.03          98.08%           2/28/2006
      67        San Francisco       CA          94107         45         266,666.67         100.00%           1/27/2006
------------------------------------------------------------------------------------------------------------------------------
      71        San Francisco       CA          94107         42         261,904.76         100.00%           1/27/2006
      73        Mantee              FL          34222         381         27,559.06          95.28%           3/23/2006
      79        Cass                ND          58103         283         33,922.26          84.10%           3/31/2006
      81        Various             OH         Various        571         16,360.27          78.63%            5/1/2006
     81.1       Portage             OH          44266         253         17,527.83          78.66%            5/1/2006
------------------------------------------------------------------------------------------------------------------------------
     81.2       Portage             OH          44266         141         19,842.68          87.23%            5/1/2006
     81.3       Summit              OH          44264         177         11,917.26          71.75%            5/1/2006
      82        Lee                 GA          31763         208         44,466.35          98.56%           1/14/2006
      83        Washtenaw           MI          48198         302         30,376.85          89.40%           3/31/2006
      97        Bexar               TX          78217         293         25,802.05          96.93%            3/2/2006
------------------------------------------------------------------------------------------------------------------------------
      104       Washington          OR          97224         125         54,400.00          96.80%           3/15/2006
      116       Pierce              WA          98375         195         31,619.91          90.77%           11/30/2005
      123       Greene              MO          65619         191         26,047.12          97.38%            2/1/2006
      125       Cobb                GA          30082         128         34,062.50          88.28%            2/2/2006
      130       Nevada              CA          96161         230         17,357.01          80.69%           12/16/2005
------------------------------------------------------------------------------------------------------------------------------
      132       King                WA          98032         96          40,798.59         100.00%           1/19/2006
      144       Mesa                CO          81520         114         25,140.35          95.60%           12/31/2005
      145       Pinellas            FL          33764         149         18,777.30          91.95%           3/27/2006
      147       Contra Costa        CA          94523         40          63,750.00          97.50%            1/8/2006
      149       Linn                IA          52302         136         18,333.04         100.00%            3/1/2006
------------------------------------------------------------------------------------------------------------------------------
      151       Linn                OR          97322         96          24,694.52          86.46%            1/1/2006
      153       Pinal               AZ          85220         129         15,459.75          99.22%           11/15/2005
      154       Washington          AR          72764         53          29,794.53         100.00%           12/31/2005
      156       Marion              FL          32686         168          6,547.62          65.80%           11/30/2005

                                                                    STUDIOS                                 1 BEDROOM
                                                   ----------------------------------------   --------------------------------------
          ELEVATOR(S)           UTILITIES                #        AVG RENT PER       MAX           #       AVG RENT PER      MAX
   ID    (YES/NO/NAP)        PAID BY TENANT         UNITS/PADS      MO. ($)       RENT ($)     UNITS/PADS     MO. ($)     RENT ($)
------------------------------------------------------------------------------------------------------------------------------------

   11         No                Electric                108           711            718          438           785          788
   30         No                Electric                72            454            504           98           529          544
  30.1        No                Electric                18            504            504           42           544          544
  30.2        No                Electric                36            439            479           35           519          519
  30.3        No                Electric                18            435            435           21           517          517
------------------------------------------------------------------------------------------------------------------------------------
   31         No                Electric
   34         No       Electric, Gas, Water, Sewer                                                 84           869          925
   39         No       Electric, Gas, Water, Sewer                                                142           713         1,039
   44         Yes             Electric, Gas                                                        52          1,113        1,733
   46         No         Electric, Water, Sewer                                                    81           719         1,335
------------------------------------------------------------------------------------------------------------------------------------
   47         No          Electric, Gas, Trash          24            473            529           72           533          609
   53         No       Electric, Gas, Water, Sewer                                                160           658          710
   54         NAP      Electric, Gas, Water, Sewer                                                513           290
              NAP                Various                570           271
   57         NAP             Electric, Gas             301           314
------------------------------------------------------------------------------------------------------------------------------------
   58         NAP        Electric, Water, Sewer         196           210
   59         NAP      Electric, Gas, Water, Sewer      73            261
   61         No         Electric, Water, Sewer                                                    53           652          879
   66         Yes             Electric, Gas             166          1,355          1,389         198          1,514        1,615
   67         Yes             Electric, Gas             17           1,918          2,400          16          2,531        2,900
------------------------------------------------------------------------------------------------------------------------------------
   71         Yes             Electric, Gas             13           1,904          2,200          24          2,573        3,500
   73         NAP        Electric, Water, Sewer         381           267            457
   79         Yes               Electric                                                           70           636         1,200
   81         NAP      Electric, Gas, Water, Sewer      440           239                         130           253
  81.1        NAP      Electric, Gas, Water, Sewer      160           256                          93           256
------------------------------------------------------------------------------------------------------------------------------------
  81.2        NAP      Electric, Gas, Water, Sewer      115           259                          26           259
  81.3        NAP      Electric, Gas, Water, Sewer      165           208                          11           218
   82         No         Electric, Water, Sewer                                                    48           540          615
   83         No              Electric, Gas                                                        3            495          495
   97         No         Electric, Water, Sewer                                                   223           507          613
------------------------------------------------------------------------------------------------------------------------------------
   104        No       Electric, Gas, Water, Sewer                                                 40           620          620
   116        NAP               Electric                12            405                         183           405
   123        NAP      Electric, Gas, Water, Sewer      24            235                         167           235
   125        No       Electric, Gas, Water, Sewer                                                 56           539          590
   130        NAP        Electric, Water, Sewer         12            411                          87           444
------------------------------------------------------------------------------------------------------------------------------------
   132        NAP      Electric, Gas, Water, Sewer      88            440                          8            440
   144        NAP      Electric, Gas, Water, Sewer      101           275                          13           295
   145        NAP        Electric, Water, Sewer         112           351                          37           410
   147        No              Electric, Gas                                                        32           997          997
   149        No                Electric                                                          128           385          385
------------------------------------------------------------------------------------------------------------------------------------
   151        NAP      Electric, Gas, Water, Sewer                                                 96           330
   153        NAP         Electric, Gas, Water          69            275                          55           286
   154        No       Electric, Gas, Water, Sewer                                                 28           351          351
   156        NAP      Electric, Gas, Water, Sewer      37                                                      493

                       2 BEDROOM                                 3 BEDROOM                                 4 BEDROOM
          -------------------------------------    --------------------------------------    --------------------------------------
               #       AVG RENT PER     MAX             #        AVG RENT PER     MAX              #       AVG RENT PER     MAX
   ID     UNITS/PADS     MO. ($)     RENT ($)       UNITS/PADS     MO. ($)     RENT ($)       UNITS/PADS      MO. ($)    RENT ($)
-----------------------------------------------------------------------------------------------------------------------------------

   11         216          967          983
   30         359          616          627             89           724          756
  30.1        144          623          627             45           726          726
  30.2        116          620          624             20           756          756
  30.3        99           601          606             24           692          692
-----------------------------------------------------------------------------------------------------------------------------------
   31         300         1,475        1,475
   34         168          954          985             48          1,112        1,112
   39         156          913         1,280            24          1,226        1,490
   44         68          1,228        2,122            30          1,562        2,296
   46         118          984         1,516            23          1,407        1,691
-----------------------------------------------------------------------------------------------------------------------------------
   47         272          616          774             64           730          849
   53         192          830          877
   54

   57
-----------------------------------------------------------------------------------------------------------------------------------
   58
   59
   61         98           756          909             47           873         1,045
   66
   67         12          2,738        3,200
-----------------------------------------------------------------------------------------------------------------------------------
   71          5          2,940        3,200
   73
   79         163          758          875             50           995         1,215
   81
  81.1
-----------------------------------------------------------------------------------------------------------------------------------
  81.2
  81.3
   82         108          601          765             52           704          985
   83         299          515          580
   97         70           650          779
-----------------------------------------------------------------------------------------------------------------------------------
   104        84           673          695                                                        1            975         975
   116                                                  17           340
   123
   125        72           644          680
   130                                                 131           401
-----------------------------------------------------------------------------------------------------------------------------------
   132                                                  8            200
   144
   145
   147         8          1,219        1,219
   149         8           485          485
-----------------------------------------------------------------------------------------------------------------------------------
   151
   153                                                  5            125
   154        24           468          475                                                        1            500         500
   156                                                 131           260

FOOTNOTES TO ANNEX A-2

1.	GACC – German American Capital Corporation; GECC – General Electric Capital Corporation; BofA – Bank of America, National Association; CWCapital – CWCapital LLC

A-2-2

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

Class A-AB Planned Principal Balance

Date	Period	Balance ($)
7/10/2006	1	98,824,000
8/10/2006	2	98,824,000
9/10/2006	3	98,824,000
10/10/2006	4	98,824,000
11/10/2006	5	98,824,000
12/10/2006	6	98,824,000
1/10/2007	7	98,824,000
2/10/2007	8	98,824,000
3/10/2007	9	98,824,000
4/10/2007	10	98,824,000
5/10/2007	11	98,824,000
6/10/2007	12	98,824,000
7/10/2007	13	98,824,000
8/10/2007	14	98,824,000
9/10/2007	15	98,824,000
10/10/2007	16	98,824,000
11/10/2007	17	98,824,000
12/10/2007	18	98,824,000
1/10/2008	19	98,824,000
2/10/2008	20	98,824,000
3/10/2008	21	98,824,000
4/10/2008	22	98,824,000
5/10/2008	23	98,824,000
6/10/2008	24	98,824,000
7/10/2008	25	98,824,000
8/10/2008	26	98,824,000
9/10/2008	27	98,824,000
10/10/2008	28	98,824,000
11/10/2008	29	98,824,000
12/10/2008	30	98,824,000
1/10/2009	31	98,824,000
2/10/2009	32	98,824,000
3/10/2009	33	98,824,000
4/10/2009	34	98,824,000
5/10/2009	35	98,824,000
6/10/2009	36	98,824,000
7/10/2009	37	98,824,000
8/10/2009	38	98,824,000
9/10/2009	39	98,824,000
10/10/2009	40	98,824,000
11/10/2009	41	98,824,000
12/10/2009	42	98,824,000
1/10/2010	43	98,824,000
2/10/2010	44	98,824,000
3/10/2010	45	98,824,000
4/10/2010	46	98,824,000
5/10/2010	47	98,824,000
6/10/2010	48	98,824,000
7/10/2010	49	98,824,000
8/10/2010	50	98,824,000
9/10/2010	51	98,824,000
10/10/2010	52	98,824,000
11/10/2010	53	98,824,000
12/10/2010	54	98,824,000
1/10/2011	55	98,824,000
2/10/2011	56	98,824,000
3/10/2011	57	98,824,000
4/10/2011	58	98,824,000
5/10/2011	59	98,824,000
6/10/2011	60	98,823,856
7/10/2011	61	96,454,000
8/10/2011	62	94,354,000
9/10/2011	63	92,244,000
10/10/2011	64	89,842,000
11/10/2011	65	87,709,000
12/10/2011	66	85,285,000
1/10/2012	67	83,129,000
2/10/2012	68	80,962,000
3/10/2012	69	78,226,000
4/10/2012	70	76,029,000
5/10/2012	71	73,542,000
6/10/2012	72	71,340,000
7/10/2012	73	68,849,000
8/10/2012	74	68,749,000
9/10/2012	75	68,649,000
10/10/2012	76	68,549,000
11/10/2012	77	68,449,000
12/10/2012	78	68,349,000
1/10/2013	79	68,249,000
2/10/2013	80	68,149,000
3/10/2013	81	68,049,000
4/10/2013	82	67,948,888
5/10/2013	83	65,374,000
6/10/2013	84	62,996,000
7/10/2013	85	60,291,000
8/10/2013	86	57,856,000
9/10/2013	87	55,409,000
10/10/2013	88	52,667,000
11/10/2013	89	50,194,000
12/10/2013	90	47,426,000
1/10/2014	91	44,927,000
2/10/2014	92	42,415,000

A-3-1

Date	Period	Balance ($)
3/10/2014	93	39,047,000
4/10/2014	94	36,505,000
5/10/2014	95	33,670,000
6/10/2014	96	31,102,000
7/10/2014	97	28,241,000
8/10/2014	98	25,645,000
9/10/2014	99	23,035,000
10/10/2014	100	20,135,000
11/10/2014	101	17498000
12/10/2014	102	14571000
1/10/2015	103	11906000
2/10/2015	104	9227000
3/10/2015	105	5708000
4/10/2015	106	2998000
5/10/2015	107	432.5669

A-3-2

                                     ANNEX B

                      DESCRIPTION OF TOP TEN MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-1

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America, National Association

LOAN PURPOSE:                    Refinance

ORIGINAL TMA BALANCE:            $131,883,333

CUT-OFF TMA BALANCE:             $131,883,333

% BY INITIAL UPB:                5.39%

INTEREST RATE:                   5.4636%(1)

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              December 1, 2005

MATURITY DATE:                   November 1, 2015

AMORTIZATION:                    Interest only for the first 36 months of the
                                 term, and 30-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 then defeasance is permitted. On and after
                                 August 1, 2015, prepayment permitted without
                                 penalty.

SPONSORS:                        David Edelstein; Michael Fuchs; Robert
                                 Futterman; Aby Rosen

BORROWER:                        Boulevard Invest LLC

PARI PASSU DEBT:                 $263,766,667(2)

ADDITIONAL FINANCING:            Mezzanine Loan $40,000,000 Future mezzanine
                                 debt permitted

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax Reserve:           $   396,837
                                 TI/LC Reserve:         $ 8,333,824
                                 Performance Reserve:   $40,000,000
                                 Other Reserve:         $15,000,000

MONTHLY RESERVES:                Tax Reserve:           $198,418
                                 Replacement Reserve:   $ 11,115
--------------------------------------------------------------------------------

(1)  The interest rate was rounded to four decimal places.

(2)  The original Trust Mortgage Asset ("TMA") amount of $131,883,333 represents the A-2 Note from a first mortgage loan in the principal amount of
     $395,650,000, consisting of the A-2 Note and a pari passu A-1 Note and A-3
     Note. The A-1 Note and A-3 Note are not included in the trust.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $800.94

BALLOON BALANCE/SQ. FT.:         $719.23

LTV:                             72.60%

BALLOON LTV:                     65.19%

DSCR:                            1.29x
--------------------------------------------------------------------------------

(1)  Calculated based upon the combined balances of the A-1 Note, A-2 Note and
     A-3 Note.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Retail -- Anchored

COLLATERAL:                      Fee Simple

LOCATION:                        Las Vegas, Nevada

YEAR BUILT / RENOVATED:          2000 / NAP

COLLATERAL SQ. FT.:              493,984

PROPERTY MANAGEMENT:             Related Urban Management Company, LLC

OCCUPANCY (AS OF MARCH 20,
   2006):                        88.66%(1)

UNDERWRITTEN NET OPERATING
   INCOME:                       $35,153,390

UNDERWRITTEN NET CASH FLOW:      $34,229,639

APPRAISED VALUE:                 $545,000,000

APPRAISAL DATE:                  July 27, 2005
--------------------------------------------------------------------------------

(1)  The mortgaged property is 94.64% leased.

                                       B-2

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       IN-LINE TENANTS SUMMARY INFORMATION
--------------------------------------------------------------------------------

TTM (12/31/2005) SALES PSF (WA)   OCC. COST AS % OF SALES (WA)
-------------------------------------------------------------
           $681.36                          15.42%

--------------------------------------------------------------------------------
                             MAJOR IN-LINE TENANTS
--------------------------------------------------------------------------------

                                   % OF TOTAL       LEASE          BASE           RATINGS        TTE 12/31/04     TTE 12/31/05
         TENANT         SQ. FT.   MALL SQ. FT.   EXPIRATION   RENT /SQ. FT.     (S/M/F)(2)     SALES / SQ. FT.   SALES / SQ. FT.
--------------------------------------------------------------------------------------------------------------------------------

V Theater                30,883        6.3%      12/31/2013     $42.00           Not Rated           $194              $346
Planet Hollywood         23,029        4.7       08/31/2014     $47.17           Not Rated            N/A               N/A
Steve Wyrick Theater     22,398        4.5       12/31/2015     $32.52(1)        Not Rated            N/A               N/A
Gap/Gap Kids/Baby Gap    20,872        4.2       08/31/2010     $45.51        BBB-/Baa3/BBB-         $435              $426
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.          97,182       19.7%                     $41.79
================================================================================================================================

(1)  The rental rate per square foot will be $32.52 beginning December 1, 2006, per the Steve Wyrick Theatre lease.

(2)  Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                     NUMBER OF                                CUMULATIVE
                      LEASES     EXPIRING SQ.   % OF TOTAL     TOTAL SQ.
YEAR OF EXPIRATION   EXPIRING        FT.          SQ. FT.        FT.
------------------------------------------------------------------------

2006                     38          12,999          2.6%       12,999
2007                      6          13,372          2.7        26,371
2008                      5          29,382          5.9        55,753
2010                     43         112,152         22.7       167,905
2011                     17          62,582         12.7       230,487
2012                     13          39,054          7.9       269,541
2013                      6          37,526          7.6       307,067
2014                      5          28,633          5.8       335,700
2015                     18          52,233         10.6       387,933
2016                     13          43,884          8.9       431,817
2021                      1          13,035          2.6       444,852
2025                      4           3,842          0.8       448,694
2097 (Parking)            1              --          0.0       448,694
MTM                       9          14,562          2.9       463,256
Vacant                   --          30,728          6.2       493,984
------------------------------------------------------------------------
TOTAL:                  179         493,984        100.0%
========================================================================

                                                                   CUMULATIVE %
                       CUMULATIVE                     % OF BASE      OF BASE
                          % OF           ANNUAL      ACTUAL RENT   ACTUAL RENT
YEAR OF EXPIRATION   TOTAL SQ. FT.   RENT /SQ. FT.     ROLLING       ROLLING
-------------------------------------------------------------------------------

2006                       2.6%         $210.58           7.9%          7.9%
2007                       5.3          $ 41.79           1.6           9.5
2008                      11.3          $ 52.93           4.5          14.0
2010                      34.0          $ 76.05          24.5          38.5
2011                      46.7          $ 53.08           9.6          48.1
2012                      54.6          $ 60.05           6.7          54.8
2013                      62.2          $ 46.34           5.0          59.8
2014                      68.0          $ 43.66           3.6          63.4
2015                      78.5          $ 79.10          11.9          75.3
2016                      87.4          $ 62.15           7.8          83.2
2021                      90.1          $105.87           4.0          87.1
2025                      90.8          $ 91.99           1.0          88.1
2097 (Parking)            90.8               --           9.9          98.0
MTM                       93.8          $ 46.78           2.0         100.0%
Vacant                   100.0%                            --
-------------------------------------------------------------------------------
TOTAL:                                                  100.0%
===============================================================================

(1)  Information obtained from underwritten rent roll.

THE DESERT PASSAGE LOAN

THE LOAN. The Desert Passage Mortgage Loan is a $131.9 million, ten-year fixed rate loan secured by a first mortgage on the borrower's fee simple interest in a
493,984 square foot anchored retail and entertainment center located in Las
Vegas, Clark County, Nevada. The Desert Passage Mortgage Loan is interest only for the first three years of the loan term, matures on November 1, 2015 and accrues interest at an annual rate, rounded to four decimal places, of 5.4636%.

THE BORROWER. The Desert Passage Borrower is Boulevard Invest LLC, a Delaware
limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Desert Passage Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100%
by Desert Passage Mezz LLC, a Delaware limited liability company, as the sole member of the Desert Passage Borrower. The borrower principals are Aby Rosen,
Michael Fuchs, David Edelstein and Robert Futterman.

Aby Rosen and Michael Fuchs hold significant equity interests in RFR Holding LLC
("RFR") and RFR Realty LLC. Both companies, located in New York City, are involved in real estate investment, development and management. The Rosen and
Fuchs families, from Frankfurt, Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. The RFR companies started in the United States in 1991 and, through various affiliates, presently own approximately 5.0 million square feet of office and retail space, plus approximately 2,500 apartment units.

                                       B-3

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

Mr. Edelstein is the head of Tristar Capital, a Manhattan based real estate firm that invests in both commercial and residential properties. Mr. Edelstein has operated in the New York metropolitan region for over 20 years. Mr. Futterman is the founder and CEO of Robert K. Futterman & Associates, a Manhattan based real estate firm specializing in retail leasing, investment sales, and advisory services for retailers and owners and developers.

THE PROPERTY. The Desert Passage Mortgaged Property consists of a fee simple interest in an anchored retail and entertainment center constructed in 2000. The improvements consist of an enclosed one- and two-story building containing
493,984 net rentable square feet situated on 18.49 acres. The Desert Passage
Mortgaged Property is currently occupied by 178 tenants, not including the parking garage, ranging in size from kiosk (32 square feet) to 30,883 square feet, of which 120 are retail tenants, 18 are restaurant/entertainment tenants and 40 are kiosks or wall stores. Retail tenants over 10,000 square feet include
The Gap, Urban Outfitters and Z Gallerie. Restaurant/entertainment tenants over
10,000 square feet include V Theater, Planet Hollywood, Steve Wyrick Theater,
Krave, Cheeseburger Las Vegas, Trader Vic's, Commander's Palace and Todai
Japanese Seafood Buffet. Additional improvements include an attached 11-level parking structure.

The Desert Passage Mortgaged Property is located in Las Vegas, Nevada on the east side of Las Vegas Boulevard, "The Strip", and is built around the Aladdin
Resort and Casino and a 7,000 seat performing arts center. In September 2004, a joint venture between Planet Hollywood and Starwood purchased the Aladdin Resort and Casino. The Aladdin Resort and Casino is scheduled to be reopened as Planet
Hollywood Resort & Casino in late 2006. Adjacent properties include the following casinos: Paris Resort and Bally's to the north, Caesar's Palace to the northwest, Bellagio to the west, Monte Carlo and New York, New York to the southeast, and MGM Grand Hotel to the south.

The Desert Passage Borrower is generally required at its sole cost and expense to keep the Desert Passage Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

SIGNIFICANT TENANTS. The Desert Passage property is 88.66% occupied and 94.64%
leased as of the March 20, 2006 rent roll. The four largest tenants representing
19.7% of the total net rentable square feet are:

     V THEATER (30,883 square feet, 6.3% GLA, not rated) operates under a ten-year lease expiring on December 31, 2013. The current rental rate per square foot of $42.00 increases to $44.00 on January 1, 2010 for the remainder of the lease term. There are two 5-year options to renew the lease with the rental rate per square foot increasing to $46.00 and $48.00 during the two lease renewal periods, respectively. V Theater is an entertainment and dining center providing shows and/or dining. Each section, or the entire facility, can be specifically tailored to meet group needs. The facility can accommodate groups of 20 to 2,000 people. The V
     Theater also holds up to 500 people in theater-style seating for meetings, concerts and promotional shows. A built-in stage and sound system is available for all presentations, shows or entertainment. The catering facilities can provide both on or off-site dining.

     PLANET HOLLYWOOD (23,029 square feet, 4.7% GLA, not rated) operates under one ten-year lease expiring on August 31, 2014, three 20-year leases all expiring on July 31, 2025 and one lease expiring on August 31, 2005. The current rental rates are $38.19 per square foot for the 19,187 square foot space, $80.00 per square foot for the 1,310 square foot space and $120.00 per square foot for the 1,202 square foot space and the 870 square foot space.

     STEVE WYRICK THEATER (22,398 square feet, 4.5% GLA, not rated) operates under a ten-year lease expiring on December 31, 2015. The initial rental rate per square foot of $31.07 increases to $32.52 on December 1, 2006, to
     $33.08 on December 1, 2007, to $35.41 on December 1, 2008, to $35.90 on
     December 1, 2009 and to $42.64 on December 1, 2010 through to the expiration date of December 31, 2015. The rental rate increases to $46.77 during the first five-year extension period and to $50.90 during the second five-year extension period.

     GAP/GAP KIDS/BABY GAP ("The Gap") (NYSE: "GPS") (20,872 square feet, 4.2%
     GLA rated BBB-/Baa3/BBB- by S/M/F) operates under a five-year lease renewal period expiring on August 31, 2010. The current rental rate per square foot of $45.51 remains constant during the remaining lease renewal period. There remains one 5-year option to renew the

                                       B-4

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

     lease with the rental rate per square foot increasing by the lesser of 12%
     or the sum of the aggregate percentage increase in CPI for the current lease renewal period plus 4.5%. The Gap is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under The Gap, Banana Republic and Old Navy brand names.
     The Gap operates 3,053 stores located in the United States, Canada, United
     Kingdom, France and Japan. The Gap employs approximately 153,000 people. As of the fiscal year ended January 28, 2006, The Gap reported revenue of approximately $16.0 billion, net income of $1.1 billion and stockholder equity of $5.4 billion. Compared to the same period last year, The Gap reported revenue of approximately $16.3 billion, net income of $1.2 billion and stockholder equity of $4.9 billion.

THE MARKET. The subject property is located on the Las Vegas Strip within the
Las Vegas MSA. Population is approximately 1.8 million in the MSA, 1.6 million in Clark County and 540,000 in Las Vegas. Population within a three-, five-, seven- and ten-mile radius of the subject property is approximately 161,000,
377,000, 818,000 and 1.3 million, respectively. Average household income is approximately $61,000 in the MSA and $63,000 in Clark County. Average household income within a three-, five-, seven- and ten-mile radius of the subject property is approximately $40,000, $48,000, $54,000 and $61,000, respectively.

Las Vegas is one of the fastest growing metropolitan areas in the country due to job creation, low business costs and no personal income taxes. The major industry segments are Services (52%), Retail and Wholesale Trade (13%),
Construction (11%) and Government (10%). Gaming is the number one employer and tourist attraction in Las Vegas. The five largest private employers are MGM
Mirage (39,000), Mandalay Bay Resort and Casino (25,000), Park Place
Entertainment (20,000), Station Casinos (10,000) and Harrah's Entertainment
(9,500). Visitor volumes for Las Vegas have been more than 35 million for the last five years, generating an economic impact of more than $30 billion.
Convention attendance has exceeded five million for the last four years, generating an economic impact of more than $5 billion.

While gaming is the primary job creator, the industrial sector has become a major factor in Las Vegas' accelerating growth. Due to Nevada's tax structure and Las Vegas' proximity to large metropolitan areas in the southwest, the area has become a center for distribution and manufacturing. This diversity has a positive impact on the local economy as it contributes to job growth and adds stability to an economy dominated by gaming.

The subject property is located on the east side of Las Vegas Boulevard just south of Flamingo Road, locally referred to as the "Four Corners" and one of the most highly trafficked intersections in all of Nevada. The intersection of Las
Vegas Boulevard and Tropicana Avenue south of the subject property is the second busiest intersection and one of newest developing areas of the Las Vegas Strip.
The Paris Resort and Bally's are located to the north of the subject property,
MGM Grand to the south, Monte Carlo and New York New York to the southwest,
Bellagio to the west across Las Vegas Boulevard and Caesars Palace to the northwest. Approximately 60,000 pedestrians pass by the subject property each day. The subject property competes with other specialty retail and entertainment centers located along Las Vegas Boulevard. Despite fairly substantial development of retail product along the Las Vegas Strip in recent years, the overall retail vacancy rate along Las Vegas Boulevard ranges from 2% to 3%.
According to the appraisal, the Las Vegas retail market contains approximately
39.2 million square feet with an overall occupancy of 95.0%.

                                 COMPETITIVE SET

                                      DISTANCE
    COMPETITION        SQ. FT.     FROM SUBJECT
-------------------   ---------   ---------------

The Forum Shops         490,292   0.7 miles north
Grand Canal Shoppes     536,890   1.1 miles north

Fashion Show Mall     1,890,513   1.3 miles north
The Showcase            255,500   0.5 miles south
Mandalay Place           90,000   1.2 miles south

    COMPETITION                             ANCHORS
-------------------   --------------------------------------------------

The Forum Shops       Nike Town, Virgin Records, FAO Schwartz
Grand Canal Shoppes   None
                      Neiman Marcus, Saks Fifth Avenue, Nordstrom,
                      Bloomingdale's Home, Macy's, Dillard's,
Fashion Show Mall     Robinson-May
The Showcase          Coca Cola, Sega Gameworks, United Artists, Sephora
Mandalay Place        None

                                       B-5

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Related Urban Management Company, LLC manages the Desert
Passage Mortgaged Property. Related Urban Management Company, LLC, founded in
1972 and headquartered in New York City, currently manages approximately 1.0 million square feet of commercial real estate and 21,000 apartment units located in nine states.

LOCKBOX/CASH MANAGEMENT. The Desert Passage Mortgaged Property is structured with a hard lockbox.

RESERVES. Borrower made the following reserve account deposits at loan closing:
$396,837 for Real Estate Tax Reserve, $15,000,000 for Renovations, $8,333,824
for Tenant Improvements/Leasing Commissions (TI/LC) and $40,000,000 for Upfront
Performance. In addition to the reserve deposited by the Borrower at closing, the Borrower is required to make monthly Real Estate Tax and Replacement Reserve deposits in the amount of $198,418 and $11,115, respectively.

Funds in the Renovations reserve account represent the anticipated costs of all renovations in connection with renovating the properties entrances and facade and repositioning the subject property in the Las Vegas market. This work has commenced and is expected to be completed in October 2006. In addition, Borrower shall deposit into the TI/LC reserve account any termination fee payable to
Borrower in connection with any tenant's election to exercise any early termination option contained in its respective lease. Funds in the TI/LC reserve account may be drawn from time to time to reimburse Borrower for the actual costs in connection with leases entered into in accordance with the loan documents.

The $40 million Upfront Performance reserve may be released subject to the following criteria: (1) Upon Borrower's written request, which may be made (x)
on up to four occasions during the first 12 months of the loan term (provided no more frequently than every 60 days) and (y) not more than once every 90 days thereafter through and including the 24th month of the loan term. After the 24th month, any monies remaining on reserve shall not be subject to further disbursement and (2) Borrower's written request must be subject to the underwritten net cash flow, as calculated by Lender with consideration only to signed leases with tenants in occupancy and paying unabated rent, meeting the cash flow levels as shown in the chart below (based on a trailing two-month basis):

UNDERWRITTEN NET CASH FLOW   RELEASE AMOUNT
--------------------------   --------------
        $30,100,000            $10,000,000
        $31,400,000            $10,000,000
        $32,700,000            $10,000,000
        $35,050,000            $10,000,000

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $40,000,000 mezzanine loan held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Following the scheduled payment date in October 2007, the Desert Passage Borrower is permitted to incur mezzanine financing ("Permitted Junior Mezzanine Loan") on a one-time basis only upon the satisfaction of the following terms and conditions including, without limitation, (a) no event of default has occurred and is continuing; (b) the amount of such Permitted Junior Mezzanine Loan will not exceed an amount which, when added to the outstanding principal balance of the Desert Passage Mortgage
Loan and the Borrower mezzanine loan, results in a maximum loan-to-value ratio
(based on a then current appraisal reasonably acceptable to the mortgagee)
greater than 75% and a minimum debt service coverage ratio of 1.25x based on underwritten net income; (c) the mezzanine lender will have executed a subordination and intercreditor agreement reasonably satisfactory to the mortgagee, (d) the mortgagee will receive written confirmation from the rating agencies that the making of Permitted Junior Mezzanine Loan will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities secured by the Desert Passage Whole Loan or a portion thereof; (e)
the underwritten net cash flow will not be less than $42,000,000; and (f) the
Desert Passage Borrower will have previously qualified for the release of all funds held in the Upfront Performance Reserve Account.

                                       B-6

--------------------------------------------------------------------------------
3663 Las Vegas Boulevard South    COLLATERAL TERM SHEET    BALANCE: $131,883,333
Las Vegas, NV 89109                   DESERT PASSAGE       DSCR:    1.29x
                                                           LTV:     72.60%
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                       B-7

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       B-8

--------------------------------------------------------------------------------
700 South Flower Street        COLLATERAL TERM SHEET       BALANCE: $130,000,000
Los Angeles, CA 90017         700 SOUTH FLOWER PLAZA       DSCR:    1.25x
                                                           LTV:     73.45%
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

                                       B-9

--------------------------------------------------------------------------------
700 South Flower Street           COLLATERAL TERM SHEET     BALANCE: 130,000,000
Los Angeles, CA 90017             700 SOUTH FLOWER PLAZA    DSCR:    1.25x
                                                            LTV:     73.45%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GECC

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $130,000,000

CUT-OFF BALANCE:                 $130,000,000

% BY INITIAL UPB:                5.31%

INTEREST RATE:                   5.7800%

PAYMENT DATE:                    1st of each Month

FIRST PAYMENT DATE:              May 1, 2006

MATURITY DATE:                   April 1, 2016

AMORTIZATION:                    Interest only for the first 60 months of the
                                 term, and 30-year amortization thereafter.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after February 1, 2016, prepayment is permitted
                                 without penalty.

SPONSOR:                         David Lee, Founder of Jamison Properties

BORROWER:                        700 South Flower, LLC

LOCKBOX(1):                      Hard

INITIAL RESERVES(2):             Required Repairs:   $ 81,250
                                 Tenant Related:     $677,251
                                 Tax:                $200,893

MONTHLY RESERVES(2):             Replacement:        $ 17,036
                                 Rollover:           $100,508
                                 Tax:                $200,893
                                 Insurance:          $ 37,633
--------------------------------------------------------------------------------

(1)  See "Lockbox/Cash Management" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $ 127.21

BALLOON BALANCE / SQ. FT.:       $ 118.67

LTV:                             73.45%

BALLOON LTV:                     68.52%

DSCR:                            1.25 x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office/Retail

COLLATERAL:                      Fee Simple

LOCATION:                        Los Angeles, California

YEAR BUILT / RENOVATED:          1973/2004

COLLATERAL SF:                   1,021,958 sq. ft.

PROPERTY MANAGEMENT:             Jamison Services, Inc.

OCCUPANCY (AS OF MAY 1,
   2006 ):                       91.61%

UNDERWRITTEN NET OPERATING
  INCOME:                        $ 12,624,103

UNDERWRITTEN NET CASH FLOW:      $ 11,423,794

APPRAISED VALUE:                 $177,000,000

APPRAISAL DATE:                  November 15, 2005
--------------------------------------------------------------------------------

                                      B-10

--------------------------------------------------------------------------------
700 South Flower Street           COLLATERAL TERM SHEET     BALANCE: 130,000,000
Los Angeles, CA 90017             700 SOUTH FLOWER PLAZA    DSCR:    1.25x
                                                            LTV:     73.45%
--------------------------------------------------------------------------------

                                                            Weighted
                                                            Avg Rent
             Tenant                NRSF    % NRSF   % GPR    PSF (1)    Lease Expiration    Ratings (S/M/F)
-----------------------------------------------------------------------------------------------------------

Macy's                           243,762    23.9%     2.3%   $  1.55       01/31/2010      BBB/Baa1/BBB+(2)
MCI WorldCom                      69,516     6.8     10.6    $ 24.93       02/29/2008(3)     A/A3/A- (2)
Lozano Enterprises                54,075     5.3      7.9    $ 24.00       05/31/2019          NR/NR/NR
Bank of New York Western Trust    46,816     4.6      5.2    $ 18.39       03/31/2007       A+/Aa3/AA- (2)
-----------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.:                 414,169    40.6%   26.0%    $ 10.31
===========================================================================================================

(1)  Total weighted average office rents on a per sq. ft. basis is $22.93 from
     May 2006 rent roll.

(2)  Credit Ratings are for the Parent Company whether or not it guarantees the lease.

(3)  64,362 square feet with a lease expiration of February 29, 2008. 5,154 square feet with a lease expiration of May 31, 2006.

                                                                    Cumulative                               Cumulative %
                     Number of                 % of    Cumulative      % of      Annual Base    % of Base      of Base
                      Leases      Expiring    Total       Total        Total      Rent / Sq.   Actual Rent    Actual Rent
Year of Expiration   Expiring     Sq. Ft.    Sq. Ft.     Sq. Ft.      Sq. Ft.         Ft.        Rolling        Rolling
-------------------------------------------------------------------------------------------------------------------------

2006                     10         26,470      2.6%      26,470        2.6%        $24.26          3.9%           3.9%
2007                     23        134,322     13.1      160,792       15.7         $21.16         17.3           21.2
2008                     15        136,826     13.4      297,618       29.1         $24.80         20.7           41.9
2009                     21         71,307      7.0      368,925       36.1         $23.61         10.3           52.2
2010                     18        323,108     31.6      692,033       67.7         $ 7.34         14.5           66.7
2011                      9         79,404      7.8      771,437       75.5         $22.93         11.1           77.8
2012                      9         60,430      5.9      831,867       81.4         $21.50          7.9           85.7
2013                      3         26,169      2.6      858,036       84.0         $21.12          3.4           89.1
2014                      2         10,034      1.0      868,070       84.9         $ 9.75          0.6           89.6
2015                      2          7,590      0.7      875,660       85.7         $26.71          1.2           90.9
2016                      3          6,438      0.6      882,098       86.3         $30.64          1.2           92.1
Thereafter                3         54,075      5.3      936,173       91.6         $24.00          7.9          100.0%
Vacant                   --         85,785      8.4    1,021,958      100.0%            --           --             --
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                  118      1,021,958    100.0%                                              100.0%
=========================================================================================================================

700 SOUTH FLOWER PLAZA LOAN

THE LOAN. The 700 South Flower Plaza Loan is secured by a first mortgage on a
Class "A" mixed-use property. The total development is owned by the sponsor of the 700 South Flower Plaza loan and is comprised of a Class "A" 32-story building containing 673,427 square feet of office space, a two-level shopping mall containing 348,531 square feet, a parking garage managed by Standard
Parking containing 1,935 parking spaces and a 485-room Sheraton Hotel. The collateral does not include the hotel. The property is located in the Financial
District of Los Angeles, California.

THE BORROWER. The borrower is a single purpose entity whose managing member has an independent director. The sponsor of the borrower is David Lee. In 1995,
David Lee founded Jamison Properties, a real estate investment and management company. Jamison Properties is considered the largest owner of commercial property in Los Angeles County, owning approximately 20 million square feet of commercial space with a total value estimated at $3 billion. Jamison Properties'
portfolio of commercial property currently consists of 70 office buildings, 13 medical office buildings and six shopping centers.

THE PROPERTY. 700 South Flower Plaza is secured by a Class "A" 32-story office building containing 673,427 square feet, a two-level shopping mall containing
348,531 square feet anchored by a 243,762 square foot Macy's and a garage containing 1,935 on-site parking spaces. It is located on the city block bounded by 7th Street, Hope Street, 8th Street and Flower Street in the downtown
Financial District of the city of Los Angeles. The property is close to major office buildings, hotels, cultural facilities and residential developments. The area is surrounded by a circle of freeways, making it one of the most accessible locations in Southern California. In addition to good highway access, the
Metropolitan Transit Authority provides bus service to the area, with downtown
Los Angeles being its hub of operations. Metrolink has five commuter trains providing service from Union Station in downtown Los Angeles to the north, east and south suburbs and the MetroRail Red and Blue subway lines have stations located near the property at 7th and Figueroa/Flower Streets.

                                      B-11

--------------------------------------------------------------------------------
700 South Flower Street           COLLATERAL TERM SHEET     BALANCE: 130,000,000
Los Angeles, CA 90017             700 SOUTH FLOWER PLAZA    DSCR:    1.25x
                                                            LTV:     73.45%
--------------------------------------------------------------------------------

The property was constructed in 1973. Renovations totaling approximately $12 million were completed on the collateral between 2001-2004 and include $1.6 million for Macy's Plaza, $1.8 million for the office and over $4 million for fire/life safety specific upgrades. The remaining renovations were allocated for common area items and include a new roof, new HVAC chillers, plumbing and electrical along with parking related costs.

Building access to the lobby of the office tower is provided either on Flower
Street or through Macy's Plaza. Interior ground floor common area finishes in the office tower consists of granite floors and walls with granite flooring also located in the upper level elevator lobbies. The average office floor plate is approximately 21,500 square feet. The retail consists of a ground level Plaza and a single subterranean garden level. Macy's 243,762 square feet are located on three levels. The passenger elevators in Macy's provide direct access to the parking garage. Parking spaces totaling 1,560 are located in the six level structure built on top of the three-level Macy's store with an additional 375 parking spaces provided in the subterranean level of the property for a total of
1,935 parking spaces. Automobile access to the parking structure is provided by three drives located along Flower, 8th and Hope Streets. A valet-only entry is also available from the hotel on Hope Street.

SIGNIFICANT TENANTS. As of May 1, 2006, the combined weighted average occupancy for the office and retail at 700 South Flower Plaza was 91.6%, with the office space 88.2% leased to 60 tenants and the retail space 98.3% leased to 37 tenants. Investment grade tenants comprise approximately 29% of the base rental income and 43% of the net rentable area. The four largest tenants are described below.

Macy's (Federated Department Stores, Inc./NYSE: FD) (rated: BBB/Baa1/BBB+ by
S/M/F) occupies 243,762 square feet (23.9% of net rentable area and 2.3% of the base rental income) at a rent of $1.55 per square foot. The lease commenced
April 1, 1996 with a lease expiration of January 31, 2010 and four fifteen-year options for renewal at existing rents. Reported sales at Macy's Plaza for 2003,
2004 and 2005 were approximately $97, $103 and $104 per square foot, respectively and a 2005 occupancy cost of 1.5% based on base rent. Federated noted in the 2005 Annual Report that all retail stores will operate as Macy's or
Bloomingdale's by the end of 2006. As of April 1, 2006, there were 825 stores throughout the United States operating with the Macy's name.

MCI WorldCom (rated: A/A3/A- by S/M/F) occupies 69,516 square feet in four spaces at the property (6.8% of net rentable area and 10.6% of the base rental income) at a weighted average rent of $24.93 per square foot, with 64,362 square feet having a lease expiration of February 29, 2008 with two five-year options for renewal at fair market value and 5,154 square feet having a lease expiration of May 31, 2006 with one three-year option for renewal at fair market value. MCI
WorldCom was purchased by Verizon Communications (NYSE: VZ) (rated: A/A3/A- by
S/M/F) on January 6, 2006 in a transaction valued at approximately $8.5 billion and now operates under the name of Verizon Business. Following the merger of
MCI, Inc., Verizon reportedly owns and operates over 270,000 domestic and
360,000 international route miles of fiber optic cable and provides access to over 140 countries worldwide. Verizon, a Dow 30 company, has more than 250,000 employees and is reported to generate annual consolidated operating revenues of approximately $90 billion.

Lozano Enterprises occupies 54,075 square feet in three spaces at the property
(5.3% of net rentable area and 7.9% of the base rental income) at a rent of
$24.00 per square foot, with a lease expiration of May 31, 2019. Lozano
Enterprises, headquartered at the property, is the parent company of La Opinion, which was founded in 1926. La Opinion is the nation's largest Spanish language daily newspaper and is distributed throughout the five county Southern
California area to more than 490,000 daily readers.

Bank of New York Western Trust, a subsidiary of The Bank of New York Company,
Inc. (NYSE: BK) (rated: A+/Aa3/AA- by S/M/F) occupies 46,816 square feet in three spaces at the property (4.6% of net rentable area and 5.2% of the base rentable income) at a rent of $18.39 per square foot, with a lease expiration of
March 31, 2007 and one five-year option for renewal at fair market value.
Headquartered on Wall Street in New York and founded in 1784, the Bank of New
York Company, Inc.'s core competencies are securities servicing, treasury management, investment management, and individual and regional bank services.
Reported net income for first quarter 2006 was $422 million compared with $379 million for the same period in 2005. The fourth quarter 2005 earnings were $405 million.

                                      B-12

--------------------------------------------------------------------------------
700 South Flower Street           COLLATERAL TERM SHEET     BALANCE: 130,000,000
Los Angeles, CA 90017             700 SOUTH FLOWER PLAZA    DSCR:    1.25x
                                                            LTV:     73.45%
--------------------------------------------------------------------------------

The second largest retail tenant is Bally Total Fitness comprising 3.8% of the base rental income and 2.8% of the net rentable area. The Bally lease term has an expiration of October 31, 2011 and has two five-year renewal options at fair market value. The next four larger tenants include Carl's Jr., Express Inc.,
Victoria's Secret, and Border's Express and comprise approximately 2.6% of the net rentable area and contribute 2.5% of the base rental income.

THE MARKET. REIS reported the office market in Los Angeles County contained
2,056 buildings with a total rentable area of 198.1 million square feet and an average occupancy of 89.6% as of first quarter 2006 and that the majority of existing inventory in this market was constructed prior to 1989. The appraiser reported that rents in the Los Angeles County market have experienced a 4.3%
increase over the past year with the average quoted rents for first quarter 06 at $27.18 per square foot. As of first quarter 2006, REIS reported the downtown
Los Angeles office market consisted of 144 buildings containing a total rentable area of 39.1 million square feet. The occupancy and average rents for this period were 88.7% and $26.09 per square foot, respectively.

REIS reported that the comparable properties within the submarket encompassed 12 buildings totaling 9.6 million square feet at an average occupancy level of
93.2% as of first quarter 2006. Ten of the twelve properties are considered
Class "A" and contain approximately 8.3 million square feet at an average occupancy level of 93% as of first quarter 2006. 700 South Flower Plaza's office space occupancy is 88.2% as of May 1, 2006, with in-place weighted average office rents of $22.93 per square foot with recent leases executed since October
2005 indicating rental rates of $24.09 per square foot.

The appraiser reported that the Los Angeles County retail occupancy patterns have been stable with a 94.3% occupancy rate or higher since 1995 even though total supply has increased by an average of 1.1 million square feet per year between 1995 and 2004. The overall strength of the market is also reflected by the fact that effective rents increased by 3.3% over this same time period.

REIS reported the first quarter 2006 inventory for the Santa Monica/West Los
Angeles/Downtown retail submarket totaled 4.9 million square feet and was 95.9%
occupied with quoted rents of $35.83 per square foot. The retail space at 700
Flower Plaza is 98.3% occupied as of May 1, 2006. Macy's occupies approximately
70% of the retail space at $1.55 per square foot. The average in-place retail rents, excluding Macy's rent, is $24.40 per square foot.

The appraiser reported that the property's location is in a high-density office, hotel, residential and cultural district. Retail traffic may be positively impacted by the increased residential population in downtown Los Angeles.
Downtown Los Angeles currently has an existing inventory of approximately 12,595 residential units, consisting primarily of high-rise apartments. As a result of growing demand for Downtown residential units, several projects have either recently been completed, are under construction or are planned. There are currently 40 projects, with over 5,100 units in various planning stages.

LOCKBOX/CASH MANAGEMENT. The 700 South Flower Plaza loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of a "Trigger Event". Trigger
Event means (i) a debt service coverage ratio less than 1.10x for any calendar quarter, (ii) an Event of Default, or (iii) the failure of Borrower to deliver to Lender, at least two (2) months prior to Maturity Date, a commitment letter issued by a lender reasonably acceptable to Lender, pursuant to which such lender has committed to provide financing to Borrower in an amount sufficient to repay the loan in full.

PROPERTY MANAGEMENT. The property is managed by Jamison Services, Inc., an affiliate of the borrower. Jamison Properties is a privately held, full service real estate investment and management firm based in the Los Angeles area and is considered one of the largest landlords of commercial office buildings in
Southern California.

RESERVES. At closing, the borrower deposited the sum of: (1) $677,251 into a tenant related reserve to cover such items as unpaid tenant improvement reimbursement obligations, rent concessions and near term tenant roll, (2)
$200,893 into a tax reserve and (3) $81,250 into a required repairs reserve.

On a monthly basis, the borrower is required to deposit monthly reserves for:
(1) tax reserve totaling $200,893, (2) insurance reserve totaling $37,633, (3)
replacement reserves totaling $17,036, and (4) rollover reserves totaling
$100,508 for tenant improvements and leasing obligations. Once the balance of the Rollover Escrow Fund is equal to and remains equal to $1,206,096, monthly payments to the fund shall be suspended provided no Event of Default exists.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None Permitted.

                                      B-13

--------------------------------------------------------------------------------
700 South Flower Street           COLLATERAL TERM SHEET     BALANCE: 130,000,000
Los Angeles, CA 90017             700 SOUTH FLOWER PLAZA    DSCR:    1.25x
                                                            LTV:     73.45%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-14

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET
                     BON-TON DEPARTMENT STORES PORTFOLIO   BALANCE: $129,670,402
                                                           DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-15

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America, National Association

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $129,828,991

CUT-OFF BALANCE:                 $129,670,402

% BY INITIAL UPB:                5.30%

INTEREST RATE:                   6.2125%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              June 1, 2006

MATURITY DATE:                   April 1, 2016

AMORTIZATION:                    299 months

CALL PROTECTION:                 Lockout for 22 months from
                                 securitization date, then prepayment
                                 permitted with yield maintenance. On
                                 April 1, 2016, prepayment can be made
                                 without penalty.

SPONSOR:                         Bonstores Holdings One, LLC

BORROWER:                        Bonstores Realty One, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES:                None

MONTHLY RESERVES:                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $64.73

BALLOON BALANCE/SQ. FT.:         $50.63

LTV:                             79.16%

BALLOON LTV:                     61.92%

DSCR:                            1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio -- 12 properties

PROPERTY TYPE:                   Retail -- 11 properties
                                 Distribution -- 1 property

COLLATERAL:                      Fee Simple

LOCATIONS:                       Brookfield, WI
                                 Wauwatosa, WI
                                 Green Bay, WI
                                 Aurora, IL
                                 Joliet, IL
                                 Rockford, IL
                                 St. Paul, MN
                                 Muskegon, MI
                                 Fargo, ND
                                 Eau Claire, WI
                                 Richmond, IN
                                 Zanesville, OH

YEAR BUILT / RENOVATED:          Various

COLLATERAL SQ. FT.:              2,003,186

PROPERTY MANAGEMENT:             Self managed

OCCUPANCY (AS OF JUNE 1, 2006):  100.00%

UNDERWRITTEN NET OPERATING
   INCOME:                       $12,617,357

UNDERWRITTEN NET CASH FLOW:      $12,316,879

APPRAISED VALUE:                 $163,800,000

APPRAISAL DATE:                  December 15, 2005
--------------------------------------------------------------------------------

                                      B-16

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         PROPERTY AND TENANT INFORMATION
--------------------------------------------------------------------------------

                                                                       YEAR
  RETAIL LOCATIONS                                                    BUILT/                  APPRAISED      APPRAISED
       BRAND                 LOCATION             CITY      STATE   RENOVATED    SQ. FT.        VALUE      VALUE/SQ. FT.
------------------------------------------------------------------------------------------------------------------------

Boston                Brookfield Square Mall   Brookfield     WI    1967/1999     218,705   $ 33,200,000      $151.80
Boston                Mayfair Mall              Wauwatosa     WI    1957/2001     210,713     32,700,000      $155.19
Elder Beerman         Colony Square Mall       Zanesville     OH     1985/NAP      70,847      5,900,000      $ 83.28
Elder Beerman         The Promenade             Richmond      IN    1973/2000     111,350      6,100,000      $ 54.78
Herberger's           West Acres Mall             Fargo       ND    1972/1990     185,147      8,800,000      $ 47.53
Herberger's           Midway Marketplace        St. Paul      MN     1995/NAP     124,136      9,500,000      $ 76.53
Younkers              Oakwood Mall             Eau Claire     WI    1986/2002     102,000      7,800,000      $ 76.47
Younkers              The Lakes Mall            Muskegon      MI     2001/NAP     106,131      9,000,000      $ 84.80
Younkers              Bay Park Square Mall      Green Bay     WI     2002/NAP     106,157     15,000,000      $141.30
Carson Pirie Scott    Louis Joliet Mall          Joliet       IL    1978/1998     128,000     11,500,000      $ 89.84
Carson Pirie Scott    Fox Valley Mall            Aurora       IL    1975/1996     120,000     13,900,000      $115.83
------------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL STORES                                           11                1,483,186   $153,400,000
========================================================================================================================
AVERAGE                                                                           134,835   $ 13,945,455      $103.43

DISTRIBUTION CENTER
Carson Pirie Scott    Distribution Center       Rockford      IL    1980/1990     520,000   $ 10,400,000      $ 20.00
------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                               12                2,003,186   $163,800,000      $ 81.77
========================================================================================================================

                                                                       RENT
  RETAIL LOCATIONS                               2005       2005     AS % OF
       BRAND                 LOCATION            SALES    SALES/SF    SALES
----------------------------------------------------------------------------

Boston                Brookfield Square Mall   $ 52,745    $241.17     4.9%
Boston                Mayfair Mall               46,986    $222.99     5.4%
Elder Beerman         Colony Square Mall          7,355    $103.82     6.3%
Elder Beerman         The Promenade               9,829    $ 88.27     5.1%
Herberger's           West Acres Mall            13,164    $ 71.10     5.6%
Herberger's           Midway Marketplace         15,506    $124.91     4.8%
Younkers              Oakwood Mall               11,399    $111.75     5.4%
Younkers              The Lakes Mall             13,539    $127.57     5.1%
Younkers              Bay Park Square Mall       21,087    $198.64     5.5%
Carson Pirie Scott    Louis Joliet Mall          17,961    $140.32     5.0%
Carson Pirie Scott    Fox Valley Mall            23,283    $194.03     4.6%
----------------------------------------------------------------------------
TOTAL                                          $232,854
============================================================================
AVERAGE                                        $ 21,169    $157.00     5.1%

  RETAIL LOCATIONS     2004       2003        2005      4-WALL      2004       2003
       BRAND           SALES      SALES    4-WALL CF   CF/RENT   4-WALL CF   4-WALL CF
--------------------------------------------------------------------------------------

Boston               $ 51,528   $ 50,303    $ 9,375      3.65     $ 9,300     $ 9,982
Boston                 46,496     45,058      9,420      3.73       9,210       9,171
Elder Beerman           8,471      8,713      1,179      2.56       1,526       1,633
Elder Beerman           9,881      9,961      1,619      3.23       1,663       1,628
Herberger's            12,719     12,086      2,592      3.50       2,307       2,344
Herberger's            14,256     13,160      2,025      2.72       1,856       1,647
Younkers               11,668     11,409      2,097      3.43       2,002       1,731
Younkers               13,573     13,596      2,338      3.39       2,053       1,839
Younkers               19,516     11,206      4,173      3.57       3,598       2,253
Carson Pirie Scott     17,180     17,146      3,597      4.01       3,237       3,559
Carson Pirie Scott     22,518     23,247      3,777      3.50       3,639       4,271
--------------------------------------------------------------------------------------
TOTAL                $227,806   $215,885    $42,192               $40,391     $40,058
======================================================================================
AVERAGE              $ 20,710   $ 19,626    $ 3,836      3.52     $ 3,672     $ 3,642

THE BON-TON DEPARTMENT STORES PORTFOLIO LOAN

THE LOAN. The Bon-Ton Department Stores Portfolio Loan is a $129.8 million, 119 month fixed rate loan secured by a first mortgage on the borrower's fee simple interest in a portfolio of 11 department stores and one distribution center containing a total of 2,003,186 square feet located in seven Midwestern states.
The Bon-Ton Department Stores Portfolio Loan amortizes over 299 months, matures on April 1, 2016 and accrues interest at an annual rate of 6.2125%.

THE BORROWER. The Bon-Ton Department Stores Portfolio Borrower is Bonstores
Realty One, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the
Bon-Ton Department Stores Portfolio Borrower's legal counsel has delivered a non-consolidation opinion. The borrower principal is Bonstores Holdings One,
LLC.

Bon-Ton Stores, founded in 1898, currently operates 139 department stores and two furniture stores located in 16 Northeastern and Midwestern states under the
Bon-Ton and Elder-Beerman brand names. Bon-Ton recently acquired the Northern
Department Store Group (NDSG) of Saks Incorporated for approximately $1.1 billion (enterprise value) plus another $187 million in closing costs. NDSG Saks currently operates 142 department stores located in the Midwest and Great Plains

                                      B-17

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

regions under the Carson Pirie Scott, Younkers, Herberger's, Boston Store and
Bergner's brand names. The combined Bon-Ton/NDSG Saks entity operates a total of
279 stores located in 23 states.

Bon-Ton Stores sells an assortment of branded and private label apparel and accessories for women, men and children, intimate apparel, footwear, cosmetics and home furnishings. Branded apparel names include Calvin Klein, Estee Lauder,
Liz Claiborne and Nautica. The company employs approximately 33,500 people.
Bon-Ton Stores is rated B+ by S&P, B2 by Moody's and CCC by Fitch. As of the fiscal year ended January 28, 2006, Bon-Ton Stores reported revenue of approximately $1.3 billion, net income of $26.0 million and stockholder equity of $292.1 million.

THE PROPERTY. The Bon-Ton Department Stores Portfolio Mortgaged Property
consists of a portfolio of 11 department stores and one distribution center containing a total of 2,003,186 square feet located in seven Midwestern states.
The company-owned properties were built between 1957 and 2002, range in size from 70,847 to 520,000 square feet and are situated on 1.31 to 20.00 acres.
Eight of the properties were most recently renovated between 1990 and 2002. The
Bon-Ton Department Stores Portfolio Borrower has executed new 15-year NNN leases at market rents as determined by recent appraisals on each property. The rental rates per square foot for the 11 department stores range from $4.00 to $12.00.
The rental rate per square foot for the distribution center is $1.95. The leases are guaranteed by Bon-Ton Stores.

The Bon-Ton Department Stores Portfolio Borrower is generally required at its sole cost and expense to keep the Bon-Ton Department Stores Portfolio Mortgaged
Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

SIGNIFICANT TENANTS. The Bon-Ton Department Stores Portfolio Mortgaged Property
is 100.00% occupied as of the 12 rent rolls all dated June 1, 2006. The 11 retail properties are operated under the brands: 1) Elder-Beerman; 2)
Herberger's; 3) Younkers; 4) Carson Pirie Scott and 5) Boston Store.

     ELDER-BEERMAN. Elder-Beerman operates nearly 69 stores in small-to-midsize cities primarily in the Midwest. The department stores sell moderately priced apparel, cosmetics, and home furnishings and are traditionally located in markets with only one shopping mall. Elder-Beerman was formed in
     1962 through the merger of Elder & Johnston Co. and Beerman Stores, Inc.

     HERBERGER'S. Herberger's are traditional department stores that have been in business for over 100 years with locations in Colorado, Iowa, Minnesota,
     Montana, Nebraska, North Dakota, South Dakota, Wisconsin and Wyoming. They
     feature apparel and accessories for men, women, teens, children and special sizes, in addition to home furnishings.

     YOUNKERS. Younkers is a quality department store which has been in business for nearly 150 years. They are the largest department store chain in Iowa, with more than 47 stores conveniently located throughout the Midwest.
     Younkers carry a large retail product type assortment of apparel and accessories for men, women, teens, and children, and their selection features both famous designers and exclusive collections. Additionally, their furniture departments offer furniture for many different home settings and budgets.

     CARSON PIRIE SCOTT & CO. Carson Pirie Scott & Co. operates about 30 department stores located primarily in Illinois, but also in Indiana.
     Founded in 1854, Carson Pirie Scott & Co. was bought in 1989 by P.A.
     Bergner & Co., operator of the Bergner's and Boston Store chains. Carson
     Pirie Scott & Co. was bought in 1998 by Proffitt's, which was later renamed
     Saks Inc.

     BOSTON STORE. Boston Store's traditional department stores have been in business for over 100 years. They are located throughout Wisconsin. Their merchandise consists of a large assortment of apparel and accessories for men, women, teens, children and special sizes, plus a full line of home furnishings.

THE MARKET. The Bon-Ton Department Stores Portfolio Mortgaged Property consists of a portfolio of 11 department stores and one distribution center located in seven Midwestern states.

                                      B-18

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 COMPETITIVE SET
--------------------------------------------------------------------------------

 RETAIL LOCATIONS
      BRAND             LOCATION                      COMPETITION (DISTANCE FROM SUBJECT)
----------------------------------------------------------------------------------------------------

Boston               Brookfield, WI   JC Penney (Same Mall), Sears (Same Mall), Steinmart (0.5 Miles
                                      W), Kohl's (1 Mile NE)

Boston               Wauwatosa, WI    Marshall Fields (Same Mall), Kohl's (1 Mile W), Target (2
                                      Miles NW)

Elder Beerman        Zanesville, OH   JC Penney (Same Mall), Sears (Same Mall), TJ Maxx (0.3 Miles
                                      N), Kohl's (0.4 Miles N)

Elder Beerman        Richmond, IN     Dillard's (2.5 Miles E), JC Penney (2.5 Miles E), Sears (2.5
                                      Miles E)

Herberger's          Fargo, ND        JC Penney (Same Mall), Marshall Fields (Same Mall), Sears
                                      (Same Mall), Kohl's (.06 Miles)

Herberger's          St. Paul, MN     Target (0.2 Miles), Marshall Fields (3 Miles), Wards (3.2
                                      Miles), Target (3.5 Miles), Marshall Fields (3.7 Miles),
                                      Kohl's (4 Miles)

Younkers             Eau Claire, WI   JC Penney (Same Mall), Marshall Fields (Same Mall), Sears
                                      (Same Mall), Kohl's (0.3 Miles), Super Target (0.3 Miles)

Younkers             Muskegon, MI     JC Penney (Same Mall), Sears (Same Mall), Lakeshore
                                      Marketplace (2 blocks N), Lakes Crossing Shopping
                                      Center (0.5 Miles S)

Younkers             Green Bay, WI    Elder-Beerman (Same Mall), Shopko (Same Mall), Kohl's (Same
                                      Mall), Steinmart (0.25 Miles S)

Carson Pirie Scott   Joliet, IL       JC Penney (Same Mall), Marshall Fields (Same Mall), Sears
                                      (Same Mall), Target (0.5 Miles), Kmart (0.5 Miles),
                                      Kohl's (2 Miles)

Carson Pirie Scott   Aurora, IL       JC Penney (Same Mall), Marshall Fields (Same Mall), Sears
                                      (Same Mall), Kohl's (0.1 Miles)

PROPERTY MANAGEMENT. The Bon-Ton Department Stores Portfolio is self-managed by the Bon-Ton Department Stores Portfolio Borrower.

LOCKBOX/CASH MANAGEMENT. The Bon-Ton Department Stores Portfolio Loan is
structured with a hard lockbox.

RESERVES. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

COLLATERAL RELEASE. After the related lockout period and provided that no event of default exists, the Bon-Ton Department Stores Portfolio Borrower may obtain the release of an Individual Property (as defined in the related loan agreement)
from the lien of the mortgage and the release of the Bon-Ton Department Stores
Portfolio Borrower's obligations under the Loan Documents with respect to such property, upon the satisfaction of certain conditions, including without limitation: (a) payment of the Release Amount, which will be deemed a voluntary prepayment of a portion of the Bon-Ton Department Stores Portfolio Loan, and will include any applicable prepayment premium (b) after giving effect to such
Individual Property release, the debt service coverage ratio for the properties then remaining will be equal to or exceed the greater of (i) the debt service coverage ratio as of the closing date or (ii) the debt service coverage ratio immediately prior to the release, and (c) the applicable Allocated Loan Amount of such Individual Property when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual Property may not exceed 15% of the original principal amount of the Bon-Ton Department Stores
Portfolio loan in any given twelve consecutive month period and the aggregate amount of the released Individual Properties may not exceed 40% of the original principal amount of such loan over the life of the loan.

"Release Amount" means the product of the "Allocated Loan Amount" (set forth in
Schedule III of the loan agreement) and (a) 110% if the applicable Allocated
Loan Amount of such Individual Property when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual
Property is equal to 25% or less of the original principal amount of the Bon-Ton
Department Stores Portfolio Loan as of the closing date and (b) 115% if the applicable Allocated Loan Amount when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual Property is greater than 25% and less than or equal to 50% inclusive of the original principal amount of the Bon-Ton Department Stores Portfolio Loan as of the
closing date. If the applicable Allocated Loan Amount when added to the
Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual Property is greater than 50% inclusively of the original principal amount of the Bon-Ton Department Stores Portfolio Loan as of the
closing date, no property release is permitted.

                                      B-19

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

COLLATERAL SUBSTITUTION. The Bon-Ton Department Stores Portfolio Borrower may
obtain a release of the lien of the mortgage encumbering an Individual Property
("Substituted Property") by substituting its interest in one or more properties of like kind and quality acquired by the Bon-Ton Department Stores Portfolio
Borrower (individually, a "Substitute Property" and collectively, the
"Substitute Properties"), provided that no such substitution may occur after the date that is three months prior to the maturity date of the Bon-Ton Department
Stores Portfolio Loan. In addition, any such substitution is subject to, without limitation, the following conditions precedent: (a) the Substitute Property must be a property as to which the Bon-Ton Department Stores Portfolio Borrower will hold indefeasible fee or ground leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances, leases and easements, restrictive covenants and other title exceptions which do not have a material adverse effect (as would be determined by a prudent mortgage lender) on the utility or value of such property for its current use, (b) receipt by the mortgagee of and the applicable rating agencies of an MAI appraisal of the
Substitute Property dated no more than 90 days prior to the substitution by a nationally recognized and independent appraiser, indicating an appraised value of the Substitute Property that is at least equal to or greater than the appraised value of the Substituted Property determined by the mortgagee as of the closing date of the Bon-Ton Department Stores Portfolio Mortgage Loan, (c)
receipt by the mortgagee of historical calculations of EBITDA and proforma calculations of EBITDA, each certified by an officer of the Bon-Ton Department
Stores Portfolio Borrower, reflecting that the proforma annualized EBITDA for the Substitute Property is equal to or greater than the higher of (i) EBITDA for the trailing 12 month period for the Substituted Property as of the closing date and (ii) EBITDA for the trailing 12 month period for the Substituted Property immediately prior to the substitution thereof and (d) the applicable Allocated
Loan Amount of such Individual Property when added to the Allocated Loan Amounts of all properties released prior to or simultaneously with such Individual
Property is less than 15% of the original principal amount of the Bon-Ton
Department Stores Portfolio Loan in any given twelve consecutive month period and the aggregate amount of the Substituted Properties is less than 25% of the original principal amount of such loan over the life of the Mortgage Loan.

                                      B-20

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET          BALANCE: $129,670,402
                     BON-TON DEPARTMENT STORES PORTFOLIO   DSCR:    1.20x
                                                           LTV:     79.16%
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      B-21

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-22

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                   GRANITE RUN MALL         DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-23

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                  GRANITE RUN MALL          DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America, National Association

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $122,000,000

CUT-OFF BALANCE:                 $122,000,000

% BY INITIAL UPB:                4.99%

INTEREST RATE:                   5.8340%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              July 1, 2006

MATURITY DATE:                   June 1, 2016

AMORTIZATION:                    360 Months

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 then defeasance is permitted. On and after
                                 December 1 2015, prepayment permitted without
                                 penalty.

SPONSOR:                         The Macerich Partnership, L.P.;
                                 Simon Property Group, L.P.

BORROWER:                        SM Granite Mall, L.P.

ADDITIONAL FINANCING:            Future mezzanine debt permitted

LOCKBOX:                         Hard

INITIAL RESERVES:                None

MONTHLY RESERVES:                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $176.31

BALLOON BALANCE/SQ. FT.:         $148.81

LTV:                             78.71%

BALLOON LTV:                     66.43%

DSCR:                            1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Retail -- Anchored

COLLATERAL:                      Fee/Leasehold

LOCATION:                        Media, PA

YEAR BUILT / RENOVATED:          1974 / 1993

COLLATERAL SQ. FT.:              691,966

PROPERTY MANAGEMENT:             Simon Management Associates LLC

OCCUPANCY (AS OF MARCH 9,
   2006):                        88.11%(1)

UNDERWRITTEN NET OPERATING
   INCOME:                       $10,758,142

UNDERWRITTEN NET CASH FLOW:      $10,288,705

APPRAISED VALUE:                 $155,000,000

APPRAISAL DATE:                  March 20, 2006
--------------------------------------------------------------------------------

(1)  The mortgaged property is 91.18% leased.

                                      B-24

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                  GRANITE RUN MALL          DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

                                 ANCHOR TENANTS

                                       % OF TOTAL    EXPIRATION       RATINGS      TTE 12/31/05
TENANTS                     SQ. FT.   MALL SQ. FT.      DATE        (S/M/F)(1)        SALES
-----------------------------------------------------------------------------------------------

Sears (Ground Lease)        175,300        16.7%     07/29/2024     BB+/Ba1/BB         $178
Boscov's                    174,717        16.7      08/31/2013      NR/NR/NR          $159
JC Penney (Ground Lease)    150,792        14.4      01/13/2016   BBB-/Baa3/BBB-        N/A
Kohl's                       82,500         7.9      09/18/2009      BBB+/A3/A         $203
Acme                         59,614         5.7      02/28/2020    BBB-/Ba3/BB-         N/A
Sears Auto (Ground Lease)    28,609         2.7      07/29/2024     BB+/Ba1/BB          N/A
-----------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.             671,532        64.2%                                        N/A
===============================================================================================

(1)  Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

                       IN-LINE TENANTS SUMMARY INFORMATION

TTM (12/31/2005) Sales PSF (WA)   Occ. Cost as % of Sales (WA)
--------------------------------------------------------------
              $283                            16.0%
--------------------------------------------------------------------------------

                              MAJOR IN-LINE TENANTS

                                              % OF TOTAL       LEASE
              TENANT               SQ. FT.   MALL SQ. FT.   EXPIRATION
----------------------------------------------------------------------

Granite Run 8 Theatres (AMC)(2)   27,063          2.6%     12/31/2006
Modell's Sporting Goods           13,393          1.3      01/31/2012
----------------------------------------------------------------------
TOTAL/WTD. AVG.                   40,456          3.9%
======================================================================

                                       BASE        TTE 12/31/05     RATINGS          TTE 12/31/05
              TENANT              RENT / SQ. FT.       SALES      (S/M/F)(1)   SALES / SQ. FT. / SCREEN
-------------------------------------------------------------------------------------------------------

Granite Run 8 Theatres (AMC)(2)                     $2,985,000       B/NR/B              $373,125
Modell's Sporting Goods               $20.50        $3,937,542      NR/NR/NR             $    294
-------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.
=======================================================================================================

(1)  Credit Ratings are of the parent company whether or not the parent company guarantee the lease.

(2)  Although the Granite Run 8 Theatre (AMC) is currently part of the collateral, it was not included in the valuation, nor was the income generated by the tenant underwritten. The Borrower can release the theater parcel at par at any time during the loan term.

                              ROLLOVER SCHEDULE(1)

                                                   CUMULATIVE                                                    CUMULATIVE %
             NUMBER OF    EXPIRING    % OF TOTAL      TOTAL      CUMULATIVE % OF                    % OF BASE      OF BASE
  YEAR OF      LEASES    COLLATERAL   COLLATERAL   COLLATERAL   TOTAL COLLATERAL   ANNUAL RENT /   ACTUAL RENT   ACTUAL RENT
EXPIRATION    EXPIRING     SQ. FT.      SQ. FT.      SQ. FT.         SQ. FT.          SQ. FT.        ROLLING       ROLLING
-----------------------------------------------------------------------------------------------------------------------------

2006              8         32,523         4.7%       32,523            4.7%          $12.28            4.4%          4.4%
2007             15         27,606         4.0        60,129            8.7           $33.09           10.1          14.5
2008             13         47,953         6.9       108,082           15.6           $19.72           10.5          25.0
2009             14        114,958        16.6       223,040           32.2           $ 9.01           11.5          36.4
2010             15         31,606         4.6       254,646           36.8           $32.19           11.3          47.7
2011             13         40,055         5.8       294,701           42.6           $30.44           13.5          61.2
2012              7         29,750         4.3       324,451           46.9           $25.77            8.5          69.7
2013              4        180,555        26.1       505,006           73.0           $ 4.34            8.7          78.3
2014              1          3,095         0.4       508,101           73.4           $42.00            1.4          79.8
2015              4         12,668         1.8       520,769           75.3           $32.73            4.6          84.4
2016              4         11,463         1.7       532,232           76.9           $28.36            3.6          87.9
2020              2         61,166         8.8       593,398           85.8           $ 8.95            6.1          94.0
MTM              12         36,520         5.3       629,918           91.0           $14.84            6.0         100.0%
Vacant                      62,048         9.0       691,966          100.0%                             --
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:          112        691,966       100.0%                                                       100.0%
=============================================================================================================================

(1)  Information obtained from underwritten rent roll and does not include ground lease tenants.

                                      B-25

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                  GRANITE RUN MALL          DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

THE GRANITE RUN MALL LOAN

THE LOAN. The Granite Run Mall Mortgage Loan is a $122.0 million, ten-year fixed rate loan secured by a first mortgage on the borrower's leasehold interest in a
691,966 square foot regional mall located in Media, Delaware County,
Pennsylvania. The Granite Run Mall Mortgage Loan is also secured by a mortgage encumbering the fee simple interest in the Mortgaged Property granted by an affiliate of the Granite Run Mall Borrower. The Granite Run Mall Mortgage Loan
amortizes over a 30 year period, matures on June 1, 2016 and accrues interest at an annual rate of 5.8340%.

THE BORROWER. The Granite Run Mall Borrower is SM Granite Mall, L.P., a Delaware
limited partnership and a single purpose bankruptcy remote entity. The general partner of the Granite Run Mall Borrower is Granite Mall GP, LLC, a Delaware
limited liability company and a single purpose bankruptcy remote entity, with at least two independent managers for which the Granite Run Mall Borrower's legal counsel has delivered a non-consolidation opinion. The sponsors are The Macerich
Partnership, L.P. and Simon Property Group, L.P.

The Macerich Company ("Macerich") (NYSE: "MAC") (not rated) is a REIT engaged in the acquisition, ownership, development, redevelopment, management and leasing of regional malls and community shopping centers. Macerich owns or holds an interest in 98 properties consisting of 76 regional malls, 20 community shopping centers and two development/ redevelopment projects containing a total of 78.9 million square feet located throughout the United States. Macerich employs approximately 4,500 people. As of the fiscal year ended December 31, 2005,
Macerich reported revenue of approximately $767.4 million, net income of $71.7 million and stockholder equity of $827.1 million.

Simon Property Group, Inc. ("Simon") (NYSE: "SPG") (rated A-/NR/NR by S/M/F), a publicly traded real estate investment trust ("REIT") in North America, is engaged in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties, primarily regional malls, outlet centers and community shopping centers. Simon owns or holds an interest in 296 properties consisting of 172 regional malls, 30 outlet centers, 71 community shopping centers and 23 other properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico. Simon also has interests in 12 parcels of land held in the United States for future development, 51 European shopping centers located in France, Italy, Poland and
Portugal, four outlet centers located in Japan, one outlet center located in
Mexico and one community shopping center located in Canada. Simon provides leasing, management and development services to its properties. Simon employs approximately 3,000 people. As of the fiscal year ended December 31, 2005, Simon reported revenue of approximately $3.2 billion, net income of $475.7 million and stockholder equity of $4.3 billion.

THE PROPERTY. The Granite Run Mall Mortgaged Property consists of a fee simple and leasehold interest in a regional mall constructed in 1974 and most recently renovated in 1993. The improvements consist of three anchor tenant buildings and the in-line mall stores containing a total of 691,966 gross leasable square feet situated on 57.00 acres. Collateral for the Granite Run Mall Mortgaged Property
consists of three anchor tenants ranging in size from 59,614 to 174,717 square feet and more than 100 in-line/kiosk tenants ranging in size from 144 to 27,063 square feet. The three anchor tenants are Boscov's, Kohl's and Acme, which together occupy 45.8% of the total square feet and contribute 11.1% of the gross potential rental income. In-line tenants over 8,000 square feet are Granite Run
8 Theatres, Modell's Sporting Goods, Red Lobster and The Limited. The
in-line/kiosk tenants together occupy 45.4% of the total square feet and contribute 73.3% of the gross potential rental income. Sears (175,300 square feet), JC Penney (150,792 square feet) and Sears Auto (28,609 square feet) are non-collateral, ground leased shadow anchor tenants. Including Sears, JC Penney and Sears Auto, the Granite Run Mall is a total of 1,046,667 square feet.

The Granite Run Mall Borrower is generally required at its sole cost and expense to keep the Granite Run Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                      B-26

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                  GRANITE RUN MALL          DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS. The Granite Run Mall Mortgaged Property is 88.11% occupied as of the March 9, 2006 rent roll.

The three collateral anchor tenants are:

BOSCOV'S (174,717 square feet, 25.2% GLA, not rated) operates under a 20-year lease expiring on August 31, 2013. The rental rate per square foot of $3.43 remains constant during the initial lease term. There are five five-year options to renew the lease with the rental rate per square foot remaining at $3.43 during the lease renewal periods. Boscov's is also required to pay percentage rent equal to 2% of sales in excess of $30,000,000 ($172 per square foot).
Boscov's currently operates 40 department stores located in six states in the
Mid Atlantic region of the country. Boscov's sells a broad selection of merchandise. Branded apparel names include Calvin Klein, Liz Claiborne, Tommy
Hilfiger, Nautica, Champion and Jockey. Branded houseware names include
Waterford Crystal, Pfaltzgraff, Lenox, Whirlpool and Panasonic. Since Boscov's
is privately held, no financial information is available. Boscov's reported sales per square foot of approximately $155 in 2003, $158 in 2004 and $150 in
2005 at the Granite Run Mall Mortgaged Property.

KOHL'S (NYSE:"KSS") (82,500 square feet, 11.9% GLA, rated BBB+/A3/A by S/M/F)
operates under a 32-year lease expiring on September 18, 2009. The rental rate per square foot of $1.35 remains constant during the initial lease term. There are five ten-year options to renew the lease with the rental rate per square foot increasing to $1.45 during the first lease renewal period, $1.70 during the second and third lease renewal periods and $1.94 during the fourth and fifth lease renewal periods. Kohl's is also required to pay percentage rent equal to
0.75% of sales in excess of $5,000,000 ($61 per square foot) and less than
$11,000,000 and 0.5% of sales in excess of $11,000,000 ($133 per square foot).
Kohl's operates family oriented, specialty department stores that feature national brand merchandise. Kohl's sells apparel, shoes, accessories and home products targeted to middle-income customers shopping for their families and homes. Company stores have fewer departments than traditional, full-line department stores, but offer customers assortments of merchandise displayed in selections of styles, colors and sizes. The merchandise mix emphasizes apparel and shoes for women, men and children, and soft home products, such as towels, sheets and pillows, and housewares. The company currently operates 741 stores located in 41 states. Kohl's employs approximately 17,000 people. As of the fiscal year ended January 28, 2006, Kohl's reported revenue of $13.4 billion, net income of $842.0 million and stockholder equity of $6.0 billion. Kohl's reported sales per square foot of approximately $194 in 2003, $198 in 2004 and
$204 in 2005 at the Granite Run Mall Mortgaged Property.

ACME (owned by Albertson's, NYSE: "ABS") (59,614 square feet, 8.6% GLA,
Albertson's rated BBB-/Ba3/BB- by S/M/F) operates under a 21-year lease expiring on February 28, 2020. The rental rate per square foot of $7.97 increases to
$8.39 in lease years 11 to 15 and $8.81 in lease years 16 to 20. There are seven five-year options to renew the lease with the rental rate per square foot increasing to $9.47, $10.18, $10.94, $11.76, $12.64, $13.59 and $14.61 during the seven lease renewal periods, respectively. Acme is a supermarket chain purchased by Albertson's in 2000. Acme operates 135 supermarkets located primarily in New Jersey and Pennsylvania, but also in Delaware and Maryland, under the Acme and Acme Sav-on brand names. On January 23, 2006, Albertson's entered into definitive agreements to sell the entire company to a consortium of investors, including SuperValu, CVS and a private investor group. The transaction is subject to approval by Albertson's and SuperValu shareholders and is expected to close in mid-2006. Albertson's operates as a food and drug retailer. Brand names include Albertson's, Acme, Shaw's, Jewel-Osco, Sav-on
Drugs, Osco Drug, Star Market, Super Saver and Bristol Farms. Stores offer grocery, prescription drugs, cosmetics and general merchandise. The company operates 2,500 retail stores located in 37 states and 236 fuel centers located in 22 states. Albertson's employs approximately 241,000 people. As of the fiscal year ended February 2, 2006, Albertson's reported revenue of approximately $40.4 billion, net income of $446.0 million and stockholder equity of $5.7 billion.

The three non-collateral, ground leased anchor tenants are:

SEARS (NasdaqNM: "SHLD") (175,300 square feet, rated BB+/Ba1/BB by S/M/F)
operates under a 52-year ground lease expiring on July 29, 2024. Sears pays
$90,000 in ground rent. Sears is a multi-line retailer offering an array of merchandise and related services. The company operates through three segments:
Sears Domestic, Sears Canada and Kmart. The Sears Domestic segment operates full-line stores that offer an array of products, including home appliances, consumer electronics,

                                      B-27

--------------------------------------------------------------------------------
1067 West Baltimore Pike       COLLATERAL TERM SHEET       BALANCE: $122,000,000
Media, PA 19063                  GRANITE RUN MALL          DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

tools, fitness, lawn and garden equipment, automotive services and products, such as tires and batteries, home fashion products, as well as apparel, footwear, health, beauty, pantry, household products and toys. The Sears Canada segment operates retail stores that offer apparel and other soft lines. The
Kmart segment operates stores that offer general merchandise, including products sold under labels, such as Jaclyn Smith, Joe Boxer and Martha Stewart Everyday, as well as in-store pharmacies. Sears operates approximately 2,300 full-line and
1,100 specialty retail stores in the United States and 370 full-line and specialty retail stores in Canada. As of the fiscal year ended January 28, 2006,
Sears reported revenue of approximately $49.1 billion, net income of $858.0 million and stockholder equity of $11.6 billion.

JC PENNEY (NYSE: "JCP") (150,792 square feet, rated BBB-/Baa3/BBB- by S/M/F)
operates under a 42-year ground lease expiring on January 13, 2016. JC Penney pays $60,000 in ground rent. JC Penney is a multi-line retailer selling family apparel, jewelry, shoes, accessories and home furnishings. The company operates
1,019 department stores located in 49 states and Puerto Rico. As of the fiscal year ended January 28, 2006, JC Penney reported revenue of approximately $18.8 billion, net income of $1.1 billion and stockholder equity of $4.0 billion.

SEARS AUTO (28,609 square feet). Sears Auto operates under a 52-year ground lease expiring on July 29, 2024. The Sears Auto ground rent is included with
Sears. See Sears above.

THE MARKET. The Granite Run Mall Mortgaged Property is located in southeast
Pennsylvania, approximately 15 miles west of downtown Philadelphia within the
Philadelphia MSA. The MSA consists of Philadelphia, Bucks, Chester, Delaware and
Montgomery Counties in southeastern Pennsylvania and Burlington, Camden and
Gloucester Counties in southern New Jersey. Population is approximately 5.2 million in the MSA, 1.6 million in Philadelphia, 540,000 in Delaware County and
5,500 in Media. Population within a one-, three- and five-mile radius of the
Granite Run Mall Mortgaged Property is approximately 5,000, 42,000 and 140,000, respectively. Population within a ten- and 20-mile radius (regional mall trade areas) of the Granite Run Mall Mortgaged Property is approximately 857,000 and
3.2 million, respectively. Average household income is approximately $96,000 in the MSA. Average household income within a one-, three- and five-mile radius of the Granite Run Mall Mortgaged Property is approximately $86,000, $89,000 and
$83,000, respectively. Average household income within a ten- and 20-mile radius within the Philadelphia MSA of the Granite Run Mall Mortgaged Property is
approximately $72,000 and $66,000, respectively. The major industry sectors are
Services (49.3%), Retail Trade (10.8%), Government (9.4%), and FIRE (8.8%).

The Granite Run Mall Mortgaged Property is located on Baltimore Pike, a major east/west arterial through Delaware County connecting with Philadelphia to the east. Baltimore Pike connects with I-95 and I-476 as well as most secondary arterials in the area. I-95 provides access to New York to the north and to
Delaware to the south. I-476, the "Blue Route", connects with both I-95 and I-76
("Schuylkill Expressway"). I-76 provides access to the Pennsylvania Turnpike to the west and Center City Philadelphia to the east.

Land uses in the immediate vicinity are a mix of commercial and residential.
Commercial uses include restaurants, convenience stores and support services located along Baltimore Pike.

According to the appraisal, the Philadelphia retail market contains approximately 58.7 million square feet with an overall occupancy of 93.0% at an average rental rate per square foot of $17.13. The Delaware County submarket contains approximately 4.7 million square feet with an overall occupancy of
92.1% at an average rental rate per square foot of $19.43.

The appraiser identified nine regional malls/community centers located in the
Philadelphia MSA as being comparable to the Granite Run Mall Mortgaged Property as follows:

                                      B-28

--------------------------------------------------------------------------------
1067 West Baltimore Pike      COLLATERAL TERM SHEET        BALANCE: $122,000,000
Media, PA 19063                 GRANITE RUN MALL           DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

                                 COMPETITIVE SET

                                                DISTANCE FROM
          COMPETITION             SQ. FT.          SUBJECT                                  ANCHORS
---------------------------------------------------------------------------------------------------------------------------

Springfield Mall                  589,309   4.0 Miles East         Macy's, Strawbridge's
Concord Mall                      863,251   10.0 Miles Southwest   Boscov's, Sears, Strawbridge's, Strawbridge's Home
King of Prussia Plaza & Court   2,856,132   15.0 Miles North       Macy's, Bloomingdale's, Nordstrom, Sears, Strawbridge's,
                                                                   JC Penney, Lord & Taylor
Deptford Mall                   1,193,971   15.0 Miles Southeast   Macy's, Sears, Strawbridge's, JC Penney
Gallery at Market East          1,051,526   15.0 Miles Northeast   Strawbridge's, Kmart, Burlington Coat
Bala Cynwyd Shopping Center       281,118   15.0 Miles Northeast   Lord & Taylor, Acme, LA Fitness
Exton Square                    1,088,000   20.0 Miles Northwest   Strawbridge's, Boscov's, Sears, JC Penney
Christiana Mall                 1,090,449   20.0 Miles South       Macy's, Strawbridge's, Lord & Taylor, JC Penney
Plymouth Meeting Mall             973,220   25.0 Miles Northeast   Strawbridge's, Boscov's, AMC Theatres

PROPERTY MANAGEMENT. The Granite Run Mall Mortgaged Property is managed by Simon
Management Associates LLC.

LOCKBOX/CASH MANAGEMENT. The Granite Run Mall Loan is structured with a hard lockbox.

RESERVES. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Provided that no Event of Default has occurred and is continuing, upon not less than 30 days prior written notice to the mortgagee the Granite Run Mall Borrower is permitted to incur mezzanine indebtedness upon satisfaction of the following conditions including, without limitation: (a) the amount of such mezzanine loan does not exceed at the time of closing of such mezzanine loan, an amount which, when added to the outstanding principal balance of the Granite Run Mall Loan, results in (i) a loan to value ratio in excess of 80% and (ii) a debt service coverage ratio of less than
1.25x, (b) written confirmation from the Rating Agencies that the making of the mezzanine loan will not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings assigned (or to be assigned) to securities secured to by the Granite Run Mall Loan and (c) the holder of the mezzanine loan shall enter into a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee.

COLLATERAL RELEASE. Provided that no event of default has occurred and is continuing, the Granite Run Mall Borrower may at any time and for no consideration obtain the release of the "Granite Run 8 Theater Parcel" from the lien of the mortgage (and related loan documents) and the release of the Granite
Run Mall Borrower's obligations under the loan documents with respect to the
Granite Run 8 Theater Parcel (other than those expressly stated to survive), but only upon the satisfaction of the following conditions including, without limitation: (a) at least 30 days prior written notice of the request to obtain a release, (b) a release in a form appropriate in the State of Pennsylvania and that contains standard provisions, if any, protecting the rights of the releasing lender, (c) delivery to mortgagee of legal opinions, Title Insurance, or other evidence reasonably satisfactory to the mortgagee to the effect that the remaining portion of the Granite Run Mall Mortgaged Property complies with applicable zoning, parking and other legal requirements, (d) the Granite Run 8
Theater Parcel will be conveyed to a person other than the Granite Run Mall
Borrower or any SPE Component Entity (if any), with an endorsement to the Title
Insurance Policy as to the remaining portion of the Granite Run Mall Mortgaged
Property, (e) a certificate of the Granite Run Mall Borrower that the Granite
Run 8 Theater Release does not violate any leases or any REA and (f) payment of all of mortgagee's costs and expenses, not to exceed in the aggregate $10,000.

                                      B-29

--------------------------------------------------------------------------------
1067 West Baltimore Pike      COLLATERAL TERM SHEET        BALANCE: $122,000,000
Media, PA 19063                 GRANITE RUN MALL           DSCR:    1.19x
                                                           LTV:     78.71%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-30

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-31

--------------------------------------------------------------------------------
979 Third Avenue            COLLATERAL TERM SHEET          BALANCE: $100,000,000
New York, NY 10022       DECORATION & DESIGN BUILDING      DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Refinance

SHADOW RATING (S/F):             "AAA" / "AAA"

ORIGINAL BALANCE:                $100,000,000

CUT-OFF BALANCE:                 $100,000,000

% BY INITIAL UPB:                4.09%

INTEREST RATE:                   5.7850%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              June 1, 2006

MATURITY DATE:                   May 1, 2016

AMORTIZATION:                    Interest only for the initial 35 months of the
                                 loan term; thereafter amortizes on a 30- year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after February 1, 2016 prepayment is permitted
                                 without penalty or premium.

SPONSOR:                         Charles S. Cohen

BORROWER:                        D&D Building Company LLC

ADDITIONAL FINANCING(1):         Future mezzanine debt permitted.

LOCKBOX:                         Hard

INITIAL RESERVES(2):             None

MONTHLY RESERVES(2):             Taxes:          $702,094
                                 Insurance:      $ 34,784
                                 Replacements:   $ 16,651
                                 Ground Rent:    $318,750
--------------------------------------------------------------------------------

(1)  See "Future Mezzanine or Subordinate Indebtedness" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $169.67

BALLOON BALANCE / SQ. FT.:       $152.43

LTV:                             37.04%

BALLOON LTV:                     33.27%

DSCR:                            2.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Retail / Design Center

COLLATERAL:                      Leasehold interest

LOCATION:                        New York, New York

YEAR BUILT / RENOVATED:          1963 / 2006

COLLATERAL SF:                   589,387 square feet

PROPERTY MANAGEMENT:             Cohen Brothers Realty Corporation (a borrower
                                 affiliate)

OCCUPANCY (AS OF MARCH 1,
   2006):                        99.70%

UNDERWRITTEN NET OPERATING
   INCOME:                       $17,010,927

UNDERWRITTEN NET CASH FLOW:      $16,569,714

APPRAISED VALUE:                 $270,000,000

APPRAISAL DATE:                  April 1, 2006
--------------------------------------------------------------------------------

                                      B-32

--------------------------------------------------------------------------------
979 Third Avenue            COLLATERAL TERM SHEET          BALANCE: $100,000,000
New York, NY 10022       DECORATION & DESIGN BUILDING      DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  MAJOR TENANTS
--------------------------------------------------------------------------------
                                       % OF         EXPIRATION     RATINGS
TENANTS                 SQ. FT.   TOTAL SQ. FT.        DATE        (S/M/F)
--------------------------------------------------------------------------
BRUNSCHWIG & FILS        40,986         7.0%      03/31/2012      NR/NR/NR
STARK CARPET CORP.       39,048         6.6       11/30/2009      NR/NR/NR
F. SCHUMACHER & CO.      29,196         5.0       04/30/2010(1)   NR/NR/NR
206 E.59th ST. GARAGE    38,000         6.4       01/31/2029      NR/NR/NR
ROBERT ALLEN             25,358         4.3       05/31/2014      NR/NR/NR
--------------------------------------------------------------------------
TOTAL/WTD. AVG.         172,588        29.3%
==========================================================================

(1)  F.Schumacher & Co. occupies 19,546 square feet ($53.04 /square foot)
     expiring on April 30, 2010 and 9,650 square feet ($48.48 /square foot)
     expiring on April 30, 2014

--------------------------------------------------------------------------------
                              ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                                                                                                             CUMULATIVE
                  NUMBER OF                % OF    CUMULATIVE   CUMULATIVE                       % OF           % OF
      YEAR OF       LEASES    EXPIRING    TOTAL       TOTAL     % OF TOTAL   ANNUAL RENT /    BASE ACTUAL    BASE ACTUAL
    EXPIRATION     EXPIRING    SQ.FT.    SQ. FT.     SQ.FT.       SQ. FT.       SQ. FT.      RENT ROLLING   RENT ROLLING
------------------------------------------------------------------------------------------------------------------------

MTM                    1         3,662      0.6%       3,662        0.6%         $40.18           0.5%           0.5%
2006                   8        18,588      3.2       22,250        3.8          $69.00           4.5            5.0
2007                  11        24,202      4.1       46,452        7.9          $49.05           4.1            9.1
2008                  16        60,784     10.3      107,236       18.2          $48.26          10.2           19.4
2009                  11        53,834      9.1      161,070       27.3          $42.52           8.0           27.3
2010                  16        60,634     10.3      221,704       37.6          $60.22          12.7           40.1
2011                  12        28,825      4.9      250,529       42.5          $47.05           4.7           44.8
2012                  12        82,892     14.1      333,421       56.6          $44.90          13.0           57.8
2013                   9        63,269     10.7      396,690       67.3          $52.89          11.7           69.5
2014                  10        71,555     12.1      468,245       79.4          $53.23          13.3           82.7
2015                  10        55,488      9.4      523,733       88.9          $55.99          10.8           93.6
2016                   0           0.0      0.0      523,733       88.9          $ 0.00           0.0           93.6
2017                   1        16,616      2.8      540,349       91.7          $52.00           3.0           96.6
2018                   0           0.0      0.0      540,349       91.7          $ 0.00           0.0           96.6
Thereafter             3        47,249      8.0      587,598       99.7          $20.67           3.4          100.0
Vacant                 0         1,789      0.3      589,387      100.0          $ 0.00           0.0          100.0
------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG:      120       589,387    100.0%                                 $48.65         100.0%         100.0%
========================================================================================================================

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE DECORATION & DESIGN CENTER LOAN

THE LOAN. The Decoration & Design Building (the "D&D Building") loan is secured by a first priority mortgage on the borrower's leasehold interest in a 589,387 square foot retail/design center located at 979 Third Avenue, between 58th street and 59th street on the east side of Third Avenue in New York City. The
10-year loan is interest only for the initial 35-months of the loan term and thereafter amortizes on a 30-year schedule. The D&D Building loan is shadow rated "AAA" by both S&P and Fitch with a loan-to-value ratio of 37.04% and a debt service coverage ratio of 2.36x.

THE BORROWER. The borrower, D&D Building Company LLC, a New York limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by
Charles S. Cohen. The Cohen family has owned and developed properties nationwide for over 25 years. Charles S. Cohen was a vice president and General Counsel for
Cohen Brothers Realty Corporation ("CBRC") until 1983 when he was named CBRC's president. Mr. Cohen purchased CBRC in 1988 and has become one of the major owners and operators of design centers in the country. Mr. Cohen owns and operates three design centers other than the D&D Building, including the Design
Center of the Americas located in Dania Beach, Florida, the Pacific Design
Center located in West Hollywood, California and the Decorative Center Houston
in Houston, Texas. At CBRC, Mr. Cohen has assembled a team of more than 300 employees working towards the financing, assemblage, construction and management of the company's properties, creating economies of scale in the management of the portfolio. Charles S. Cohen is a repeat sponsor of a Deutsche Bank borrower.

                                      B-33

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

THE PROPERTY. The D&D Building is situated on the east side of Third Avenue between 58th and 59th streets in New York City. The D&D Building was constructed in 1963 and consists of two joined multi-tenanted 18-story buildings on a 35,037 square foot site that provides for approximately 589,387square feet of net rentable showroom and showcase space. In addition to famed chef Charlie Palmer's
Astra Cafe on the 14th floor, the D&D Building contains approximately 38,000 square feet of net rentable basement space and a parking garage with space for approximately 225 vehicles.

The D&D Building is the premier "design/showroom" building in Manhattan and arguably the country. The D&D Building's success is partly based on the tenant roster that includes many of the most prestigious high-end manufacturers and distributors in the design industry, including Robert Allen, Decorator's Walk,
Clarence House, F. Schumacher & Co., Manuel Canovas, Brunschwig & Fils, Inc.,
Donghia and Osborne & Little. The D&D Building has a strong mix of tenants offering a wide array of furniture, fabrics, antiques, flooring, wall coverings, lighting and other decorative and design items. In addition, the D&D Building offers many amenities that keep designers and their clients returning such as the building's lounge and conference center in which designers can meet with clients and/or patrons to discuss or research industry trends and products.

Charles S. Cohen purchased the D&D Building in 1996 for approximately $80 million. Since Cohen's acquisition, he has made capital improvements to the D&D
Building in an amount equal to approximately $15 million. The capital improvements include: (i) the build out of Charlie Palmer's Astra Cafe; (ii) the re-fit of the interior lobby and first floor common area spaces with high-quality wood, brass and marble; (iii) a renovation to the common areas of
12 of the 17 floors and (iv) the replacement of the facade of the first three floors of the D&D Building.

The renovation of the 14th floor into the Astra Cafe and the 200 seat conference center has served to increase the operational hours of the facility as a whole while increasing the amount of time spent on site by the clients. The Astra Cafe hosts events upwards of 200 nights per year while serving lunch Monday through
Friday. The D&D Building also hosts numerous media events which aid in the D&D
Building's success. These media events serve as a direct revenue driver from the fees charged to the tenant(s) hosting the event while supplementing marketing costs by bringing mainstream and alternative media outlets onsite.

Since acquisition, Charles S. Cohen and his management team have increased net operating income ("NOI") at the D&D Building by more than $8 million. The increase to NOI has been accomplished by increasing revenues while simultaneously limiting expenses. Some of the mechanisms by which Charles S.
Cohen has increased revenue at the D&D Building include: (i) strategic renovations to the interior spaces, including the maximization of FAR's and adding advertising space to the lobbies and stairwells of the D&D Building; (ii)
the introduction of new services to the patrons and shops and increasing the hours of operation and (iii) pricing power in the leasing arena via Charles S.
Cohen's dominant position in the design center industry. In addition, Charles S.
Cohen has managed expenses efficiently through: (i) economies of scale resulting from his preeminent position in the design center industry; (ii) payroll cost containment and (iii) the ability to pass marketing costs directly to tenant's through displays and media usage.

SIGNIFICANT TENANTS. As of March 1, 2006, the D&D Building was approximately
99.70% occupied by a diverse tenant roster that includes approximately 120 showrooms totaling 589,387 square feet of net rentable area. The four largest showrooms at the D&D Building are described below:

     BRUNSCHWIG & FILS, INC. (40,986 square feet; 7.0% of NRA; lease expiration of March 31, 2012). Brunschwig & Fils, Inc. was established by Achille
     Brunschwig in 1900 as a tapestry-weaving mill in Aubusson and Bohain, in
     France. Renowned interior decorators such as Mario Buatta, Mark Hampton,
     Sister Parish, and Robert Hadley have long relied upon Brunschwig & Fils'
     elegant fabrics and wallpapers to create some of their most memorable rooms. Brunschwig & Fils, Inc. has built its reputation as the finest textile company in the world by offering timelessness, quality, attention to detail and superb craftsmanship in all its product lines.

     STARK CARPET CORP. (39,048 square feet; 6.6% of NRA; lease expiration of
     November 30, 2009). For more than 60 years, Stark Carpet Corp. has provided custom service for the interior design professional. Stark Carpet Corp. was founded by Arthur and Nadia Stark who traveled the world exploring carpet history and the knowledge and art of re-creating some of

                                      B-34

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

     the most beautiful rug masterpieces of the centuries, is currently run and operated by their sons, John and Steven Stark. Stark Carpet Corp.
     specializes in custom designed carpet, fabric, furniture and wall-covering for both the residential and contract markets. Styles range from traditional to contemporary, including a documented library of antique and oriental designs.

     F. SCHUMACHER & CO. (29,196 square feet; 5.0% of NRA; lease expirations of
     April 30, 2010 and April 30, 2014). F. Schumacher & Co. is a privately-held supplier of fine decorative fabrics, wallpapers, furnishings and accessories. Founded by Parisian Frederic Schumacher in 1889, the company today is owned and managed by Gerald Puschel and chairman of the board
     Philip Puschel. F. Schumacher & Co. is a leading designer and marketer of a broad range of home furnishings products, including decorative fabrics, wallpaper, carpeting and area rugs. The company also manufacturers and markets an array of home fashions including bedroom ensembles, window treatments and decorative accessories. F. Schumacher & Co. has recently expanded into fine furniture and decorative accent pieces.

     ROBERT ALLEN (25,358 square feet; 4.3% of NRA; lease expiration of May 31,
     2014). Robert Allen leads the decorative fabric and home furnishings market with products inspired by their devotion to quality and backed by the industry's highest standard of service. For over 50 years, Robert Allen has built a creative tradition rooted in exploring the nuances and subtleties of color.

THE MARKET. Design centers are part of the specialty retail industry, consisting of showrooms leased by direct or indirect manufacturers representatives. Most of the products are from national and international companies and consist of furniture, fabrics, flooring, lighting, kitchen, bath, art, antiques, accessories, appliances, window treatments, decorative hardware, and surfacing.
The products are available almost exclusively to interior designers, decorators and professionals in the design industry which in turn host their clients at design centers. With a large number of tenants located in close proximity, design centers allow the designer to provide the most informed service and advice to suit clients' taste and to efficiently evaluate products. The showcase's centralized location within design centers is a highly valued attribute by both the interior designer and their patrons. The design center market targets designers, interior decorators, space planners and other users of similar types. Design centers deal only on a wholesale level and differ from
"Merchandise Markets", which relate specifically to trade shows. Leases for design centers mirror most retail sites, with terms ranging from three to over
10 years.

The merchandise sold by design center tenants is typically high-end price point merchandise. Examples are custom-made couches, tables and chairs, as well as one-of-a-kind antiques, unique fabrics and high-quality home improvement items.
Most manufacturers who sell items through design center tenants do not have significant competition outside the center due to their unique qualities, barriers to industry entry and higher price point. Currently, there are only 15 design centers in the United States; they include New York, Chicago, Atlanta,
Philadelphia, Denver, Houston, Seattle, Los Angeles, San Francisco, Ft.
Lauderdale, Miami and Minneapolis. Larger, regional design centers maintain a common tenant base, with numerous crossover tenants. Many of the same tenants in the D&D Building also have operations in other regional design centers such as the Design Center of the Americas, Pacific Design Center Hollywood, and the
Decorative Center Houston. The original concept of design centers was to sell upscale furniture and furnishings exclusively to interior designers and architects with prices at the design centers typically 20 to 40 percent below retail. The following chart compares the most comparable design centers from across the country.

                                      B-35

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

                    NATIONAL COMPETITIVE SHOWROOM PROPERTIES

                                                 AVG. GROSS   NUMBER OF   % NATIONAL
PROPERTY                              SIZE SF     RENT/ SF     TENANTS      TENANTS    OCCUPANCY
------------------------------------------------------------------------------------------------

D&D BUILDING                           589,387     $48.65        120         50+%         99.7%
Decorative Center Dallas             4,000,000     $20.00        125         70           82.0
Dallas Market Center                 3,000,000     $23.50       1500         50           95.0
Pacific Design Center, Los Angeles     926,030     $34.61        197         50+          84.5
DCOTA                                  775,000     $34.74        150         60           94.0
Boston Design Center                   547,218     $26.39        107         38           94.0
San Francisco Design Center            540,486     $29.50        235         53           99.0
Decorative Center Houston              514,395     $16.27        110         52+          72.0
Atlanta ADAC                           430,000     $33.00         78         50          100.0%

The D&D Building, located in New York City, accommodates multi-national brands including Stark Carpet Corp., F. Schumacher & Co., Brunschwig & Fils, Inc. and
Donghia. These and other tenants differ from traditional office tenants in several respects. First, most showroom tenants tend to be smaller tenants compared with the corporations that typically lease space in buildings in midtown Manhattan. Second, leases signed at the D&D Building tend to be for shorter terms than typical of New York City office leases. Lastly, tenants located in "captive market" or specialty buildings typically pay a premium over what similar tenants pay in non-captive market buildings. There are three comparable buildings located in Manhattan that cater to the "high end"
residential furnishing market. Relevant information pertaining to each comparable showroom building, located in New York City, is summarized below:

                 COMPETITIVE SHOWROOM BUILDINGS IN NEW YORK CITY

PROPERTY                              OFFICE NRA    YEAR             AVG. FLOOR     VACANCY                   ASKING
(CROSS STREETS)                       (TOTAL SF)   BUILT   STORIES    SIZE (SF)   SQUARE FEET   % OCCUPIED    RENTPSF
-----------------------------------------------------------------------------------------------------------------------

New York Design Center
200 Lexington Avenue
Btwn. 32nd & 33rd Streets               479,000     1925      16        30,000            0        100.0%       N/A
Architect's and Designer's Building
150 East 58th Street
Btwn. Third & Lexington Avenues         523,538     1969      39        17,000       24,941         95.2     Negotiated
232 East 59th Street
Btwn. Second & Third Avenues             45,000     1926       6         7,500        2,900         93.6     $ 45.00

PROPERTY MANAGEMENT. The D&D building is managed by Cohen Brothers Realty
Corporation, an affiliate of the borrower.

RESERVES. On a monthly basis, the borrower is required to deposit monthly reserves: (1) for taxes in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay taxes and assessments, (2) for insurance in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay the insurance premiums required pursuant to the D&D Building loan documents, (3) for replacements in an amount equal to
$16,651 for capital expenditures incurred at the D&D Building and (4) ground rent in an amount equal to 1/12th of the amount lender reasonably estimates will be due under the ground lease during the next 12 months.

LOCKBOX/CASH MANAGEMENT. The D&D Building loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of an Event of Default (as such term is defined in the D&D Building loan documents) or a "Trigger Period". Trigger Period means that period of time commencing when the debt service coverage ratio as of the end of any calendar quarter is less than 1.10x (on an amortizing basis assuming a 8.0% loan constant) and ending when the debt service coverage ratio exceeds
1.10x for two consecutive quarters.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The owners of direct or indirect interests in the borrower (the "Mezzanine Borrower") are permitted to obtain a mezzanine loan in the amount of up to $30 million (the "Mezzanine Loan")
provided that the (1) underwritten net cash flow is not less than the underwritten net cash flow as of April 3, 2006, (2) mezzanine lender is an

                                      B-36

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

Institutional Lender (as such term is defined in the D&D Building loan documents), (3) term of the Mezzanine Loan is co-terminus with the D&D Building loan and (4) execution of an intercreditor agreement reasonably acceptable to the lender. In addition to the Mezzanine Loan, the Mezzanine Borrower may incur additional mezzanine debt, provided all of the conditions for the Mezzanine Loan are satisfied and (1) the aggregate debt service coverage ratio on all indebtedness is at least 1.35x (assuming a 9.25% constant) and (2) the aggregated loan-to-value ratio on all indebtedness is not more than 70%.

GROUND LEASE. The current ground lease term expires on December 31, 2023, with renewal terms that expire in 2048 and 2063. The net annual rent payable by the tenant under the ground lease (through December 31, 2023) is $3,825,000, which amount is payable on a quarterly basis, in advance, on the first day of each of
February, May, August and November of each year. If the borrower exercises its rights of renewal, the annual net rent payable during each such renewal term shall be determined as provided under the ground lease.

                                      B-37

--------------------------------------------------------------------------------
979 Third Avenue              COLLATERAL TERM SHEET        BALANCE: $100,000,000
New York, NY 10022        DECORATION & DESIGN BUILDING     DSCR:    2.36x
                                                           LTV:     37.04%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-38

--------------------------------------------------------------------------------

6399 & 6501 South Fiddler's       COLLATERAL TERM SHEET     BALANCE: $61,600,000
Green Circle Greenwood           FIDDLER'S GREEN CENTER     DSCR:    1.20x
Village, CO 80111                                           LTV:     77.97%

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-39

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's       COLLATERAL TERM SHEET     BALANCE: $61,600,000
Green Circle Greenwood           FIDDLER'S GREEN CENTER     DSCR:    1.20x
Village, CO 80111                                           LTV:     77.97%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $61,600,000

CUT-OFF BALANCE:                 $61,600,000

% BY INITIAL UPB:                2.52%

INTEREST RATE:                   5.5190%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              June 1, 2006

MATURITY DATE:                   May 1, 2016

AMORTIZATION:                    Interest only for the initial 84 months of the
                                 loan term; thereafter amortizes on a 30-year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after February 1, 2016 prepayment is permitted
                                 without penalty or premium.

SPONSOR:                         Rubicon America Trust and John
                                 Madden, Jr. and Francis Nemecek

BORROWER:                        RubiconMadden Holdings I, LLC

ADDITIONAL FINANCING(1):         Existing $1,500,000 mezzanine loan and future
                                 mezzanine debt permitted.

LOCKBOX:                         Hard

INITIAL RESERVES(2):             Tax:         $665,892
                                 Insurance:   $ 56,326

MONTHLY RESERVES(2):             Tax:         $ 95,128
                                 Insurance:   $  9,388
                                 Replacement: $  6,892
                                 Rollover:    $ 40,313
--------------------------------------------------------------------------------

(1)  See "Current Mezzanine or Subordinate Indebtedness" and "Future Mezzanine
     or Subordinate Indebtedness" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $148.97

BALLOON BALANCE / SQ. FT.:       $143.01

LTV:                             77.97%

BALLOON LTV:                     74.86%

DSCR:                            1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Greenwood Village, Colorado

YEAR BUILT / RENOVATED:          1999 & 2000 / NAP

COLLATERAL SF:                   413,514 square feet

PROPERTY MANAGEMENT:             John Madden Company, LLC (a borrower affiliate)

OCCUPANCY (AS OF MARCH 31,
   2006):                        97.09%

UNDERWRITTEN NET OPERATING
   INCOME:                       $5,615,514

UNDERWRITTEN NET CASH FLOW:      $5,049,490

APPRAISED VALUE:                 $79,000,000

APPRAISAL DATE:                  March 13, 2006
--------------------------------------------------------------------------------

                                      B-40

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's       COLLATERAL TERM SHEET     BALANCE: $61,600,000
Green Circle Greenwood           FIDDLER'S GREEN CENTER     DSCR:    1.20x
Village, CO 80111                                           LTV:     77.97%

--------------------------------------------------------------------------------

                                  MAJOR TENANTS

                                                              WEIGHTED AVG
             TENANT                  NRSF    % NRSF   % GPR     RENT PSF     LEASE EXPIRATION   RATINGS (S/F/M)(1)
------------------------------------------------------------------------------------------------------------------

Schlumberger Technology Corp.(2)   144,128    34.9%    39.3%     $19.86         12/31/2012          A+ / NR /A2
KPMG/Bearing Point(3)               51,261    12.4     13.9      $19.75         01/31/2010          B-/ NR /B2
Sloan's Lake Managed Care           35,740     8.6      8.8      $18.00         12/31/2011        BBB+ / A- / A3
Arthur J. Gallagher                 33,694     8.1      8.5      $18.42         11/30/2013         NR / NR / NR
US Nursing Corp.                    33,694     8.1      7.4      $16.03         01/31/2015         NR / NR / NR
SUBTOTAL/WTD AVG:                  298,517    72.1%    77.9%     $19.02

(1)  Credit ratings are of parent company whether it guarantees the lease or not.

(2)  Schlumberger Technology Corp. occupies 71,480 square feet that is scheduled to expire on December 31, 2012, 71,480 square feet that is scheduled to expire on March 31, 2013 and 1,168 that is scheduled to expire on December
     31, 2009. 35,740 square feet of Schlumberger Technology Corp's space has been subleased to Charter Communications (rated CCC+, CCC and Ca by S&P,
     Fitch and Moody's, respectively) for the remainder of the lease term, which expires in December 31, 2012. Charter Communications also occupies 13,034 square feet of space at Fiddler's Green Center under a direct lease with the borrower.

(3)  Consists of the aggregate of the KPMG and Bearing Point leased space.
     15,521 square feet of the KPMG/Bearing Point space has been subleased to
     Lawyers Title Insurance Corporation.

                                LEASE ROLLOVER(1)

                                                                                                                  CUMULATIVE %
             NUMBER OF                               CUMULATIVE                                      % OF BASE       OF BASE
  YEAR OF      LEASES    EXPIRING SQ.   % OF TOTAL    TOTAL SQ.   CUMULATIVE % OF   ANNUAL RENT /   ACTUAL RENT    ACTUAL RENT
EXPIRATION    EXPIRING        FT.         SQ. FT.        FT.       TOTAL SQ. FT.       SQ. FT.        ROLLING        ROLLING
------------------------------------------------------------------------------------------------------------------------------

2006              1           6,671         1.6%         6,671           1.6%           $10.00           0.9%          0.9%
2007              7          69,196        16.7         75,867          18.3            $14.63          13.9          14.8
2008              0             0.0         0.0         75,867          18.3            $  0.0           0.0          14.8
2009              1           1,168         0.3         77,035          18.6            $15.00           0.2          15.1
2010              2          51,261        12.4        128,296          31.0            $19.75          13.9          29.0
2011              3          62,819        15.2        191,115          46.2            $18.63          16.1          45.0
2012              2          71,480        17.3        262,595          63.5            $19.50          19.1          64.2
2013              3         105,174        25.4        367,769          88.9            $19.70          28.4          92.6
2014              0             0.0         0.0        367,769          88.9            $ 0.00           0.0          92.6
2015              1          33,694         8.1        401,463          97.1            $16.03           7.4         100.0
2016              0             0.0         0.0        401,463          97.1            $  0.0           0.0         100.0
2017              0             0.0         0.0        401,463          97.1            $  0.0           0.0         100.0
2018              0             0.0         0.0        401,463          97.1            $  0.0           0.0         100.0
Thereafter        0             0.0         0.0        401,463          97.1            $  0.0           0.0         100.0
Vacant            4          12,051         2.9        413,514         100.0            $  0.0           0.0         100.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL:           20         413,514       100.0%       413,514         100.0%           $17.62         100.0%        100.0%
==============================================================================================================================

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(2)  Three tenants listed below, accounting for 17.4% of NRA and 18.2% of GPR, have the right to terminate early, subject to termination payments assignable to the lender.

          o    Arthur J. Gallagher (8.1% NRA, 8.5% GPR) may terminate on or after November 30, 2010 under the following conditions: (i)
               six-month notice to landlord and (ii) the payment of a
               termination fee equal to $1.00 PSF and the landlord's unamortized
               TI/LC costs.

          o    SAS Institute (6.1% NRA, 7.1% GPR) may terminate on or after
               February 29, 2008 under the following conditions: (i) nine-month notice to landlord and (ii) the payment of a termination fee equal to the landlord's unamortized TI/LC costs.

          o    Charter Communications (3.2% of NRA, 3.2% of GPR) may terminate on or after May 31, 2006 under the following conditions: (i)
               three-month notice to landlord and (ii) the payment of a
               termination fee equal to $120,565 and landlord's unamortized
               TI/LC costs.

                                      B-41

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's      COLLATERAL TERM SHEET      BALANCE: $61,600,000
Green Circle                     FIDDLER'S GREEN CENTER     DSCR:    1.20x
Greenwood Village, CO 80111                                 LTV:     77.97%
--------------------------------------------------------------------------------

FIDDLER'S GREEN CENTER LOAN

THE LOAN. The Fiddler's Green Center loan is a $61,600,000, 10-year loan secured by the borrower's fee simple interest in two, six story Class "A" office buildings. The twin buildings comprise approximately 413,514 square feet of net rentable area and are located in Greenwood Village, Colorado, a high-growth
Denver suburb approximately 16 miles southeast of Denver's central business district. Based on Rubicon US REIT's 80% acquisition of the Fiddler's Green
Center property for $61.6 million, there is approximately $15.5 million of cash equity in the Fiddler's Green Center.

THE BORROWER. The borrower, RubiconMadden Holdings I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered. The borrower is sponsored by Rubicon
America Trust (80%), John W. Madden, Jr. and Francis A. Nemecek (20%). Rubicon
is a repeat sponsor of a Deutsche Bank borrower.

RUBICON AMERICA TRUST ("Rubicon") is an Australian-based publicly-traded real estate investment trust with subsidiaries that specialize in United States-based investments. Rubicon was established in 2004 and has successfully raised equity twice on the Australian Stock Exchange to finance its United States acquisitions. Rubicon US REIT, a subsidiary of Rubicon, which owns 80% of the borrower, owns real estate in 12 states and the District of Columbia. As of
December 31, 2005, Rubicon reported total assets of $889.9 million, total equity of $224.7 million and cash of $37.4 million.

JOHN W. MADDEN, JR. and FRANCIS A. NEMECEK are the founder and managing partner of John Madden Company ("JMC"), respectively. Established in 1967, JMC is a
Denver based full service commercial real estate company that focuses on office development and property management. JMC developed the Fiddler's Green Center in
1999-2000 and has developed approximately 3.7 million square feet of high quality projects.

THE PROPERTY. The Fiddler's Green Center property is a 7.97-acre site upon which two, twin 6-story Class "A" buildings are situated. The Fiddler's Green Center property, constructed in 1999-2000, provides for approximately 413,514 square feet of net rentable area in Greenwood Village, Colorado, a high-growth suburb approximately 16 miles southeast of Denver's central business district and approximately a 50-minute drive from Denver International Airport. Fiddler's
Green Center is an architecturally attractive, institutional quality project that offers structured parking (not part of the collateral), professionally landscaped grounds and mountain views. Situated adjacent to an I-25 interchange, adjacent to the Coors Amphitheater (an outdoor performing arts venue (16,800 seating capacity)) and a major office/retail/hotel hub, Fiddler's Green Center is strategically located with excellent visibility and access in a major suburban commercial office/retail hub.

The buildings that comprise Fiddler's Green Center are constructed of steel framing, concrete-floors on metal decking, flat built-up roofs and attractive exterior walls of beige limestone and brick. The Fiddler's Green Center boasts rectangular floorplates that average +/-35,000 square feet, which allow for both large and midsize tenants. Each building at Fiddler's Green Center is equipped with four elevators, contains a recessed two-story atrium lobby with polished limestone and granite flooring and a 24/7-staffed security/concierge desk. The
Fiddler's Green Center buildings share an open, four-story concrete parking structure with 817 spaces (not part of the collateral). The garage is owned by the Fiddler's Business Improvement District, a local municipal entity, for which the borrower has been granted a perpetual use easement. In addition to the garage, the Fiddler's Green Center contains 699 surface spaces for a total parking capacity of 1,516 spaces.

SIGNIFICANT TENANTS. As of March 31, 2006, the Fiddler's Green Center was
approximately 97.09% occupied by 14 high quality international, national and regional businesses. The seven largest tenants account for approximately 85.2%
of net rentable area and 90.9% of gross potential rent. The following three largest tenants account for approximately 55.9% of net rentable area and 62.0%
of gross potential rent.

     SCHLUMBERGER TECHNOLOGY CORP. ("Schlumberger") (144,128 square feet; 34.9%
     of NRA; 39.3% of GPR, lease expirations of December 31, 2012 and March 31,
     2013; rated A+/NR/A2 by S&P, Fitch and Moody's, respectively). Schlumberger is the largest tenant at the Fiddler's Green Center and employs over 60,000 people in 80 countries. Schlumberger provides services in oilfield management, oil industry consulting, and high technology information/IT infrastructure management with respect to oilfield operations. Schlumberger reported December 31, 2005 revenue of $14.3 billion (up 25% over 2004) and net income of $2.2 billion (up 80% over 2004).

                                      B-42

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's      COLLATERAL TERM SHEET      BALANCE: $61,600,000
Green Circle                     FIDDLER'S GREEN CENTER     DSCR:    1.20x
Greenwood Village, CO 80111                                 LTV:     77.97%
--------------------------------------------------------------------------------

     KPMG/BEARINGPOINT ("KPMG") (51,261 square feet; 12.4% of NRA; 13.9% of GPR;
     lease expiration of January 31, 2010; rated B-/NR/B2 by S&P, Fitch and
     Moody's, respectively). KPMG is a global network of accounting professional firms that provides audit, tax and advisory services. KPMG operates in 144 countries with over 6,700 partners, 76,000 client service professionals, and 21,000 administration and support staff. In 2005, KPMG generated revenue of $15.69 billion, up 16.7% from 2004.

     SLOANS LAKE MANAGEMENT CORPORATION, INC. ("Sloans") (35,740 square feet;
     8.6% of NRA; 8.8% of GPR lease expiration of December 31, 2011; rated
     BBB+/A-/A3 by S&P, Fitch and Moody's, respectively). Sloans, the third largest tenant at the Fiddler's Green Center, is a subsidiary of Aetna,
     Inc. Sloans provides managed health care services in Colorado with more than 6,500 individual providers and facilities representing every medical specialty.

THE MARKET. The Denver primary metropolitan statistical area is comprised of five counties: Adams, Arapahoe, Denver, Douglas and Jefferson Counties.
Historically, Denver's primary metropolitan statistical area has experienced strong population growth increasing from 1.6 million people in 1990 to over 2.1 million people in 2000, an increase of approximately 30%. Projections for 2005 and 2010 indicate continued albeit slower growth of 8% to 2.27 million people and 8.5% and 2.47 million people, respectively. Fiddler's Green Center's neighborhood is located within the towns of Greenwood Village. Greenwood Village is a unique community with a population of approximately 14,000 residents and a
"daytime" population made up of approximately 50,000. The city of Greenwood
Village is located in central Arapahoe County, approximately 16 miles southeast of the Denver central business district. It is reported that the Greenwood
Village neighborhood has one of the highest per capita level and household income level in the Denver area.

According to a fourth quarter 2005 office market report issued by CBRichard
Ellis, the overall Denver market totaled approximately 101 million square feet with a vacancy rate of 15.8%. In the Denver MSA, there are approximately 218,000 square feet of new office space under development. Fiddler's Green Center is located in the Denver office market and more specifically, the southeast suburban office submarket. The southeast office submarket of metropolitan Denver along the Interstate 25 corridor is the largest suburban office market in the area. As of the 4th quarter of 2005, the southeast suburban office submarket had approximately 31.8 million square feet of net rentable area with a vacancy rate of 14.8%. In the southeast suburban office submarket there is less than 44,000 square feet of space currently under development. The appraiser identified six comparable office properties totaling approximately 1.18 million square feet
(ranging from 90,712 square feet to 310,718 square feet). The comparable properties had an average occupancy of 91.0% and rental rates ranged from
$15.50/ square foot (on a NNN basis) to $25.00/ square foot (gross). The average rental rate at the Fiddler's Green Center is $17.62/ square foot, or slightly below the prevailing market rate.

LOCKBOX/CASH MANAGEMENT. The Fiddler's Green Center loan has been structured with a hard lockbox with in-place cash management.

PROPERTY MANAGEMENT. The Fiddler's Green Center property is managed by the John
Madden Company ("JMC"), an affiliate of the borrower. Established in 1967, JMC is a major Denver-based full-service commercial real estate company primarily active in office development and property management.

RESERVES. At closing, the borrower deposited the sum of: (1) $665,892 into a tax reserve ("Tax Reserve") for the payment of all taxes and assessments which may become a lien on the Fiddler's Green Center property and (2) $56,326 into an insurance reserve ("Insurance Reserve") for the payment of insurance premiums.

On a monthly basis, the borrower is required to deposit monthly reserves for:
(1) the Tax Reserve in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay taxes and assessments, (2) the
Insurance Reserve in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay the insurance premiums required pursuant to the Fiddler's Green Center loan documents, (3) capital expenditures in the amount of $6,892 subject to a cap of $82,704, which must be replenished and (4) tenant improvement and leasing commissions ("Rollover Reserve") in the amount of $40,313. The Rollover Reserve is subject to a cap of $1,750,000, which cap is not applicable upon the occurrence of: (a) an

                                      B-43

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's      COLLATERAL TERM SHEET      BALANCE: $61,600,000
Green Circle                     FIDDLER'S GREEN CENTER     DSCR:    1.20x
Greenwood Village, CO 80111                                 LTV:     77.97%
--------------------------------------------------------------------------------

Event of Default (as such term is defined in the Fiddler's Green Center loan documents), (b) the occupancy rate at the Fiddler's Green Center property is less than 85% or (c) the debt service coverage ratio is less than 1.10x (based on a 30-year amortization schedule).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. On April 14, 2006, Fiddler's
Green Center, LLC, the 20% member of a member of the borrower incurred
$1,500,000 of mezzanine debt from Rubicion Mezzanine Loan Fund I, LLC secured by a pledge of the mezzanine borrower's membership interest in a member of the borrower. The mezzanine lender entered into an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Fiddler's Green Center loan documents permit certain upper-tier entities specified in the Fiddler's Green
Center loan documents to pledge its interest in the borrower (or parent of the borrower) to secure upper tier mezzanine debt, provided, among other things: (i)
such pledge is made to a "Qualified Institution" (as such term is defined in the
Fiddler's Green Center loan documents), (ii) such pledge will not result in a change in control of the borrower and (iii) the Fiddler's Green Center property will continue to be managed by the current property manager or by a manager approved by the lender and the rating agencies. In the event the pledge results in any person or entity receiving over 49% of the direct or indirect interest in the borrower, the borrower will be required to provide a non-consolidation opinion acceptable to the lender and the rating agencies. In the event the mezzanine lender is not a Qualified Transferee (as such term is defined in the
Fiddler's Green Center loan documents), the borrower will be required to deliver confirmation from the rating agencies that the transfer will not result in a qualification, downgrade or withdrawal of any rating assigned.

                                      B-44

--------------------------------------------------------------------------------
6399 & 6501 South Fiddler's       COLLATERAL TERM SHEET     BALANCE: $61,600,000
Green Circle                     FIDDLER'S GREEN CENTER     DSCR:    1.20x
Greenwood Village, CO 80111                                 LTV:     77.97%
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      B-45

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-46

--------------------------------------------------------------------------------
Charlotte and              COLLATERAL TERM SHEET            BALANCE: $55,000,000
Huntersville, NC   NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO    DSCR:    1.20x
                                                            LTV:     79.02%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-47

--------------------------------------------------------------------------------
Charlotte and              COLLATERAL TERM SHEET            BALANCE: $55,000,000
Huntersville, NC   NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO    DSCR:    1.20x
                                                            LTV:     79.02%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $55,000,000

CUT-OFF BALANCE:                 $55,000,000

% BY INITIAL UPB:                2.25%

INTEREST RATE:                   5.8410%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              June 1, 2006

MATURITY DATE:                   May 1, 2016

AMORTIZATION:                    Interest only for the initial 48 months of the
                                 loan term; thereafter amortizes on a 30-year
                                 schedule.

CALL PROTECTION(1):              Lockout for 24 months from the securitization
                                 date with respect to three of the mortgaged
                                 properties, then defeasance is permitted,
                                 provided that the borrower simultaneously
                                 obtains a release of the other two properties.
                                 With respect to two of the mortgaged
                                 properties, lockout until January 31, 2007,
                                 then partial prepayment with yield maintenance
                                 is permitted. On and after February 1, 2016
                                 prepayment of the mortgage loan is permitted
                                 without penalty or premium.

SPONSOR:                         Jerald Greenstein

BORROWER:                        Islandia Charlotte, LLC

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES(2):             Tax:                  $  228,362
                                 Insurance:            $   18,394
                                 Diebold Reserve:      $   22,000
                                 Interactive Reserve:  $   61,081
                                 Repair Reserve:       $   43,750
                                 Rollover Reserve:     $1,500,000

MONTHLY RESERVES(2):             Tax:                  $   38,060
                                 Insurance:            $    6,131
                                 Replacement Reserve:  $    9,330
                                 Rollover Reserve:     $   22,547
--------------------------------------------------------------------------------

(1)  See "Collateral Releases" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $73.69

BALLOON BALANCE / SQ. FT.:       $67.64

LTV:                              79.02%

BALLOON LTV:                      72.53%

DSCR:                              1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio -- Five properties

PROPERTY TYPE:                   Industrial

COLLATERAL:                      Fee simple

LOCATION:                        Charlotte and Huntersville, North Carolina

YEAR BUILT / RENOVATED:          Various

COLLATERAL SF:                   746,337 square feet

PROPERTY MANAGEMENT:             J.G. Management Co., Inc.

OCCUPANCY (AS OF APRIL 1,
   2006):                        79.13%

UNDERWRITTEN NET OPERATING
   INCOME:                       $5,052,350

UNDERWRITTEN NET CASH FLOW:      $4,669,836

APPRAISED VALUE:                 $69,600,000

APPRAISAL DATE:                  February 13, 2006
--------------------------------------------------------------------------------

                                      B-48

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

                              MAJOR OFFICE TENANTS

                                                            WEIGHTED
                                                             AVERAGE                         RATINGS
TENANT                             NRSF   % NRSF   % GPR    RENT PSF   LEASE EXPIRATION     (S/F/M)(1)
-------------------------------------------------------------------------------------------------------

Classic Graphics, Inc.           59,000      7.9%     6.9%   $ 6.22       01/31/2011        NR/NR/NR
Scholastic Book Fairs, Inc.      45,432      6.1      4.5    $ 5.28       08/31/2007       BB+/NR/Baa3
Domnick Hunter Inc.(2)           42,623      5.7      5.7    $ 7.12       02/28/2013        NR/NR/NR
Irwin Industrial Tool Company    35,200      4.7      6.8    $10.32       10/31/2009      BBB+/BBB/Baa2
Integrated Payment Systems       25,175      3.4      4.9    $10.30       06/30/2010        NR/NR/NR
-------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                  207,430     27.8%    28.8%   $ 7.39
=======================================================================================================

(1)  Credit ratings are of parent company whether it guarantees the lease or not.

(2)  Domnick Hunter has 42,623 square feet that expires on February 28, 2013.
     Domnick Hunter vacated 13,889 square feet that expired on March 31, 2006.
     The expired square footage has been included as vacant space.

                                LEASE ROLLOVER(1)

                                                                                                     CUMULATIVE
             NUMBER OF                                      CUMULATIVE                   % OF           % OF
YEAR OF        LEASES    EXPIRING     % OF     CUMULATIVE      % OF        ANNUAL     BASE ACTUAL   BASE ACTUAL
EXPIRATION    EXPIRING      SF      TOTAL SF    TOTAL SF     TOTAL SF    RENT / SF   RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------

2006              9        57,954       7.8%      57,954        7.8%       $ 9.85        10.7%         10.7%
2007             12       133,908      17.9      191,862       25.7        $ 9.28        23.3          34.0
2008             16        73,288       9.8      265,150       35.5        $ 9.35        12.8          46.8
2009              7        89,011      11.9      354,161       47.5        $10.16        16.9          63.8
2010              8        82,409      11.0      436,570       58.5        $ 9.08        14.0          77.8
2011              5        98,760      13.2      535,330       71.7        $ 7.55        14.0          91.8
2012              1         1,991       0.3      537,321       72.0        $ 9.79         0.4          92.1
2013              2        42,623       5.7      579,944       77.7        $ 7.12         5.7          97.8
2014              0             0       0.0      579,944       77.7        $ 0.00         0.0          97.8
2015              1        10,650       1.4      590,594       79.1        $10.92         2.2         100.0
2016              0             0       0.0      590,594       79.1        $ 0.00         0.0         100.0
2017              0             0       0.0      590,594       79.1        $ 0.00         0.0         100.0
2018              0             0       0.0      590,594       79.1        $ 0.00         0.0         100.0
Thereafter        0             0       0.0      590,594       79.1        $ 0.00         0.0         100.0
Vacant                    155,743      20.9      746,337      100.0%       $ 0.00         0.0%        100.0%
----------------------------------------------------------------------------------------------------------------
TOTAL:           61       746,337     100.0%
================================================================================================================

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO LOAN

THE LOAN. The North Charlotte Office/Flex Portfolio loan is a 10-year loan that provides for monthly payments of interest-only for the initial four years of the loan term and thereafter amortizes on a 30-year schedule. The North Charlotte
Office/Flex Portfolio loan is secured by a first-priority mortgage on the borrower's fee simple interest in five office/flex properties, totaling approximately 746,337 square feet of net rentable area. The North Charlotte
Office/Flex Portfolio of properties are located in Charlotte and Huntersville,
North Carolina, approximately eight miles north of Charlotte's central business district. Based on an acquisition cost of $69 million, plus the $1.5 million reserved for tenant improvements and leasing commissions, the borrower has approximately $14 million of cash equity in the North Charlotte Office/Flex
Portfolio of properties.

THE BORROWER. The borrower, Islandia Charlotte, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by
Jerald Greenstein. Jerald Greenstein has been involved in real estate financing and management for over 40 years. Mr. Greenstein is currently the managing member of over 40 separate partnerships that own over 1.4 million square feet of retail and office space as well as 850 hotel rooms in approximately 20 states.

                                      B-49

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

THE PROPERTY. The North Charlotte Office/Flex Portfolio of properties consists of 12 buildings, totaling approximately 746,337 square feet of net rentable area. The 12 buildings are located in five separate office/flex sites all within two miles of each other in Charlotte and Huntersville, North Carolina: Harris
Corners -- 10420 and 10430 Harris Oaks Boulevard; Harris Ridge -- 6125 and 6135
Lakeview Road; Northridge Business Center -- 5005-5035 West W.T. Harris
Boulevard; Northwoods Business Center -- 5900 and 5901 Northwoods Business
Parkway and Northcross Business Campus -- 9815 and 9825 Northcross Center Court.

     HARRIS CORNERS -- 10420 AND 10430 HARRIS OAKS BOULEVARD

     Harris Corners is an 11.85-acre parcel of land located at the southwest corner of Harris Oaks Boulevard (with over 1,200 feet of frontage) and
     Statesville Road (with over 450 feet of frontage) in Charlotte, North
     Carolina. Harris Corners is improved with two, one-story office/warehouse buildings totaling approximately 125,156 square feet of net rentable area
     (16.8% of total portfolio NRA) and on-site parking for 300 vehicles.
     Approximately 70% of the space is office and 30% is warehouse with 20-foot clear ceiling heights. There are 11 dock high doors and 4 drive-up doors.
     The buildings, constructed in 1997 and renovated in 1998, are divided into
     14 suites which are presently 69.02% occupied by 10 tenants. The four largest tenants at Harris Corners are RF Micro Devices, Inc.,
     DaimlerChrysler Motors Corp., Liberty Mutual Insurance Co. and the City of
     Charlotte Police Department. The allocated loan amount for these two buildings is $10.26 million or 18.7% of the total North Charlotte
     Office/Flex Portfolio loan amount.

     HARRIS RIDGE -- 6125 AND 6135 LAKEVIEW ROAD

     Harris Ridge is a 15.78-acre parcel of land located at the northwest corner of Lakeview Road (with over 400 feet of frontage) and West W.T. Harris
     Boulevard (with over 1,100 feet of frontage) in Charlotte, North Carolina.
     Harris Ridge is improved with two, one-story office/warehouse buildings totaling approximately 160,354 square feet of net rentable area (21.5% of total portfolio NRA) and on-site parking for 270 vehicles. Approximately
     72% of the space is office and 28% is warehouse with 20-foot clear ceiling heights. There are 16 dock doors and one drive up door. The buildings, constructed in 1999, are divided into 12 suites which are presently 90.28%
     occupied by 9 tenants. The three largest tenants at Harris Ridge are
     Integrated Payment Systems Inc., United Rentals, Inc. and Fidelity
     Information Services. The allocated loan amount for these two buildings is
     $13.70 million or 24.9% of the total North Charlotte Office/Flex Portfolio loan amount.

     NORTHRIDGE BUSINESS CENTER -- 5005-5035 WEST W.T. HARRIS BOULEVARD

     Northridge Business Center is a 14.45-acre parcel of land located at the south side of West W.T. Harris Boulevard (with over 1,000 feet of frontage)
     in Charlotte, North Carolina. Northridge Business Center is improved with four, one-story buildings totaling approximately 174,506 square feet of net rentable area (23.4% of total portfolio NRA) and on-site parking for 395 vehicles. Approximately 53% of the space is office and 47% is warehouse with 20-foot clear ceiling heights, 19 dock high doors and 27 ground level doors. The buildings, constructed in 1990 and renovated in 1993, are divided into 32 suites so as to accommodate a wide variety of tenants.
     Northridge Business Center is currently 60.86% occupied by 27 tenants. The three largest tenants of Northridge Business Center are Professional
     Service Industries, Inc., Pediatric Services of America, Inc. and L & L
     Carpet Discount Centers. The allocated loan amount for these four buildings is $12.24 million or 22.3% of the total North Charlotte Office/Flex
     Portfolio loan amount.

     NORTHWOODS BUSINESS CENTER -- 5900 AND 5901 NORTHWOODS BUSINESS PARKWAY

     Northwoods Business Center is a 16.19-acre parcel of land located at the northwest corner of Northwoods Parkway (with over 1,000 feet of frontage)
     and West W.T. Harris Boulevard (with over 1,100 feet of frontage) in
     Charlotte, North Carolina. Northwoods Business Center is improved with two, one-story buildings totaling approximately 206,321 square feet of net rentable area (27.6% of the total portfolio NRA) and on-site parking for
     250 vehicles. Approximately 43% of the space is office and 57% is warehouse space with 20-foot clear ceiling heights, 36 dock high doors, and eight grade level doors. The

                                      B-50

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

     two buildings, constructed in 1993 and renovated in 1996, are divided into
     11 suites which are 93.27% occupied by nine tenants. The three largest tenants of Northwoods Business Center are Classic Graphics, Inc.,
     Scholastic Book Fairs, Inc. and Domnick Hunter Inc. The allocated loan amount for these two buildings is $12.3 million or 22.4% of the total North
     Charlotte Office/Flex Portfolio loan amount.

     NORTHCROSS BUSINESS CAMPUS -- 9815 AND 9825 NORTHCROSS CENTER COURT

     Northcross Business Campus is a 6.765-acre parcel of land located on the north side of Northcross Center Court in Huntersville, North Carolina.
     Northcross Business Campus is located off State Route 73, approximately one mile east of Exit 25 off I-77, conveniently located behind a Lowe's anchored shopping center and across the street from a Home Depot store.
     Northcross Business Campus is improved with two, one-story buildings totaling approximately 80,000 square feet of net rentable area (10.7% of the total portfolio NRA) and on-site parking for 208 vehicles.
     Approximately 46% of the space is office and 54% is warehouse with clear ceiling heights of 18 feet and 16 dock high doors. The buildings, constructed in 2002, are divided into six suites which are currently 76.00%
     occupied by four tenants. The largest tenants of Northcross Business Campus are Irwin Industrial Tool Company, Interactive Safety Products, Inc. and
     Montech, LLC. The allocated loan amount for these two buildings is $6.5 million or 11.8% of the total North Charlotte Office/Flex Portfolio loan amount.

SIGNIFICANT TENANTS. As of April 1, 2006, the North Charlotte Office/Flex
Portfolio of properties were approximately 79.13% occupied with current occupancy at the five business parks ranging from 60.86% (Northridge Business
Center) to 93.27% (Northwoods Business Center). The North Charlotte Office/Flex
Portfolio of properties has a diverse tenant roster containing 59 tenants, none of which occupy more than 7.9% of the net rentable area nor more than 6.9% of gross percentage rent.

     CLASSIC GRAPHICS, INC. (59,000 square feet; 7.9% of total NRA; 6.9% of total GPR, lease expiration on January 31, 2011). Classic Graphics, Inc.
     has been a tenant at the Northwoods Business Center since 1993 and is the largest tenant of the North Charlotte Office/Flex Portfolio of properties.
     Classic Graphics, Inc. employs approximately 142 people in two locations with sales of approximately $21 million. Classic Graphics, Inc. is one of the largest printers in the United States according to Printing Impressions
     400. Classic Graphics, Inc. offers high quality sheet fed printing; color management, superior color reproduction, and the planning and management of complex printing jobs.

     SCHOLASTIC BOOK FAIRS, INC. ("Scholastic") (45,432 square feet; 6.1% of
     NRA; 4.5% of total GPR; lease expiration on August 31, 2007; rated BB+ and
     Baa3 by S&P and Moody's, respectively). Scholastic is a global children's publishing and media company that has been in operation for more than 85 years. Scholastic is the largest publisher and distributor of children's books and is the largest operator of school-based book clubs and book fairs in the United States. Scholastic is also a leading publisher of children's books distributed through the trade channel and the leading distributor in the United States of children's books through direct-to-home continuity programs for children ages five and younger. With over $2 billion in revenues, Scholastic employs more than 10,000 people globally in education, entertainment and publishing. Scholastic is a publicly-held company that trades on NASDAQ under the ticker symbol "SCHL".

     DOMNICK HUNTER INC. ("Hunter") (42,623 square feet; 5.7% of NRA; 5.7% of
     GPR; lease expiration on February 28, 2013). Founded in 1963, Domnick
     Hunter has been a tenant at the North Charlotte Office/Flex Portfolio properties since 1997. Hunter is an international group of companies dedicated to the provision of high quality filtration, separation and purification products for a wide range of industries and applications.
     Hunter employs over 1,900 persons and has trading subsidiaries and associates in 25 countries. Hunter's space at the North Charlotte
     Office/Flex Portfolio properties houses their North American Corporate offices. According to the Hunter's 2004 Annual Report, the company's operating profit for 2004 was 13,747,000GBP (Great Britain Pounds) which represents an increase of 2.4% over 2003.

THE MARKET. Charlotte is the largest city and is the financial and cultural center for North Carolina. As of 2004, the Charlotte-Gastonia-Rock Hill
metropolitan statistical area ("MSA") had an estimated population of 1.640 million, an increase

                                      B-51

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

of 2.27% over the 2000 figure. The population of the Charlotte-Gastonia-Rock
Hill MSA is expected to increase by 2.03% per year for the next five years.
Total employment within the Charlotte-Gastonia-Rock Hill MSA has increased by more than 3.9 percent, since 2000 for a total of 734,758 as of year-end 2004. As of November 2005, the unemployment rate was at 5.0 percent, which is slightly below the rate for the State of North Carolina of 5.1 percent and similar to the
National rate as a whole at 5.0 percent.

According to a survey prepared by Karnes Research Company as of the third quarter of 2005 ("Karnes Report"), there were 26.2 million and 9.2 million square feet, respectively, of warehouse and office/flex space in Charlotte's eight sub-markets. The North Charlotte Office/Flex Portfolio of properties are specifically located in Charlotte's North sub-market. The North sub-market has developed over the past 10 years primarily along the I-77 corridor between
Interstate 85 and Davidson. The North sub-market contains approximately 1.66 million square feet of office/flex space, the second largest inventory in the
Charlotte-Gastonia-Rock Hill MSA. The North Charlotte Office/Flex Portfolio of
properties represents nearly 45% of the total office/flex inventory in the North sub-market. According to the Karnes Report, as of the third quarter of 2005, the
North sub-market for industrial/flex space had an overall vacancy rate of 11.2%.

According to Cushman and Wakefield the most comparable and competitive office parks near the Northcross Business Center (totaling approximately 724,525 square feet) had a vacancy rate of 9.67% and the vacancy rate among properties comparable to Harris Corners, Harris Ridge, Northridge Business Center and
Northwoods Business Campus office parks was approximately 12%. As of the third quarter of 2005, average rent for office/flex space in the North sub-market was
$8.55/square foot, whereas the rent paid by tenants of the North Charlotte
Office/Flex Portfolio of properties ranged from $4.75 to $15.65/square foot with most tenants paying in the $8.00 to $11.00/square foot range. Cushman &
Wakefield estimated that current market rent for the North Charlotte Office/Flex
Portfolio of properties ranges from $6.00 to $10.00/square foot depending on the building and size/location of space.

LOCKBOX/CASH MANAGEMENT. The North Charlotte Office/Flex Portfolio loan has been structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of an Event of
Default (as such term is defined in the North Charlotte Office/Flex Portfolio loan documents).

PROPERTY MANAGEMENT. The North Charlotte Office/Flex Portfolio of properties are managed by J.G. Management Co., Inc. (an affiliate of the borrower) which has subcontracted with Beacon Development Co. (d/b/a Beacon Partners) to provide day-to-day management and leasing of the North Charlotte Office/Flex Portfolio of properties. Beacon Partners is based in Charlotte and currently owns and/or manages approximately 4.5 million square feet of space.

RESERVES. At closing, the borrower deposited the sum of: (1) $228,362 into a tax reserve ("Tax Reserve") for the payment of all taxes and assessments which may become a lien on the North Charlotte Office/Flex Portfolio of properties, (2)
$18,394 into an insurance reserve ("Insurance Reserve") for the payment of insurance premiums, (3) $22,000 into a reserve for the payment of tenant improvements to be performed in connection with that certain space occupied by
Diebold, Incorporated at the Northwoods Business Center property, (4) $61,081 into a reserve for the payment of certain work relating to space leased by
Interactive Safety Products, Inc. at the Northcross Business Campus property,
(5) $43,750 into a reserve for certain maintenance, repairs and/or corrective work at the Harris Ridge property and (6) $1,500,000 into an tenant improvement and leasing commission reserve ("Rollover Reserve") for tenant improvement and leasing commissions.

On a monthly basis, the borrower is required to deposit monthly reserves for:
(1) the Tax Reserve in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay taxes and assessments, (2) the
Insurance Reserve in an amount equal to 1/12th of the amount the lender reasonably estimates will be required to pay the insurance premiums required pursuant to the North Charlotte Office/Flex Portfolio loan documents, (3)
capital expenditures in the amount of $9,330 and (4) the Rollover Reserve in the amount of $22,547 for tenant improvement and leasing commission obligations.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

                                      B-52

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

COLLATERAL RELEASES. The borrower may obtain the release of the Northcross
Business Campus properties and the Northridge Business Center properties
(together, the "Yield Maintenance Properties") from the lien of the deed of trust pursuant to a yield maintenance payment at any time commencing February 1,
2007, upon the prepayment of 110% of the allocated loan amount of the property to be released (in the event the Northridge Business Center properties are being released prior to a release of the Northcross Business Campus properties) or
100% of the allocated loan amount (in the event the Northridge Business Center properties are being released after a release of the Northcross Business Campus properties or if following the release, none of the other Mortgaged Properties remain subject to the deed of trust), provided that (i) the debt service coverage ratio for the remaining North Charlotte Office/Flex Portfolio loan properties is at least 1.20x and (ii) the loan to value ratio of the remaining
North Charlotte Office/Flex Portfolio loan properties is no greater than 80%.
With respect to the Harris Corners properties, the Harris Ridge properties and the Northwoods Business Center properties (collectively, the "Defeasance
Properties"), full defeasance of the three Defeasance Properties requires, among other things, that the borrower simultaneously obtain a release of the Yield
Maintenance Properties (as described above). With respect to the Defeasance
Properties, a partial release is permitted under certain circumstances following a casualty or condemnation at such Defeasance Property where the lender has decided not restore such property, subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower delivers defeasance collateral in an amount equal to 120% of the allocated loan amount for such property, (ii) the debt service coverage ratio for the remaining North Charlotte
Office/Flex Portfolio properties is at least 1.20x and (iii) the loan to value ratio for the remaining North Charlotte Office/Flex Portfolio properties is no more than 80%. In addition, notwithstanding anything to the contrary contained in the North Charlotte Office/Flex Portfolio loan documents, in no event may the
Northcross Business Center parcel be the sole property subject to the lien of the deed of trust.

                                      B-53

----------------------------------------------------------------------------------------------

Charlotte and Huntersville, NC            COLLATERAL TERM SHEET           BALANCE: $55,000,000
                                  NORTH CHARLOTTE OFFICE/FLEX PORTFOLIO   DSCR:    1.20x
                                                                          LTV:     79.02%
----------------------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-54

------------------------------------------------------------------------------------

4301 & 4343 North Scottsdale Road     COLLATERAL TERM SHEET     BALANCE: $55,000,000
Scottsdale, AZ 85251                GALLERIA CORPORATE CENTRE   DSCR:    1.27x
                                                                LTV:     59.41%
------------------------------------------------------------------------------------

                                [PHOTO OMITTED]

                                      B-55

------------------------------------------------------------------------------------

4301 & 4343 North Scottsdale Road     COLLATERAL TERM SHEET     BALANCE: $55,000,000
Scottsdale, AZ 85251                GALLERIA CORPORATE CENTRE   DSCR:    1.27x
                                                                LTV:     59.41%
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                     CWCapital

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $55,000,000

CUT-OFF BALANCE:                 $55,000,000

% BY INITIAL UPB:                2.25%

INTEREST RATE:                   5.8750%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              April 1, 2006

MATURITY DATE:                   March 1, 2016

AMORTIZATION:                    Interest only for the initial 48 months of the
                                 loan term; thereafter amortizes on a 30-year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 then defeasance is permitted. On and after
                                 December 1, 2015, prepayment is permitted
                                 without penalty.

SPONSOR:                         Joseph L. Jerome

BORROWER:                        JEMB Scottsdale LLC

ADDITIONAL DEBT(1):              $12,000,000 of existing mezzanine debt.

LOCKBOX:                         Hard

INITIAL RESERVES:                TI/LC (LOC):              $5,000,000
                                 Tax:                      $   98,745
                                 Insurance:                $   18,347
                                 Replacements:             $    6,645
                                 Security Deposits(2):     $  630,844
                                 Free Rent and New
                                 Lease Rent reserve(3):    $  171,980

MONTHLY RESERVES:                Tax:                      $   98,745
                                 Insurance:                $    6,116
                                 Replacements:             $    6,645
                                 TI/LC:                    Springing(4)

(1)  See "Current Mezzanine or Subordinate Indebtedness" and "Future Mezzanine
     or Subordinate Indebtedness" herein.

(2)  At closing, the borrower deposited $630,844 into the security deposit reserve account, which represents the amount of security deposits that the borrower has received from tenants. Amounts will be released to the tenants in accordance with their leases.

(3)  Includes three months of free rent for an existing tenant and $121,166 for three tenants that are either not yet in occupancy of expansion space or are paying rent on a MTM basis until the rent commencement date under the lease.

(4)  Beginning on January 1, 2012, a TI/LC reserve of $53,010 will be collected until the TI/LC reserve reaches a $350,000 threshold. In the event that the
     TI/LC reserve drops below the threshold, ongoing monthly collections will resume until the reserve is replenished to $350,000. See "Reserves" below.

(5)  Financial information is calculated based on lender's net exposure of
     $50,500,000, which is equal to the original loan principal balance of
     $55,000,000 less the $4,500,000 that the lender is holding in the form of a letter of credit that may be used to defease a portion of the loan principal balance if certain performance conditions are not met. See
     "Reserves" herein. If ratios were calculated based on the $55,000,000
     Cut-off Balance, they would be as follows: LTV: 64.7%; Balloon LTV: 59.4%;
     DSCR (P&I): 1.17x.

(6)  DSCR is 1.27x based on principal and interest payments.

(7)  Occupancy figure is based on the January 31, 2006 rent roll, however, it has been adjusted to include 30,008 sq. ft. of expansion space for
     Khimetrics, Inc., which signed a lease amendment as of April 5, 2006 and is expected to take occupancy and begin paying rent by September 1, 2006. It was also adjusted to include 8,245 sq. ft. of expansion space for AFL
     Insurance Company which signed a lease amendment as of February 21, 2006 and is expected to take occupancy and begin paying rent by August 1, 2006.
     In addition, 22,362 square feet is currently master leased by a borrower affiliate.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $103.47

BALLOON BALANCE / SQ. FT.:       $ 95.02

LTV(5):                            59.41%

BALLOON LTV(5):                    54.13%

DSCR(6):                            1.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Mixed Use

COLLATERAL:                      Fee simple

LOCATION:                        Scottsdale, Arizona

YEAR BUILT / RENOVATED:          1991 / 2000-2001

COLLATERAL SF:                   531,574 square feet

PROPERTY MANAGEMENT:             J.E.M.B. Realty Corp. (a borrower affiliate)

OCCUPANCY (AS OF JANUARY 1,
   2006)(7):                     90.33%

UNDERWRITTEN NET OPERATING
   INCOME:                       $ 5,272,508

UNDERWRITTEN NET CASH FLOW:      $ 4,564,555

APPRAISED VALUE:                 $85,000,000

APPRAISAL DATE:                  January 27, 2006
--------------------------------------------------------------------------------

                                      B-56

------------------------------------------------------------------------------------

4301 & 4343 North Scottsdale Road     COLLATERAL TERM SHEET     BALANCE: $55,000,000
Scottsdale, AZ 85251                GALLERIA CORPORATE CENTRE   DSCR:    1.27x
                                                                LTV:     59.41%
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MAJOR OFFICE TENANTS
--------------------------------------------------------------------------------

                                                                    WEIGHTED
                                                                    AVG RENT                             RATINGS
               TENANT                    NRSF      % NRSF   % GPR      PSF       LEASE EXPIRATION      (S/M/F)(1)
------------------------------------------------------------------------------------------------------------------

McKesson Specialty Arizona Inc. (2)   120,663       22.7%   21.7%    $19.42    10/2008 & 10/2009(2)   BBB/Baa3/BBB
Khimetrics, Inc.                       55,438(3)    10.4    11.3     $22.00    06/2010                  NR/NR/NR
Scottsdale Culinary Institute          49,894        9.4    10.7     $23.25    12/2016                  NR/NR/NR
AFL Insurance Company(4)               35,644        6.7     7.2     $22.00    08/2012                  NR/NR/NR
New York Life Insurance (5)            28,574        5.4     6.2     $23.50    03/2007(5)              AA+/Aa2/AA
------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                             290,213       54.6%   57.1%    $21.29
==================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Lease expiration represents tenant termination options for 15,913 square feet in 2008, 88,839 square feet and 15,911 square feet in 2009. McKesson
     Specialty Arizona Inc. amended its lease in July 2005 to take an additional
     15,913 square feet. All three leases expire in 2011.

(3)  Khimetrics, Inc. NRSF includes 30,008 square feet of expansion space per a lease amendment signed on April 5, 2006. Khimetrics, Inc. is expected to take occupancy of, and begin paying rent on this expansion space by
     September 2006.

(4)  AFL Insurance Company NRSF includes 8,245 square feet of expansion space per a lease amendment executed on February 21, 2006. AFL Insurance Company is expected to take occupancy of, and begin paying rent on this expansion space by August 1, 2006.

(5)  Lease expiration represents tenant termination option available as of March
     31, 2007. The tenant's actual lease expiration is February 28, 2009.

--------------------------------------------------------------------------------
                                LEASE ROLLOVER(1)
--------------------------------------------------------------------------------

             NUMBER OF                                                                       % OF BASE     CUMULATIVE %
 YEAR OF       LEASES    EXPIRING   % OF TOTAL   CUMULATIVE    CUMULATIVE %   ANNUAL RENT   ACTUAL RENT   OF BASE ACTUAL
EXPIRATION    EXPIRING      SF.         SF        TOTAL SF      OF TOTAL SF       PSF         ROLLING      RENT ROLLING
------------------------------------------------------------------------------------------------------------------------

MTM(1)            1        22,362       4.2%        22,362          4.2%         $23.00          4.8%           4.8%
2006              1         7,539       1.4         29,901          5.6          $19.00          1.3            6.1
2007              4        47,201       8.9         77,102         14.5          $23.39         10.2           16.3
2008              2        26,771       5.0        103,873         19.5          $22.20          5.5           21.8
2009              8       165,402      31.1        269,275         50.7          $18.19         27.8           49.6
2010              4        83,773      15.8        353,048         66.4          $21.79         16.9           66.4
2011              3        39,379       7.4        392,427         73.8          $21.36          7.8           74.2
2012              1        35,644       6.7        428,071         80.5          $22.00          7.2           81.5
2013              0             0         0        428,071         80.5          $ 0.00          0.0           81.5
2014              0             0         0        428,071         80.5          $ 0.00          0.0           81.5
2015              0             0         0        428,071         80.5          $ 0.00          0.0           81.5
2016              1        49,894       9.4        477,965         89.9          $23.25         10.7           92.2
2017              0             0         0        477,965         89.9          $ 0.00          0.0           92.2
2018              0             0         0        477,965         89.9          $ 0.00          0.0           92.2
Thereafter        1         2,191       0.4        480,156         90.3          $ 0.00          0.0           92.2
Vacant            0        51,418       9.7        531,574        100.0          $ 0.00          0.0          100.0
------------------------------------------------------------------------------------------------------------------------
TOTAL            26       531,574     100.0%       531,574        100.0%         $20.36        100.0%         100.0%
========================================================================================================================

(1)  MTM expiration includes 22,362 square feet that are master leased by a borrower affiliate.

                                      B-57

--------------------------------------------------------------------------------
4301 & 4343 North             COLLATERAL TERM SHEET         BALANCE: $55,000,000
Scottsdale Road             GALLERIA CORPORATE CENTRE       DSCR:    1.27x
Scottsdale, AZ 85251                                        LTV:     59.41%
--------------------------------------------------------------------------------

GALLERIA CORPORATE CENTRE LOAN:

THE LOAN. Galleria Corporate Centre is a $55,000,000, 10-year loan secured by a first priority mortgage on the borrower's fee simple interest in a 531,574 square feet "Class A", mixed-use office and retail property located in the central business district of Scottsdale, Arizona. The Galleria Corporate Centre
loan is interest only for the initial 48 months and thereafter amortizes based on a 30-year schedule.

THE BORROWER. The borrower, JEMB Scottsdale LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with an independent director, for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Joseph L. Jerome. Mr. Jerome is a repeat sponsor of a
CWCapital borrower.

JOSEPH L. JEROME established JEMB Realty Corporation in 1990. JEMB is a real estate development, investment and management organization based in New York,
New York. JEMB and its subsidiaries own and operate in excess of 6,200,000 square feet across North America. Mr. Jerome reports a net worth of approximately $68,300,000 as of October 31, 2005.

THE PROPERTY. The Galleria Corporate Centre is a "Class A", mixed-use, office and retail property located in the central business district of Scottsdale,
Arizona. The property is comprised of 6.32 acres improved with two buildings containing a total of 531,574 square feet located at 4301 and 4343 North
Scottsdale Road. Approximately 86% of the property's total net rentable area
(458,589 square feet) is improved for office usage and 14% (72,985 square feet)
is improved for retail. An enclosed bridge extends across Civic Center Boulevard and connects the two buildings and is leased to the Scottsdale Culinary
Institute. The Galleria Corporate Centre has 1,877 parking spaces, most of which are located within the property's five-story parking structure. The property was constructed as an enclosed retail center and was converted to its current use in
2000-2001. The property features 36 skylights which provide natural illumination to the atrium and some upper floor office common areas. Technical amenities include multiple entrances for fiber, including access to all major fiber providers, a UL master lighting system to protect all telecomm and data facilities and 40,000 square feet of telecomm/data cooling systems with multiple dedicated vents connected directly to the telecomm/data space within the property. The area neighboring the property is undergoing a major renovation which features a 1,100,000 square foot mixed use development that includes restaurants, office, retail and residential uses. Additionally, 225 luxury hotel rooms and over 3,000 luxury condos are being added to the neighboring area.

     SIGNIFICANT TENANTS. The property is 90.3% leased to 22 tenants based on the January 31, 2006 rent roll adjusted to include 30,008 square feet of expansion space for Khimetrics, Inc., which signed a lease amendment as of
     April 5, 2006 and is expected to take occupancy and begin paying rent by
     September 1, 2006. It was also adjusted to include 8,245 square feet of expansion space for AFL Insurance Company, which signed a lease amendment as of February 21, 2006 and is expected to take occupancy and begin paying rent by August 1, 2006.

     MCKESSON SPECIALTY ARIZONA INC. ("MSAI") (120,663 square feet, 22.7% of
     NRSF, 21.7% of GPR) is a direct subsidiary of McKesson Corporation
     ("McKesson"), which is rated BBB/BBB/Baa3 by S&P/F/M. McKesson guarantees the MSAI lease. Founded in 1883, McKesson is one of the nation's largest healthcare supply providers and ranks as the 16th largest industrial company in the United States. McKesson distributes medical-surgical supplies, first-aid products and equipment throughout North America and provides healthcare related software services and outsourcing to organizations throughout North America and the United Kingdom. For fiscal year 2005, McKesson reported $83.5 billion in revenues. McKesson had a market capitalization of $14.8 billion as of April 27, 2006. MSAI has been a tenant at the property since 2004 and uses this space for its customer relations group with over 750 employees in this location.

     KHIMETRICS, INC. ("Khimetrics") (55,438 square feet, 10.4% of NRSF and
     11.3% of GPR) provides management software to the retail, consumer goods and financial services industries which tracks and manages consumer demand.
     Khimetrics has been at the property since 2004 and uses this space as its company headquarters. In November 2005, Khimetrics was acquired by SAP AG, a provider of business software solutions, which reported sales of $10.1 billion and net income of $1.8 billion for 2005. On April 5, 2006,
     Khimetrics amended its lease to take an additional 30,008 square feet and is expected to take occupancy of this expansion space and begin paying rent by September 1, 2006.

                                      B-58

--------------------------------------------------------------------------------
4301 & 4343 North             COLLATERAL TERM SHEET         BALANCE: $55,000,000
Scottsdale Road             GALLERIA CORPORATE CENTRE       DSCR:    1.27x
Scottsdale, AZ 85251                                        LTV:     59.41%
--------------------------------------------------------------------------------

     SCOTTSDALE CULINARY INSTITUTE ("SCI") (49,894 square feet, 9.4% of NRSF and
     10.7% of GPR) was founded in 1986 and is a culinary educational center accredited by the American Culinary Federation Accrediting Commission. SCI
     is the only culinary school to offer the Le Cordon Bleu curriculum in
     Arizona. The lease is guaranteed by SCI's parent, Career Education
     Corporation ("CECO"). CECO has 15,500 employees and owns and operates over
     75 campus properties offering private, postsecondary education to approximately 100,000 students. For fiscal year 2005, CECO reported $2.03 billion in sales and $233 million in net income.

     AFL INSURANCE COMPANY ("AFL") (35,644 square feet, 6.7% of NRSF and 7.2% of
     GPR) has been a tenant at the property since 2002 and uses its space as its company headquarters. In January 2006, AFL gave notice of its intent to take an additional 8,200 square feet, which it is expected to occupy by
     August 1, 2006. AFL was chartered in 1954 and is a subsidiary of Sagicor
     Financial Corporation ("Sagicor"). Sagicor offers a diverse line of financial products including individual and group life insurance, health insurance, personal property and casualty insurance and fund management in more than 20 countries. Sagicor is rated "A" Excellent by A.M. Best
     Company.

THE MARKET. The Galleria Corporate Centre is located in Scottsdale, Maricopa
County, Arizona, in the heart of the Scottsdale central business district.
Scottsdale is part of the Phoenix MSA. The University of Arizona estimates employment in the Phoenix market has increased 174% over the past two decades.
In 2005 alone, Phoenix added an estimated 79,800 jobs according to the same study. The population in Phoenix has increased 45.3% from 1990 to 2000. The
"Class A" Phoenix office market has experienced strong demand as evidenced by the absorption of over 3,000,000 square feet of office space in 2005.

The property is located in the South Scottsdale office submarket of the greater
Phoenix office market. The South Scottsdale office submarket is comprised of 68 multi-tenant buildings totaling 3,542,772 square feet and two single-tenant buildings totaling 110,059 square feet. The South Scottsdale submarket has shown positive multi-tenant absorption over the last four years and most absorption has taken place within the "Class A" buildings. The South Scottsdale submarket reported a vacancy of 10.4% as of fourth quarter 2005, with average asking gross lease rates of $22.00 to $24.00/square foot as compared to the property's current average in-place rent of $21.44/square foot (gross).

The Scottsdale retail submarket contains a total of 32 shopping centers with more than 4,500,000 square feet of retail space. The submarket had a year-end
2005 vacancy rate of 5.87% with an average net lease rate of $31.25/square foot for mixed use, office/retail properties. Net absorption in this submarket in
2005 was 137,339 square feet.

PROPERTY MANAGEMENT. The property is managed by J.E.M.B. Realty Corporation, an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT. The Galleria Corporate Centre loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence of a "Trigger Event". A Trigger Event means: (i)
the occurrence and continuance of an Event of Default (as such term is defined in the loan documents); (ii) underwritten DSCR falls below 1.10x for three consecutive quarters, based on actual debt service which is interest only for first four years and is then calculated on a 30-year amortization schedule;
(iii) the borrower fails to post any letter of credit as outlined in "Reserves"
below or (iv) the date which is three months prior to the maturity date. For this purpose only, DSCR is based on the combined mortgage loan and mezzanine loan debt service (with interest on the mezzanine loan calculated based on the then current pay rate, currently 8%).

RESERVES. At closing, borrower posted a $5,000,000 letter of credit. Of the
$5,000,000, $500,000 is designated for potential defeasance costs (described below) and the remaining $4,500,000 can be utilized to reimburse the borrower for the cost of tenant improvements and/or leasing commissions incurred in connection with the following leases: (i) American Founders Life Insurance
Company (expansion); (ii) Urban Home Development Company, LLC; (iii) Wachovia
Corporation and (iv) any new leases for space at the property not leased to any tenant on the origination date, provided that the funds utilized in connection with the leases described in clauses (i), (ii) and (iii) may not exceed
$1,200,000 in the aggregate. The release of such funds is conditioned on the satisfaction of the following conditions: (a) the related tenant is in occupancy and paying full monthly rent, provided that if the tenant is not in occupancy or has not commenced paying full monthly rent, the borrower can nevertheless obtain a release of funds with respect to such lease if the borrower posts cash or a letter of credit in the amount of rent due

                                      B-59

--------------------------------------------------------------------------------
4301 & 4343 North             COLLATERAL TERM SHEET         BALANCE: $55,000,000
Scottsdale Road             GALLERIA CORPORATE CENTRE       DSCR:    1.27x
Scottsdale, AZ 85251                                        LTV:     59.41%
--------------------------------------------------------------------------------

during any abatement period; (b) after giving effect to each draw, the DSCR is equal to or greater than 1.20x (for this purpose, (I) the DSCR calculation will be based on a 30-year amortization schedule, the current interest rate and the outstanding principal balance of the mortgage loan less the amount of undrawn funds under the letter of credit, (II) the DSCR calculation will include rent due under leases for which draws are permitted despite the tenant thereunder not having taken occupancy or commencing paying full monthly rent, and (III) rents will be marked-to-market (except for rents due under credit-tenant leases that are co-terminus with the mortgage loan)) and (c) other conditions customary to the release of tenant improvements and leasing commission reserves. The borrower may obtain the release of additional funds (subject to the limits described above) to the extent that the DSCR, as calculated in clause (b), exceeds 1.20x, provided that no Event of Default has occurred and is continuing and the tenant with respect to which the draw request is made is in occupancy and paying full monthly rent. In addition, if the DSCR, as calculated in clause (b) of the preceding sentence, is less than 1.20x on the scheduled payment date occurring in March 2010, the borrower is required to defease a portion of the Galleria
Corporate Centre mortgage loan in an amount equal to the lesser of: (i) the amount of the letter of credit that remains undrawn on March 1, 2010, less
$500,000 or (ii) the maximum amount that can be defeased with defeasance costs equal to $500,000. Of the $4,500,000 to be used for tenant improvements and leasing commissions, any funds remaining after the required partial defeasance will be held by lender as additional security. Of the $500,000 to be used for potential defeasance costs, any funds remaining after payment of the defeasance costs associated with mandatory partial defeasance will be returned to the borrower.

In lieu of normalized TI/LC reserves, on each of January 1, 2009 and January 1,
2010, the borrower is required to post an additional evergreen letter of credit in the amount of $600,000. In addition, on January 1, 2011, the borrower is required to post an evergreen letter of credit in the amount of $1,200,000;
however, this requirement will be waived if McKesson executes a renewal lease for no less than 90,497 square feet prior to January 1, 2011. Commencing on
January 2, 2012, if the DSCR on the Galleria Corporate Centre loan is at least
1.20x and no Event of Default exists, the lender will release the borrower from its letter of credit obligations and return the three letters of credit and begin collecting monthly cash deposits of $53,010, until the balance in the
TI/LC reserve is equal to $350,000. In the event that the reserve drops below
$350,000, ongoing monthly collections of $53,310 will resume until the reserve is replenished to a balance of $350,000.

In the event that McKesson (i) goes dark for a period greater than 6 months and
McKesson's credit rating drops below investment grade; (ii) files for bankruptcy; (iii) elects to exercise any early termination option; or (iv) fails to renew at least 90,497 square feet at market terms at least 12 months prior to its lease expiration, the borrower is required to post an evergreen letter of credit for no less than 12 months, in an amount, which if applied to the
Galleria Corporate Centre loan principal balance, would be sufficient to allow actual cash flow to cover debt service at a ratio of at least 1.20x.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The sole member of the borrower incurred $12 million of mezzanine debt (the "Mezzanine Loan") at the origination of the Galleria Corporate Centre loan, secured by its membership interests in the borrower. The Mezzanine Loan matures on March 1, 2013. The mezzanine lender
(currently N-Star REL CDO VI Grantor Trust) entered into an intercreditor agreement with the lender which agreement includes various senior lender protections, including certain restrictions on the rights of the mezzanine lender to take enforcement actions and transfer the Mezzanine Loan, and provides the mezzanine lender the right to receive notice of and an opportunity to cure mortgage loan defaults and, upon certain mortgage loan defaults, the right to purchase the Galleria Corporate Centre loan at par.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower under the Mezzanine
Loan is permitted to refinance the Mezzanine Loan in an amount sufficient to satisfy LTV and DSCR ratios specified in the loan documents, subject to satisfaction of various conditions, including receipt by the lender of written confirmation from each rating agency then rating any COMM 2006-C7 Certificates that such Mezzanine Loan will not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the COMM
2006-C7 Certificates.

                                      B-60

--------------------------------------------------------------------------------
4301 & 4343 North             COLLATERAL TERM SHEET         BALANCE: $55,000,000
Scottsdale Road             GALLERIA CORPORATE CENTRE       DSCR:    1.27x
Scottsdale, AZ 85251                                        LTV:     59.41%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-61

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-62

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-63

--------------------------------------------------------------------------------
7 Saint Paul Street          COLLATERAL TERM SHEET          BALANCE: $53,750,000
Baltimore, MD 21202              WACHOVIA TOWER             DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GACC

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $53,750,000

CUT-OFF BALANCE:                 $53,750,000

% BY INITIAL UPB:                2.20%

INTEREST RATE:                   5.7820%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              June 1, 2006

MATURITY DATE:                   May 1, 2016

AMORTIZATION:                    Interest only for the initial 36 months of the
                                 loan term; thereafter amortizes on a 30-year
                                 schedule.

CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after February 1, 2016 prepayment is permitted
                                 without penalty or premium.

SPONSOR:                         Harbor Group International and Sendar
                                 Development Corporation

BORROWER(1):                     WT Finance Co., LLC

ADDITIONAL FINANCING(2):         Future mezzanine debt permitted.

LOCKBOX:                         Soft, springing hard.

INITIAL RESERVES(3):             Tax:                  $1,089,863
                                 Insurance:            $   13,912
                                 TI/LC Reserve:        $2,559,922
                                 Adelberg Reserve:     $  254,894
                                 Additional Rollover
                                 Reserve:              $  244,092

MONTHLY RESERVES (3):            Tax:                  $   99,079
                                 Insurance:            $    6,956
                                 Replacement:          $    6,295
                                 Rollover:             $   30,000
--------------------------------------------------------------------------------

(1)  See "The Borrower" herein for a description of the property owners.

(2)  See "Future Mezzanine or Subordinate Indebtedness" herein.

(3)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:          $142.31

BALLOON BALANCE / SQ. FT.:       $128.07

LTV:                             75.92%

BALLOON LTV:                     68.32%

DSCR:                            1.22x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Office

COLLATERAL:                      Fee simple

LOCATION:                        Baltimore, Maryland

YEAR BUILT / RENOVATED:          1985 / 2006

COLLATERAL SF:                   377,684 square feet

PROPERTY MANAGEMENT:             Harbor Group Management Co. (a borrower
                                 affiliate)

OCCUPANCY (AS OF MARCH 28,
   2006):                        90.79%

UNDERWRITTEN NET OPERATING
   INCOME:                       $5,030,145

UNDERWRITTEN NET CASH FLOW:      $4,595,083

APPRAISED VALUE:                 $70,800,000

APPRAISAL DATE:                  February 8, 2006
--------------------------------------------------------------------------------

                                      B-64

--------------------------------------------------------------------------------
7 Saint Paul Street          COLLATERAL TERM SHEET          BALANCE: $53,750,000
Baltimore, MD 21202              WACHOVIA TOWER             DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

                              MAJOR OFFICE TENANTS

                                                                    WEIGHTED
                                                                    AVG RENT
TENANT                                   NRSF      % NRSF   % GPR      PSF     LEASE EXPIRATION   RATINGS (S/F/M)(1)
--------------------------------------------------------------------------------------------------------------------

Wachovia Corporation                   122,714      32.5%   37.6%    $22.96      12/31/2014(2)        A+/AA-/Aa3
Whiteford, Taylor and Preston L.L.P.   109,363(3)   29.0    31.6     $21.64      01/31/2016(3)         NR/NR/NR
McGuire Woods LLP                       28,758       7.6     9.1     $23.70      02/28/2009            NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                         260,835      69.1%   78.3%    $22.49
====================================================================================================================

(1)  Credit ratings are of parent company whether it guarantees the lease or not.

(2)  Effective December 31, 2006, Wachovia is expected to exercise an early termination right with regard to its 8th floor space (19,455 square feet)
     at the Wachovia Tower. If Wachovia exercises this option it is required to pay the borrower a termination fee (estimated to be approximately $428,010)
     which will be placed into a reserve ("Wachovia Termination Fee Reserve").
     Amounts deposited into the Wachovia Termination Fee Reserve will be used, commencing January 1, 2007, in 12 equal payments, to pay a portion of the borrower's monthly debt service payment. The lease for the remainder of the
     Wachovia space (103,259 square feet) expires on December 31, 2014. Wachovia does not have any additional early termination options.

(3)  In 2005, Whiteford, Taylor and Preston L.L.P. ("Whiteford") executed a
     10-year extension for its original space (78,116 square feet) and agreed to take an additional 31,247 square feet on the 18th and 19th floors.Six months after taking possession of the 18th and 19th floors, Whiteford will vacate its 12th floor space (19,682 square feet). The NRSF shown here represents the current economic occupancy. Upon occupancy of the 18th and
     19th floors and vacating the 12th floor, Whiteford will lease a total of
     89,681 square feet at the Wachovia Tower property.

                                LEASE ROLLOVER(1)

                                                                                                              CUMULATIVE %
             NUMBER OF                           CUMULATIVE                                      % OF BASE       OF BASE
  YEAR OF      LEASES    EXPIRING   % OF TOTAL      TOTAL     CUMULATIVE % OF   ANNUAL RENT /   ACTUAL RENT    ACTUAL RENT
EXPIRATION    EXPIRING    SQ. FT.     SQ. FT.      SQ. FT.     TOTAL SQ. FT.       SQ. FT.        ROLLING        ROLLING
--------------------------------------------------------------------------------------------------------------------------

MTM               0            --       0.0%            --           0.0%          $ 0.00           0.0%           0.0%
2006              2         7,300       1.9          7,300           1.9           $27.18           2.7            2.7
2007              0            --       0.0          7,300           1.9           $ 0.00           0.0            2.7
2008              0            --       0.0          7,300           1.9           $ 0.00           0.0            2.7
2009              3        29,668       7.9         36,968           9.8           $23.84           9.4           12.1
2010              1         1,277       0.3         38,245          10.1           $20.50           0.3           12.4
2011              4        24,525       6.5         62,770          16.6           $20.24           6.6           19.1
2012              2        17,987       4.8         80,757          21.4           $18.31           4.4           23.5
2013              0            --       0.0         80,757          21.4           $ 0.00           0.0           23.5
2014              8       122,714      32.5        203,471          53.9           $22.96          37.6           61.1
2015              0            --       0.0        203,471          53.9           $ 0.00           0.0           61.1
2016              5       119,969      31.8        323,440          85.6           $21.43          34.3           95.5
2017              1        19,455       5.2        342,895          90.8           $17.47           4.5          100.0
2018              0            --       0.0        342,895          90.8           $ 0.00           0.0          100.0
Thereafter        0            --       0.0        342,895          90.8           $ 0.00           0.0          100.0
Vacant            9        34,789       9.2        377,684         100.0           $ 0.00           0.0%         100.0%
--------------------------------------------------------------------------------------------------------------------------
TOTAL:           26       377,684     100.0%       377,684         100.0%
==========================================================================================================================

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

                                      B-65

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

WACHOVIA TOWER LOAN

THE LOAN. The Wachovia Tower loan is secured by a first priority mortgage on the borrower's fee simple interest in a 24-story, 377,684 square foot Class "A"
office tower in the Baltimore, Maryland central business district. The 10-year loan is interest- only for the first three years of the loan term and then amortizes based on a 30-year schedule. The borrower has a total cost basis of approximately $65,700,000; consequently, there is $11,930,000 of cash equity remaining in the Wachovia Tower property.

THE BORROWER. The borrower, WT Finance Co., LLC, a Virginia limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The owners of the Wachovia
Tower property, Tivoli Gardens Associates, LLC, Baltower, LLC and JADQI
Baltimore Development LLC, each a tenant-in-common, executed an Indemnity Deed of Trust and Security Agreement in favor of the lender, guaranteeing all amounts payable by the borrower under the note.The borrower is sponsored by Harbor Group
International and Sendar Development Corporation ("Sendar").

HARBOR GROUP INTERNATIONAL, headquartered in Norfolk, Virginia, is one of the fastest growing real estate investment and operating firms in the southeastern
United States. Harbor Group International boasts current holdings in excess of
$1 billion with a portfolio diversified across the United States. Harbor Group
International's current ownership includes over 7 million square feet of commercial space (6 million in office) and nearly 10,000 residential units.
Formed as Harbor Group Capital Corporation in 1985 by founder, Chairman and CEO
Jordan E. Sloan, the company subsequently merged in 1998 with BO-DA Investment and Trading Limited of Tel Aviv Israel.

SENDAR DEVELOPMENT CORPORATION is owned by its two principals Adam and Jason
Katz and operated solely by Adam Katz. Adam Katz is a real estate investor based in Long Island, New York that has been in the real estate business for nearly 30 years specializing in Manhattan cooperatives and condominiums. Adam Katz is also the founder of Talon Air, a licensed charter air carrier based in Farmingdale,
New York. Sendar Development Corporation and HGGP Capital II LLC, a subsidiary of Harbor Group International, are required to maintain (i) a cumulative net worth of no less than $30.0 million and (ii) a minimum of $1.5 million in liquid assets during the term of the Wachovia Tower loan.

THE PROPERTY. The Wachovia Tower is a 24-story Class "A" office building located in the central business district of Baltimore, Maryland. Wachovia Tower contains approximately 377,684 square feet of net rentable area and a 234-space parking garage (143,242 square feet) located on floors 1 thru 4 of the Wachovia Tower.
Constructed in 1985, Wachovia Tower is among the 20 tallest office buildings in
Baltimore, providing the upper floors with panoramic views of the city including the Inner Harbor area which is just four blocks south of the Wachovia Tower.
Wachovia Tower has good visibility within the central business district of
Baltimore, with frontage along three downtown streets: Baltimore, Saint Paul and
Fayette Streets. In addition to the many federal, city and county government buildings located in the immediate vicinity, including the Mitchell City Court
House, City Hall and the United States Post Office, numerous retail establishments, restaurants, tourist attractions and other office buildings are also within walking distance. In addition, Baltimore's light rail system (the
Blue Line) can be accessed directly in front of the Wachovia Tower.

The Wachovia Tower's lobby, which features polished granite walls and barrel vaulted ceilings, offers a security desk and approximately 10,808 square feet of retail space (ground and mezzanine level). Wachovia Tower is serviced by 11 elevators, nine for the office tower and two for the parking garage. Since acquisition, the borrower has invested approximately $7.7 million in Wachovia
Tower, including a $1.1 million cash infusion to modernize the elevator cabs.
The average floor plate at the Wachovia Tower is approximately 19,000 square feet and is efficiently designed for either single or multi-tenant configuration. Interior finishes are commensurate with Class "A" buildings and the tenant mix at the Wachovia Tower.

SIGNIFICANT TENANTS. As of March 28, 2006, Wachovia Tower was 90.79% occupied by
14 tenants (including four retail tenants). The borrower executed a master lease with Sendar, as master tenant, with respect to approximately 25,968 square feet at the Wachovia Tower property (the "Master Lease Space") at a rental rate of at least $21.50 per year. The Wachovia Tower loan documents provide that the master lease will remain in effect until, among other conditions, the Master Lease
Space is at least 93% occupied and the debt service coverage ratio at the
Wachovia Tower property (taking into account any

                                      B-66

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

tenants occupying the Master Lease Space) is at least 1.20x (calculated assuming the borrower is making amortized debt service payments under the note and using annualized rents in place (and not including any rent from the master tenant)
and the greater of operating expenses (x) underwritten by the lender when the
Wachovia Tower loan funded or (y) for the immediately preceding 12 month period).

     WACHOVIA CORPORATION ("Wachovia") (122,714 square feet; 32.5% of NRA; 37.6%
     of GPR, lease expiration of December 31, 2014; rated A+/AA-/Aa3 by S&P,
     Fitch and Moody's, respectively). Wachovia is the largest tenant at the
     Wachovia Tower occupying five and a half floors of space, inclusive of a
     8,348 square foot retail branch located on the first floor. Wachovia is a diversified financial services company that provides a broad range of banking, asset management, wealth management, and corporate and investment banking products and services. Wachovia's assets, as of December 31, 2005 were $521 billion and stockholders' equity of $48 billion. Effective
     December 31, 2006, Wachovia is expected to exercise an early termination right with regard to its 8th floor space (19,455 square feet) at the
     Wachovia Tower. Provided that Wachovia exercises this option it is required to pay the borrower a termination fee (estimated to be approximately
     $428,010) which will be placed into a reserve ("Wachovia Termination Fee
     Reserve"). Amounts deposited into the Wachovia Termination Fee Reserve will be used, commencing January 1, 2007, in 12 equal payments, to pay a portion ofthe borrower's monthly debt service payment. The lease for the remainder of the Wachovia space (103,259 square feet) expires on December 31, 2014.
     Wachovia does not have any additional early termination options in its leases.

     WHITEFORD, TAYLOR & PRESTON L.L.P. ("Whiteford") (109,363 square feet;
     29.0% NRA; 31.6% of GPR; lease expiration of January 31, 2016). Whiteford is the second largest tenant at the Wachovia Tower. Whiteford, based in
     Baltimore, is one of Maryland's largest law firms, with offices in Towson and Columbia, Maryland, Washington, D.C., and Alexandria, Virginia.
     Whiteford serves clients throughout the region, as well as national companies in need of representation in the mid-Atlantic area. Whiteford's client base ranges from Fortune 500 companies to small businesses to start-up enterprises. In 2005, Whiteford extended its lease for an additional 10 years and expanded into 11,000 additional square feet of space. Whiteford is expected to spend $2.6 million in tenant improvements to upgrade its space.

     MCGUIRE WOODS LLP ("McGuire") (28,758 square feet; 7.6% NRA; 9.1% GPR;
     lease expiration of February 28, 2009). McGuire, the third largest tenant at the Wachovia Tower, is an international law firm that has been in existence since 1834. The McGuire office at the Wachovia Tower is their regional headquarters servicing the Maryland regional area. With approximately 750 lawyers in 15 strategically located offices worldwide,
     McGuire uses client-focused teams to serve public, private, government and non-profit clients from many industries including automotive, energy resources, health care, technology and transportation. McGuire, via the resources and experiences of attorneys working from eight legal departments and more than 80 areas of practice, is able to meet its clients' needs for virtually any area of law. McGuire's office at Wachovia Tower, which opened in 1991, focuses on public finance and municipal bonds, real estate, hotel development, energy law, municipal law, biotechnology and
     emerging/high-tech, business, securities law, litigation, tax, creditors'
     rights, banking, corporate finance, labor and employment law.

THE MARKET. Baltimore is the largest city in Maryland and is the financial and cultural center for the state. The Baltimore metropolitan statistical area
("MSA") is the 18th largest in the United States whose population increased approximately 7.17% between 1990 and 2000 to 2.55 million people. Population projections for 2010 indicate continued growth to approximately 2.81 million people.

As of February 2006, the CoStar Report ("CoStar") concluded there were 971 office buildings in the Baltimore MSA resulting in approximately 64.5 million square feet of net rentable area. According to CoStar, the regional Baltimore
MSA office market vacancy rate was 12.5%, down from 12.7% as of year-end 2005 and 15.9% year-end 2002. Net absorption for the Baltimore MSA was 2.3 million square feet in 2005, 2.3 million square feet in 2004 and 1.2 million square feet in 2003. As of year-end 2005, the average asking rent for full service leases in the Baltimore MSA was $20.61/ square foot. Average asking rents for Class "A"
space in the Baltimore MSA were $22.63/ square foot.

As of February 2006, CoStar concluded there were 226 office buildings in the city of Baltimore resulting in approximately 22.86 million square feet of net rentable area. Within the city of Baltimore, the vacancy rate as of February
2005 was 15%. In

                                      B-67

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

the city of Baltimore, absorption levels were approximately 105,000 square feet in 2003, approximately 160,000 square feet in 2004 and approximately 487,000 square feet in 2005. As of February 2006, the average asking rent for full service leases in the city of Baltimore was $20.24/ square foot. Average asking rents for Class "A" space in the city of Baltimore was $23.78/ square foot.

The Wachovia Tower is more specifically located in the Baltimore CBD market.
According to CoStar, there were 122 office buildings resulting in approximately
14.8 million square feet of net rentable area in the Baltimore CBD. As of
February 2006, the vacancy rate in the Baltimore CBD was 12.8% (same as year-end
2005), down from 14.9% as of year-end 2004. CoStar classified 25 buildings or approximately 7.5 million square feet of net rentable area as Class "A" space.
The vacancy rate for Class "A" office space in the Baltimore CBDs, as of
February 2006, year end 2005, and year end 2004 were 13.0%, 13.1% and 17.2%, respectively. Absorption in the Baltimore CBD equaled 172,415 square feet in
2005. As of February 2006, the average asking rent within the Baltimore CBD was
$21.41/ square foot. Within the Baltimore CBD, office buildings located along the Inner Harbour typically command the highest rents in the market. Rents have generally remained stable over the past five years however, recently, there has been some upward pressure in rents as market fundamentals have improved. The average asking rent among the most comparable and competitive properties identified by the appraiser was $22.39/ square foot. The appraiser estimated that market rent for the Wachovia Tower office space is $22.00/ square foot, slightly higher than the existing tenancy.

LOCKBOX/CASH MANAGEMENT. The Wachovia Tower loan has been structured with a soft lockbox and springing cash management system. Upon the occurrence and continuation of an Event of Default (as such term is defined in the Wachovia
Tower loan documents), the tenants will be required to deposit rents directly into the lockbox account and cash management will become effective.

PROPERTY MANAGEMENT. Wachovia Tower is managed by Harbor Group Management
Company, an affiliate of the borrower. Harbor Group Management Company currently oversees more than 6 million square feet of commercial space and nearly 10,000 apartment units. Harbor Group Management Company manages two other office buildings in Baltimore: 10 East Baltimore and the Mercantile Bank and Trust
Building. In total, Harbor Group Management Company manages approximately
962,000 square feet of office space in Baltimore.

The leasing agent for the Wachovia Tower is Colliers Pinkard. Formed in 1922 in
Baltimore, Colliers Pinkard is a full service real estate firm with offices in
Maryland and North Carolina.

RESERVES. At closing, the borrower deposited the sum of: (1) $1,089,863 into an tax reserve ("Tax Reserve") for the payment of all taxes and assessments which may become a lien on the Wachovia Tower property, (2) $13,912 into an insurance reserve ("Insurance Reserve") for the payment of insurance premiums, (3)
$254,894 into a reserve which amount is equal to the total free rent remaining under the Adelberg, Rudow, Dorf & Hendler, LLC lease, (4) $3,003,115 into an tenant improvement and leasing commission reserve ("TI/LC Reserve") for tenant improvement and leasing commission obligations in connection with the following leases: (a) Lenrow, Kohn & Oliver, (b) Whiteford, Taylor & Preston L.L.P., (c)
The Adams Express Company and (d) Adelberg, Rudow, Dorf & Hendler, LLC, however,
$443,193 of the TI/LC Reserve was released to pay currently owned tenant improvements and (5) $244,092 into an additional tenant improvement and leasing commission reserve for the tenant improvements and leasing commissions incurred with respect to the following leases: (a) Stewart, Plant & Blumenthal LLC
($120,172) and (b) Smith Barney ($123,920). With respect to amounts in the TI/LC
Reserve, the Wachovia Tower loan documents provide that in the event amounts in the TI/LC Reserve are not released to the borrower within 18 months after the
Wachovia Tower loan closing date, the lender may hold such amounts as additional collateral for the Wachovia Tower loan.

On a monthly basis, the borrower is required to deposit monthly reserves for:
(1) the Tax Reserve in the amount of 1/12th of the amount the lender reasonably estimates will be required to pay taxes and assessments, (2) the Insurance
Reserve in the amount of 1/12th of the amount the lender reasonably estimates will be required to pay the insurance premiums required pursuant to the Wachovia
Tower loan documents, (3) capital expenditures in the amount of $6,295 and (4)
tenant improvement and leasing commissions in the amount of $30,000 for future tenant improvement and leasing commission obligations.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

                                      B-68

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The owners of direct or indirect interests in the borrower are permitted to obtain a mezzanine loan (the
"Mezzanine Loan") provided, among other things, that (1) the aggregate debt service coverage ratio on all indebtedness is not less than 1.20x, (2) the aggregate loan-to-value ratio on all indebtedness is not more than 80%, (3) an intercreditor agreement acceptable to the rating agencies in their sole discretion, has been executed and (4) the terms and conditions of the Mezzanine
Loan are approved by the rating agencies, in their sole discretion.

                                      B-69

--------------------------------------------------------------------------------
7 Saint Paul Street           COLLATERAL TERM SHEET         BALANCE: $53,750,000
Baltimore, MD 21202               WACHOVIA TOWER            DSCR:    1.22x
                                                            LTV:     75.92%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-70

--------------------------------------------------------------------------------
3645 River Crossing Parkway       COLLATERAL TERM SHEET     BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      B-71

--------------------------------------------------------------------------------
3645 River Crossing Parkway       COLLATERAL TERM SHEET     BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     Bank of America, National Association

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $52,725,000

CUT-OFF BALANCE:                 $52,725,000

% BY INITIAL UPB:                2.15%

INTEREST RATE:                   6.2970%

PAYMENT DATE:                    1st of each month

FIRST PAYMENT DATE:              July 1, 2006

MATURITY DATE:                   June 1, 2016

AMORTIZATION:                    360 Months

CALL PROTECTION:                 Lockout for 24 months from securitization date,
                                 then defeasance is permitted. On and after
                                 April 1 2016, prepayment permitted without
                                 penalty.

SPONSOR:                         Columbia Sussex Corporation

BORROWER:                        Columbia Properties Indianapolis, L.P.

ADDITIONAL FINANCING:            None

LOCKBOX:                         Hard

INITIAL RESERVES:                Tax and Insurance Reserve:   $62,402

MONTHLY RESERVES:                Tax and Insurance Reserve:   $31,201
                                 Replacement Reserve:         $67,853
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:            $167,380.95

BALLOON BALANCE/SQ. FT.:         $143,203.71

LTV:                             75.00%

BALLOON LTV:                     64.17%

DSCR:                            1.45x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Single Asset

PROPERTY TYPE:                   Hotel -- Full Service

COLLATERAL:                      Fee Simple

LOCATION:                        Indianapolis, IN

YEAR BUILT / RENOVATED:          1998 / NAP

NUMBER OF ROOMS:                 315

PROPERTY MANAGEMENT:             Columbia Sussex Corporation

OCCUPANCY (AS OF
   DECEMBER 31, 2005):           66.70%

UNDERWRITTEN NET OPERATING
   INCOME:                       $6,479,749

UNDERWRITTEN NET CASH FLOW:      $5,672,210

APPRAISED VALUE:                 $70,300,000

APPRAISAL DATE:                  April 1, 2006
--------------------------------------------------------------------------------

                                      B-72

--------------------------------------------------------------------------------
3645 River Crossing Parkway       COLLATERAL TERM SHEET     BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

THE INDIANAPOLIS NORTH MARRIOTT LOAN

THE LOAN. The Indianapolis North Marriott Mortgage Loan is a $52.725 million, ten-year fixed rate loan secured by a first mortgage on the borrower's fee simple interest in a 315-room full service Marriott hotel located in
Indianapolis, Marion County, Indiana. The Indianapolis North Marriott Mortgage
Loan amortizes over a 30 year period, matures on June 1, 2016 and accrues interest at an annual rate of 6.2970%.

THE BORROWER. The Indianapolis North Marriott Borrower is Columbia Properties
Indianapolis, L.P., an Ohio limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Indianapolis
North Marriott Borrower's legal counsel has delivered a non-consolidation opinion. The borrower principal is Columbia Sussex Corporation, a Kentucky corporation.

Columbia Sussex Corporation ("CSC") is one of the largest privately held hotel owners in the United States. Founded in 1972 by William J. Yung, CSC initially owned Days Inns and Holiday Inns, which were eventually sold. Currently, CSC owns and operates 83 full service hotels located in the United States, Canada,
Grand Caymans and the Virgin Islands totaling approximately 27,600 rooms under the Marriott family (41), Holiday Inn/Crowne Plaza (13), Wyndham (10) and other brand names (19). CSC is the largest Marriott franchisee in the United States and operates the top ranked Marriott hotel which is located in Myrtle Beach,
South Carolina and the top ranked Westin hotel which is located in Las Vegas,
Nevada in terms of customer satisfaction. Columbia Entertainment owns and operates nine casinos located in Nevada, Louisiana and Mississippi. As of
December 31, 2005, CSC reported a net worth of approximately $260.5 million.

THE PROPERTY. The Indianapolis North Marriott Mortgaged Property consists of a fee simple interest in a 315-room full service Marriott hotel constructed in
1998. The 11-story improvements contain 113,909 net rentable square feet situated on 7.35 acres. The room mix is 202 king beds, 93 double/double beds, 18 executive king bed suites and two presidential suites. The lobby, registration desk and management offices are located on the first floor. Guest rooms are located on floors one through 11. Standard room furnishings include dressers, nightstands, lamps, desk with chair and lounge chair. Room amenities include remote control cable television, voice mail telephones, high-speed Internet access and multiple data ports. Property amenities include a full service
80-seat restaurant, lounge, ten meeting rooms totaling 13,200 square feet, business center, fitness center, gift shop, two concierge levels, indoor pool and whirlpool, and an outside patio.

The Indianapolis North Marriott Borrower is generally required at its sole cost and expense to keep the Indianapolis North Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

                                PERFORMANCE DATA

INDIANAPOLIS
NORTH MARRIOTT     2003      2004      2005    T-12 (1)
--------------------------------------------------------
OCCUPANCY           64.5%     67.8%     66.7%     68.2%
ADR              $118.79   $121.72   $125.96   $126.06
REVPAR           $ 76.60   $ 82.58   $ 83.99   $ 86.03

(1)  Trailing 12 month numbers through February 28, 2006.

                                      B-73

--------------------------------------------------------------------------------
3645 River Crossing Parkway      COLLATERAL TERM SHEET      BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

PROPERTY'S COMPETITIVE SET AND AMENITIES. The appraiser identified four full service hotels with similar amenity packages located in the Indianapolis North submarket as being comparable to the Indianapolis North Marriott Mortgaged
Property as follows:

                                                NUMBER                MEETING
                                         YEAR     OF                    AND
              PROPERTY                 OPENED   ROOMS    COMMERCIAL    GROUP    LEISURE
---------------------------------------------------------------------------------------

INDIANAPOLIS NORTH MARRIOTT             1998      315        30%         45%       15%
Sheraton Hotel & Suites Indianapolis    1984      560        30%         50%       10%
Embassy Suites Indianapolis North       1985      221        35%         25%       20%
Hilton Indianapolis North               1988      221        35%         45%       15%
Wyndham Hotel Indianapolis              1990      171        60%         30%       10%
----------------------------------------------------------------------------------------
TOTAL                                            1,488
========================================================================================

                                                    TOTAL
                                       EXTENDED   MEETING                LOUNGE/   SWIMMING
              PROPERTY                   STAY      SPACE    RESTAURANT    CAFE      POOL
-------------------------------------------------------------------------------------------

INDIANAPOLIS NORTH MARRIOTT               10%      13,200       YES         YES       YES
Sheraton Hotel & Suites Indianapolis      10%      12,610       Yes         Yes       Yes
Embassy Suites Indianapolis North         20%       4,937       Yes         Yes       Yes
Hilton Indianapolis North                  5%      13,017       Yes         Yes       Yes
Wyndham Hotel Indianapolis                 0%       2,160       Yes         Yes       Yes
-------------------------------------------------------------------------------------------
TOTAL
===========================================================================================

PROPERTY PERFORMANCE VERSUS THE COMPETITIVE SET AVERAGE.

                                 2004 ESTIMATES

                                       NUMBER
                                         OF                                      OCCUPANCY        ADR         REVPAR
              PROPERTY                  ROOMS   OCCUPANCY     ADR      REVPAR   PENETRATION   PENETRATION   PENETRATION
-----------------------------------------------------------------------------------------------------------------------

INDIANAPOLIS NORTH MARRIOTT               315      67.8%    $122.06    $82.81      106.2%        123.3%        130.9%
Sheraton Hotel & Suites Indianapolis      560      60.0%    $ 88.00    $52.80       93.9%         88.9%         83.5%
Embassy Suites Indianapolis North         221      71.0%    $108.00    $76.68      111.1%        109.1%        121.2%
Hilton Indianapolis North                 221      68.0%    $ 90.00    $61.20      106.4%         90.9%         96.8%
Wyndham Hotel Indianapolis                171      55.0%    $ 85.00    $46.75       86.1%         85.9%         73.9%
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                         1,488      63.9%    $ 98.97    $63.25      100.0%        100.0%        100.0%
=======================================================================================================================

                                 2005 ESTIMATES

                                       NUMBER
                                         OF                                       OCCUPANCY       ADR         REVPAR
              PROPERTY                  ROOMS   OCCUPANCY     ADR      REVPAR   PENETRATION   PENETRATION   PENETRATION
-----------------------------------------------------------------------------------------------------------------------

INDIANAPOLIS NORTH MARRIOTT               315      66.7%    $125.96    $83.99      110.1%        121.1%        133.3%
Sheraton Hotel & Suites Indianapolis      560      57.0%    $ 93.00    $53.01       94.1%         89.4%         84.2%
Embassy Suites Indianapolis North         221      68.0%    $113.00    $76.84      112.3%        108.6%        122.0%
Hilton Indianapolis North                 221      60.0%    $ 95.00    $57.00       99.1%         91.3%         90.5%
Wyndham Hotel Indianapolis                171      52.0%    $ 90.00    $46.80       85.9%         86.5%         74.3%
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                         1,488      60.6%    $104.02    $62.99      100.0%        100.0%        100.0%
=======================================================================================================================

THE MARKET. The Indianapolis North Marriott Mortgaged Property is located in central Indiana, approximately ten miles northeast of downtown Indianapolis within the Indianapolis MSA. Population is approximately 1.6 million in the MSA,
866,000 in Marion County and 785,000 in Indianapolis. Population within a one-, three-and five-mile radius of the Indianapolis North Marriott Mortgaged Property is approximately 3,400, 56,000 and 170,000, respectively. Average household income is approximately $66,000 in the MSA. Average household income within a one-, three- and five-mile radius of the Indianapolis North Marriott Mortgaged
Property is approximately $75,000, $80,000 and $87,000, respectively. The major industry sectors are Office-Using (23%), Trade, Transportation and Utilities
(22%), Professional and Business Services (14%), Government (13%), Education and
Health Services (12%) and Manufacturing (11%).

The Indianapolis North Marriott Mortgaged Property is located on Interstate 465,
Indianapolis' beltway, and proximate to the Fashion Mall at Keystone, a Simon regional mall anchored by Saks Fifth Avenue, Parisian and Crate & Barrel, together with 95 other specialty stores.

                                      B-74

--------------------------------------------------------------------------------
3645 River Crossing Parkway      COLLATERAL TERM SHEET      BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

                       MARKET OCCUPANCY, ADR AND REVPAR(1)

YEAR   OCCUPANCY      ADR     REVPAR
------------------------------------
2002      56.7%     $ 97.86   $55.50
2003      56.6%     $ 96.39   $54.56
2004      63.4%     $ 95.46   $60.52
2005      60.6%     $101.38   $61.44

(1)  Source: Smith Travel Research

PROPERTY MANAGEMENT. The Indianapolis North Marriott Mortgaged Property is
self-managed by Columbia Sussex Corporation.

FLAG. Marriott engages in the operation and franchising of hotels and related lodging facilities worldwide. The company owns, manages or franchises 2,741 lodging facilities containing approximately 499,000 rooms. Brand names include
Marriott, Courtyard by Marriott, JW Marriott, Renaissance, Residence Inn,
Fairfield Inn, TownePlace Suites, SpringHill Suites, Ritz-Carlton, Ritz-Carlton
Club, Marriott ExecuStay, Marriott Conference Centers, Marriott Executive
Apartments, Horizons by Marriott, Marriott Vacation Club International and Grand
Residences by Marriott. Marriott employs approximately 143,000 people. Marriott is rated BBB+ by S&P, Baa2 by Moody's and BBB by Fitch. As of the fiscal year ended December 31, 2005, Marriott reported revenue of approximately $11.6 billion, net income of $669.0 million and stockholder equity of $3.3 billion.

The franchise license agreement between the Indianapolis North Marriott Borrower and Marriott expires on December 31, 2017. As compensation for the use of the
Marriott brand name and reservation system, the Indianapolis North Marriott
Borrower is required to pay Marriott a franchise fee of 6% and a marketing fee of 1%, both as a percentage of gross room revenues, and an additional fee of 3%
of gross food and beverage sales. The franchise license agreement also requires the Indianapolis North Marriott Borrower to maintain a replacements reserve account of 4% of gross room revenues through 2007 (increasing to 5% thereafter).

LOCKBOX/CASH MANAGEMENT. The Indianapolis North Marriott Mortgage Loan is
structured with a hard lockbox.

RESERVES. At the closing, the Indianapolis North Marriott Borrower deposited
$62,402 into a tax and insurance reserve for the payment of taxes and assessments and insurance premiums related to the Mortgaged Property. On a monthly basis, the Indianapolis North Marriott Borrower is required to deposit
(1) $31,201 into a tax and insurance reserve and (2) $67,853 into a replacement reserve.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

                                      B-75

--------------------------------------------------------------------------------
3645 River Crossing Parkway      COLLATERAL TERM SHEET      BALANCE: $52,725,000
Indianapolis, IN 46240        INDIANAPOLIS NORTH MARRIOTT   DSCR:    1.45x
                                                            LTV:     75.00%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-76

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2006-C7, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.    Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 10, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 10, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)−

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

Desert Passage Senior Participation A-2 Mortgage Loan Amortization Schedule

Period	Date	Ending Balance ($)	Principal ($)
0	11/1/2005	131,883,333.00
1	12/1/2005	131,883,333.00	—
2	1/1/2006	131,883,333.00	—
3	2/1/2006	131,883,333.00	—
4	3/1/2006	131,883,333.00	—
5	4/1/2006	131,883,333.00	—
6	5/1/2006	131,883,333.00	—
7	6/1/2006	131,883,333.00	—
8	7/1/2006	131,883,333.00	—
9	8/1/2006	131,883,333.00	—
10	9/1/2006	131,883,333.00	—
11	10/1/2006	131,883,333.00	—
12	11/1/2006	131,883,333.00	—
13	12/1/2006	131,883,333.00	—
14	1/1/2007	131,883,333.00	—
15	2/1/2007	131,883,333.00	—
16	3/1/2007	131,883,333.00	—
17	4/1/2007	131,883,333.00	—
18	5/1/2007	131,883,333.00	—
19	6/1/2007	131,883,333.00	—
20	7/1/2007	131,883,333.00	—
21	8/1/2007	131,883,333.00	—
22	9/1/2007	131,883,333.00	—
23	10/1/2007	131,883,333.00	—
24	11/1/2007	131,883,333.00	—
25	12/1/2007	131,883,333.00	—
26	1/1/2008	131,883,333.00	—
27	2/1/2008	131,883,333.00	—
28	3/1/2008	131,883,333.00	—
29	4/1/2008	131,883,333.00	—
30	5/1/2008	131,883,333.00	—
31	6/1/2008	131,883,333.00	—
32	7/1/2008	131,883,333.00	—
33	8/1/2008	131,883,333.00	—
34	9/1/2008	131,883,333.00	—
35	10/1/2008	131,883,333.00	—
36	11/1/2008	131,883,333.00	—
37	12/1/2008	131,744,121.93	139,211.07
38	1/1/2009	131,625,081.45	119,040.48
39	2/1/2009	131,505,457.48	119,623.97
40	3/1/2009	131,322,867.54	182,589.94
41	4/1/2009	131,201,762.23	121,105.31
42	5/1/2009	131,059,318.13	142,444.10
43	6/1/2009	130,936,921.00	122,397.13
44	7/1/2009	130,793,220.62	143,700.38
45	8/1/2009	130,669,519.18	123,701.44

Period	Date	Ending Balance ($)	Principal ($)
46	9/1/2009	130,545,211.41	124,307.77
47	10/1/2009	130,399,652.96	145,558.45
48	11/1/2009	130,274,022.41	125,630.55
49	12/1/2009	130,127,177.57	146,844.84
50	1/1/2010	130,000,211.45	126,966.12
51	2/1/2010	129,872,622.99	127,588.46
52	3/1/2010	129,682,804.06	189,818.93
53	4/1/2010	129,553,659.79	129,144.27
54	5/1/2010	129,403,397.91	150,261.88
55	6/1/2010	129,272,884.10	130,513.81
56	7/1/2010	129,121,290.36	151,593.74
57	8/1/2010	128,989,393.76	131,896.60
58	9/1/2010	128,856,850.66	132,543.10
59	10/1/2010	128,703,283.47	153,567.19
60	11/1/2010	128,569,337.96	133,945.51
61	12/1/2010	128,414,406.95	154,931.01
62	1/1/2011	128,279,045.48	135,361.47
63	2/1/2011	128,143,020.52	136,024.96
64	3/1/2011	127,945,544.18	197,476.34
65	4/1/2011	127,807,884.53	137,659.65
66	5/1/2011	127,649,341.56	158,542.97
67	6/1/2011	127,510,230.04	139,111.52
68	7/1/2011	127,350,275.15	159,954.89
69	8/1/2011	127,209,697.72	140,577.43
70	9/1/2011	127,068,431.23	141,266.49
71	10/1/2011	126,906,380.67	162,050.56
72	11/1/2011	126,763,627.44	142,753.23
73	12/1/2011	126,600,131.04	163,496.40
74	1/1/2012	126,455,876.69	144,254.35
75	2/1/2012	126,310,915.26	144,961.43
76	3/1/2012	126,125,299.56	185,615.70
77	4/1/2012	125,978,717.77	146,581.79
78	5/1/2012	125,811,498.15	167,219.62
79	6/1/2012	125,663,378.22	148,119.93
80	7/1/2012	125,494,662.79	168,715.43
81	8/1/2012	125,344,989.86	149,672.93
82	9/1/2012	125,194,583.29	150,406.57
83	10/1/2012	125,023,644.13	170,939.16
84	11/1/2012	124,871,662.44	151,981.69
85	12/1/2012	124,699,191.51	172,470.93
86	1/1/2013	124,545,619.48	153,572.03
87	2/1/2013	124,391,294.70	154,324.78
88	3/1/2013	124,177,208.47	214,086.23
89	4/1/2013	124,021,077.88	156,130.59
90	5/1/2013	123,844,572.20	176,505.68
91	6/1/2013	123,686,811.16	157,761.04
92	7/1/2013	123,508,719.88	178,091.28
93	8/1/2013	123,349,312.61	159,407.27
94	9/1/2013	123,189,123.99	160,188.62

Period	Date	Ending Balance ($)	Principal ($)
95	10/1/2013	123,008,671.94	180,452.05
96	11/1/2013	122,846,813.63	161,858.31
97	12/1/2013	122,664,737.83	182,075.80
98	1/1/2014	122,501,193.69	163,544.14
99	2/1/2014	122,336,847.92	164,345.77
100	3/1/2014	122,113,666.10	223,181.82
101	4/1/2014	121,947,420.82	166,245.28
102	5/1/2014	121,761,078.75	186,342.07
103	6/1/2014	121,593,105.22	167,973.53
104	7/1/2014	121,405,082.45	188,022.77
105	8/1/2014	121,235,363.96	169,718.49
106	9/1/2014	121,064,813.58	170,550.38
107	10/1/2014	120,874,284.86	190,528.72
108	11/1/2014	120,701,964.60	172,320.26
109	12/1/2014	120,509,714.70	192,249.90
110	1/1/2015	120,335,607.46	174,107.24
111	2/1/2015	120,160,646.82	174,960.64
112	3/1/2015	119,927,830.38	232,816.44
113	4/1/2015	119,750,870.97	176,959.41
114	5/1/2015	119,554,109.56	196,761.41
115	6/1/2015	119,375,318.31	178,791.25
116	7/1/2015	119,176,775.47	198,542.84
117	8/1/2015	118,996,134.67	180,640.80
118	9/1/2015	118,814,608.44	181,526.23
119	10/1/2015	118,613,405.87	201,202.57
120	11/1/2015	118,430,003.65	183,402.22

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ANNEX E

Bon-Ton Department Stores Portfolio Loan Amortization Schedule

Period	Date	Ending Balance	Principal ($)
0	5/1/2006	129,828,990.80	—
1	6/1/2006	129,670,401.83	158,588.97
2	7/1/2006	129,487,087.73	183,314.10
3	8/1/2006	129,325,170.12	161,917.61
4	9/1/2006	129,162,386.30	162,783.82
5	10/1/2006	128,976,442.17	185,944.14
6	11/1/2006	128,811,792.77	164,649.39
7	12/1/2006	128,624,033.59	187,759.19
8	1/1/2007	128,457,498.93	166,534.65
9	2/1/2007	128,290,073.38	167,425.56
10	3/1/2007	128,055,335.31	234,738.07
11	4/1/2007	127,885,758.32	169,576.99
12	5/1/2007	127,693,204.97	192,553.35
13	6/1/2007	127,521,690.71	171,514.26
14	7/1/2007	127,327,252.55	194,438.15
15	8/1/2007	127,153,780.57	173,471.98
16	9/1/2007	126,979,380.57	174,400.00
17	10/1/2007	126,782,134.84	197,245.74
18	11/1/2007	126,605,746.66	176,388.17
19	12/1/2007	126,406,566.59	199,180.07
20	1/1/2008	126,228,169.26	178,397.33
21	2/1/2008	126,048,817.56	179,351.70
22	3/1/2008	125,825,002.05	223,815.51
23	4/1/2008	125,643,493.54	181,508.50
24	5/1/2008	125,439,331.81	204,161.74
25	6/1/2008	125,255,760.10	183,571.70
26	7/1/2008	125,049,591.04	206,169.07
27	8/1/2008	124,863,934.36	185,656.68
28	9/1/2008	124,677,284.48	186,649.88
29	10/1/2008	124,468,120.60	209,163.88
30	11/1/2008	124,279,353.25	188,767.35
31	12/1/2008	124,068,129.25	211,224.00
32	1/1/2009	123,877,222.08	190,907.16
33	2/1/2009	123,685,293.64	191,928.45
34	3/1/2009	123,428,305.53	256,988.11
35	4/1/2009	123,233,975.54	194,330.00
36	5/1/2009	123,017,339.52	216,636.01
37	6/1/2009	122,820,811.00	196,528.52
38	7/1/2009	122,602,036.00	218,775.00
39	8/1/2009	122,403,285.75	198,750.25
40	9/1/2009	122,203,472.26	199,813.50
41	10/1/2009	121,981,501.24	221,971.01
42	11/1/2009	121,779,431.35	202,069.90
43	12/1/2009	121,555,265.04	224,166.31
44	1/1/2010	121,350,914.93	204,350.11
45	2/1/2010	121,145,471.61	205,443.31

Period	Date	Ending Balance	Principal ($)
46	3/1/2010	120,876,211.23	269,260.38
47	4/1/2010	120,668,228.41	207,982.81
48	5/1/2010	120,438,309.32	229,919.10
49	6/1/2010	120,227,983.88	210,325.44
50	7/1/2010	119,995,785.60	232,198.28
51	8/1/2010	119,783,092.81	212,692.79
52	9/1/2010	119,569,262.19	213,830.62
53	10/1/2010	119,333,653.66	235,608.54
54	11/1/2010	119,117,418.69	216,234.96
55	12/1/2010	118,879,470.92	237,947.77
56	1/1/2011	118,660,806.24	218,664.68
57	2/1/2011	118,440,971.78	219,834.46
58	3/1/2011	118,158,643.40	282,328.38
59	4/1/2011	117,936,122.55	222,520.86
60	5/1/2011	117,692,059.11	244,063.44
61	6/1/2011	117,467,042.19	225,016.92
62	7/1/2011	117,220,550.28	246,491.91
63	8/1/2011	116,993,010.95	227,539.33
64	9/1/2011	116,764,254.36	228,756.59
65	10/1/2011	116,514,124.06	250,130.30
66	11/1/2011	116,282,805.60	231,318.47
67	12/1/2011	116,030,182.80	252,622.80
68	1/1/2012	115,796,275.42	233,907.38
69	2/1/2012	115,561,116.71	235,158.71
70	3/1/2012	115,284,815.35	276,301.36
71	4/1/2012	115,046,920.51	237,894.84
72	5/1/2012	114,787,899.43	259,021.08
73	6/1/2012	114,547,346.26	240,553.17
74	7/1/2012	114,285,738.85	261,607.42
75	8/1/2012	114,042,499.29	243,239.55
76	9/1/2012	113,797,958.49	244,540.80
77	10/1/2012	113,532,471.44	265,487.06
78	11/1/2012	113,285,202.16	247,269.27
79	12/1/2012	113,017,060.52	268,141.64
80	1/1/2013	112,767,033.98	250,026.54
81	2/1/2013	112,515,669.88	251,364.10
82	3/1/2013	112,204,710.78	310,959.11
83	4/1/2013	111,950,338.45	254,372.33
84	5/1/2013	111,675,286.11	275,052.34
85	6/1/2013	111,418,081.54	257,204.57
86	7/1/2013	111,140,273.66	277,807.88
87	8/1/2013	110,880,206.96	260,066.70
88	9/1/2013	110,618,748.99	261,457.97
89	10/1/2013	110,336,802.90	281,946.09
90	11/1/2013	110,072,437.91	264,364.99
91	12/1/2013	109,787,663.52	284,774.39
92	1/1/2014	109,520,360.83	267,302.69
93	2/1/2014	109,251,628.16	268,732.67
94	3/1/2014	108,924,897.38	326,730.78

Period	Date	Ending Balance	Principal ($)
95	4/1/2014	108,652,979.19	271,918.19
96	5/1/2014	108,360,856.14	292,123.05
97	6/1/2014	108,085,920.53	274,935.62
98	7/1/2014	107,790,861.77	295,058.76
99	8/1/2014	107,512,876.88	277,984.89
100	9/1/2014	107,233,404.87	279,472.01
101	10/1/2014	106,933,932.57	299,472.30
102	11/1/2014	106,651,363.40	282,569.16
103	12/1/2014	106,348,877.83	302,485.58
104	1/1/2015	106,063,178.82	285,699.00
105	2/1/2015	105,775,951.43	287,227.39
106	3/1/2015	105,432,426.38	343,525.05
107	4/1/2015	105,141,824.68	290,601.70
108	5/1/2015	104,831,524.09	310,300.58
109	6/1/2015	104,537,707.77	293,816.32
110	7/1/2015	104,224,279.62	313,428.15
111	8/1/2015	103,927,214.76	297,064.87
112	9/1/2015	103,628,560.70	298,654.06
113	10/1/2015	103,310,425.82	318,134.88
114	11/1/2015	103,008,472.15	301,953.67
115	12/1/2015	102,687,127.02	321,345.13
116	1/1/2016	102,381,838.93	305,288.10
117	2/1/2016	102,074,917.64	306,921.28
118	3/1/2016	101,731,124.41	343,793.23
119	4/1/2016	101,420,722.03	310,402.38

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Deutsche Mortgage & Asset Receiving Corporation,
Depositor

Commercial Mortgage Pass-Through Certificates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 12 in this prospectus under the caption ‘‘Risk Factors’’ and under the caption ‘‘risk factors’’ in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under ‘‘Method of Distribution’’ in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is May 26, 2006

Important Notice About Information In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	12
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	12
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	13
Prepayments May Reduce The Average Life of Your Certificates	13
Prepayments May Reduce the Yield on Your Certificates	15
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
Some Certificates May Not Be Appropriate for ERISA Plans	21
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	21
Certain Federal Tax Considerations Regarding Original Issue Discount	22
Bankruptcy Proceedings Entail Certain Risks	22
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	22
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	23
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	23
THE SPONSOR	23
General	23
GACC’s Securitization Program	24
GACC’s Underwriting Standards	25
Servicing	27
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	27
THE DEPOSITOR	27
DESCRIPTION OF THE TRUST FUNDS	27
General	27
Mortgage Loans	28
MBS	33
Certificate Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39

v

 SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under ‘‘— The Mortgage Assets.’’

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See ‘‘The Depositor.’’ Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — The Trustee.’’

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Special Servicer	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Collection and Other Servicing Procedures.’’

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

•	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See ‘‘Description of the Trust Funds — Mortgage Loans.’’

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See ‘‘Description of the Trust Funds — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements.’’

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See ‘‘Description of the Trust Funds — MBS.’’

Information About The Certificates

The Certificates	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•	are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

•	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates.’’

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See ‘‘Risk Factors — Limited Assets.’’

Distributions of Interest on the Certificates	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and

‘‘— Prepayments May Reduce the Yield on Your Certificates,’’ ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates.’’

Distributions of Principal of the Certificates	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

•	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See ‘‘Description of the Certificates — Distributions of Principal of the Certificates.’’

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy

•	a guarantee,

•	cross-support provisions,

•	a surety bond,

•	a reserve fund,

•	a credit derivative, or

•	a combination of the items described above.

In addition, a trust fund may include:

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘— Cash Flow Agreements’’ and ‘‘Description of Credit Support.’’

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Advances.’’ Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See ‘‘Description of the Certificates — Advances.’’

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’ See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Pooling Agreements — Assignment of Mortgage Loans — Repurchases’’ and

‘‘—Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates.	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

•	‘‘regular-interests’’ and ‘‘residual interests’’ in a trust fund, or a designated portion thereof, treated as ‘‘real estate mortgage investment conduit’’ under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review ‘‘Certain Federal Income Tax Consequences’’ in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See ‘‘Certain ERISA Considerations’’ in this prospectus and ‘‘ERISA Considerations’’ in the related prospectus supplement.

Legal Investment.	Your offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating.	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and in the related prospectus supplement.

 RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading ‘‘Risk Factors’’ in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination.’’

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates.    We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates.    The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading ‘‘Description of the Certificates — Reports to Certificateholders.’’ We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates.    Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•	the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses.    Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series.    A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited.    The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See ‘‘Description of the Certificates — Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See ‘‘Yield and Maturity Considerations.’’

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See ‘‘Description of Credit Support’’ and ‘‘Rating.’’

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance.    Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See ‘‘Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse.    Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure — Anti-Deficiency Legislation.’’

Cross-Collateralization Arrangements May Be Challenged as Unenforceable.    The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default.    Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’ The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower.    Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents.’’

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable.    Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates.    Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘offsite’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses.    Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies.’’

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss.    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See ‘‘Certain ERISA Considerations.’’

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit,’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates.’’ Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Taxation of Regular Certificates.’’

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•	The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

•	Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

•	Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•	You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See ‘‘Description of the Certificates — Termination’’ in this prospectus. See ‘‘Description of the Certificates — Termination.’’

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (‘‘GACC’’), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (‘‘CMBS’’) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General.    GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis.    In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.    In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under ‘‘Description of the Mortgage Pool — Certain Underwriting Matters.’’

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See ‘‘The Depositor’’ in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans,’’ unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•	commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property;

provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, ‘‘Net Operating Income’’ means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The ‘‘Value’’ of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance’’ and ‘‘— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Mortgage Loans With Balloon Payments Have a Greater Risk of Default.’’

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•	may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of such prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance payment (a ‘‘Prepayment Premium’’) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable interest rates (‘‘ARM Loans’’), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will be parties to the MBS Agreement, generally together with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•	the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements,’’ and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the ‘‘Certificate Account’’) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certificate Account.’’

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient’’ and ‘‘Description of Credit Support.’’

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•	other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a ‘‘Cash Flow Agreement’’).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates.’’ The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A ‘‘Due Period’’ will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•	the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, ‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (such Certificates, ‘‘Book-Entry Certificates’’) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The ‘‘Available Distribution Amount’’ for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the date (the ‘‘Determination Date’’) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the ‘‘Percentage Interest’’) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, ‘‘Accrual Certificates’’) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•	equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest,’’ exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates’’ and ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest.’’

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a ‘‘Certificate Balance’’), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the ‘‘Cut-off Date’’), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

Distributions of principal with respect to one or more classes of certificates (each such class, a ‘‘Controlled Amortization Class’’) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a ‘‘Companion Class’’) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See ‘‘Description of Credit Support.’’

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a ‘‘Distribution Date Statement’’) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)    the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)    the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)    the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)    if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)    information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)    the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)    if such class of offered certificates has a floating, variable or adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘— Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the ‘‘Voting Rights’’) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment.’’ The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See ‘‘Description of the Pooling Agreements — Events of Default,’’ ‘‘— Rights Upon Event of Default’’ and ‘‘— Resignation and Removal of the Trustee.’’

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (‘‘DTC’’) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘DTC Participants’’) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a ‘‘Financial Intermediary’’) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a ‘‘Certificate Owner’’) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only ‘‘certificateholder’’ (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•	the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘Certificateholders’’ under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under ‘‘The Depositor.’’

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•	an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the ‘‘Purchase Price’’). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the ‘‘Warranting Party’’) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses.’’

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (‘‘Insurance Proceeds’’ and ‘‘Condemnation Proceeds,’’ respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, ‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)    any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)    any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)    any amounts paid under any Cash Flow Agreement;

(7)    all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under ‘‘— Assignment of mortgage loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans,’’ and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination; Retirement of Certificates’’;

(8)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘— Hazard Insurance Policies’’;

(10)    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)    any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)    to make distributions to the certificateholders on each distribution date;

(2)    to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)    to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)    if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’;

(6)    to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘— Certain Matters Regarding the Trustee’’;

(7)    if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)    to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(12)    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)    to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•	that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘Certain Legal Aspects of mortgage loans — Due-on-Sale and Due-on-Encumbrance.’’

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•	the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

•	a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

‘‘Events of Default’’ under the related Pooling Agreement generally will include, without limitation,

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘— Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•	to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

•	if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of Residual certificates to Certain Organizations’’ herein),

•	to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

•	reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•	the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See ‘‘Risk Factors — Credit Support Limitations.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the ‘‘Letter of Credit Bank’’). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See ‘‘Description of the Trust Funds — Mortgage Loans.’’ If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (‘‘UCC’’); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘— Bankruptcy Laws.’’

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.’’) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator, ‘‘ however, is a person ‘‘who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.’’ This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often.    It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.’’

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•	where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a ‘‘REMIC’’) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a ‘‘REMIC Pool.’’ For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of ‘‘Residual Certificates’’ in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.’’

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See ‘‘Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•	the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a ‘‘defective obligation’’ within a two-year period thereafter.

A ‘‘defective obligation’’ includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is ‘‘defective’’ as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the ‘‘Service’’).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘1986 Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount (a so-called ‘‘super-premium’’ class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) relating to the Regular

Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘Original Issue Discount’’ with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•	in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•	‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•	the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘Limitations on Offset or Exemption of REMIC Income’’ The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•	in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•	ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See ‘‘Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described therein, and ‘‘— Premium.’’

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Deferred Interest.’’

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under ‘‘Taxation of Regular Certificates — Market Discount.’’

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under ‘‘Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See ‘‘Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•	‘‘Disqualified Organization’’ means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•	‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•	an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•	the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under ‘‘— Foreign Investors’’) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under ‘‘— Disqualified Organizations.’’ The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•	the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•	transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading ‘‘Disqualified Organizations.’’ The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer: Either

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b)    (i)    the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a ‘‘U.S. Person’’ (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under ‘‘Taxation of Residual Certificates — Basis and Losses’’) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•	the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,‘‘ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

These limitations will be phased out over the period 2006–2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘Regular Certificates’’ above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•	the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’ If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential.’’ Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see ‘‘Limitations on Deduction of Certain Expenses’’ above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under ‘‘Status of REMIC Certificates.’’

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as ‘‘Stripped Certificates,’’ as described below, as a REMIC (Certificates of such a series hereinafter referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a ‘‘Standard Certificateholder’’) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under ‘‘Recharacterization of Servicing Fees.’’ Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006 — 2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described below under ‘‘Stripped Certificates’’ and ‘‘Recharacterization of Servicing Fees,’’ respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.    A Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of

Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.    A Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.    A Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation . . . which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium.’’

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed below under ‘‘— Stripped Certificates,’’ each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

•	if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard

Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

•	the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see ‘‘Standard Certificates — Recharacterization of Servicing Fees’’ above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under ‘‘Standard Certificates — Recharacterization of Servicing Fees.’’ Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under ‘‘Standard Certificates — General,’’ subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•	the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i); and

•	unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under ‘‘Taxation of Stripped Certificates — Possible Alternative Characterizations,’’ the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount.    Except as described above under ‘‘General,’’ each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described above under ‘‘Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates.’’ However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under ‘‘General,’’ the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates.’’ It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

•	one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Backup Withholding.’’

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a ‘‘trust’’ under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account;

•	a nominee; and

•	a broker holding an interest for a customer in ‘‘street name.’’

These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates.’’

Reportable Transactions

Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for ‘‘reportable transactions.’’ Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (‘‘ERISA Plans’’) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, ‘‘Tax Favored Plans’’).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, ‘‘Plans’’) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (‘‘Similar Law’’). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’ within the meaning of ERISA and ‘‘disqualified persons’’ within the meaning of the Code; collectively, ‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (‘‘DOL’’) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the ‘‘Plan Asset Regulations’’) defines the term ‘‘Plan Assets’’ for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant,’’ both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•	has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate,’’ the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58

and Prohibited Transaction Exemption 2002-41 (the ‘‘Exemption’’), to Deutsche Bank Securities, Inc. (‘‘DBSI’’) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section ‘‘Certain ERISA Considerations,’’ the term ‘‘Underwriter’’ shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (collectively, the ‘‘Exemption Rating Agencies’’);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the ‘‘Restricted Group’’ consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a ‘‘sponsor’’ within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (‘‘ERISA Restricted Certificates’’) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an ‘‘insurance company general account’’ (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•	there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any ‘‘affiliate’’ thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a ‘‘certificate’’ for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a ‘‘Tax Exempt Investor’’) nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ (‘‘UBTI’’) within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of certificates that qualify as ‘‘mortgage related securities’’ will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities, ‘‘ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities, ‘‘ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities, ‘‘ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.    By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.    By placements by the depositor with institutional investors through dealers; and

3.    By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1986 Act	90
1998 Policy Statement	124
Accrual Certificates	44
Accrued Certificate Interest	44
Act	82
ADA	85
affiliate	122
ARM Loans	33
Available Distribution Amount	43
Bankruptcy Code	79
Book-Entry Certificates	43
Cash Flow Agreement	36
CERCLA	82
Certificate Account	35
Certificate Balance	45
Certificate Owner	50
CMBS	24
Code	87
Companion Class	46
Controlled Amortization Class	46
CPR	40
Credit Support	35, 71
Cut-off Date	45
DBBM	24
DBMC	24
DBSI	120
Debt Service Coverage Ratio	30
Definitive Certificates	43
Determination Date	37, 43
Disqualified Organization	101
Distribution Date Statement	47
DOL	118
DTC	50
DTC Participants	50
Due Period	37
due-on-sale	77
electing large partnership	101
Equity Participation	32
ERISA	118
ERISA Plans	118
ERISA Restricted Certificates	121
Events of Default	66
Excess Funds	42
excess servicing	112
Exemption	120
Exemption Rating Agencies	120
FAMC	33
FHLMC	33
Financial Intermediary	50
FNMA	33
GACC	23
Garn Act	84
GNMA	33
Insurance Proceeds	58
IRS	61
Letter of Credit Bank	72
Liquidation Proceeds	58
Loan-to-Value Ratio	30
Lock-out Date	32
Lock-out Period	32
MBS	27
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
NCUA	124
Net Leases	30
Net Operating Income	30
Nonrecoverable Advance	47
Non-SMMEA Certificates	123
Non-U.S. Person	108
OCC	123
OID Regulations	90
OTS	124
Parties in Interest	118
Pass-Through Entity	101
Percentage Interest	43
Permitted Investments	57
Plan Asset Regulations	118
Plan Assets	118
Plans	118
Pooling Agreement	52
Prepayment Assumption	91
Prepayment Interest Shortfall	38
Prepayment Premium	32
Purchase Price	54
Record Date	43
Regular Certificateholder	90
Regular Certificates	87
Related Proceeds	47
Relief Act	85
REMIC	87
REMIC Certificates	87
REMIC Pool.	87
REMIC Regulations	87
REO Property	55

Page
Residual Certificateholders	97
Service	89
Similar Law	118
SMMEA	123
SPA	40
Standard Certificateholder	110
Standard Certificates	110
Stripped Certificateholder	115
Stripped Certificates,	110
Tax Exempt Investor	122
Tax Favored Plans	118
Title V	84
Treasury	87
UBTI	122
UCC	75
Underwriter	120
U.S. Person	104
Value	31
Voting Rights	49
Warranting Party	54

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This diskette relates to the prospectus supplement in regard to the COMM 2006-C7, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

‘‘Annex A COMM 2006-C7.xls’’ is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,223,976,000 (Approximate)

Deutsche Bank Securities

Banc of America Securities LLC

JPMorgan

Lehman Brothers

Merrill Lynch & Co.

COMM 2006-C7

Commercial Mortgage
Pass-Through Certificates

PROSPECTUS SUPPLEMENT

May 26, 2006